                            SCHEDULE 14A INFORMATION


                          Proxy Statement Pursuant to

              Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 2)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section240.a-11(c) or Section240.a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
         a-6(e)(2))

                      ROCKEFELLER CENTER PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter
                       and Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party of the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Common Stock, par value $.01 per share
     2) Aggregate number of securities to which transaction applies: 38,260,704 (outstanding shares of Common Stock on December 13, 1995, not including shares of Common Stock held by Rockefeller Center Properties, Inc. or any of its subsidiaries as treasury shares or owned by RCPI Holdings Inc. or any of its subsidiaries)
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        $8.00 per unit
     4) Proposed maximum aggregate value of transaction:
        $306,085,632
     5) Total fee paid: $61,218
     Fee of $61,218 paid by wire transfer on December 14, 1995 to the designated lockbox depositary maintained by the Commission at Mellon Bank.
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                                     [LOGO]

February   , 1996


Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders of Rockefeller Center Properties, Inc. ("RCPI") to be held on March 25, 1996 in the Auditorium at The Equitable Center, 787 Seventh Avenue, New York City, commencing at 9:30 a.m., Eastern Standard Time. Your Board of Directors and RCPI management hope that you will be able to attend the Special Meeting in person.



    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 7, 1995 (as amended, the "Merger Agreement") entered into by RCPI with Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop, L.L.C., David Rockefeller, Exor Group S.A., Troutlet Investments Corporation (collectively, the "Investors"), RCPI Holdings Inc. ("Holdings") and RCPI Merger Inc. As more fully described in the attached Proxy Statement, for certain purposes, Whitehall may be deemed to control, and therefore may be deemed to be an affiliate of, RCPI. As a result of its investment in RCPI, Whitehall may have interests that conflict with those of the stockholders of RCPI.



    To effect the transactions contemplated by the Merger Agreement, the Investors have organized Holdings and own all of its outstanding capital stock. Upon the terms and subject to the conditions of the Merger Agreement, Holdings will be merged into RCPI (the "Merger") and will cease to exist. RCPI will be the surviving corporation in the Merger, thus becoming wholly owned by the Investors and their designees. If the Merger is consummated, each share, par value $0.01 per share, of common stock of RCPI (a "Share") outstanding immediately prior to the Merger, except for certain "Excluded Shares" described in the accompanying Proxy Statement, will be canceled and automatically converted into the right to receive $8.00 per Share net to the holder in cash (the "Merger Consideration"), without interest.


    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF RCPI AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    The affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon is required to approve and adopt the Merger Agreement.

    YOUR VOTE IS IMPORTANT. Regardless of the number of Shares you own or whether you plan to attend, it is important that your Shares be represented and voted at the Special Meeting. You are requested to complete, sign, date and return the enclosed white proxy card as soon as possible in the enclosed, postage-paid return envelope. If you attend the Special Meeting, you may revoke your proxy and vote your Shares in person, even if you have previously returned a proxy.

    PLEASE DO NOT SEND US YOUR STOCK CERTIFICATES AT THIS TIME. If the Merger is consummated, you will be advised of the procedure for surrendering your certificates in exchange for the Merger Consideration.


    Simultaneously with the execution and delivery of the Merger Agreement, RCPI entered into a separate agreement with Whitehall and Goldman, Sachs & Co., an affiliate of Whitehall, pursuant to which the parties have agreed that if RCPI's stockholders do not approve the Merger Agreement at the Special Meeting, RCPI will have the right to elect, within 30 days after the date of the Special Meeting, to make a $200 million publicly registered rights offering at a price set by the Board of Directors, but not less than $6.00 per Share. The purpose of the agreement is to provide RCPI with a pre-negotiated potential means to raise the funds it would require to be able to acquire the Rockefeller Center property and to service its obligations if the RCPI stockholders do not follow the unanimous recommendation of the Board of Directors that they approve the Merger Agreement. No decision has been made by the RCPI Board as to whether this option would be exercised if the RCPI stockholders do not approve the Merger Agreement; such a decision will be made in the light of the circumstances obtaining at the time of any such failure to approve the Merger Agreement, including any alternatives that may then be available to RCPI. Any election by RCPI to proceed with a rights offering would not require prior approval of the RCPI stockholders. The terms of the rights offering agreement are fully described in the attached Proxy Statement and a copy is attached thereto as Annex B.


    If you have any questions about the matters discussed in the Proxy Statement, please call RCPI at (800) 555-6444 or (212) 698-1440. Thank you for your cooperation and continued support.

Sincerely,

Dr. Peter D. Linneman                          Richard M. Scarlata
CHAIRMAN OF THE BOARD                          PRESIDENT & CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
Rockefeller Center Properties, Inc.


    A Special Meeting of Stockholders of Rockefeller Center Properties, Inc. ("RCPI") will be held in the Auditorium at The Equitable Center, 787 Seventh Avenue, New York City, on March 25, 1996 at 9:30 a.m., Eastern Standard Time, for the following purposes:



        1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 7, 1995 (as amended on February , 1996 and as it may be further amended from time to time, the "Merger Agreement") entered into by RCPI with Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop, L.L.C., David Rockefeller, Exor Group S.A., Troutlet Investments Corporation (collectively, the "Investors"), RCPI Holdings Inc. ("Holdings") and RCPI Merger Inc.



        To effect the transactions contemplated by the Merger Agreement, the Investors have organized Holdings and own all of its outstanding capital stock. Upon the terms and subject to the conditions of the Merger Agreement, Holdings will be merged into RCPI (the "Merger") and will cease to exist. RCPI will be the surviving corporation in the Merger, thus becoming wholly owned by the Investors and their designees. If the Merger is consummated, each share, par value $0.01 per share, of common stock of RCPI (a "Share") outstanding immediately prior to the Merger, except for the Excluded Shares referred to below, will be canceled and automatically converted into the right to receive $8.00 per Share net to the holder in cash (the "Merger Consideration"), without interest. "Excluded Shares" means (i) Shares held by RCPI or any of its subsidiaries as treasury shares, if any, (ii) Shares held by Holdings or any of its subsidiaries, if any, and (iii) Shares held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded in writing appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL").


        2. To transact such other business as may properly come before the Special Meeting, including any and all adjournments and postponements thereof.


    The terms of the Merger Agreement are described in the accompanying Proxy Statement and a conformed copy of the original Merger Agreement and Amendment No. 1 thereto is included with the Proxy Statement as Annex A.


    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF RCPI AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    Stockholders who do not wish to accept the Merger Consideration and who comply with the requirements of Section 262 of the DGCL have the right to seek an appraisal by the Delaware Court of Chancery of the fair value of their Shares. For a description of the rights of the stockholders of RCPI pursuant to
Section 262 of the DGCL and a description of the procedures to be followed in order to obtain such an appraisal, see "Rights of Dissenting Stockholders" in the accompanying Proxy Statement. A copy of the text of Section 262 of the DGCL appears as Annex D thereto.

    The affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon is required to approve and adopt the Merger Agreement.


    The Board of Directors has set the close of business on February 8, 1996 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. Only stockholders of record at the close of business on such date are entitled to vote at the Special Meeting or any postponement or adjournment thereof. A list of the stockholders of record entitled to vote at the Special Meeting will be available for inspection by any stockholder of RCPI for any purpose germane to the Special Meeting during normal business hours for a period of ten business days prior to the date of the Special Meeting at the offices of RCPI, 1270 Avenue of the Americas, New York, New York 10020.

    The Board of Directors hopes that as many stockholders as possible will personally attend the Special Meeting. If you plan to attend, please advise RCPI by checking the box provided on the enclosed proxy card and returning it to RCPI or otherwise providing written notice to the Secretary of RCPI of your intention to attend. Upon receipt of your proxy with the box checked or other written notice of your intention to attend, we will send you an admission card.


    Simultaneously with the execution and delivery of the Merger Agreement, RCPI entered into a separate agreement with Whitehall and Goldman, Sachs & Co., an affiliate of Whitehall, pursuant to which the parties have agreed that if RCPI's stockholders do not approve the Merger Agreement at the Special Meeting, RCPI will have the right to elect, within 30 days after the date of the Special Meeting, to make a $200 million publicly registered rights offering at a price set by the Board of Directors, but not less than $6.00 per Share. The purpose of the agreement is to provide RCPI with a pre-negotiated potential means to raise the funds it would require to be able to acquire the Rockefeller Center property and to service its obligations if the RCPI stockholders do not follow the unanimous recommendation of the Board of Directors that they approve the Merger Agreement. No decision has been made by the Board of Directors as to whether this option would be exercised if the RCPI stockholders do not approve the Merger Agreement; such a decision will be made in the light of the circumstances obtaining at the time of any such failure to approve the Merger Agreement, including any alternatives that may then be available to RCPI. Any election by RCPI to proceed with a rights offering would not require prior approval of the RCPI Stockholders. The terms of the rights offering agreement are fully described in the attached Proxy Statement and a copy is attached thereto as Annex B.


    YOUR VOTE IS IMPORTANT. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE-PAID RETURN ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

                                          By Order of the Board of Directors,
                                          STEPHANIE LEGGETT YOUNG
                                          VICE PRESIDENT & SECRETARY


New York, New York
February   , 1996

                                PRELIMINARY COPY

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1996

                            ------------------------

                      ROCKEFELLER CENTER PROPERTIES, INC.
                          1270 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON MARCH 25, 1996

                            ------------------------


    This Proxy Statement is being furnished to the stockholders of Rockefeller Center Properties, Inc., a Delaware corporation ("RCPI"), in connection with the solicitation of proxies by the Board of Directors of RCPI (the "Board") from holders of outstanding shares of common stock, par value $.01 per share, of RCPI (the "Shares"), for use at the Special Meeting of Stockholders of RCPI to be held in the Auditorium at The Equitable Center, 787 Seventh Avenue, New York City, at 9:30 a.m., Eastern Standard Time, on March 25, 1996 (including any postponements or adjournments thereof, the "Special Meeting"). This Proxy Statement and the enclosed Notice of Special Meeting of Stockholders and form of
proxy are first being sent to stockholders of RCPI on February   , 1996.



    At the Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 7, 1995 (as amended on February , 1996 and as it may be further amended from time to time, the "Merger Agreement") entered into by RCPI with Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop, L.L.C., David Rockefeller, Exor Group S.A., Troutlet Investments Corporation (collectively, the "Investors"), RCPI Holdings Inc. ("Holdings") and RCPI Merger Inc. As more fully described herein, for certain purposes, Whitehall may be deemed to control, and therefore may be deemed to be an affiliate of, RCPI. None of the Investors owns any Shares and therefore no Investor will cast any votes at the Special Meeting.



    To effect the transactions contemplated by the Merger Agreement, the Investors have organized Holdings and own all of its outstanding capital stock. Upon the terms and subject to the conditions of the Merger Agreement, Holdings will be merged into RCPI (the "Merger") and will cease to exist. RCPI will be the surviving corporation in the Merger, thus becoming wholly owned by the Investors and their designees. If the Merger is consummated, each Share outstanding immediately prior to the Merger, except for the Excluded Shares referred to herein, will be canceled and automatically converted into the right to receive $8.00 per Share net to the holder in cash (the "Merger Consideration"), without interest.



    On May 11, 1995, the owners of the Rockefeller Center property filed voluntary petitions under Chapter 11 of the Bankruptcy Code. Under the Borrower's Chapter 11 plan of reorganization, RCPI is expected to take title to the Rockefeller Center property immediately following consummation of the Merger. See "Special Factors -- Borrower's Chapter 11 Case".



    As a result of the Merger, RCPI's stockholders will not have an opportunity to continue their equity interest in RCPI as an ongoing corporation and, therefore, will not share in the future earnings and potential growth of RCPI or the Rockefeller Center property, if any.



    The consummation of the Merger is subject to approval by the holders of a majority of the outstanding Shares and to certain other conditions, all as more fully described in this Proxy Statement. As further described herein, Whitehall owns stock appreciation rights and currently exercisable warrants issued by RCPI. See "The Merger -- The Merger Agreement -- Conditions to the Merger".


    The Board has unanimously approved the Merger Agreement, has determined that the Merger Agreement is fair to and in the best interests of RCPI and its stockholders and recommends that you vote FOR approval and adoption of the Merger Agreement.


    Simultaneously with the execution and delivery of the Merger Agreement, RCPI entered into a separate agreement with Whitehall and Goldman, Sachs & Co., an affiliate of Whitehall, pursuant to which the parties have agreed that if RCPI's stockholders do not approve the Merger Agreement at the Special Meeting, RCPI will have the right to elect, within 30 days after the date of the Special Meeting, to make a $200 million publicly registered rights offering at a price set by the Board, but not less than $6.00 per Share. The purpose of the agreement is to provide RCPI with a pre-negotiated potential means to raise the funds it would require to be able to acquire the Rockefeller Center property and to service its obligations if the RCPI stockholders do not follow the unanimous recommendation of the Board that they approve the Merger Agreement. No decision has been made by the Board as to whether this option would be exercised if the RCPI stockholders do not approve the Merger Agreement; such a decision will be made in the light of the circumstances obtaining at the time of any such failure to approve the Merger Agreement, including any alternatives that may then be available to RCPI. Any election by RCPI to proceed with a rights offering would not require prior approval of the RCPI stockholders. The terms of the rights offering agreement are fully described herein and a copy is attached hereto as Annex B.

                            ------------------------
THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR
       MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF
           THE   INFORMATION  CONTAINED  IN   THIS  DOCUMENT.  ANY
                     REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------


             THE DATE OF THIS PROXY STATEMENT IS FEBRUARY   , 1996

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
SUMMARY...................................................................................................          1
  The Special Meeting.....................................................................................          1
  Required Vote; Quorum; Record Date......................................................................          1
  The Parties.............................................................................................          2
  The Merger..............................................................................................          4
  Effective Time of the Merger............................................................................          4
  Exchange of Shares......................................................................................          4
  Background of the Merger................................................................................          4
  Recommendation of the Board; Fairness of the Merger.....................................................          4
  Interest of Certain Persons in the Merger...............................................................          5
  Opinion of PaineWebber..................................................................................          5
  Certain Effects of the Merger...........................................................................          6
  Conditions to the Merger................................................................................          6
  GSMC Loans..............................................................................................          7
  Borrower's Chapter 11 Case..............................................................................          7
  Accounting Treatment....................................................................................          7
  Certain United States Federal Income Tax Consequences of the Merger.....................................          8
  Termination; Fees and Expenses..........................................................................          8
  Source and Amount of Funds..............................................................................          8
  Rights of Dissenting Stockholders.......................................................................          8
  Rights Offering Agreement...............................................................................          9
  Market Prices and Dividends on RCPI Common Stock........................................................         10
  Summary Financial Data of RCPI..........................................................................         12
  Summary Financial Data of the Property..................................................................         14
INTRODUCTION..............................................................................................         17
  General.................................................................................................         17
  The Special Meeting.....................................................................................         17
  Voting Rights and Proxy Information.....................................................................         17
  Solicitation of Proxies.................................................................................         19
THE PARTIES...............................................................................................         19
  RCPI....................................................................................................         19
  Investors...............................................................................................         20
  Holdings................................................................................................         22
SPECIAL FACTORS...........................................................................................         22
  Background of the Merger................................................................................         22
  Recommendation of the Board.............................................................................         47
  Fairness of the Merger..................................................................................         47
  Interest of Certain Persons in the Merger...............................................................         50
  Vote of Directors and Officers of RCPI..................................................................         51
  Opinion of PaineWebber..................................................................................         51
  Douglas Elliman 1994 Appraisal; The Weitzman Group Concurrence Report...................................         56
  Purpose and Structure of the Transaction................................................................         58
  Reasons for the Transaction.............................................................................         58
  Plans for RCPI After the Merger.........................................................................         58
  Certain Effects of the Merger...........................................................................         59
  Borrower's Chapter 11 Case..............................................................................         59
  Accounting Treatment....................................................................................         61
  Regulatory Approvals....................................................................................         61
  Certain Litigation......................................................................................         61
  Fees and Expenses.......................................................................................         63

                                                                                                              PAGE
                                                                                                            ---------
THE MERGER................................................................................................         64
  General.................................................................................................         64
  The Merger Agreement....................................................................................         64
  Source and Amount of Funds..............................................................................         70
  The Rights Offering Agreement...........................................................................         71
RIGHTS OF DISSENTING STOCKHOLDERS.........................................................................         74
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.......................................         77
CERTAIN FINANCIAL PROJECTIONS.............................................................................         78
BUSINESS OF RCPI..........................................................................................         82
MARKET PRICES AND DIVIDENDS ON RCPI COMMON STOCK..........................................................         83
SELECTED FINANCIAL DATA OF RCPI...........................................................................         84
SELECTED FINANCIAL DATA OF THE PROPERTY...................................................................         86
OWNERSHIP OF COMMON STOCK.................................................................................         89
  Security Ownership of Management........................................................................         89
  Security Ownership of Certain Beneficial Owners.........................................................         90
TRANSACTIONS BY CERTAIN PERSONS IN SHARES.................................................................         92
REVOCATION OF PROXIES.....................................................................................         92
INDEPENDENT AUDITORS......................................................................................         92
STOCKHOLDER PROPOSALS.....................................................................................         92
DOCUMENTS INCORPORATED BY REFERENCE.......................................................................         93
AVAILABLE INFORMATION.....................................................................................         94
ANNEX A -- Agreement and Plan of Merger; Amendment No. 1 to the Agreement and Plan of Merger
ANNEX B -- Rights Offering Agreement
ANNEX C -- Opinion of PaineWebber Incorporated
ANNEX D -- Section 262 of the General Corporation Law of the State of Delaware
SCHEDULE I -- Directors and Executive Officers of RCPI
SCHEDULE II -- Directors and Executive Officers of WH Advisors, Inc.
SCHEDULE III -- General Partners of GS Group
SCHEDULE   IV   --   Directors   and   Executive  Officers   of   each   Corporate   General   Partner  of
                   GS Group


                            ------------------------
THE MATERIAL ASPECTS OF THE MERGER AND THE MERGER AGREEMENT ARE SUMMARIZED  IN
  THIS  PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS
    QUALIFIED IN ITS ENTIRETY  BY REFERENCE TO  THE ANNEXES AND  SCHEDULES
      ATTACHED  TO THIS  PROXY STATEMENT,  EACH OF  WHICH IS INCORPORATED
       HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THIS PROXY
           STATEMENT  AND  THE  ANNEXES   AND    SCHEDULES   HERETO
                        CAREFULLY AND IN THEIR ENTIRETY.

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS PROXY STATEMENT AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE ANNEXES AND SCHEDULES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES AND SCHEDULES.

THE SPECIAL MEETING


    DATE, TIME AND PLACE. A Special Meeting of stockholders of Rockefeller Center Properties, Inc. ("RCPI") will be held on March 25, 1996 at 9:30 a.m., Eastern Standard Time, in the Auditorium at The Equitable Center, 787 Seventh Avenue in New York City (including any adjournments and postponements thereof, the "Special Meeting").



    PURPOSE OF THE SPECIAL MEETING. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 7, 1995 (as amended on February , 1996 and as it may be further amended from time to time, the "Merger Agreement") among RCPI, Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop, L.L.C. ("Rockprop"), David Rockefeller, Exor Group S.A. ("Exor"), Troutlet Investments Corporation ("Troutlet" and, together with Whitehall, Rockprop, Mr. Rockefeller and Exor, the "Investors"), RCPI Holdings Inc. ("Holdings") and RCPI Merger Inc. RCPI's stockholders will also consider any other business that may properly come before the Special Meeting. See "Introduction -- The Special Meeting".


REQUIRED VOTE; QUORUM; RECORD DATE


    RCPI's By-laws require the affirmative vote of the holders of at least 62.5% of the outstanding shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of RCPI entitled to vote to approve and adopt the Merger Agreement, unless the holders of at least 62.5% of the outstanding warrants (the "Warrants") and stock appreciation rights (the "SARs") of RCPI consent to the approval and adoption of the Merger Agreement. Whitehall, the holder of more than 97% of the Warrants and SARs, has consented to the approval and adoption of the Merger Agreement; accordingly, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon is required to approve and adopt the Merger Agreement. Because Whitehall does not own any Shares and neither the Warrants nor the SARs carry any right to vote with the stockholders of RCPI, Whitehall will not cast any votes at the Special Meeting. As a result, the approval of a majority of unaffiliated stockholders is required to approve the Merger Agreement. In addition, none of the other Investors owns any Shares and no Investor will cast any votes at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. See "Introduction -- Voting Rights and Proxy Information".



    The close of business on February 8, 1996 (the "Record Date") has been fixed as the record date for determining holders of Shares entitled to vote at the Special Meeting. Only holders of Shares on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, RCPI had 38,260,704 Shares outstanding, all of which are entitled to notice of and to vote at the Special Meeting. At the Record Date, there were 9,867 stockholders of record. See "Introduction -- Voting Rights and Proxy Information".



    A stockholder may revoke his or her proxy at any time prior to its exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), by giving notice of revocation of his or her proxy at the Special Meeting or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Special Meeting and bearing a later date to the Secretary of RCPI at 1270 Avenue of the Americas, New York, New York 10020. Unless revoked in the manner set forth above, proxies in the form enclosed will be voted at the Special Meeting in accordance with the stockholder's instructions. It is not expected that any matter other than the approval and adoption of the Merger

Agreement will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against approval and adoption of the Merger Agreement will be voted against a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies.


THE PARTIES

    RCPI


    RCPI was formed in 1985 to permit public investment in two convertible participating mortgages on the 12 original landmarked buildings in Rockefeller Center (the "Property"). RCPI's principal assets are two convertible, participating mortgage notes, in an aggregate amount of $1.3 billion (collectively, the "Mortgage Note"), issued by two partnerships, Rockefeller Center Properties ("RCP") and RCP Associates ("RCPA" and, together with RCP, the "Borrower"), that together own most of the land and buildings known as Rockefeller Center in Midtown Manhattan in New York City. Rockefeller Center is one of the best-known business and entertainment complexes in the world. Occupying most of three blocks, the Property includes 12 landmarked buildings, all but one of which were completed between 1932 and 1940, having approximately
6.2 million square feet of rentable office, retail, storage and studio space. Rockefeller Center contains a wide range of amenities, including the Channel Gardens landscaped promenade, the lower plaza used as an ice skating rink during colder weather and at other times for outdoor dining, a six-story 725-car parking garage and extensive off-street truck delivery areas, an underground retail and pedestrian concourse connecting all of the buildings and providing direct access to a subway station, roof gardens and Radio City Music Hall. Retail space within Rockefeller Center includes approximately 200 shops and 35 restaurants.



    On May 11, 1995, RCP and RCPA filed voluntary petitions under Chapter 11 of the Bankruptcy Code. Under the Borrower's Chapter 11 plan of reorganization, RCPI or its designee is expected to take title to the Property immediately following consummation of the Merger. See "Special Factors -- Borrower's Chapter 11 Case".


    RCPI was incorporated in Delaware and qualifies and has elected to be treated as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). See "The Parties -- RCPI".

    INVESTORS


    The Investors consist of Whitehall, Rockprop, Mr. Rockefeller, Exor and Troutlet. See "The Parties -- Investors". None of the Investors owns any Shares and therefore no investor will cast any votes at the Special Meeting. Whitehall and two other investment funds that may be deemed to be controlled by The
Goldman Sachs Group, L.P. own SARs and Warrants representing a 19.9% fully diluted equity interest in RCPI. However, neither the Warrants nor the SARs carry any right to vote with the stockholders of RCPI. In addition, for so long as the Restated Certificate of Incorporation of RCPI restricts any person from beneficially owning more than 9.8% of the outstanding Shares, the SARs may not be converted into Warrants if such a conversion were to violate the 9.8% limit. See "The Parties -- RCPI".


    WHITEHALL. Whitehall is a Delaware limited partnership that engages in the business of investing in debt and equity interests in real estate assets and businesses. WH Advisors, L.P. V, a Delaware limited partnership ("WH Advisors, L.P."), acts as the sole general partner of Whitehall, and WH Advisors, Inc. V, a Delaware corporation ("WH Advisors, Inc."), acts as the sole general partner of WH Advisors, L.P. Neither WH Advisors, L.P. nor WH Advisors, Inc. engages in any business other than in connection with its role as a general partner. The Goldman Sachs Group, L.P., a Delaware limited partnership ("GS Group"), is the direct beneficial owner of all of the capital stock of WH Advisors, Inc. GS Group is controlled by its general partners as a group, who have delegated to its Management Committee the power to act on their behalf with respect to the management of GS Group. GS Group's principal asset is a 99% partnership interest in Goldman, Sachs & Co., a New York limited partnership ("Goldman Sachs"), an investment banking firm and member of the New York Stock Exchange (the

"NYSE") and other national securities exchanges. GS Group and Whitehall may be deemed to control, and therefore be affiliates of, RCPI for purposes of Rule 13e-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, GS Group and Whitehall have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger. See "Available Information".


    ROCKPROP. Rockprop is a Delaware limited liability company whose members are Tishman Speyer Crown Equities, a Delaware general partnership ("TSCE"), TSE Limited Partnership, an Illinois limited partnership ("TSELP"), and Rockprop Associates Limited Partnership, a Delaware limited partnership ("Rockprop L.P."). Rockprop's principal business is to serve as the holding company for the investment by TSCE, TSELP and Rockprop L.P. in connection with the Merger Agreement. Jerry I. Speyer is a general partner of Rockprop L.P. and of one of the general partners of TSCE. Mr. Speyer is also president and sole shareholder of the general partner of Tishman Speyer Properties, L.P. ("Tishman Speyer"), a leading property management company.


    DAVID ROCKEFELLER. Mr. Rockefeller is an individual who is a resident of the State of New York and who is the former chairman of The Chase Manhattan Bank. Mr. Rockefeller was a director of Rockefeller Group, Inc. ("RGI"), and its predecessors, from November 5, 1951, and Chairman of the Board of Directors of RGI from March 21, 1982, in each case until October 2, 1995. RGI and a subsidiary of RGI own the Borrower. Mr. Rockefeller was Chairman of the Board and Chief Executive Officer of RCPI from July 19, 1985 until June 2, 1992 and a director of RCPI until April 26, 1993. As permitted by the terms of the Merger Agreement, Mr. Rockefeller intends, prior to the consummation of the Merger, to assign his rights and obligations under the Merger Agreement to one of his controlled affiliates.



    EXOR. Exor is a corporation organized under the laws of Luxembourg. The present principal business activity of Exor is to invest and hold participations in selected industries through substantial direct or indirect equity participations in companies that have a leading position in their respective industries. For purposes of the Exchange Act, Exor is deemed to be controlled by Istituto Finanziario Industriale S.p.A., a corporation organized under the laws of Italy ("IFI"). The present principal business activity of IFI is as a holding company providing financial and organizational assistance to the companies in which it has a direct or indirect controlling interest. Such companies include Exor and a wide variety of companies involved in diverse areas of business. For purposes of the Exchange Act, IFI is deemed to be controlled by Giovanni Agnelli e C. S.a.a., an Italian limited partnership represented by shares ("GA"). The present principal business activity of GA is to ensure the cohesion and continuity of the management of its controlling interest in IFI. For purposes of the Exchange Act, GA is deemed to be controlled by its General Partners, Giovanni Agnelli, Umberto Agnelli, Gianluigi Gabetti, Cesare Romiti, Gabriele Galateri and Carlo Camerana.



    TROUTLET. Troutlet is a British Virgin Islands corporation that is the holding company for the investment in RCPI by Burtonwood Holdings, Ltd., a British Virgin Islands corporation that is wholly owned by Stavros S. Niarchos. As permitted by the terms of the Merger Agreement, Troutlet has designated each of Gribble Investments (Tortola) BVI, Inc., a British Virgin Islands corporation ("Gribble"), and Weevil Investments (Tortola) BVI, Inc., a British Virgin Islands corporation ("Weevil"), to fund a portion of Troutlet's funding commitment under the Merger Agreement. All of the stock of Gribble is owned by Bontebok Investments (Tortola) BVI, Inc., a British Virgin Islands corporation, all of whose stock is owned by Philip S. Niarchos. All of the stock of Weevil is owned by Bunting Investments (Tortola) BVI, Inc., a British Virgin Islands corporation, all of whose stock is owned by Spyros S. Niarchos. Philip S. Niarchos and Spyros S. Niarchos are adult children of Stavros S. Niarchos. See "Special Factors -- Background of the Merger" and "The Merger -- Source and Amount of Funds".


    HOLDINGS


    Holdings is a Delaware corporation recently organized by the Investors for the purpose of effecting the Merger (as defined below). It has no material assets and has not engaged in any activities except in connection with the Merger. Immediately prior to the consummation of the Merger, Whitehall, Exor, Gribble, Weevil, Troutlet, the affiliate of Mr. Rockefeller and Rockprop will respectively own 50.0%, 20.5%, 8.0%, 8.0%, 4.5%, 4.5% and 4.5% of the issued and outstanding shares of capital stock of Holdings. In exchange for their respective interests in Holdings, each of the Investors will make a capital contribution having a value proportionate to the interest received. Such capital contributions will consist of cash and, in the case of Whitehall, its SARs and Warrants, which will automatically be canceled and retired in the Merger with no consideration being delivered in exchange therefor. See "The Parties -- Holdings".


THE MERGER


    Upon the terms and subject to the conditions of the Merger Agreement, Holdings will be merged with and into RCPI (the "Merger") and will cease to exist. RCPI will be the surviving corporation in the Merger (the "Surviving Corporation"), thus becoming wholly owned by the Investors and their designees. If the Merger is consummated, each Share outstanding immediately prior to the Merger, other than the Excluded Shares referred to below, will be canceled and automatically converted into the right to receive $8.00 per Share net to the holder in cash (the "Merger Consideration"), without interest. "Excluded Shares" means (i) Shares held by RCPI or any of its subsidiaries as treasury shares, if any, (ii) Shares held by Holdings or any of its subsidiaries, if any, and (iii) Shares that are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded in writing appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL"). See "The Merger -- The Merger Agreement -- General Terms of the Merger".


EFFECTIVE TIME OF THE MERGER

    As promptly as practicable after the approval of the Merger Agreement and the satisfaction or waiver of the other conditions to consummation of the Merger, the parties will file the Merger Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time when such filing is made or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

EXCHANGE OF SHARES

    As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each record holder of a certificate that immediately prior to the Effective Time represented outstanding Shares, other than Excluded Shares (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of Certificates for payment therefor. STOCKHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES ALONG WITH THEIR PROXY CARDS FOR THE SPECIAL MEETING. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, and any other required documents, and upon acceptance thereof by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by $8.00 less any withholding taxes, and such Certificate will then be canceled. No interest will be required to be paid or accrued on the cash payable upon the surrender of the Certificate. See "The Merger -- The Merger Agreement -- Exchange of Shares".

BACKGROUND OF THE MERGER

    For a discussion of events leading to the execution of the Merger Agreement, see "Special Factors -- Background of the Merger".

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE MERGER


    On November 7, 1995, the Board of Directors of RCPI (the "Board") unanimously approved the Merger Agreement, determined that the Merger Agreement is fair to and in the best interests of RCPI and its stockholders and recommended that all stockholders of RCPI approve and adopt the Merger Agreement. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF RCPI VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The Board determined that in light of the totality of the factors described in detail under "Special Factors -- Fairness of the Merger", including the premium over the unaffected market price represented by the $8.00 Merger Consideration, the substantial risk that the consummation of other proposals might not occur or might be significantly delayed and the substantial risks to RCPI and its stockholders if RCPI were to file for bankruptcy protection, the Merger Agreement is fair to and in the best interests of RCPI and its stockholders. The Board recognized that the completion of the Merger would result in the former stockholders of RCPI no longer being able to participate in any potential increase in the value of RCPI or the Property. The Board entered into a separate rights offering agreement to provide RCPI with a pre-negotiated means for RCPI to raise the funds it would require to acquire the Property and service its obligations should the RCPI stockholders not follow the Board's unanimous recommendation to approve the Merger Agreement.



INTEREST OF CERTAIN PERSONS IN THE MERGER
  DIRECTORS AND OFFICERS



    In considering the recommendation of the Board with respect to the Merger, stockholders should be aware that certain members of management and the Board at the time of approval of the Merger Agreement had certain interests that may present them with potential conflicts of interest in connection with the Merger.



    Upon consummation of the Merger, the Company's executive officers and directors will receive, in the aggregate, $87,456 ($8.00 for each of 10,932 Shares) in Merger Consideration.



    Directors' and officers' indemnification and insurance policies will be in effect for six years from the Effective Time with respect to matters occurring before the Effective Time, provided that, in the case of insurance, such insurance is available on commercially reasonable terms.



    RCPI entered into employment agreements with Richard M. Scarlata, President and Chief Executive Officer, Stephanie Leggett Young, Vice President and Secretary, and Janet P. King, Vice President and Treasurer, on May 5, 1995 and with Stevan A. Sandberg, Executive Vice President, on October 2, 1995. These executive officers of RCPI, none of whom is a director of RCPI, will be entitled to certain payments and benefits if the Merger is approved by the stockholders of RCPI.



    On November 28, 1995, the Board agreed to pay Dr. Peter D. Linneman, Chairman of the Board of RCPI, a bonus of $200,000 upon consummation of the Merger or a similar transaction that results in receipt by RCPI's stockholders of consideration at least equal in value to the Merger Consideration, in recognition of the substantial services he performed for RCPI in connection with the transactions considered by the Board in 1995, including the Merger Agreement.



    Each of the indemnification, insurance, employment, severance and change of control and bonus arrangements grants rights to the relevant directors and officers of RCPI that are in addition to the rights they enjoy solely in their capacity as stockholders. Therefore, such officers and directors have interests in these arrangements that potentially conflict with those of RCPI and its other stockholders. See "Special Factors -- Interest of Certain Persons in the Merger".



  AFFILIATES



    As a result of their investment in RCPI through the Goldman Sachs Financing (as defined below), GS Group and Whitehall may have interests that conflict with those of the stockholders of RCPI. GS Group and Whitehall believe that, by acquiring the entire equity interest in RCPI (with the other Investors) through the Merger, they will be better able to protect such investment. In addition, Whitehall and GS Group seek to acquire RCPI because they believe that they can more effectively and efficiently manage the Property as a privately held company. See "Special Factors -- Reasons for the Transaction". Daniel M. Neidich, a general partner of GS Group, was a director of RCPI from December 29, 1994 until August 8, 1995. Mr. Neidich received directors' fees of $21,500 and was the beneficiary of directors' and officers' indemnification and insurance policies during such period.


OPINION OF PAINEWEBBER


    On November 7, 1995, PaineWebber Incorporated ("PaineWebber") delivered its oral opinion to the Board to the effect that, as of such date, the $8.00 per Share in cash to be received by the holders of Shares pursuant to the Merger Agreement was fair, from a financial point of view, to RCPI's stockholders. PaineWebber has subsequently confirmed such opinion by delivery of its written opinion dated as of the date of this Proxy Statement. See Annex C for the full text of the written opinion of PaineWebber. PaineWebber's opinion is directed to the Board and does not constitute a recommendation to any stockholder of RCPI as to how such stockholder should vote with respect to the Merger. For a description of such written opinion, including the procedures followed, the matters considered and the assumptions made by PaineWebber in arriving at its opinion, see "Special Factors -- Background of the Merger" and "Special Factors -- Opinion of PaineWebber".

CERTAIN EFFECTS OF THE MERGER


    As a result of the Merger, RCPI's current stockholders will receive $8.00 in cash for each of the Shares they hold (other than Excluded Shares), which amount will not be reduced by any expenses or liabilities incurred by RCPI. In addition, as a result of the Merger, stockholders of RCPI will not have an opportunity to continue their equity interest in RCPI as an ongoing concern and therefore will not share in the future earnings and potential growth of RCPI or the Property, if any. See "Special Factors -- Certain Effects of the Merger".


CONDITIONS TO THE MERGER


    The Merger will occur only if the Merger Agreement is approved and adopted at the Special Meeting by the affirmative vote of the holders of a majority of the Shares, in accordance with Section 251 of the DGCL. The respective obligations of Holdings and the Investors, on the one hand, and RCPI, on the other, to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions specified in the Merger Agreement. In addition, the obligations of Holdings and the Investors to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions, including:



        (i) the absence of any material adverse change since December 31, 1994 in the financial condition of RCPI or the financial or physical condition of the Property, provided that changes in the financial condition of RCPI will not be considered material to the extent the changes are attributable to (A) the initiation of certain litigation (including enumerated pending, threatened or potential litigation, certain other litigation that would not have a material adverse effect on RCPI, and certain ordinary course litigation arising after the execution of the Merger Agreement that will not result in an uninsured material recovery), (B) any acceleration or attempted acceleration of indebtedness of RCPI (or any attempt to exercise any rights consequent thereto) as a result of any of the transactions contemplated by the Merger Agreement or (C) any event or condition the occurrence of which is reasonably foreseeable based on the disclosures made in RCPI's Annual Report on Form 10-K for the year ended December 31, 1994 or its quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 (other than filing for relief under the Bankruptcy Code by RCPI, unless such filing is made with the consent of Holdings);



        (ii) the absence of any outstanding debt or other liabilities of RCPI or its subsidiaries other than (A) debt and other liabilities specified on Schedule B to the Merger Agreement in an aggregate amount up to $835.16 million, together with any accrued but unpaid interest thereon accruing after December 31, 1995, (B) up to $14.5 million borrowed from Goldman Sachs Mortgage Company ("GSMC") after December 31, 1995 to pay certain permitted expenses, (C) certain litigation (including enumerated pending, threatened or potential litigation, certain other litigation that would not have a material adverse effect on RCPI and its subsidiaries, and certain ordinary course litigation arising after the execution of the Merger Agreement that will not result in an uninsured material recovery), and (D) other DE MINIMIS liabilities;



       (iii) Holdings's reasonable satisfaction with the form and substance of the Chapter 11 Plan referred to below, which shall provide (A) for the transfer of the Property (and related real and personal property (including leasehold interests) owned by the Borrower) to RCPI following the Merger or its designee and (B) that the maximum amount to be provided or assumed by RCPI to be used to fund liabilities of the Borrower or its estate shall not exceed (1) $20 million (exclusive of permitted debtor-in-possession financing) of liabilities of the types specified in the Merger Agreement and
    (2) all unpaid allowed ordinary course administrative operating expense claims of the types specified in the Chapter 11 Plan, subject to the right to object to such claims as provided for under the Chapter 11 Plan;

       (iv) the absence of (A) certain violations of law relating to the Property, (B) structural defects in the Property that would require the expenditure of more than $25 million to cure, repair or replace, (C) except for certain permitted liens, defects of title to the Property and (D) violations by the Borrower under the Mortgage Note (other than defaults in the payment of principal or interest thereunder) that would have a material adverse effect on the physical or financial condition of the Property;


        (v) the absence of certain environmental conditions relating to the Property, the compliance with all applicable environmental laws and the receipt of all required environmental permits and compliance therewith;



       (vi) Holdings and each Investor being reasonably satisfied that, immediately after the Effective Time, the Property (and related real and personal property (including leasehold interests) owned by the Borrower) will be conveyed to RCPI following the Merger or its designee pursuant to the Chapter 11 Plan referred to below; and



       (vii) the satisfaction of the conditions to the occurrence of the effective date of the Chapter 11 Plan.


See "The Merger -- The Merger Agreement -- Conditions to the Merger".

GSMC LOANS


    Pursuant to the Merger Agreement, GSMC has agreed to supplement the Loan Agreement dated as of December 18, 1994 (the "GSMC Loan Agreement") among RCPI, the lenders party thereto and GSMC, as agent and lender, to permit RCPI to borrow additional amounts of up to $47.5 million to pay certain permitted expenses. By January 31, 1996, RCPI had borrowed $39 million of such amounts. Such loans bear interest at an annual rate of 10% (compounded quarterly), will mature on December 31, 2000 and have such other terms as are described under "The Merger -- The Merger Agreement -- GSMC Loans". The interest rate and all other terms for the amounts lent pursuant to the supplement to the GSMC Loan Agreement will revert to the same terms provided for under the original GSMC Loan Agreement if such amounts have not been repaid by the earlier of April 30, 1996 and the termination of the Merger Agreement in certain circumstances.


BORROWER'S CHAPTER 11 CASE

    On May 11, 1995 (the "Petition Date"), RCP and RCPA filed voluntary petitions under Chapter 11 of the Bankruptcy Code (collectively, the "Chapter 11 Case"). On September 12, 1995, in a proceeding held in the Bankruptcy Court, the Borrower stated that it was willing to work with RCPI toward a reorganization plan under Chapter 11 (the "Chapter 11 Plan") that would provide for RCPI to take title to the Property. Thereafter, RCPI began negotiations with the Borrower to develop the Chapter 11 Plan. Since November 7, 1995, the date on which the Merger Agreement was executed, the Investors have also been negotiating directly with the Borrower and RGI, the owner of a 100% interest in the Borrower.


    An amended Chapter 11 Plan and an amended disclosure statement were filed by the Borrower and RGI on December 12, 1995. The Chapter 11 Plan and disclosure statement may be amended in the future to take into account the results of negotiations between the Investors, RCPI, RGI and the Borrower after December 12, 1995 relating to the Chapter 11 Plan and the transfer of ownership of the Property. In addition, the Bankruptcy Court, after several postponements, has fixed February , 1996 as the date for a hearing to consider the adequacy of the disclosure statement. It is anticipated that the Chapter 11 Plan will be confirmed by the end of March 1996, which will permit consummation of the Merger Agreement. See "Special Factors -- Borrower's Chapter 11 Case".


ACCOUNTING TREATMENT


    The Merger will be accounted for using the purchase method of accounting for business combinations; accordingly, the purchase price will be allocated to RCPI's underlying net assets in proportion to their respective fair values.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The receipt of cash by the holders of Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes and generally will also be a taxable transaction under applicable state, local, foreign or other tax laws. All stockholders should consult their own tax advisors as to the particular tax consequences of the Merger to them, including the applicability and effect of the alternative minimum tax and of any state, local and foreign laws. See "Certain United States Federal Income Tax Consequences of the Merger".

TERMINATION; FEES AND EXPENSES

    The Merger Agreement provides that it may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of RCPI, under certain circumstances described in this Proxy Statement. See "The Merger -- The Merger Agreement -- Termination; Fees and Expenses".

    The Merger Agreement generally provides that RCPI will pay Holdings $6.5 million (including any amounts paid Holdings described in the following sentence) if the Merger Agreement is terminated due to certain events described in this Proxy Statement and RCPI consummates an Alternate Transaction (as defined in the Merger Agreement) within 30 months after the date on which the Merger Agreement is terminated. In any event, RCPI will pay to Holdings $2.925 million if the Merger Agreement is terminated due to the RCPI stockholders' failure to approve and adopt the Merger Agreement. See "The Merger -- The Merger Agreement -- Termination; Fees and Expenses".


    If the Merger Agreement is terminated for any reason (other than as a result of a material breach of any representation, warranty, covenant or agreement on the part of Holdings, GSMC or any Investor), RCPI will reimburse Holdings for expenses of up to $2.5 million incurred by Holdings and the Investors in connection with the preparation, execution and performance of the Merger Agreement and the transactions contemplated thereby, including fees and expenses of counsel. See "The Merger -- The Merger Agreement -- Termination; Fees and Expenses".


SOURCE AND AMOUNT OF FUNDS


    The total amount of funds required by Holdings to acquire the Shares pursuant to the Merger is estimated to be $306.09 million. Of such amount, Whitehall, Rockprop, Mr. Rockefeller, Exor and Troutlet have committed to fund $134.03 million, $15.64 million, $15.64 million, $70.39 million and $70.39 million, respectively. As permitted by the Merger Agreement, Mr. Rockefeller intends, prior to the consummation of the Merger, to assign his rights and obligations under the Merger Agreement to one of his controlled affiliates. Additionally, as permitted by the Merger Agreement, Troutlet has designated each of Gribble and Weevil to contribute $27.37 million of the $70.39 million that Troutlet has committed to contribute. The funds to be used by Whitehall to meet its funding commitments are expected to come from capital contributions from the partners in Whitehall. The funds to be used by Rockprop to meet its funding commitments are expected to come from capital contributions or loans from the members of Rockprop. The funds to be used by the affiliate of Mr. Rockefeller to meet its funding commitments are expected to come from capital contributions of its equity holders. The funds to be used by Troutlet to meet its funding commitments are expected to come from capital contributions by its stockholders and from Gribble and Weevil. The funds to be used by Gribble and Weevil are expected to come from capital contributions by their respective stockholders. The funds to be used by Exor to meet its funding commitments are expected to come from currently available working capital of Exor. While the Investors have not yet received the capital contributions to be raised from their respective equity holders, each of the Investors has represented in the Merger Agreement that, as of November 7, 1995 it had, and as of the Effective Time it will have, funds available to satisfy its funding commitments. In addition, the Investors' obligations under the Merger Agreement are not subject to the Investors' obtaining financing.


RIGHTS OF DISSENTING STOCKHOLDERS

    STOCKHOLDERS ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER UNDER SECTION 262 OF THE DGCL. IN ORDER TO EXERCISE APPRAISAL RIGHTS PURSUANT TO
SECTION   262   OF   THE   DGCL,  STOCKHOLDERS   MUST   COMPLY   WITH   ALL  THE

PROCEDURAL REQUIREMENTS OF SUCH SECTION. FAILURE TO SATISFY ANY OF THE REQUIREMENTS UNDER SECTION 262 OF THE DGCL MAY RESULT IN TERMINATION OR WAIVER OF SUCH RIGHTS. STOCKHOLDERS INTENDING TO EXERCISE SUCH RIGHTS ARE ADVISED TO ACT IMMEDIATELY.

    Under Section 262 of the DGCL, absent an agreement between RCPI and its stockholders as to "fair value", such "fair value" will be determined in judicial proceedings, the result of which cannot be predicted. Section 262 of the DGCL is set forth in full in Annex D hereto. See "Rights of Dissenting Stockholders".


    A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that his or her Shares be voted against the adoption and approval of the Merger Agreement or that an abstention be registered with respect to his or her Shares in connection with the adoption and approval of the Merger Agreement will have thereby effectively waived his or her appraisal rights because, in the absence of express contrary instructions, such Shares will be voted in favor of adoption and approval of the Merger Agreement.


RIGHTS OFFERING AGREEMENT

    At the time of the execution of the Merger Agreement, RCPI entered into an agreement (the "Rights Offering Agreement") with Goldman Sachs and Whitehall setting forth the agreement of the parties with respect to the matters discussed below.


    The Rights Offering Agreement provides that, in the event the stockholders of RCPI fail to approve the Merger Agreement at the Special Meeting, RCPI will have the right, within 30 days after the Special Meeting, to conduct a $200 million publicly registered rights offering (the "Rights Offering") at a price set by the Board, but in no event less than $6.00 per Share. The rights offered in the Rights Offering would be freely transferable and participants in the Rights Offering would be offered the right to oversubscribe. In addition, the parties have agreed that appropriate measures would be taken to ensure, to the extent practicable, compliance with the provision in RCPI's Restated Certificate of Incorporation that voids any transfer of shares of Common Stock (and other securities convertible into such shares) to any person if such transfer would cause such person to beneficially own more than 9.8% of the outstanding shares of Common Stock (the "Limit"). Any election by RCPI to proceed with the Rights Offering would not require prior approval of the RCPI stockholders. The Rights Offering Agreement also provides that Goldman Sachs would have the opportunity, but not the obligation, to underwrite and lead manage the Rights Offering on customary terms and that PaineWebber would have the opportunity, but not the obligation, to co-underwrite up to 50% of the Rights Offering on the same terms (proportionate to its participation). The Rights Offering Agreement also provides that, in conjunction with the Rights Offering, the Board would be reconstituted (without a stockholder vote) to include two of the current directors, one director designated by Goldman Sachs pursuant to a December 1994 agreement with RCPI, Mr. Speyer and an independent director selected by Whitehall from a list of three potential directors nominated by the current directors.



    The Rights Offering Agreement also provides that, if the Rights Offering were consummated, the holders of the Warrants and the SARs would be entitled to additional Warrants and SARs in order to maintain their 19.9% fully diluted equity ownership position in RCPI and Whitehall would receive additional three-year rights to purchase Common Stock, exercisable at the rights offering price plus $1.00 for two years and at the rights offering price plus $1.50 for the third year. Assuming the Rights Offering were fully subscribed, the rights offering price were $6.00 per Share and no additional shares of Common Stock (or rights to purchase Common Stock) were issued by RCPI, the holders of the Warrants, SARs and additional rights would be entitled, upon full exercise thereof, to 24.9% of the equity of RCPI. However, as a result of the Limit, the Whitehall Group would not be able to hold Warrants, additional rights and Shares equalling more than 9.8% of the outstanding Shares at any time; therefore, any other equity-related holdings by the Whitehall Group would have to be in the form of SARs (whose conversion into Warrants is subject to compliance with the Limit) or some other form of security that would give the Whitehall Group the economic equivalent of a Share but would not give the Whitehall Group the right generally to vote. In the Rights Offering Agreement, the parties have also agreed that the proceeds of the Rights Offering would be used to redeem the floating rate notes due 2000 issued to GSMC under the GSMC Loan Agreement; in addition, if the Rights Offering was consummated and all of the Shares offered were subscribed for, the covenants governing the 14% Debentures due 2007 issued to Whitehall would be amended to allow RCPI to, among other things, issue an additional amount of senior debt and unsecured debt, relax the limitation on incurring debt to acquire assets, eliminate the limitations on transactions with affiliates, permit RCPI to enter into a credit lease financing arrangement relating to a lease from, or guaranteed by, General Electric Company, and eliminate the restrictions on RCPI incurring operating lease obligations. The parties have also agreed that, in connection with the Rights Offering, certain changes would be made in the terms of the Warrants and SARs, including the elimination of the existing requirement for consent of the holders thereof to issuances of Common Stock for cash or property at a price less than the "fair market value of the Common Stock". Pursuant to the Rights Offering Agreement, the parties have agreed that Tishman Speyer would become the property manager if the Rights Offering is fully subscribed. See "The Merger -- The Rights Offering Agreement -- Debt Restructuring" and "The Merger -- The Rights Offering Agreement -- Changes in the Warrants and SARs".



    The purpose of the Rights Offering Agreement is to provide RCPI with a potential pre-negotiated means to raise the funds it would require to be able to acquire the Property and service its obligations in the event the RCPI stockholders do not follow the unanimous recommendation of the Board that they approve the Merger Agreement. The Board recognized that consummation of any transaction that might be considered if the Merger Agreement were not approved by RCPI's stockholders might require either the Whitehall Group's consent, potentially protracted litigation or the commencement of a Chapter 11 case by RCPI. No decision has been made by the Board as to whether this option will be exercised if the RCPI stockholders do not approve the Merger Agreement; such a decision would be made in the light of the circumstances obtaining at the time of any failure to approve the Merger Agreement, including any alternatives that may then be available to RCPI. The Board believes that, if RCPI's stockholders do not approve the Merger Agreement, RCPI could be subject to substantial uncertainties. RCPI expects that, in absence of additional financing, its cash resources will be largely exhausted by the end of April 1996. There can be no assurance as to the availability to RCPI of any alternatives to proceeding with the Rights Offering and there can be no assurance that, if the Board elects to proceed with the Rights Offering, Goldman Sachs or PaineWebber will agree to underwrite the Rights Offering or that the Rights Offering can be successfully concluded. RCPI stockholder approval of the Merger Agreement is, in any event, a condition to the effectiveness of the proposed Chapter 11 Plan and, accordingly, in the event of a rejection of the Merger Agreement, a new Chapter 11 Plan will have to be negotiated. While the Rights Offering is designed to produce proceeds to RCPI of $200 million (before expenses), most of these proceeds would be used to retire the Floating Rate Notes. Thus, the Board believes that, even if the Rights Offering were successful, RCPI would require additional funds in order to demonstrate in the Chapter 11 Case that RCPI could successfully operate the Property. While the Whitehall Group agreed in the Rights Offering Agreement to make certain changes in the terms of the 14% Debentures to facilitate additional borrowings by RCPI, there can be no assurance that RCPI could obtain the required additional financing on terms satisfactory to it, if at all.


MARKET PRICES AND DIVIDENDS ON RCPI COMMON STOCK


    The Common Stock is listed on the NYSE under the symbol "RCP". As of the close of business on February 8, 1996, there were 38,260,704 Shares outstanding, held of record by 9,867 holders. The following table sets forth the high and low per-share sales prices of Common Stock as reported on the NYSE Composite Tape for the periods indicated and the cash dividends per Share declared by RCPI for each of such periods.


                                                                                             SALES PRICES
                                                                                         --------------------   DIVIDENDS
                                                                                           HIGH        LOW      DECLARED
                                                                                         ---------  ---------  -----------
1993:
  1st Quarter..........................................................................  $  10 1/8  $   6 7/8   $    .25
  2nd Quarter..........................................................................      8 3/4      6 3/4        .25
  3rd Quarter..........................................................................      7 1/2      6 7/8        .25
  4th Quarter..........................................................................      7 1/4      6 1/2        .25

1994:
  1st Quarter..........................................................................      8 3/8      5 1/2        .175
  2nd Quarter..........................................................................      5 7/8      5 1/8        .175
  3rd Quarter..........................................................................          6      5 1/8        .15
  4th Quarter..........................................................................      5 3/4      3 3/4        .15

1995:
  1st Quarter..........................................................................      6 7/8          5        .15
  2nd Quarter..........................................................................      6 5/8      4 1/8        .00
  3rd Quarter..........................................................................      8 1/8      4 5/8        .00
  4th Quarter..........................................................................      8 3/8      7 1/8        .00

1996:
  1st Quarter (through February 9, 1996)...............................................      7 7/8      7 1/2        .00



    On August 1, 1995, the last trading day prior to the publication of a newspaper article stating that The Walt Disney Company and an unnamed investment partner were bidding against several other companies for the Property, the closing sale price per Share on the NYSE Composite Tape was $5 1/4. On November 6, 1995, the last trading day prior to the date the execution of the Merger Agreement was announced, the closing sale price per Share on the NYSE Composite Tape was $7 1/2. On February 9, 1996, the last trading day prior to the printing of this Proxy Statement for which quotations were available, the closing price per Share on the NYSE Composite Tape was $ . STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.



    In order to maintain its qualification as a REIT under the Internal Revenue Code, RCPI is obligated to distribute to its stockholders at least 95% of its annual taxable income. Historically, RCPI has distributed to its stockholders substantially all of its annual cash flow in excess of interest and operating expenses, reserves and investments. On June 6, 1995, RCPI announced that it would suspend its quarterly dividend of $.15 per Share for the quarter ended June 30, 1995, primarily because of the interruption in payments on the Mortgage Note and uncertainties resulting from the Borrower's Chapter 11 Case. RCPI has not paid any dividend since the first quarter of 1995 and does not anticipate that it will pay any dividends on the Common Stock during the next year and, in any event, until the later of the termination of the Merger Agreement and the completion of the Borrower's bankruptcy case. In addition, the Merger Agreement prohibits RCPI from paying dividends on the Common Stock unless and to the extent required to meet qualification rules for a REIT under the Internal Revenue Code. See "Market Prices and Dividends on RCPI Common Stock".

SUMMARY FINANCIAL DATA OF RCPI

                                                                                                         NINE MONTHS
                                                                                                            ENDED
                                                             YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                            ----------------------------------------------------------  -------------
                                               1990        1991        1992        1993        1994         1994
                                            ----------  ----------  ----------  ----------  ----------  -------------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues (1)............................  $  123,513  $  123,182  $  122,414  $  113,560  $  109,285  $   81,949
                                            ----------  ----------  ----------  ----------  ----------  -------------
  Interest expense........................      82,024      80,784      80,799      78,343      77,501      61,301
  General and administrative..............       2,990       3,349       4,299       3,728       4,170       3,611
  Amortization of deferred debt issuance
   and letter of intent costs (2).........         800         760         705         705         705         529
  Cost of evaluating alternative
   financings.............................      --          --          --          --           1,942      --
  Stock appreciation rights liability
   (3)....................................      --          --          --          --          --          --
  Effects of the execution and delivery of
   the Merger Agreement (2)...............      --          --          --          --          --          --
                                            ----------  ----------  ----------  ----------  ----------  -------------
                                                85,814      84,893      85,803      82,776      84,318      65,441
  Income (loss) before non-recurring
   income and extraordinary item..........      37,699      38,289      36,611      30,784      24,967      16,508
                                            ----------  ----------  ----------  ----------  ----------  -------------
  Non-recurring income (gain on sales of
   portfolio securities)..................      --          --          --           8,593          31          31
                                            ----------  ----------  ----------  ----------  ----------  -------------
  Extraordinary (loss) gain on debt
   extinguishment.........................        (360)         38       2,537      (3,451)     (9,855)     --
                                            ----------  ----------  ----------  ----------  ----------  -------------
  Net income (loss).......................  $   37,339  $   38,327  $   39,148  $   35,926  $   15,143  $   16,539
                                            ----------  ----------  ----------  ----------  ----------  -------------
                                            ----------  ----------  ----------  ----------  ----------  -------------
  Income (loss) per share before
   extraordinary item.....................  $     1.01  $     1.02  $     0.97  $     1.05  $     0.66  $     0.43
                                            ----------  ----------  ----------  ----------  ----------  -------------
                                            ----------  ----------  ----------  ----------  ----------  -------------
  Net income (loss) per share.............  $     1.00  $     1.02  $     1.04  $     0.96  $     0.40  $     0.43
                                            ----------  ----------  ----------  ----------  ----------  -------------
                                            ----------  ----------  ----------  ----------  ----------  -------------
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets (1)(2).....................  $1,460,617  $1,450,103  $1,432,210  $1,317,509  $1,319,995  $1,324,343
  Total debt..............................     859,462     876,959     879,284     756,936     760,394     740,194
  Total liabilities.......................     880,831     904,009     910,360     792,344     802,528     801,769
  Total stockholders' equity..............     579,786     546,094     521,850     525,165     517,467     522,574
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges
   (4)....................................       1.46X       1.47X       1.45X       1.50X       1.32X       1.27X
  Net cash provided by (used in) operating
   activities.............................  $   56,356  $   57,909  $   62,735  $   58,231  $   57,198  $   38,359
  Net cash provided by investing
   activities.............................      23,162      17,200      23,560     126,668      14,331      14,331
  Dividends paid..........................      70,894      72,019      63,392      37,697      24,869      19,130(5)
  Dividends paid per share................        1.89        1.92        1.69        1.00        0.65         .50(5)
  Portion of dividends representing a
   return of capital (6)..................        46.7%       46.8%       38.2%        7.4%       39.4%
  Book value per share....................  $    15.46  $    14.56  $    13.91  $    13.73  $    13.52  $    13.65
  Repurchase of convertible debentures
   (7)....................................      23,845      10,000      30,410      --          --          --


                                                1995
                                            -------------


STATEMENT OF OPERATIONS DATA:
  Revenues (1)............................  $      21,342
                                            -------------
  Interest expense........................         64,275
  General and administrative..............          6,112
  Amortization of deferred debt issuance
   and letter of intent costs (2).........          8,116
  Cost of evaluating alternative
   financings.............................       --
  Stock appreciation rights liability
   (3)....................................         10,050
  Effects of the execution and delivery of
   the Merger Agreement (2)...............         99,163
                                            -------------
                                                  187,716
  Income (loss) before non-recurring
   income and extraordinary item..........       (166,374)
                                            -------------
  Non-recurring income (gain on sales of
   portfolio securities)..................       --
                                            -------------
  Extraordinary (loss) gain on debt
   extinguishment.........................       --
                                            -------------
  Net income (loss).......................  $    (166,374)
                                            -------------
                                            -------------
  Income (loss) per share before
   extraordinary item.....................  $       (4.35)
                                            -------------
                                            -------------
  Net income (loss) per share.............  $       (4.35)
                                            -------------
                                            -------------
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets (1)(2).....................  $   1,206,347
  Total debt..............................        761,820
  Total liabilities.......................        860,993
  Total stockholders' equity..............        345,354
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges
   (4)....................................       --
  Net cash provided by (used in) operating
   activities.............................  $      (2,387)
  Net cash provided by investing
   activities.............................         50,000
  Dividends paid..........................          5,739
  Dividends paid per share................            .15
  Portion of dividends representing a
   return of capital (6)..................
  Book value per share....................  $        9.03
  Repurchase of convertible debentures
   (7)....................................       --


                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------
(1) On May 11, 1995, the Borrower filed for protection under Chapter 11 of the Bankruptcy Code. RCPI's only significant source of income is interest received on the Mortgage Note from the Borrower.

    Due to the significant uncertainties created by the Borrower's Chapter 11 Case, RCPI has limited recognition of income on the Mortgage Note for the nine months ended September 30, 1995 to the cash actually received from the Borrower during this period. In the second quarter of 1995, RCPI drew down $50 million under letters of credit supporting the Borrower's obligations under the Mortgage Note and reduced the carrying value of the Mortgage Note to $1,250,000,000.

(2) RCPI has reflected at September 30, 1995 a valuation reserve, totaling $74,000,000, to reduce the carrying value of its Mortgage Note to reflect the economics of the transactions contemplated by the Merger Agreement. In addition, RCPI has recorded certain deal expenses and transaction costs aggregating $25,200,000, as well as recognizing as expense certain deferred debt issuance and letter of intent costs totaling $4,400,000.

(3) Due to the increase in the market price of RCPI's stock during the nine months ended September 30, 1995, RCPI was required to increase its liability for the SARs issued in December 1994 and record a current noncash charge to earnings of $10,050,000 in the first nine months of 1995.

(4) For the nine months ended September 30, 1995, earnings were inadequate to cover fixed charges by $166,374,000 due to RCPI's net loss for this period. The loss was due primarily to the Borrower's failure to pay interest on the Mortgage Note after commencement of the Borrower's Chapter 11 Case (see (1) above).


(5) Amount includes dividends of $5,739,000 declared during the third quarter of 1994 but paid during the fourth quarter of 1994. Due to the significant uncertainties created by the Borrower's Chapter 11 Case, the Board has not declared a dividend since the first quarter of 1995. Moreover, since November 7, 1995, the Merger Agreement has prohibited the payment of dividends on the Common Stock unless and to the extent required to meet qualification rules for a REIT under the Internal Revenue Code.


(6) The portion of dividends representing a return of capital has not been calculated for interim periods.

(7) As of September 30, 1995, the aggregate face value of the Current Coupon Convertible Debentures and Zero Coupon Convertible Debentures repurchased since 1987 was $487,895,000.

SUMMARY FINANCIAL DATA OF THE PROPERTY

                                                                                                                 NINE
                                                                                                                MONTHS
                                                                                                                ENDED
                                                                                                              SEPTEMBER
                                                                   YEARS ENDED DECEMBER 31,                      30,
                                                  ----------------------------------------------------------  ----------
                                                     1990        1991        1992        1993        1994        1994
                                                  ----------  ----------  ----------  ----------  ----------  ----------
                                                                          (DOLLARS IN THOUSANDS)              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  GROSS REVENUE:
  Fixed and percentage rents....................  $  150,328  $  152,289  $  150,197  $  148,960  $  156,314  $  114,207
  Operating and real estate tax escalation......      51,926      57,224      57,029      55,643      42,201      36,724
  Consideration revenues........................       3,630         984       3,295       3,227       3,443       3,157
  Sales and service revenues....................      19,932      19,700      18,479      18,767      18,893      14,625
                                                  ----------  ----------  ----------  ----------  ----------  ----------
                                                     225,816     230,197     229,000     226,597     220,851     168,713
                                                  ----------  ----------  ----------  ----------  ----------  ----------
  OPERATING EXPENSES:
  Real estate taxes.............................      37,922      42,725      44,481      44,336      40,884      30,953
  Real estate tax refund........................      --          --          --          --          --          --
  Utilities.....................................      15,288      16,092      16,360      16,553      16,386      12,842
  Maintenance and engineering...................      28,907      30,037      30,509      33,657      32,062      24,112
  Other operating expenses......................      40,677      40,927      40,792      40,639      39,839      30,070
  Depreciation and amortization.................      14,008      17,137      19,834      21,821      25,761      17,615
  Management fee................................       2,267       2,402       2,491       2,579       2,636       1,971
  General and administrative....................       4,715       4,285       6,231       5,871       4,322       3,228
                                                  ----------  ----------  ----------  ----------  ----------  ----------
                                                     143,784     153,605     160,698     165,456     161,890     120,791
                                                  ----------  ----------  ----------  ----------  ----------  ----------
  Earnings before interest and reorganization
   items........................................      82,032      76,592      68,302      61,141      58,961      47,922
  Interest expense, net (1).....................     113,835     114,481     114,040     114,599     117,328      87,327
  Earnings (loss) before reorganization items...     (31,803)    (37,889)    (45,738)    (53,458)    (58,367)    (39,405)
                                                  ----------  ----------  ----------  ----------  ----------  ----------
  REORGANIZATION ITEMS:
  Professional fees and expenses................      --          --          --          --          --          --
  Interest income...............................      --          --          --          --          --          --
                                                  ----------  ----------  ----------  ----------  ----------  ----------
  Net (loss) income.............................  $  (31,803) $  (37,889) $  (45,738) $  (53,458) $  (58,367) $  (39,405)
                                                  ----------  ----------  ----------  ----------  ----------  ----------
                                                  ----------  ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets..................................  $  702,808  $  737,527  $  747,220  $  774,030  $  878,320  $  840,620
  Liabilities not subject to compromise (1).....   1,390,597   1,463,205   1,518,636   1,598,904   1,761,561   1,704,899
  Liabilities subject to compromise (1).........      --          --          --          --          --          --
  Partners' capital deficiency..................    (687,789)   (725,678)   (771,416)   (824,874)   (883,241)   (864,279)
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges (2)........        .72X        .67X        .60X        .53X        .50X        .55X
  Net cash provided by (used in) operating
   activities...................................  $    9,167  $   (8,486) $  (18,316) $  (17,723) $  (41,672) $  (17,581)
  Net cash used by investing activities.........     (48,719)    (47,214)    (31,275)    (43,675)    (63,160)    (31,273)
  Net cash provided by financing activities.....      39,552      55,701      49,591      61,395     104,831      48,853

                                                   1995 (1)
                                                  -----------
STATEMENT OF OPERATIONS DATA:
  GROSS REVENUE:
  Fixed and percentage rents....................  $   132,073
  Operating and real estate tax escalation......       11,509
  Consideration revenues........................          948
  Sales and service revenues....................       12,997
                                                  -----------
                                                      157,527
                                                  -----------
  OPERATING EXPENSES:
  Real estate taxes.............................       25,703
  Real estate tax refund........................       (7,388)
  Utilities.....................................       13,207
  Maintenance and engineering...................       23,096
  Other operating expenses......................       29,212
  Depreciation and amortization.................       20,559
  Management fee................................        2,036
  General and administrative....................        3,708
                                                  -----------
                                                      110,133
                                                  -----------
  Earnings before interest and reorganization
   items........................................       47,394
  Interest expense, net (1).....................       45,038
  Earnings (loss) before reorganization items...        2,356
                                                  -----------
  REORGANIZATION ITEMS:
  Professional fees and expenses................          547
  Interest income...............................         (274)
                                                  -----------
  Net (loss) income.............................  $     2,083
                                                  -----------
                                                  -----------
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets..................................  $   969,135
  Liabilities not subject to compromise (1).....        9,132
  Liabilities subject to compromise (1).........    1,841,161
  Partners' capital deficiency..................     (881,158)
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges (2)........      --
  Net cash provided by (used in) operating
   activities...................................  $    13,698
  Net cash used by investing activities.........      (49,591)
  Net cash provided by financing activities.....       55,664

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------
(1) On May 11, 1995, the partnerships that comprise the Borrower filed for protection under Chapter 11 of the Bankruptcy Code and discontinued accrual and payment of interest on the Mortgage Note. The separate Chapter 11 cases of RCP and RCPA have been assigned case numbers 95 B 42089 and 95 B 42088
    (PBA), respectively, have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the Bankruptcy Court. A statutory unsecured creditors' committee has been appointed for RCP. In the second quarter of 1995, RCPI drew down $50 million under letters of credit supporting the Borrower's obligations under the Mortgage Note. These payments were accounted for by the Borrower as reductions in the principal amount of the Mortgage Note.

    Subsequent to the Petition Date, the Borrower has continued in possession of its properties and is operating and managing its business as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Borrower has sought and obtained orders from the Bankruptcy Court intended to continue to allow the Borrower to maintain operations and obtain new business and otherwise minimize the disruption caused by the Chapter 11 Case, including orders: (i) authorizing the Borrower to pay certain prepetition liabilities, wages and other employee obligations and (ii) approving the use of cash collateral.

    On September 12, 1995, the Borrower reported to the Bankruptcy Court that it intended to transfer the Property to the mortgage holder, RCPI. The date of transfer is uncertain at this time.


    On October 30, 1995, the Bankruptcy Court approved an $80 million Debtor-in-Possession Revolving Credit Agreement (the "Facility"), which may be used to fund tenant improvements, leasing commissions, required capital expenditures and other permitted working capital needs of the Borrower. The Facility is secured by a first mortgage on the Property, which is senior to the mortgages securing the Mortgage Note. The Facility matures on the earlier of December 31, 1996 and the substantial consummation of a plan of reorganization for the Borrower.


    For financial reporting purposes, the Borrower has applied the provisions of the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), in preparing the unaudited combined financial statements as of and for the period from May 11, 1995 through September 30, 1995. In accordance with SOP 90-7, those liabilities and obligations whose disposition is dependent upon the outcome of the Chapter 11 Case have been segregated and classified as "Liabilities Subject to Compromise" in the unaudited combined balance sheet at September 30, 1995.

    In the opinion of the Borrower, the unaudited combined financial statements for the current reporting period include all operating adjustments, which comprise the normal accruals (exclusive of certain effects of bankruptcy) required to reflect the operations of the Borrower in the ordinary course, necessary for a fair presentation of the results for the period.


    The Bankruptcy Court set September 13, 1995 as the last day for filing proofs of claim for pre-petition claims. With certain exceptions, creditors have been barred from filing pre-petition claims subsequent to that date. The Borrower has received claims involving aggregate amounts substantially in excess of those recorded at the Petition Date. The Borrower is reconciling these claims to its records and does not expect that the resolution of these matters will result in liabilities materially in excess of those recorded at May 11, 1995.


    The financial statements, from which the summary data were derived, have been prepared on a going concern basis and reflect the combined historical cost basis of the Borrower in its assets and liabilities. The transfer of the Property to RCPI is subject to the approval of the Bankruptcy Court. The transfer of the Property and related release of the Mortgage Note and cancelation of indebtedness of the Borrower to RCPI and to RGI and its affiliates, if consummated, will result in substantial noncash gains to the Borrower. Further, upon consummation of these transactions, either the Borrower will cease its business activities or control of the Borrower will vest with parties other than RGI. The Borrower's financial statements do not include any adjustments that would be required to reflect the transfer of the Property to RCPI, the release or cancelation of indebtedness, the wind-down of the affairs of the Borrower or any change in control that may occur with respect to the Borrower. In the event that a Chapter 11 Plan is not consummated and, as a result, the Property is foreclosed upon, other adjustments would be required. All such adjustments could be material.

    Certain  items  in  the  1994   combined  financial  statements  have   been
    reclassified in the 1995 combined financial statements in accordance with SOP 90-7.

(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income plus fixed charges. Fixed charges consist of interest expense and amortization of debt issuance cost and mortgage recording tax cost. Except for the nine months ended September 30, 1995, earnings were inadequate to cover fixed charges by $31,803,000, $37,889,000, $45,738,000, $53,458,000, $58,367,000 and $39,405,000 for the years ended
    December 31, 1990, 1991, 1992, 1993 and 1994 and for the nine months ended September 30, 1994, respectively. The inadequacy of coverage is due to high interest expense and operating losses generated by the Property. Due to the Borrower's Chapter 11 Case, the Borrower ceased on May 11, 1995 accruing and paying interest on the Mortgage Note, and thus its ratio of earnings to fixed charges for the nine months ended September 30, 1995 is not meaningful.

                                  INTRODUCTION

GENERAL


    This Proxy Statement is being furnished to the holders of outstanding shares (the "Shares"), par value $0.01 per share, of common stock (the "Common Stock") of Rockefeller Center Properties, Inc., a Delaware corporation ("RCPI"), in connection with the solicitation of proxies by the Board of Directors of RCPI (the "Board") from the holders of Shares for use at a Special Meeting to be held on March 25, 1996 at 9:30 a.m., Eastern Standard Time, in the Auditorium at The Equitable Center, 787 Seventh Avenue in New York City (including any adjournments or postponements thereof, the "Special Meeting").


THE SPECIAL MEETING


    At the Special Meeting, holders of Shares will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 7, 1995 (as amended on February , 1996 and as it may be further amended from time to time, the "Merger Agreement") among RCPI, Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop, L.L.C. ("Rockprop"), David Rockefeller, Exor Group S.A. ("Exor"), Troutlet Investments Corporation ("Troutlet" and, together with Whitehall, Rockprop, Mr. Rockefeller and Exor, the "Investors"), RCPI Holdings Inc. ("Holdings") and RCPI Merger Inc. RCPI's stockholders will also consider any other business that may properly come before the Special Meeting.



    To effect the transactions contemplated by the Merger Agreement, the Investors have organized Holdings and own all of its outstanding capital stock. Upon the terms and subject to the conditions of the Merger Agreement, Holdings will be merged with and into RCPI (the "Merger") and will cease to exist. RCPI will be the surviving corporation in the Merger (the "Surviving Corporation"), thus becoming wholly owned by the Investors and their designees. If the Merger is consummated, each Share outstanding immediately prior to the Merger, other than the Excluded Shares referred to below, will be canceled and automatically converted into the right to receive $8.00 per Share net to the holder in cash (the "Merger Consideration"), without interest. "Excluded Shares" means (i) Shares held by RCPI or any of its subsidiaries as treasury shares, if any, (ii) Shares held by Holdings or any of its subsidiaries, if any, and (iii) Shares held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded in writing appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL").


    The complete text of the Merger Agreement is attached to this Proxy Statement as Annex A and is incorporated herein by reference. For a description of the terms of the Merger Agreement, see "The Merger -- The Merger Agreement".

    THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF RCPI AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF RCPI VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND REQUESTS EACH STOCKHOLDER TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE-PAID RETURN ENVELOPE.

VOTING RIGHTS AND PROXY INFORMATION


    The close of business on February 8, 1996 (the "Record Date") has been fixed as the record date for determining holders of Shares entitled to vote at the Special Meeting. Only holders of Shares on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, RCPI had 38,260,704 Shares outstanding, all of which are entitled to notice of and to vote at the Special Meeting. At the Record Date, there were 9,867 stockholders of record. At the Special Meeting, each holder of record on the Record Date is entitled to cast one vote per Share held.



    RCPI's By-laws require the affirmative vote of the holders of at least 62.5% of the outstanding Shares entitled to vote to approve and adopt the Merger Agreement, unless the holders of at least 62.5% of the Warrants and SARs referred to below consent to the approval and adoption of the Merger Agreement. Whitehall, the holder of more than 97% of the Warrants and SARs, has consented to approval and adoption of the Merger Agreement; accordingly, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon is required to approve and adopt the Merger Agreement. Because Whitehall does not own any Shares and neither the Warrants nor the SARs carry any right to vote with the stockholders of RCPI, Whitehall will not cast any votes at the Special Meeting. As a result, the approval of a majority of unaffiliated stockholders is required to approve the Merger Agreement. In addition, none of the other Investors owns any Shares and no Investor will cast any votes at the Special Meeting. The presence in person or by proxy of the holders of record of a majority of the outstanding Shares is necessary to constitute a quorum at the Special Meeting.


    To RCPI's knowledge after reasonable inquiry, each of RCPI's executive officers and directors, holding in the aggregate 10,932 Shares (approximately 0.03% of the outstanding Shares), currently intends to vote all Shares held of record or beneficially owned by such person for approval and adoption of the Merger Agreement. See "Ownership of Common Stock". Except for the recommendation of the Board contained in this Proxy Statement, to RCPI's knowledge after reasonable inquiry, no executive officer or director of RCPI has made a recommendation to stockholders of RCPI in support of or in opposition to the approval and adoption of the Merger Agreement.


    Each proxy duly executed and returned by a stockholder, and not properly revoked,will be voted in accordance with the instructions contained therein. IF A STOCKHOLDER RETURNS A DULY EXECUTED PROXY WITHOUT SPECIFYING VOTING INSTRUCTIONS, SUCH STOCKHOLDER'S SHARES WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Each stockholder has the power to revoke a proxy at any time before its exercise. A stockholder may revoke his or her proxy at any time prior to its exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), by giving notice of revocation of his or her proxy at the Special Meeting or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Special Meeting and bearing a later date to the Secretary of RCPI at 1270 Avenue of the Americas, New York, New York 10020. Unless revoked in the manner set forth above, proxies in the form enclosed will be voted at the Special Meeting in accordance with the stockholder's instructions.



    Shares represented by a properly completed, signed, dated and returned proxy will be treated as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Under the rules of the New York Stock Exchange (the "NYSE"), the proposal to approve and adopt the Merger Agreement is considered a "non-discretionary item" as to which brokerage firms may not vote in their discretion on behalf of their customers if such customers have not furnished voting instructions. Accordingly, if a brokerage firm customer does not furnish such voting instructions, it will have the practical effect of a vote against approval and adoption of the Merger Agreement. The enclosed proxy card permits the holder of Shares to specify that such Shares be voted "FOR" or "AGAINST", or to "ABSTAIN" from voting with respect to, the approval and adoption of the Merger Agreement. All Shares that are represented at the Special Meeting by properly executed proxies returned prior to or at the Special Meeting, and not properly revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies or, if no instructions are so indicated, FOR approval and adoption of the Merger Agreement. ANY PROPERLY EXECUTED PROXY MARKED "ABSTAIN" OR ANY ABSTENTION FROM THE SPECIAL MEETING WILL HAVE THE PRACTICAL EFFECT OF A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


    IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED, DETAILED INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER STOCKHOLDERS OF RCPI BY THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), THE EXCHANGE AGENT, PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER, WHICH IS EXPECTED TO OCCUR PROMPTLY FOLLOWING THE DATE OF THE SPECIAL MEETING. STOCKHOLDERS SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THESE MATERIALS. PAYMENT OF THE MERGER CONSIDERATION

WILL BE MADE TO THE FORMER STOCKHOLDERS OF RCPI ENTITLED THERETO AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE EXCHANGE AGENT OF THEIR CERTIFICATES AND OTHER REQUIRED DOCUMENTS.


    It is not expected that any matter other than the approval and adoption of the Merger Agreement will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against approval and adoption of the Merger Agreement will be voted against a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies.


    RCPI will, in advance of the Special Meeting, appoint one or more inspectors to act at the Special Meeting who will ascertain the number of Shares outstanding, the number of Shares represented at the meeting and the validity of proxies and ballots. Such inspectors will also count all votes and ballots and certify their determinations with respect thereto. The time of the opening and the closing of the polls for each matter to be voted on will be announced at the Special Meeting.

SOLICITATION OF PROXIES


    Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by RCPI. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of RCPI in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, RCPI has retained D.F. King & Co. to assist in soliciting proxies at an estimated fee of $10,000, plus out-of-pocket expenses. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Shares held of record by such brokerage firms, custodians, nominees and fiduciaries and RCPI may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                                  THE PARTIES

RCPI


    RCPI was formed in 1985 to permit public investment in two convertible participating mortgages on the 12 original landmarked buildings in Rockefeller Center (the "Property"). RCPI's principal assets are two convertible, participating mortgage notes, in an aggregate amount of $1.3 billion (collectively, the "Mortgage Note"), issued by two partnerships, Rockefeller Center Properties ("RCP") and RCP Associates ("RCPA" and, together with RCP, the "Borrower") that together own most of the land and buildings known as Rockefeller Center in Midtown Manhattan in New York City. Rockefeller Center is one of the best-known business and entertainment complexes in the world. Occupying most of three blocks, the Property includes 12 landmarked buildings, all but one of which were completed between 1932 and 1940, having approximately
6.2 million square feet of rentable office, retail, storage and studio space. Rockefeller Center contains a wide range of amenities, including the Channel Gardens landscaped promenade, the lower plaza used as an ice skating rink during colder weather and at other times for outdoor dining, a six-story 725-car parking garage and extensive off-street truck delivery areas, an underground retail and pedestrian concourse connecting all of the buildings and providing direct access to a subway station, roof gardens and Radio City Music Hall. Retail space within Rockefeller Center includes approximately 200 shops and 35 restaurants.



    On May 11, 1995, RCP and RCPA filed voluntary petititons under Chapter 11 of the Bankruptcy Code. Under the Borrower's Chapter 11 plan of reorganization, RCPI or its designee is expected to take title to the Property immediately following consummation of the Merger. See "Special Factors -- Borrower's Chapter 11 Case".

    RCPI was incorporated in Delaware and qualifies and has elected to be treated as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). To ensure compliance with Internal Revenue Code requirements for qualification as a REIT, the Restated Certificate of Incorporation of RCPI (the "RCPI Charter") contains a provision that voids any transfer of shares of Common Stock (and other securities convertible into such shares) to any person if such transfer would cause such person to beneficially own more than 9.8% of the outstanding shares of Common Stock (the "Limit"). In addition, the RCPI Charter does not permit RCPI to issue stock other than Common Stock. The vote of the holders of 80% of the outstanding shares of Common Stock is required to amend or repeal these provisions of the RCPI Charter.

    RCPI's executive offices are located at 1270 Avenue of the Americas, New York, New York 10020 and its telephone numbers are (212) 698-1440 and (800) 555-6444. The name, residence or business address, present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such employment is conducted and the citizenship of each director and executive officer of RCPI is set forth in Schedule I hereto and is incorporated herein by reference.

INVESTORS


    The Investors consist of Whitehall, Rockprop, Mr. Rockefeller, Exor and Troutlet. None of the Investors owns any Shares and therefore no Investor will cast any votes at the Special Meeting. Whitehall and two other investment funds controlled by The Goldman Sachs Group, L.P. own SARs and Warrants representing a 19.9% fully diluted equity interest in RCPI. However, neither the Warrants nor the SARs carry any right to vote with the stockholders of RCPI. The SARs may not be converted into Warrants if such a conversion were to violate the Limit.



    WHITEHALL. Whitehall is a Delaware limited partnership that engages in the business of investing in debt and equity interests in real estate assets and businesses. WH Advisors, L.P. V, a Delaware limited partnership ("WH Advisors, L.P."), acts as the sole general partner of Whitehall, and WH Advisors, Inc. V, a Delaware corporation ("WH Advisors, Inc."), acts as the sole general partner of WH Advisors, L.P. Neither WH Advisors, L.P. nor WH Advisors, Inc. engages in any business other than in connection with its role as a general partner. The Goldman Sachs Group, L.P., a Delaware limited partnership ("GS Group"), is the direct beneficial owner of all of the capital stock of WH Advisors, Inc. GS Group is controlled by its general partners as a group, who have delegated to its Management Committee the power to act on their behalf with respect to the management of GS Group. GS Group's principal asset is a 99% partnership interest in Goldman, Sachs & Co., a New York limited partnership ("Goldman Sachs"), an investment banking firm and member of the NYSE and other national securities exchanges. GS Group and Whitehall may be deemed to control, and therefore be affiliates of, RCPI for purposes of Rule 13e-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, GS Group and Whitehall have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger. See "Available Information". As a result of their investment in RCPI through the Goldman Sachs Financing (as defined below), GS Group and Whitehall may have interests that conflict with those of the stockholders of RCPI. GS Group and Whitehall believe that, by acquiring the entire equity interest in RCPI (with the other Investors) through the Merger, they will be better able to protect such investment. In addition, Whitehall and GS Group seek to acquire RCPI because they believe that they can more effectively and efficiently manage the Property as a privately held company. See "Special Factors -- Reasons for the Transaction."


    The business offices of Whitehall, WH Advisors, L.P., WH Advisors, Inc. and GS Group are located at 85 Broad Street, New York, New York 10004. The name, residence or business address, present principal occupation or employment; and the name, principal business and address of any corporation or other organization in which such employment is conducted and the citizenship of (i) each director and executive officer of WH Advisors, Inc. is set forth in
Schedule II hereto and is incorporated herein by reference, (ii) each general partner of GS Group that is a natural person is set forth in Schedule III hereto and is incorporated herein by reference and (iii) each director and executive officer of each corporate general partner of GS Group is set forth in
Schedule IV hereto and is incorporated herein by reference. The members of the Management Committee of GS Group are those persons listed in Schedule III who have an asterisk next to their names.

    ROCKPROP. Rockprop is a Delaware limited liability company whose members are Tishman Speyer Crown Equities, a Delaware general partnership ("TSCE"), TSE Limited Partnership, an Illinois limited partnership ("TSELP"), and Rockprop Associates Limited Partnership, a Delaware limited partnership ("Rockprop L.P."). Rockprop's principal business is to serve as the holding company for the investment by TSCE, TSELP and Rockprop L.P. in connection with the Merger Agreement. Jerry I. Speyer is a general partner of Rockprop L.P. and of one of the general partners of TSCE. Mr. Speyer is also president and sole shareholder of the general partner of Tishman Speyer Properties, L.P. ("Tishman Speyer"), a leading property management company. Rockprop's business address is 520 Madison Avenue, New York, New York 10022.


    DAVID ROCKEFELLER. Mr. Rockefeller is an individual who is a resident of the State of New York and who is the former chairman of The Chase Manhattan Bank. Mr. Rockefeller was a director of Rockefeller Group, Inc. ("RGI"), and its predecessors, from November 5, 1951, and Chairman of the Board of Directors of RGI from March 21, 1982, in each case until October 2, 1995. RGI and a subsidiary of RGI own the Borrower. Mr. Rockefeller was Chairman of the Board and Chief Executive Officer of RCPI from July 19, 1985 until June 2, 1992 and a director of RCPI until April 26, 1993. Mr. Rockefeller's business address is Room 5600, 30 Rockefeller Plaza, New York, New York 10112. As permitted by the Merger Agreement, Mr. Rockefeller intends, prior to the consummation of the Merger, to assign his rights and obligations under the Merger Agreement to one of his controlled affiliates.



    EXOR. Exor is a corporation organized under the laws of Luxembourg. The present principal business activity of Exor is to invest and hold participations in selected industries through substantial direct or indirect equity participations in companies that have a leading position in their respective industries. For purposes of the Exchange Act, Exor is deemed to be controlled by Istituto Finanziario Industriale S.p.A., a corporation organized under the laws of Italy ("IFI"). The present principal business activity of IFI is as a holding company providing financial and organizational assistance to the companies in which it has a direct or indirect controlling interest. Such companies include Exor and a wide variety of companies involved in diverse areas of business. The address of IFI's principal business and principal office is Corso Matteotti 26, 10121 Torino, Italy. For purposes of the Exchange Act, IFI is deemed to be controlled by Giovanni Agnelli e C. S.a.a., an Italian limited partnership represented by shares ("GA"). The present principal business activity of GA is to ensure the cohesion and continuity of the management of its controlling interest in IFI. The address of GA's principal business and principal office is Via del Carmine 2, 10122 Torino, Italy. For purposes of the Exchange Act, GA is deemed to be controlled by its General Partners, Giovanni Agnelli, Umberto Agnelli, Gianluigi Gabetti, Cesare Romiti, Gabriele Galateri and Carlo Camerana. Exor's business address is 2 Boulevard Royal, Luxembourg.



    TROUTLET. Troutlet is a British Virgin Islands corporation that is the holding company for the investment in RCPI by Burtonwood Holdings, Ltd., a British Virgin Islands corporation that is wholly owned by Stavros S. Niarchos. Troutlet's business address is Villa Bijou, 19, Avenue de la Costa, Monte Carlo, MC98000, Monaco. As permitted by the Merger Agreement, Troutlet has designated each of Gribble Investments (Tortola) BVI, Inc., a British Virgin Islands corporation ("Gribble"), and Weevil Investments (Tortola) BVI, Inc., a British Virgin Islands corporation ("Weevil"), to fund a portion of Troutlet's funding commitment under the Merger Agreement. All of the stock of Gribble is owned by Bontebok Investments (Tortola) BVI, Inc., a British Virgin Islands corporation, all of whose stock is owned by Philip S. Niarchos. All of the stock of Weevil is owned by Bunting Investments (Tortola) BVI, Inc., a British Virgin Islands corporation, all of whose stock is owned by Spyros S. Niarchos. Philip S. Niarchos and Spyros S. Niarchos are adult children of Stavros S. Niarchos. See "Special Factors -- Background of the Merger" and "The Merger -- Source and Amount of Funds".

HOLDINGS


    Holdings is a Delaware corporation recently organized by the Investors for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Immediately prior to the consummation of the Merger, Whitehall, Exor, Gribble, Weevil, Troutlet, the affiliate of Mr. Rockefeller and Rockprop will respectively own 50.0%, 20.5%, 8.0%, 8.0%, 4.5%, 4.5% and 4.5% of the issued and outstanding shares of capital stock of Holdings. In exchange for their respective interests in Holdings, each of the Investors will make a captial contribution having a value proportionate to the interest received. Such capital contributions will consist of cash and, in the case of Whitehall, its SARs and Warrants, which will automatically be canceled and retired in the Merger with no consideration being delivered in exchange therefor. Holdings's executive offices are located at 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1085.


                                SPECIAL FACTORS

BACKGROUND OF THE MERGER


    RCPI was formed in 1985 to permit public investment in the Property. Substantially all of RCPI's assets are represented by the Mortgage Note issued on September 15, 1985 by the two partnerships that constitute the Borrower and that together own the Property. The partners of the Borrower are RGI and entities directly or indirectly owned by RGI. Mitsubishi Estate Company, Ltd. ("Mitsubishi Estate") owns an 80% interest in RGI and Rockefeller family interests (the "Rockefeller Interests") own the remainder.



    The Mortgage Note is in the aggregate principal amount of $1.3 billion, matures on December 31, 2007 and provides for base interest at increasing stated annual rates and additional interest ("Additional Interest") through December 31, 2000 and for floating interest rates thereafter. There are no scheduled payments of principal under the Loan Agreement under which the Mortgage Note was issued (as amended, the "RGI Loan Agreement") prior to maturity in 2007. The Mortgage Note provides for the payment of Additional Interest to RCPI for each year through 2000 in which the Gross Revenues (as defined in the Mortgage Note) of the Property exceed $312.5 million. No Additional Interest has been earned by RCPI.



    The Mortgage Note is secured by two mortgages on the Property in the aggregate amount of $1.3 billion: a $1.255 billion mortgage and a $45 million leasehold mortgage. The RGI Loan Agreement does not require the recording of the $1.255 billion mortgage; however, it permits RCPI to record the $1.255 billion mortgage at the Borrower's expense if certain events occur, including if, in RCPI's judgment, a material adverse change occurs in the Property or in the Borrower's financial or other condition or prospects. In addition, the RGI Loan Agreement requires the Borrower, subject to certain conditions, to maintain in effect one or more letters of credit (the "RGI Letters of Credit") during the term of the Mortgage Note in varying amounts to secure certain of the Borrower's obligations under the Mortgage Note. Beginning April 1, 1995, the amount of the RGI Letters of Credit was $50 million.


    The Mortgage Note is convertible at RCPI's option on December 31, 2000 or, if an event of default under the RGI Loan Agreement has occurred and is continuing, any earlier date specified by RCPI into a 71.5% general partnership interest in the partnership that would then own the Property. The amount of RCPI's equity interest is subject to reduction in the event of certain prepayments on the Mortgage Note.

    Simultaneously with its initial public offering in 1985, pursuant to the Indenture dated as of September 15, 1985 between RCPI and Manufacturers Hanover Trust Company (as amended, the "Convertible Debenture Indenture"), RCPI issued Current Coupon Convertible Debentures due 2000 in an aggregate principal amount of $335 million (the "Current Coupon Convertible Debentures") and Zero Coupon Convertible Debentures due 2000 in an aggregate face amount of $952.3 million (the

"Zero Coupon Convertible Debentures" and, together with the Current Coupon Convertible Debentures, the "Convertible Debentures") that are convertible into shares of Common Stock on December 31, 2000 or on an earlier date upon the occurrence of an Event of Default thereunder or if such Convertible Debentures were called for redemption. Any Convertible Debentures that remain outstanding on December 31, 2000 will be exchanged for seven-year nonconvertible floating rate notes of RCPI. The Current Coupon Convertible Debentures would be convertible on December 31, 2000 at $11.82 per Share, the Zero Coupon Convertible Debentures would be convertible on that date at $21.79 per Share;
the Convertible Debentures would be convertible at higher prices per Share if converted at an earlier date, subject in each case to the anti-dilution provisions therein. Since the Convertible Debentures are substantially out of the money, the possible conversion of these securities has been excluded in all calculations of RCPI's fully diluted equity in this Proxy Statement, including in calculating the amount of equity to which the Whitehall Group may be entitled upon the happening of certain events.



    In 1987, RCPI commenced a program to repurchase its Convertible Debentures in order to reduce the potential dilution to the stockholders of RCPI from the conversion of Convertible Debentures and to reduce its interest expense on the Current Coupon Convertible Debentures, which bore interest at 8% per annum through 1994 and at 13% per annum thereafter. RCPI initially funded these repurchases through floating rate short-term unsecured bank loans. RCPI had short-term borrowings totalling $136.5 million, $357.8 million and $364.0 million from commercial banks at December 31, 1987, 1988 and 1989, respectively. The bank borrowings bore interest at rates that approximated 9.02%, 9.45% and 8.92% at December 31, 1987, 1988 and 1989, respectively. By year-end 1992, Current Coupon Convertible Debentures and Zero Coupon Convertible Debentures with face values of $121.8 million and $366.1 million, respectively, had been repurchased at an aggregate price of $217.3 million.


    In 1987, RCPI also began acquiring a portfolio of investment securities, which was initially funded by the proceeds of the short-term unsecured bank loans described in the preceding paragraph. RCPI acquired the portfolio primarily to provide it with cash income to help RCPI make the required interest payments on the short-term loans. At December 31, 1992, RCPI's portfolio of investment securities had a book value of $137.2 million.



    In 1990, in order to lengthen the maturity of its short-term debt, RCPI initiated a commercial paper program and fully repaid its outstanding short-term bank loans of $364.0 million with the proceeds from the issuance of commercial paper. The commercial paper program was originally supported by two letters of credit, each in the amount of $200 million, one of which was scheduled to expire in May 1993 (the "May 1993 letter of credit") and the other in June 1995 (the "June 1995 letter of credit"). At December 31, 1992, RCPI had $378.3 million of commercial paper outstanding.



    In connection with its incurrence of short-term bank loans, and acquisition of portfolio securities, RCPI entered into interest rate swap agreements in 1987 and 1988 with financial institutions that were intended either to fix a portion of RCPI's interest rate risk on floating rate debt ("Liability Swaps") or to fix the yield on its floating rate portfolio securities ("Asset Swaps" and, together with the Liability Swaps, the "Swaps"). The Liability Swaps were intended to protect RCPI against the risks of increases in the interest rates payable by RCPI on its floating rate debt and the Asset Swaps were intended to protect RCPI against the risks of decreases in the returns received by RCPI on its floating rate portfolio securities. At December 31, 1992, RCPI had in effect swap arrangements in the notional principal amounts of $305 million in Liability Swaps and $40 million in Asset Swaps. Under the Liability Swaps, RCPI paid a fixed rate of interest semiannually (weighted average interest rate of 9.71% at December 31, 1992) and received a variable rate of interest semiannually equal to 180-day LIBOR (weighted average interest rate of 3.55% at December 31, 1992). Under the Asset Swaps, RCPI received a fixed rate of interest semiannually (weighted average interest rate of 9.47% at December 31, 1992) and paid a variable rate of interest quarterly equal to 90-day LIBOR (weighted average interest rate of 3.67% at December 31, 1992). In 1992, RCPI paid out $14.6 million under the Liability

Swaps and it received $2.1 million under the Asset Swaps. The net settlement value of the Swaps outstanding at December 31, 1992, based on information supplied by the counterparties to the Swap contracts, was a net liability for RCPI of approximately $46 million.



    Beginning in the late 1980s, the Midtown Manhattan real estate rental market deteriorated significantly. The decline in the real estate market led to downward pressure on rents, thereby reducing current cash flows, and adversely impacted the prospects for re-leasing at increased rental rates the substantial amounts of space at the Property that were subject to leases scheduled to expire in 1994. These shortfalls would have to be covered by loans and/or equity contributions by the parents of the Borrower to the Borrower in order to enable the Borrower both to service its debt to RCPI and make necessary capital expenditures. The parents of the Borrower, however, were under no legal obligation to do so. These developments also caused the appraised value of the Property to decline from $1.8 billion at December 31, 1989 to $1.2 billion by December 31, 1992. These developments in turn adversely affected RCPI's ability to obtain financing, including renewals or refinancings of the letter of credit support for its commercial paper program.



    Beginning in 1991 with the help of its then financial advisors, Lehman Brothers, RCPI sought to renew or refinance the May 1993 letter of credit at the existing $200 million level. However, these efforts were unsuccessful and, in March 1993, RCPI entered into an agreement with the banks that were members of the lending syndicate for the May 1993 letter of credit to extend the facility until December 1994, subject to a reduction in the amount of the facility to $100 million in May 1993 and to periodic reductions thereafter. In order to fund the retirement of the commercial paper backed by the May 1993 letter of credit, RCPI liquidated its portfolio of investment securities in 1993 and 1994. RCPI used the proceeds of the liquidation and cash flow from operations to reduce its outstanding commercial paper to less than $200 million by December 1994. By December 31, 1994, RCPI had retired all of its commercial paper using the proceeds of the Goldman Sachs Financing (as defined below).



    On June 2, 1992, Mr. Rockefeller resigned as Chairman of the Board and Chief Executive Officer of RCPI and stated that he was doing so in view of his desire, at his then age of 77, to scale back the level of his corporate activities. Claude M. Ballard, Jr., a limited partner of Goldman Sachs who had been a director of RCPI since 1987, replaced Mr. Rockefeller as Chairman of the Board. Edward P. Fontaine, who had been President of RCPI since 1991, assumed the additional duties of Chief Executive Officer. On April 26, 1993, Mr. Rockefeller resigned as a director of RCPI. The Board then consisted of five members: Mr. Ballard, Benjamin D. Holloway, Peter D. Linneman, Peter G. Peterson, and Richard
A. Voell, none of whom had any other relationship with either RGI or RCPI, except Mr. Voell who was president and chief executive officer of RGI.



    Although Mr. Rockefeller did not state his reasons for retiring as a director at that time, in April 1993 RCPI's Board had decided to sever RCPI's organizational relationships with the Borrower to reduce the possibility that RCPI's dealings with the Borrower could be perceived to be on other than an arms-length basis. (Mr. Rockefeller remained Chairman of the Board of RGI after his resignation from RCPI's Board.) This decision of the Board was implemented in June 1993 when RCPI assumed responsibility for the salaries and benefits of its officers and required its officers to terminate all employment relationships with RGI and its affiliates. In addition, at that time RCPI terminated all contractual relationships between RCPI and RGI and its affiliates (other than the RGI Loan Agreement and certain agreements related thereto and RCPI's lease of office premises).


    While liquidation of RCPI's portfolio of investment securities permitted it to repay sufficient commercial paper to ultimately retire the May 1993 letter of credit, RCPI concluded in 1993 that, despite a decrease in its quarterly dividend to stockholders and other cash conservation efforts, it was likely to continue to have approximately $200 million of commercial paper outstanding when the June 1995 letter of credit expired. For this reason and in view of its net Swap liabilities, which had increased to approximately $64 million by September 30, 1993, RCPI undertook a study of its overall capital structure and retained Kidder, Peabody & Co. Incorporated ("Kidder Peabody") to assist in the study as its financial advisor in February 1994. In connection with the combination of certain businesses of Kidder Peabody and PaineWebber Incorporated ("PaineWebber"), PaineWebber succeeded Kidder Peabody in this engagement pursuant to an agreement dated December 9, 1994.


    During 1993 and 1994, RCPI, with the assistance of Kidder Peabody, investigated various financing alternatives to address the repayment of the $200 million of outstanding commercial paper supported by the June 1995 letter of credit and the reduction of RCPI's exposure on the Swaps. The various financing alternatives considered by the Board are discussed below. During this time period, RCPI and Kidder Peabody held discussions with Dai-ichi Kangyo Bank ("DKB"), the bank that issued the June 1995 letter of credit, regarding the extension of the letter of credit, with RGI and its principal stockholder, Mitsubishi Estate, and with other potential financing sources with respect to RCPI's public and private refinancing options.


    During the first half of 1994, RCPI and Kidder Peabody held numerous meetings with DKB. Although various proposals were discussed, DKB ultimately informed RCPI that it would not extend the June 1995 letter of credit in the absence of a guarantee by RGI. RCPI and Kidder Peabody thereafter discussed with RGI and J.P. Morgan Securities Inc. ("J.P. Morgan"), financial advisor to Mitsubishi Estate, the possible terms of such a guarantee. In August 1994, J.P. Morgan advised RCPI that RGI would not guarantee the June 1995 letter of credit unless RCPI agreed to (i) a reduction in the principal amount of the Mortgage Note by $250 million, (ii) a reduction in the interest rate by 75 basis points and (iii) elimination of the conversion feature in the Mortgage Note.


    As an alternative to these changes in the terms of the Mortgage Note, on August 26, 1994, J.P. Morgan, on behalf of Mitsubishi Estate, orally proposed a cash merger between RCPI and RGI, pursuant to which RCPI's stockholders would receive $4.86 per Share if RCPI did not exercise its right to record the unrecorded mortgage on the Property or $3.86 per Share if RCPI did record this mortgage, subject to further reduction in the event such recordation adversely affected the value of the Property.



    At a meeting on August 30, 1994, the Board rejected the terms on which Mitsubishi Estate would authorize RGI's guarantee of the June 1995 letter of credit principally because the Board felt that the concessions demanded by Mitsubishi Estate in exchange for such a guarantee were far too onerous to be acceptable. In addition, agreement to such concessions would have required RCPI to seek and obtain consents from the holders of the Convertible Debentures, a process which, since the Convertible Debentures are held in bearer form, would have been extremely cumbersome and highly uncertain. At this meeting, the Board also rejected the proposed cash merger as not being worthy of serious consideration because the price offered was, in the opinion of the Board, grossly inadequate and no formal written offer had been submitted. Finally, at this meeting, the Board determined that the continuing increases in the cash shortfalls at the Property and the unwillingness at that time of the stockholders of RGI to commit to cover future cash shortfalls constituted a material adverse change in the "business, operations, assets or financial condition of the [Borrower] or the prospects thereof, taken as a whole" within the meaning of the provision of the RGI Loan Agreement, entitling RCPI to record the unrecorded $1.255 billion mortgage at the Borrower's expense if RCPI determined that such a material adverse change had occurred. Accordingly, the Board directed that the unrecorded mortgage on the Property be recorded at the Borrower's expense.


    On September 6, 1994, RCPI recorded the unrecorded $1.255 billion mortgage securing the Mortgage Note and the Borrower paid the applicable mortgage recording tax of $34.5 million.

    During the spring and summer of 1994, RCPI and Kidder Peabody also had discussions with a number of potential financing sources, including Bear, Stearns & Co. Inc. ("Bear Stearns"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), a group of investors in which Gotham Partners L.P. ("Gotham") was a participant, and Goldman Sachs. From these discussions, RCPI ultimately received proposals from Bear Stearns and DLJ and from the Gotham group.

    After having had contacts in late 1993, in 1994 RCPI and Kidder Peabody received a proposal from Bear Stearns and DLJ, which involved a proposed $235 million public offering of investment grade securitized debt to be issued by a newly organized wholly owned subsidiary of RCPI ("Deucalion"). Under this structure, RCPI would sell a 49.5% participation in the Mortgage Note to Deucalion, which would publicly issue unsecured notes and pay the net proceeds of the issuance to RCPI. Although the terms of these notes were never finalized, the parties contemplated that Deucalion would issue the notes in four series, all of which would mature in 2008, subject to extension in certain events; that Deucalion would be required to make quarterly sinking fund payments between 1995 and 2000; and that three of these series would bear interest at fixed rates and one series would bear interest at a rate based on LIBOR.


    In October 1994, the Gotham group proposed to purchase 3,620,342 newly issued Shares at 90% of a specified ten trading day average price (but not less than $5.00 per Share or greater than $5.50 per Share), for a total ownership interest of 9.8% in RCPI. The Gotham proposal, as it evolved, also contemplated making available to RCPI $380 million in senior debt and $50 million in subordinated debt.


    In October 1994, a representative of Whitehall, an affiliate of Goldman Sachs, contacted RCPI to inquire whether RCPI was interested in receiving a proposal concerning a recapitalization transaction. On October 30, 1994, Goldman Sachs, on behalf of itself, Whitehall and Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs ("GSMC" and, together with Goldman Sachs and Whitehall, the "Whitehall Group"), submitted a proposal to RCPI under which they would invest $225 million in RCPI by the end of 1994. The Whitehall Group proposed that the $225 million investment would be made in the form of a $150 million floating rate loan at an interest rate of LIBOR plus 350 basis points maturing in six years and in the form of $75 million debentures at an interest rate of 14% per annum maturing at the end of 2007. The proposal also contemplated that the Whitehall Group would receive fees of 2.5% and 3% of the principal amount of the floating rate loan and the debentures, respectively, and would receive 13,600,000 warrants to purchase shares of Common Stock (equivalent to a 26.2% fully diluted equity interest in RCPI). Between October 31, 1994 and November 17, 1994, representatives of Goldman Sachs and Whitehall met with RCPI's management and representatives of Kidder Peabody to discuss the terms of the Whitehall Group proposal. The discussions centered on the number of warrants (and stock appreciation rights) to be issued in connection with the transaction, the fees to be received by the Whitehall Group, the interest rate on the floating rate loan, the prepayment premium for the debentures, the anti-dilution protection afforded the warrants (and stock appreciation rights), other covenants to be included in the debt instruments, the Whitehall Group's right to Board representation and its right to have a voice in non-routine matters brought to a stockholders' vote. Because of his affiliation with Goldman Sachs, Mr. Ballard recused himself prior to any meetings of the Board relating to the Whitehall Group proposal and thus played no role in the consideration of the October 1994 Whitehall Group proposal or any other proposal after the October 1994 Whitehall Group proposal had been made; accordingly, only the remaining members of the Board, Mr. Holloway, Dr. Linneman, Mr. Murdoch and Mr. Peterson, all of whom were disinterested with respect to any Whitehall Group proposal, considered the October 1994 Whitehall Group proposal or any competing proposal. Mr. Ballard did not represent, or negotiate on behalf of, the Whitehall Group in connection with the Whitehall Group proposal or any subsequent proposal made by, or transaction entered into with, the Whitehall Group, including the Merger Agreement and the Rights Offering Agreement.



    On November 14, 1994, RCPI filed with the Commission its Quarterly Report on Form 10-Q for the third quarter of 1994. The Form 10-Q disclosed that in October 1994 the Borrower had reissued its financial statements for the year ended December 31, 1993 and that the Borrower's auditors had issued a going concern qualification to the Borrower's financial statements. The issuance of a going concern qualification to the Borrower's financial statements did not constitute a default under the Mortgage Note.



    In the morning on November 17, 1994, the Board met to consider the Bear Stearns/DLJ, Gotham and Whitehall Group proposals. At the meeting, presentations were made by representatives of Goldman Sachs, Bear Stearns and Gotham. Representatives of Goldman Sachs stressed that the Whitehall Group was prepared to do its transaction as a "bought deal" (one sold directly to the Whitehall Group as principal rather than as an underwriter, with a minimum of conditions that could be closed within a short period of time) and that they believed they would have the necessary internal approvals for the transaction within four days. Representatives of Bear Stearns acknowledged that it would not be possible to close the Deucalion financing prior to year-end in view of the fact that a registration statement had not yet been filed with the Commission and that it would not, in any event, be possible to close the financing if prior to closing the Borrower defaulted on the Mortgage Note or if holders of the Convertible Debentures initiated a lawsuit challenging the financing on the grounds that it violated the negative pledge covenant in the Convertible Debenture Indenture. In the Convertible Debenture Indenture, RCPI had agreed not to create any lien or encumbrance on any of its assets to secure indebtedness of RCPI or any subsidiary thereof without equally and ratably securing the Convertible Debentures. Securing the Convertible Debentures would have been inconsistent with the proposed terms of the Deucalion financing. The representatives of Bear Stearns also stated that, while they were prepared to consider a "bought deal" of Deucalion securities, they were not in a position to commit either Bear Stearns or DLJ to such a transaction at that time. Representatives of the Gotham group acknowledged that they had not obtained, and could not guarantee that they would be able to obtain, a commitment for senior debt financing as a result of the disclosures regarding the going concern qualification to the Borrower's financial statements contained in the Form 10-Q filed by RCPI in November 1994. After these presentations, the Board reviewed these proposals with RCPI's financial and legal advisors. The Board noted that there was a substantial litigation risk that the Bear Stearns/ DLJ transaction would not close because the holders of the Convertible Debentures might bring a lawsuit alleging that the financing violated the negative pledge covenant in the Convertible Debenture Indenture. The Board also noted the substantial uncertainties surrounding the Gotham group proposal, especially the absence of a committed financing source. The Board also considered the indications it had received from the stockholders of RGI in August 1994 that they were unwilling to commit to cover future cash shortfalls at the Borrower or to provide assistance to RCPI in extending the DKB letter of credit unless RCPI agreed to significant concessions under the Mortgage Note, the fact that the amounts available under the RGI Letters of Credit would decline on January 1, 1995 from $200 million to $70 million and to $50 million on April 1, 1995 and the fact that the letter of credit support for RCPI's commercial paper would expire on June 30, 1995, as well as the substantial time it had taken RCPI to reach an agreement to retire the May 1993 letter of credit. Since the RGI Letter of Credit provided additional security for the Borrower's obligations under the Mortgage Note, the Board believed that the decline in the level of these Letters of Credit would adversely affect its ability to obtain financing from third parties. The Board thought it essential, in view of these factors, that RCPI's ability to retire this commercial paper be assured by the end of 1994. Since no registration statement had been filed relating to the Bear Stearns/DLJ transaction, the Board believed that it would not have been possible to complete the transaction until the beginning of 1995 at the earliest. The impact of the delay and the litigation discussed above relating to the Bear Stearns/DLJ transaction led the Board to conclude that the Whitehall Group proposal was more favorable.



    On this basis, while the Board believed that the Whitehall Group proposal was more expensive than the other proposals, the Board determined that the significantly higher level of certainty that it could be consummated made the Whitehall Group proposal more attractive than the other proposals. On January 23, 1995, Bear Stearns and DLJ commenced an action against RCPI alleging that RCPI breached the engagement letter the parties had entered into with respect to the proposed Deucalion transaction. See "Special Factors -- Certain Litigation".


    Later on November 17, 1994, RCPI entered into a letter of intent with Goldman Sachs and Whitehall, which reflected the Whitehall Group's proposal and, among other things, prohibited RCPI from negotiating with other parties while the Whitehall Group transaction was pending, except that the Board could consider an unsolicited offer to purchase all of RCPI's securities at a significant premium over the then market value thereof.

    Between November 17, 1994 and December 18, 1994, the Whitehall Group and its legal advisors had frequent discussions and meetings with RCPI and its legal and financial advisors to negotiate the definitive terms and documentation of the recapitalization proposal contained in the November letter of intent.


    On December 9, 1994, RCPI received a letter from RGI proposing a cash merger transaction in which RGI would acquire 100% of the outstanding shares of RCPI for $5.40 per Share in cash, subject to adjustment to reflect the payment of any dividend by RCPI prior to closing. The fact that the proposal was subject to (i) approval by the stockholders of RGI, which was privately held, (ii) the termination of the Goldman Sachs proposal at an acceptable cost, (iii) the unilateral cessation by RCPI of discussions with Goldman Sachs and (iv) the prohibition of RCPI's disclosure of the discussions to any third party, led the Board to conclude that the proposal was not worthy of serious consideration and thus it rejected the offer, despite the higher price contained therein when compared to Mitsubishi Estate's proposal on August 26, 1994.



    On December 16, 1994, RGI submitted a second letter to RCPI stating that RGI's shareholders had authorized a revision of the December 9, 1994 offer to increase the proposed price to $6.00 per Share. The letter also stated that the new price would not be adjusted downward to reflect RCPI's December dividend and that, if required by RCPI's agreement with Goldman Sachs, RCPI could share its terms with Goldman Sachs. The terms and conditions of the December 9, 1994 offer otherwise remained the same. Despite the higher price, the Board determined that the revised proposal was not worthy of serious consideration. Additionally, PaineWebber, which had succeeded Kidder Peabody as RCPI's financial advisor on December 9, 1994, expressed the view that the amended offer was also inadequate from a financial standpoint.



    In connection with its opinion, PaineWebber reviewed the terms of the amended RGI offer on the basis of the discounted equity value methodology described below under "Opinion of PaineWebber". For the purpose of such analysis, PaineWebber used the Douglas Elliman 1994 appraisal methodology and underlying Property cash flow projections through 2007 provided by RCPI management as described below under "Certain Financial Projections". PaineWebber derived a terminal value for the Property at 2007 of $2.1 billion based on the projections. PaineWebber also considered a scenario in which the Property would have an assumed value of $1.3 billion at 2007 for the purpose of illustrating the impace of holding the Mortgage Note to its stated maturity at 2007. At the assumed $1.3 billion terminal value, it was assumed that it would not be economical for RCPI to convert the Mortgage Note at 2000 into a 71.5% equity interest in the Property and RCPI would accordingly hold the Mortgage Note until stated maturity in 2007. At the derived $2.1 billion terminal value, it was assumed that it would be economical for RCPI to convert the Mortgage Note at 2000 and RCPI would hold its 71.5% equity interest in the Property until 2007. In each case, the terminal values and projected dividends were then discounted back to the present using discount rates of between 9.5% and 12.0%. PaineWebber also assumed for the purpose of this analysis that RCPI's $193 million of outstanding commercial paper would be refinanced at an interest rate of 11.0% and that the Mortgage Note interest rate would be reset in accordance with its terms at 2000 (if not converted into equity at the date) at a rate of 6.62% (based on LIBOR assumed at 5.62% plus 100 basis points). Based on this analysis, PaineWebber derived a range of possible equity values of $7.16 to $10.55 per fully diluted share of Common Stock. PaineWebber also conducted a comparative transaction analysis, which resulted in a range of possible equity values for RCPI of $5.94 to $15.37, and a comparative company analysis, which resulted in a range of possible equity values for RCPI of $5.15 to $12.56. However, PaineWebber did not consider the comparative transaction analysis and the comparative company analysis to be as meaningful as the discounted equity value analysis. PaineWebber also noted that under the terms of RGI's proposal the proposed purchase price would be reduced by any dividends paid to RCPI shareholders after the December dividend. The analysis is filed as an exhibit to the Schedule 13E-3 filed with the Commission in connection with the Merger. For a description of the qualification and selection of PaineWebber, and a description of certain relationships between PaineWebber and the Company, see "Opinion of PaineWebber".



    On December 18, 1994, RCPI entered into the Loan Agreement dated as of December 18, 1994 (the "GSMC Loan Agreement") between RCPI and GSMC, as agent and lender; the Debenture Purchase Agreement dated as of December 18, 1994 (the "Debenture Purchase Agreement") between RCPI and Whitehall; the Warrant Agreement dated as of December 18, 1994 (as amended, the "Warrant Agreement") between RCPI and Chemical Bank, as Warrant Agent; the SAR Agreement dated as of December 18, 1994 (as amended, the "SAR Agreement") between RCPI and Chemical Bank, as SAR Agent; and a letter agreement dated December 18, 1994 (the "Board Letter" and, together with the GSMC Loan Agreement, the Debenture Purchase Agreement, the Warrant Agreement and the SAR Agreement, the "Goldman Sachs Financing") between RCPI and Whitehall with respect to certain corporate governance issues.


    On December 18, 1994, RCPI issued to Whitehall 4,155,927 warrants (the "Warrants") to acquire an equal number of newly issued shares of Common Stock at $5.00 per Share pursuant to the Warrant Agreement and 5,349,541 stock appreciation rights (the "SARs") pursuant to the SAR Agreement. The SARs are convertible into 14% Debentures or, if the provisions of the RCPI Charter relating to the Limit are amended so that Whitehall may hold additional Warrants, the SARs will be automatically converted into an equal number of Warrants. The closing price of the Common Stock on November 17, 1994, prior to the announcement of the execution of the letter of intent with respect to the Warrants and the SARs, was $4.00 per Share. The Warrants and the SARs, together, represented the equivalent of a 19.9% fully diluted equity interest in RCPI. In view of the Limit, the Board decided to provide Whitehall with Warrants that only amounted to a 9.8% fully diluted equity interest in RCPI and to provide Whitehall with the balance of a 19.9% fully diluted equity interest in the form of SARs whose conversion into Warrants is precluded if such a conversion were to violate the Limit. Accordingly, as a result of the Limit, the Whitehall Group could not exercise voting power in excess of 9.8% unless the stockholders of RCPI voted to change or eliminate the Limit. At RCPI's Annual Meeting of Stockholders held on June 8, 1995, the Board recommended that the stockholders of RCPI approve an amendment to the RCPI Charter whereby the Board, in its discretion, would be able to exempt the transfer and ownership of shares of Common Stock from the Limit.



    Pursuant to the Board Letter, RCPI agreed to grant to Goldman Sachs the right to designate one member of RCPI's Board of Directors to reflect Whitehall's 19.9% fully diluted equity interest in RCPI represented by the Warrants and SARs (all of which are owned by Whitehall and its affiliates), and RCPI agreed to amend its By-laws so that, unless approved by the holders of not less than 62.5% of the Warrants and SARs, matters submitted to RCPI's stockholders (other than the election of directors or the ratification of appointments of auditors) would, unless a different vote was specified in the DGCL or in the RCPI Charter, require the approval of the holders of 62.5% of the then outstanding shares of Common Stock (the "Supermajority Voting Requirement"). On December 29, 1994, Mr. Ballard resigned as Chairman of the Board and as a director of RCPI to create the vacancy on the Board to be filled pursuant to the Board Letter and the remaining members of the Board, Mr. Holloway, Dr. Linneman, Mr. Murdoch and Mr. Peterson, elected Daniel M. Neidich, a partner of Goldman Sachs who had led the negotiations relating to the Goldman Sachs Financing on behalf of the Whitehall Group, as a director pursuant to the Board Letter; at the same time, Dr. Linneman was elected Chairman of the Board.



    On December 29, 1994, RCPI issued $150 million of Floating Rate Notes due December 31, 2000 (the "Floating Rate Notes") to GSMC pursuant to the GSMC Loan Agreement and $75 million of 14% Debentures due December 31, 2007 (the "14% Debentures") to Whitehall pursuant to the Debenture Purchase Agreement. The net proceeds of $212.5 million from such issuances were used to retire commercial paper borrowings of $193 million and to retire Swaps with a net notional principal amount of $145 million at a cost of $9.9 million. The remaining net proceeds from the Goldman Sachs Financing were used for general corporate purposes. RCPI maintained Liability Swaps in the notional principal amount of $105 million to partially hedge the Floating Rate Notes. The Floating Rate Notes bear interest at the rate of 400 basis points over LIBOR. During 1995, quarterly interest payments on the Floating Rate Notes ranged from $2.7 million to $3.9 million. In addition, RCPI was required to make a $3.0 million minimum principal payment on the Floating Rate Notes during 1995, which was satisfied by its September 1, 1995 cash flow sweep payment of $33.7 million discussed below.


    RCPI pledged the Mortgage Note and certain other collateral as security for the repayment of the Floating Rate Notes and the 14% Debentures, and equally and ratably secured the Convertible Debentures as required by the Convertible Debenture Indenture. The 14% Debentures were expressly subordinated to the Floating Rate Notes pursuant to an intercreditor agreement between GSMC and Whitehall.

    The Floating Rate Notes are prepayable by RCPI at any time, in whole or in part, at 103% of the principal amount prepaid (plus accrued interest) during the period ending December 29, 1995, at

101.5% of the principal amount prepaid (plus accrued interest) thereafter until December 29, 1996 and at par (plus accrued interest) thereafter. The 14%
Debentures are not redeemable by RCPI before December 30, 2000, but are prepayable thereafter at declining redemption prices. RCPI is required to make minimum scheduled principal payments on the Floating Rate Notes annually. There are no scheduled principal payments on the 14% Debentures until maturity. In the event that RCPI's net cash flow is insufficient to pay interest on the 14% Debentures when due, interest need not be paid in cash (and such interest will accrue). Both the Floating Rate Notes (on a quarterly basis) and the 14%
Debentures (on a semiannual basis) are subject to mandatory prepayment from RCPI's net cash flow (the "cash flow sweep"), which is defined as all of its gross receipts, including the net proceeds of any sale of equity by RCPI, minus actual operating expenses incurred; interest paid or accrued (on a straight line basis) on the Floating Rate Notes, 14% Debentures, Current Coupon Convertible Debentures and other debt permitted under the GSMC Loan Agreement; dividends paid or accrued; and distributions paid or accrued on the Warrants and the SARs.


    The Floating Rate Notes and the 14% Debentures contain various covenants, including the following: (i) a prohibition on any increase in RCPI's outstanding debt (other than up to $10 million for working capital purposes); (ii) a prohibition on debt prepayment or any amendment thereof if quarterly debt service would be materially increased or net cash flow would be materially decreased; and (iii) a prohibition on the sale or disposition of any part of RCPI's property other than in the ordinary course of business, except pursuant to a merger or consolidation in which RCPI would be the surviving corporation, having a number of outstanding shares of capital stock no greater than that of RCPI immediately prior to such transaction and in which no default under the Goldman Sachs Financing would occur.
    The Warrant Agreement and the SAR Agreement also contain various covenants, including covenants prohibiting RCPI from issuing equity other than Common Stock, prohibiting RCPI from issuing Common Stock at prices less than the "fair market value of Common Stock" (defined as the 90-day trailing average market price) and requiring RCPI to issue additional Warrants and SARs to the holders thereof to permit such holders to maintain their 19.9% fully diluted equity interest in RCPI, if RCPI were to issue additional Common Stock.


    In deciding to enter into these arrangements with GSMC and Whitehall in December 1994, the Board had considered the indications it had received from the stockholders of RGI in August 1994 that they were unwilling to commit to cover future cash shortfalls at the Borrower or to provide assistance to RCPI in extending the DKB letter of credit unless RCPI agreed to significant concessions under the Mortgage Note, the fact that the amounts available under the RGI Letters of Credit would decline on January 1, 1995 from $200 million to $70 million and to $50 million on April 1, 1995 and the fact that the letter of credit support for RCPI's commercial paper would expire on June 30, 1995, as well as the substantial time it had taken RCPI to reach an agreement to retire the May 1993 letter of credit. Since the RGI Letters of Credit provided additional security for the Borrower's obligations under the Mortgage Note, the Board believed that the decline in the level of these Letters of Credit would adversely affect its ability to obtain financing from third parties. The Board thought it essential, in view of these factors, that RCPI's ability to retire this commercial paper be assured by the end of 1994. Because neither Whitehall nor GSMC was an affiliate of RCPI prior to the Goldman Sachs Financing, because the Board was disinterested as a result of Mr. Ballard's recusal and because the Board viewed the transaction to be primarily in the nature of a financing, the Board did not obtain a fairness opinion in making its decision to enter into the Goldman Sachs Financing.



    While the Board was aware that the terms of the arrangements with the Whitehall Group severely restricted RCPI's ability to incur additional debt or raise money through equity financing, the Board did not believe more flexible terms were likely to become available if the Board deferred a decision into 1995, inasmuch as the June 30, 1995 expiration date for the $200 million letter of credit backing RCPI's commercial paper approached and the amounts available under the RGI Letters of Credit decreased. Consummation of the Bear Stearns/DLJ transaction would probably have had the practical effect, in the absence of a dramatic improvement in conditions in the Midtown Manhattan real estate market, of restricting RCPI's ability to incur additional debt or raise additional equity because RCPI's assets would have consisted only of a 50.5% participation in the Mortgage Note and its equity interest in Deucalion. Under the proposed terms of the financing contemplated by the Gotham proposal no additional indebtedness other than $10 million for working capital purposes would have been permitted.

    On January 11, 1995, Douglas Elliman Appraisal and Consulting Division ("Douglas Elliman"), an independent appraisal firm, issued an appraisal of the Property (the "Douglas Elliman 1994 Appraisal"), in which it concluded that, as of December 31, 1994, the fair market value of the Property was $1.25 billion, an increase of $100 million from the value assigned in an appraisal conducted by the same firm as of December 31, 1993. On February 15, 1995, The Weitzman Group, Inc. ("The Weitzman Group"), an independent real estate consulting firm, issued a review and concurrence report ("The Weitzman Group Concurrence Report") in which it stated that, based upon the review described in such report, it concurred with the Douglas Elliman 1994 Appraisal and that, in its opinion, the market value estimated by Douglas Elliman did not vary by more than 5% from the market value The Weitzman Group would estimate in a full and complete appraisal of the same interests. See "Special Factors - Douglas Elliman 1994 Appraisal; The Weitzman Group Concurrence Report".



    In late April 1995, representatives of RGI approached RCPI and suggested the possibility that RGI might discontinue financial support of the Property and that RGI might also wish to acquire all of the outstanding stock of RCPI. The discussions were exploratory in nature and the representatives of RGI made clear to RCPI and PaineWebber that they were not authorized to make any specific offers.



    Subsequently, at RCPI's initiation, representatives of PaineWebber on behalf of the Company engaged in "brainstorming" discussions with representatives of the Whitehall Group regarding contingency plans should RGI actually discontinue financial support for the Property; no specific plans or agreements were proposed or developed. Representatives of Whitehall approached several potential investors to ascertain whether they might be interested in becoming partners with Whitehall in a possible purchase of the Mortgage Note; the contacts were exploratory in nature and therefore no specific proposals were discussed and no agreements or understandings were reached.



    On May 11, 1995, RCP and RCPA filed voluntary petitions (the "Chapter 11 Case") for protection under Chapter 11 of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), one result of which was a cessation of the Borrower's payments to RCPI on the Mortgage Note. At a meeting on May 11, 1995, the Board concluded that such cessation would lead to an exhaustion of RCPI's cash reserves; therefore, the Board determined that it should commence negotiations with the Whitehall Group with respect to possible waivers under the Goldman Sachs Financing. To facilitate these negotiations, as well as to explore other financing or acquisition alternatives, the Board approved the creation of a Special Committee (the "Special Committee") of the Board on May 11, 1995. The Special Committee consisted of Mr. Holloway, Dr. Linneman, Mr. Murdoch and Mr. Peterson. Mr. Neidich, Goldman Sachs's designee on RCPI's Board, was not a member of the Special Committee. The Special Committee, rather than the entire Board, considered and negotiated, on behalf of RCPI, all financing and acquisition alternatives and proposals through August 8, 1995, the date on which Mr. Neidich resigned from the Board. Because Mr. Neidich was not a member of the Special Committee, Mr. Neidich did not participate in the consideration or negotiation of any such financing or acquisition alternatives or proposals on behalf of RCPI or the Board from and after May 11, 1995, the date on which the Special Committee was formed. Mr. Neidich did participate in negotiations on behalf of the Whitehall Group in connection with the proposals of, and transactions involving, the Whitehall Group described herein, including the negotiation of the Merger Agreement and the Rights Offering Agreement. The members of the Special Committee were disinterested with respect to all matters pertaining to the Whitehall Group described herein. PaineWebber acted as financial advisor to the Special Committee and the law firms of Shearman & Sterling, counsel to RCPI, and Weil, Gotshal & Manges, special counsel to RCPI in connection with the Borrower's Chapter 11 Case, acted as counsel to the Special Committee. The Special Committee concluded that the large payment that would have to be made on September 1, 1995 under the cash flow sweep provisions of the Goldman Sachs Financing would largely exhaust RCPI's operating cash. For that reason, the Special Committee determined that RCPI needed to have a financing plan in place by mid-August.



    On Friday, May 12, 1995, and Monday, May 15, 1995, following the filing by the Borrower for protection under the Bankruptcy Code, trading of the Shares on the NYSE was halted. Trading of the Shares on the NYSE recommenced on May 16, 1995.

    Following the filing of the Borrower's Chapter 11 Case, in addition to addressing the short-term liquidity issues that RCPI faced, the Special Committee evaluated the possibility of RCPI's obtaining title to the Property, concluding that it would be in RCPI's best interests if it could accelerate the Chapter 11 Case and obtain title to the Property in order to minimize the risk attendant to the continued ownership of the Property by the Borrower. The determination was based upon the fact that RGI had stated that it would no longer provide financial support for the Property. Since RCPI's sole source of revenue, other than a drawing under the RGI Letters of Credit, was interest income on the Mortgage Note and the income from the Property was insufficient to pay for the costs and expenses of operation of the Property, taxes and debt service on the Mortgage Note, continued ownership of the Property by the Borrower would deprive RCPI of significant revenue and could lead to a significant diminution in the value of the Property, which in turn would diminish the value of RCPI. The Special Committee would have considered a refinancing or sale of the Property by the Borrower if either of those options had become available and would have resulted in a transaction that the Committee believed would have produced a greater value to RCPI's stockholders than RCPI's ownership of the Property. Under Chapter 11, the Borrower had the exclusive right for 120 days to propose a plan of reorganization. While this 120-day exclusivity period is routinely extended in most bankruptcies, RCPI was advised by its bankruptcy counsel that, after expiration of the initial exclusivity period on September 8, 1995, it could seek an order of the Bankruptcy Court terminating the Borrower's exclusive right to propose a plan of reorganization and authorizing RCPI to file a plan of reorganization under which it would take title to the Property. In this connection, in May 1995, the Special Committee concluded that RCPI's goal of obtaining title to the Property would be jeopardized if it could not demonstrate in the Chapter 11 Case that RCPI could successfully operate the Property and that it had access to funds to cover the short-term cash flow deficits that the Property was projected to continue to generate, as well as RCPI's own debt service.



    In undertaking its duties, the Special Committee recognized that RCPI's financing arrangements, including the Goldman Sachs Financing, as described above, restricted RCPI's ability to issue equity, repay existing debt, incur additional debt (other than up to $10 million for working capital purposes), and sell the assets of RCPI (which were pledged to secure existing debt) and that the 14% Debentures by the terms of the Debenture Purchase Agreement generally could not be redeemed prior to 2000. In addition, the Special Committee recognized that RCPI's ability to pursue certain alternatives would be limited by the terms of the RCPI Charter. At RCPI's Annual Meeting of Stockholders held on June 8, 1995, to increase RCPI's flexibility, the Board recommended that the stockholders of RCPI approve an amendment to the RCPI Charter whereby the Board, in its discretion, would be able to exempt the ownership and transfer of shares of Common Stock from the Limit. Under the terms of the SAR Agreement with Whitehall, if the stockholders approved the proposed amendment, all of the SARs would have been automatically converted into Warrants. The proposal failed to achieve the requisite 80% stockholders' vote.



    On May 15, 1995, after discussions with PaineWebber, the Whitehall Group made a proposal to restructure the Goldman Sachs Financing by generally deferring all payments of principal and interest on the Floating Rate Notes and the 14% Debentures for 18 months and otherwise amending the terms of the Goldman Sachs Financing in a manner substantially similar to that proposed on June 20, 1995 as outlined below.


    Following receipt of the Whitehall Group's original proposal on May 15, 1995, the Special Committee instructed PaineWebber to further explore the proposal with the Whitehall Group and to solicit proposals from alternative financing sources or outside investors in order to obtain the best possible terms for RCPI and its stockholders.

    On May 18, 1995, Leucadia National Corporation ("Leucadia") and its subsidiaries filed a Schedule 13D with the Commission reporting that they had acquired 2,705,200 shares of Common Stock (7.1% of the shares of Common Stock outstanding) and that they would seek to influence management of RCPI.

    Due to the Borrower's failure to make the May 31, 1995 interest payment on the Mortgage Note, RCPI drew down the full $50 million then available under the RGI Letters of Credit, $33.7 million of which was required to be repaid on September 1, 1995 under the cash flow sweep provisions of the Goldman Sachs Financing. In view of the cessation of payments to RCPI on the Mortgage Note, the Special Committee concluded in May 1995 that RCPI's operating cash would be largely exhausted after the September 1 cash flow sweep payment, possibly causing immediate covenant defaults under the Floating Rate Notes and causing eventual payment defaults on RCPI's debt.


    On June 20, 1995, the Whitehall Group submitted a proposal to provide that cash interest payments on the Floating Rate Notes and the 14% Debentures would be deferred until December 1996, mandatory principal payments on the Floating Rate Notes would be suspended through December 31, 1996 and the cash flow sweep provisions of both the Floating Rate Notes and the 14% Debentures would be waived for any payment due as a result of any drawdown on the $50 million RGI Lettters of Credit, in each case, so long as the Borrower was in payment default under the Mortgage Note, RCPI had not taken title to the Property and certain defaults had not occurred. The prepayment penalties under the Floating Rate Notes would be increased and the maturity of the Floating Rate Notes would be changed from December 31, 2000 to December 31, 1999. In addition, $50 million principal amount of Floating Rate Notes would be converted into $50 million principal amount of 14% Debentures and approximately 6.3 million additional SARs would be issued to Whitehall to reflect Whitehall's increased investment in the 14% Debentures and approximately 1.6 million SARs would be issued to Whitehall pursuant to the antidilution provisions of the Warrant Agreement and the SAR Agreement (which would increase Whitehall's fully diluted interest to 31.3% of
RCPI). The interest rate on the remaining $100 million principal amount of the Floating Rate Notes would be increased from LIBOR plus 4% to LIBOR plus 8% (the default rate under the GSMC Loan Agreement). The interest rate on the 14% Debentures would be increased to 15%. After December 1, 1996, the interest rate on the Floating Rate Notes would return to the original rate. The proposal further provided for an increase in the Supermajority Voting Requirement from 62.5% to 72.8% (to reflect the issuance of the additional SARs), the payment of a $1.5 million debt restructuring fee to GSMC and Whitehall and reimbursement of the Whitehall Group's expenses.



    On June 21, 1995, the Special Committee met to review the results achieved to date in soliciting proposals from financing sources and investors.
PaineWebber reported that it had held discussions with 14 sophisticated investors regarding financings. These discussions resulted in two preliminary proposals for debt financings, which would have addressed RCPI's short-term capital needs, and the preliminary proposal of the Whitehall Group described above. PaineWebber reported that the two non-Whitehall Group proposals would have required the consent of the Whitehall Group, would have resulted in a high degree of leverage for RCPI and would not have provided the flexible capital structure the Board deemed necessary to obtain ownership of the Property in the Borrower's Chapter 11 Case. The Special Committee advised PaineWebber that because the high degree of leverage associated with debt proposals was inconsistent with RCPI's strategic direction, PaineWebber should not pursue these debt proposals. One of the debt proposals (from Equity Office Properties, Inc. ("EOP"), a company controlled by Samuel Zell) also included a brief description of a possible alternative proposal that EOP indicated it would be willing to consider, which proposal would have involved a $250 million equity investment in RCPI for a 50% equity interest in RCPI. Because the Special Committee had just begun to explore the market for equity investors and the price proposed by EOP was not sufficiently compelling to merit the termination of such exploration, the Special Committee decided not to actively pursue the EOP proposal at that time and instructed PaineWebber to continue to solicit proposals from potential financing sources and investors for the sale of RCPI as a whole or for the sale of a significant equity interest in RCPI. Between June 21 and early August, several exploratory conversations between Dr. Peter D. Linneman, Chairman of the Board of RCPI, and Mr. Zell took place, although no specific proposals were made until early August, as described below.



    Between June 20, 1995 and July 18, 1995, the Whitehall Group and its legal counsel initiated several telephone calls with RCPI and its financial and legal advisors in an effort to elicit a response to the Whitehall Group proposal. Such calls did not involve any material discussions with respect to the Whitehall Group proposal. At a meeting on July 18, 1995 between RCPI's management and representatives of the Whitehall Group, RCPI's management informed the Whitehall Group that RCPI had a preference for a recapitalization transaction that would involve an infusion of equity in order to reduce the debt-to-equity ratio of RCPI. On July 18, 1995, the Whitehall Group proposed several changes to its June 20 proposal, the most important of which were:


        (i) Goldman Sachs would underwrite a $100 million publicly registered rights offering at $5.00 per share of Common Stock, in which Whitehall would be entitled to participate as a holder of Warrants and SARs.

        (ii) In addition to the approximately 7.9 million SARs that would be issued to Whitehall (as described in the June 20, 1995 proposal of the Whitehall Group described above), RCPI would issue 5 million SARs to Whitehall pursuant to the antidilution provisions of the Warrant Agreement and the SAR Agreement to account for the 20,000,000 new shares of Common Stock to be issued in the rights offering.

       (iii) The Supermajority Voting Requirement would increase from 62.5% to 69.2%.

       (iv) RCPI would pay the Whitehall Group a transaction fee of $1.5 million, plus up to an additional $5 million in customary underwriting and take-down fees in connection with the rights offering, and would reimburse its expenses.

    On July 21, 1995, RCPI issued a press release announcing a net loss in the second quarter of 1995 due to the bankruptcy filing by the Borrower. In addition, the press release stated that RCPI was exploring a wide range of strategic alternatives, emphasizing that no decisions had been reached concerning any course of action and that no assurances could be given that any transaction would be entered into. RCPI further stated that the exploration of a broad range of possibilities was part of its continuing efforts to insure that RCPI considered all possibilities that could be in the best interests of RCPI and its stockholders.

    On August 4, 1995, Gotham proposed to purchase $30 million of Common Stock at a price per share equal to the "fair market value of Common Stock" (as such term is defined in the Warrant Agreement) and to make RCPI a $10 million unsecured working capital loan at an interest rate of 13%.

    In early August 1995, following extensive discussions, RCPI received a proposal from Equity Office Holdings, L.L.C., a company controlled by Samuel Zell ("EOH"), The Walt Disney Company ("Disney") and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III ("ZML" and, together with EOH and Disney, the "Zell Group"). The Zell Group proposed to commit $30 million of short-term financing ($10 million in unsecured debt and $20 million through the purchase of Common Stock by December 1995) to RCPI. A new REIT would be formed by the Zell Group ("NUREIT") and the Zell Group would contribute to NUREIT $250 million in cash ($5.50 per share in NUREIT) in exchange for 50% of its equity on a fully diluted basis. Approximately $700 million of new lease and debt financing would be raised from third parties and secured by interests in the Property. RCPI would sell substantially all of its assets to NUREIT, which would ultimately own and operate the Property, in exchange for (i) sufficient cash to repay at par all of its debt, including the Convertible Debentures, the Floating Rate Notes and the 14% Debentures, and (ii) NUREIT common stock, common stock warrants and stock appreciation rights representing approximately 50% of the equity of NUREIT on a fully diluted basis. Under the proposal, NUREIT would assume only specified liabilities, which excluded, among other things, new litigation and other contingent liabilities. RCPI would then be liquidated. After provision for liabilities of RCPI not assumed by NUREIT, the NUREIT common stock would be distributed to RCPI's stockholders and the NUREIT warrants and stock appreciation rights would be distributed to the holders of the Warrants and SARs. The Board of Directors of NUREIT would consist of nine members, four directors appointed by the Zell Group and five independent directors. Under its proposal, the Zell Group would be entitled to upfront fees of $4.4 million (including fees under the Investment Agreement referred to below) and would be entitled to a breakup fee of $9.6 million, plus reimbursement of up to $2.0 million of certain expenses, if the arrangement were terminated for certain reasons.


    On August 7, 1995, the Special Committee met to review the results achieved in soliciting proposals from financing sources and investors. PaineWebber reported that it, RCPI's management and RCPI's legal advisors had held discussions with 24 sophisticated real estate and securities lenders and investors. Twelve of these potential lenders or investors signed confidentiality agreements and received confidential information on RCPI, and five term sheets were submitted addressing RCPI's immediate financing requirements. PaineWebber reported that two of these proposals, including a proposal for short-term financing and a proposal that RCPI issue preferred stock, would not have permitted RCPI to file a confirmable Chapter 11 plan for the Borrower and the preferred stock proposal would have violated the RCPI Charter. These two proposals were, therefore, not pursued. As a result, PaineWebber advised the Special Committee that it believed that RCPI had received three proposals that should be evaluated by the Special Committee: the Zell Group, the Whitehall Group and Gotham proposals.


    At the August 7 meeting, the Special Committee also reviewed the possibility of RCPI's filing for protection under Chapter 11 of the Bankruptcy Code and the potential consequences of such action. Advantages to such a filing would have included: (i) the imposition on the commencement date of an automatic stay of all claims that could be asserted by secured or unsecured creditors of RCPI and of all litigation against RCPI; (ii) the ability to modify the debt obligations of RCPI by a vote of the holders of two-thirds of the outstanding debt and a vote of a majority in number of holders of each class of debt impaired by the plan; (iii) the ability to amend the RCPI Charter so as to eliminate or modify any supermajority voting or other provisions therein, if desirable; (iv) the ability to suspend covenant restrictions in the Convertible Debenture Indenture, the Goldman Sachs Financing and other similar agreements of RCPI (although the breach of such covenants could give rise to additional claims against RCPI); (v) the suspension of any requirement to pay debt service on a current basis during the pendency of the Chapter 11 case; and (vi) certain tax advantages not otherwise available to RCPI.


    Significant disadvantages of filing under Chapter 11 considered by the Special Committee included: (a) the introduction of significant uncertainty and delay in acquiring title to the Property (which the Special Committee desired for the reasons described above) due to the inability of RCPI to demonstrate its financial ability to own and operate the Property while RCPI worked out its own Chapter 11 plan; (b) RCPI's diminished ability to control its future; (c) increased administrative obligations as a consequence of the Chapter 11 filing;
(d) the need to obtain Bankruptcy Court approval of all business activities outside of the ordinary course of RCPI's business; (e) the costs of professionals that might be hired by possible appointed committees of creditors and equity security holders; (f) the review and possible challenge of RCPI's actions by such committees because of their ability to influence the Bankruptcy Court's determination of actions proposed to be taken (or withheld) by RCPI; (g) the incurrence of interest at penalty rates provided for under RCPI's loan agreements, as well as additional fees and expenses of the Convertible Debenture Trustee and other agents under such agreements; and (h) the ability of the holders of indebtedness of RCPI to preclude the stockholders from retaining any interest in RCPI unless and until all creditors were paid in full or received full value for their claims, including all interest and prepayment penalties. The Special Committee did not perform and did not receive from any third party any quantitative or numerical bankruptcy analysis.


    The Special Committee believed that RCPI had substantial arguments that, under the Zell Group proposal, the Whitehall Group would be entitled to NUREIT warrants and stock appreciation rights exercisable for an approximate 9.95% fully diluted equity interest in NUREIT. However, the Whitehall Group had asserted that the antidilution provisions contained in the Warrant Agreement and the SAR Agreement entitled Whitehall to maintain a 19.9% fully diluted equity interest in NUREIT. Under the Zell Group proposal, to the extent that Whitehall was entitled to the entire 19.9% fully diluted equity interest, RCPI believed that its understanding with the Zell Group was that the resulting dilution would be split evenly between RCPI's stockholders and the Zell Group. At various times beginning in June 1995, the Whitehall Group had asserted, among other things, that the 14% Debentures could not be prepaid without its consent. The Special Committee believed that, absent the ultimate consent of the Whitehall Group or the development of a structure to permit the repayment of the 14% Debentures through operation of the cash flow sweep, RCPI might have to file a Chapter 11 petition in order to attempt to close the Zell Group transaction. Despite the uncertainties surrounding the Zell Group proposal, the Special Committee concluded at its meeting on August 7, 1995, for the reasons set forth in the description below of the Board's actions on August 15, 1995, that the Zell Group proposal was superior to RCPI's other options and recommended its approval by the Board.


    On August 8, 1995, Daniel M. Neidich resigned as a director of RCPI. In his letter of resignation, Mr. Neidich stated that his resignation did not waive any of Goldman Sachs's or Whitehall's rights with respect to RCPI, including Goldman Sachs's right to designate one member of RCPI's Board. Mr. Neidich also stated in this letter that his primary reason for resigning from the Board was the fact that he had no involvement in Board matters following his voluntary recusal due to his Goldman Sachs affiliation and because all matters relating to financing and acquisition proposals, and all negotiations relating thereto, were being considered and conducted on behalf of RCPI and the Board by the Special Committee, of which he was not a member, rather than the entire Board. Mr. Neidich further stated that, after having recused himself from the Board's restructuring discussions, it no longer made sense to remain on the Board where he could not fully participate or contribute to matters central to RCPI's future. As a result of the resignation, the members of the Special Committee were the same as the members of the Board of Directors and, therefore, the Special Committee did not meet after August 7, 1995. The members of the Board continued to be Mr. Holloway, Dr. Linneman, Mr. Murdoch and Mr. Peterson, who were disinterested with respect to the negotiations described herein.



    On August 9, 1995, a representative of EOH contacted the Whitehall Group about becoming partners with EOH in a proposal to buy 51% of the outstanding stock of RCPI at $5 per share. No agreements or understandings were reached between the parties at the time because EOH and the Whitehall Group were unable to agree upon any of the fundamental terms of a transaction.


    On August 11, 1995, Whitehall wrote a letter to RCPI reiterating its previously stated position that the Whitehall Group would not give its consent under the Goldman Sachs Financing to the proposed Zell Group transaction, as the Whitehall Group understood the terms of such proposed transaction, and that it would pursue all appropriate means to protect its investment in RCPI.


    After careful deliberation, on August 15, 1995 the Board determined that the Zell Group proposal was superior to RCPI's other options. The Board concluded that both the Zell Group and the Whitehall Group proposals would permit RCPI to avoid an immediate Chapter 11 filing and would permit RCPI to file a confirmable Chapter 11 plan in the Borrower's bankruptcy. It also concluded that the Whitehall Group proposal could be implemented without an RCPI stockholder vote, while the Zell Group proposal would require a 62.5% stockholders' vote unless the necessary consents were received from the Whitehall Group. It also concluded that the Whitehall Group proposal had greater certainty of execution than the Zell Group proposal, because of, among other things, the uncertainty of the rights of the Whitehall Group under the Zell Group proposal. On the other hand, the Board believed that the Zell Group proposal produced a more conservative capital structure, subjected NUREIT to more flexible covenants than the Whitehall Group proposal, could permit the future deleveraging of the business and gave NUREIT the potential ability to expand its business and borrow additional funds in the market. It also believed that the Zell Group proposal benefited from EOH's expertise in the property management field and from the retail and entertainment value added by Disney's participation. The Board believed that the Gotham proposal did not provide for the long-term viability of RCPI because the issuance of $30 million of Common Stock to Gotham and the borrowing of $10 million from Gotham would cover only RCPI's short-term needs.


    On August 16, 1995, RCPI and EOH executed a letter of intent with respect to the Zell Group proposal. In connection with this transaction, RCPI and ZML entered into an Investment Agreement dated as of August 18, 1995 (the
"Investment    Agreement")   pursuant    to   which    ZML   agreed    to   lend

RCPI $10 million for working capital purposes and granted RCPI the right to require ZML to purchase $10 million of Common Stock at $5.59 per share on October 2, 1995 and $13 million of Common Stock at $5.59 per share on December 5, 1995.


    On August 16, 1995, Gotham filed a Schedule 13D with the Commission, reporting that it had acquired beneficial ownership of 2,124,900 Shares for investment purposes. These Shares represented a 5.55% beneficial interest in RCPI's outstanding Common Stock. In the filing, Gotham indicated that it would seek to assist RCPI in realizing the full value of RCPI's claims in the Borrower's bankruptcy proceedings.



    On August 17, 1995, Tishman Speyer and RGI made a proposal to the Board to acquire the Mortgage Note and RCPI's other assets, offering to pay $975 million in cash, together with a 21% equity interest in the acquiring vehicle, for such assets. After continued discussions between Tishman Speyer and RGI, the proposal was withdrawn because, according to Tishman Speyer, RGI determined that it was no longer willing to participate in the ownership of the Property and to make the additional investments necessary for its continued ownership.



    In an August 17, 1995 letter, Dr. Linneman responded to Whitehall's August 11th letter, stating that RCPI had discussed proposals with various parties, including Whitehall, that the Board had concluded, based on the proposals received to date, that the stockholders of RCPI would be best served by a plan that kept Rockefeller Center substantially intact and provided needed capital to RCPI while permitting a reduction in RCPI's leverage and that the Whitehall Group proposal, as modified, would result in a debt level higher than the Board was willing to accept at that time.



    In August 1995, representatives of each of Gotham and Leucadia independently contacted Whitehall regarding the possibility of making a joint recapitalization proposal to RCPI which would include an underwritten rights offering; however, no specific proposals were discussed and no agreements or understandings were reached. Whitehall did not pursue serious negotiations with either Gotham or Leucadia at the time due to the fact that Whitehall believed a more compelling proposal could be made without Gotham or Leucadia.


    Between August 18, 1995 and August 31, 1995, representatives of the Whitehall Group and EOH and their respective legal counsel held discussions and exchanged draft letters of intent regarding a possible joint recapitalization proposal for RCPI, which included a possible investment of $200 million in cash in RCPI, on the basis of $5.59 per Share, the repayment of the Floating Rate Notes and the restructuring of other debt of RCPI. On August 31, 1995, representatives of the Whitehall Group and EOH met with Dr. Linneman and PaineWebber to discuss the possible recapitalization of RCPI. Subsequently, negotiations among representatives of EOH, the Whitehall Group and RCPI were abandoned when the parties could not reach agreement on mutually satisfactory terms. Thereafter, EOH and RCPI, on the one hand, and the Whitehall Group and RCPI, on the other, pursued independent discussions regarding RCPI.


    On August 28, 1995, Goldman Sachs, on behalf of the Whitehall Group, offered to waive the $33.7 million mandatory prepayment on the Floating Rate Notes required by the cash flow sweep, in exchange for a $500,000 waiver fee, which fee would be added to the balance due on the Floating Rate Notes. RCPI did not accept this offer because RCPI, as a result of its having entered into the Investment Agreement with ZML on August 16, 1995, had access to sufficient funds to enable it to make this mandatory payment and cover its cash requirements through the end of 1995.


    On August 29, 1995, RCPI borrowed $10 million under the Investment Agreement. On September 1, 1995, RCPI made a mandatory prepayment of $33.7 million on the Floating Rate Notes.


    In early September 1995, because of what Gotham described as its unhappiness with the terms of the Zell Group proposal as embodied in the Zell Group's letter of intent, representatives of Gotham contacted representatives of the Whitehall Group again about the possibility of making a joint rights offering proposal to RCPI. The Whitehall Group and Gotham engaged in broad conceptual discussions pertaining to the size of any rights offering, the treatment of Whitehall's Warrants and SARs and the anti-dilution protection afforded the Warrants and SARs under the Warrant Agreement and the SAR Agreement; however, no specific proposals were discussed and no agreements or understandings were reached. The Whitehall Group discontinued its discussions with Gotham because it remained convinced that it could make a more compelling offer without Gotham.



    On September 11, 1995, following further negotiations, RCPI entered into an Agreement and Plan of Combination dated as of September 11, 1995 (the "Combination Agreement") with EOH. The principal difference between the Combination Agreement and the Zell Group proposal reflected in the letter of intent was that under the Combination Agreement all dilution, damages and additional costs and expenses relating to or arising out of contractual agreements between RCPI and the Whitehall Group would be borne by the stockholders of RCPI and, accordingly, appropriate provision for the payment of any costs related to any thereof would have to be made by RCPI before any distribution to RCPI's stockholders of the NUREIT common stock. The Board considered that there could be substantial costs, expenses and delays associated with proceeding with a transaction that, in the Board's view, was not clearly permitted by RCPI's agreements with the Whitehall Group and that, in the Whitehall Group's view, was clearly prohibited by these agreements. In the view of the Board, the letter of intent had contemplated that such costs would be borne equally by RCPI's stockholders and the Zell Group.


    At the time the Combination Agreement was executed, the Zell Group and RCPI reached an agreement in principle with General Electric Company ("GE") under which its subsidiary, the National Broadcasting Company ("NBC"), would become a member of the Zell Group and NBC's lease at Rockefeller Center would be amended in certain respects and guaranteed by GE in order to permit NUREIT to obtain lease financing on the basis of GE's credit rating, thereby reducing NUREIT's cost of funds for its financing requirements. At the time that GE's possible participation in the Zell Group proposal was revealed, PaineWebber advised RCPI's Board that GE was a substantial stockholder in PaineWebber. The Board indicated that it did not believe this relationship compromised PaineWebber's independence.

    On September 12, 1995, RCPI received a new proposal dated September 11, 1995 from the Whitehall Group, under which Whitehall or its designee would (i) purchase 15,384,615 newly issued shares of Common Stock for $6.50 per share, for an aggregate purchase price of $100 million, (ii) commit to become a standby purchaser in a publicly registered rights offering of $100 million of newly issued shares of Common Stock at a price of $6.50 per share and (iii) commit to underwrite a $50 million equity rights offering within three years, if determined by the Board to be in the best interests of RCPI. The Whitehall Group also proposed to purchase $27 million of such Common Stock upon execution of definitive agreements and to lend RCPI an additional $33 million at that time in order for RCPI to meet its capital and operating requirements. Under the proposal, the Whitehall Group would be entitled to participate in the rights offering as if it owned Common Stock and would be entitled, under the antidilution provisions in the Warrant Agreement and SAR Agreement, to additional Warrants and SARs to maintain an 18% fully diluted equity ownership position in RCPI (rather than the 19.9% interest to which the Whitehall Group would have been entitled under those Agreements). Under the proposal, depending on the results of the rights offering, the Whitehall Group would have owned between 39.9% and 54.6% of the equity of RCPI on a fully diluted basis.

    The Whitehall Group proposal also contemplated a debt restructuring of RCPI. RCPI would redeem the Floating Rate Notes (at the prepayment premium in effect at the time of prepayment) and the Current Coupon Convertible Debentures. The 14% Debentures would remain outstanding, but the Whitehall Group would agree to relax certain of the covenants in the Debenture Purchase Agreement, and the requirement that RCPI retire the 14% Debentures through the cash flow sweep would be eliminated. RCPI would be permitted to issue up to $350 million principal amount of new financing, to which the 14% Debentures would be subordinated. If either (i) notwithstanding the best efforts of RCPI, the Zero Coupon Convertible Debentures were required to be repaid or (ii) the new financing could not be arranged at a satisfactory interest rate, RCPI would be permitted to refinance the Zero Coupon Convertible Debentures by arranging up to $625 million of new financing. In that event, the 14% Debentures would not be subordinated to the new financing, and the interest rate on the 14% Debentures would be reduced to 13% per annum. The Whitehall Group proposal also provided that Goldman Sachs would have the opportunity to participate as RCPI's financial advisor in obtaining the new financing.

    In addition, the Whitehall Group proposal provided that the Board would be reconstituted to include the following nine members: (i) the four current directors, all of whose replacements would be chosen by a nominating committee consisting of three independent directors and two directors chosen by Whitehall,
(ii) four directors designated by Whitehall and (iii) an independent director selected by Whitehall from among a list of four new potential directors nominated by the current directors in good faith. Under the proposal, Goldman Sachs would have been entitled to customary underwriting fees of 3% of its commitment in the rights offering, 3% of the purchase price of shares taken up in the rights offering and 1% of the principal amount of the new financing, plus reimbursement of expenses. Goldman Sachs would also have been entitled to an $8 million breakup fee if the transaction were not consummated for certain reasons.

    On September 12, 1995, the Borrower announced in its Chapter 11 Case that it was willing to work with RCPI toward a consensual plan of reorganization that would provide for RCPI to take title to the Property. Following such announcement, RCPI commenced working with the Borrower to develop such a plan. See " -- Borrower's Chapter 11 Case".


    After receiving the September 11, 1995 Whitehall Group proposal, the Board instructed PaineWebber to obtain additional information from the Whitehall Group concerning its proposal. On September 15, 1995, PaineWebber sent the Whitehall Group a list of questions and, on September 18, 1995, the Whitehall Group provided a written response to these questions, clarifying certain aspects of its proposal. A copy of the Whitehall Group's written response is available as
Exhibit 9 to Amendment No. 2 to its Schedule 13D, dated September 19, 1995.



    On September 14, 1995, Gotham sent the Board a proposal which provided for a recapitalization of RCPI. Under its proposal, Gotham would (i) commit to act as a standby purchaser for an unspecified portion of a $200 million rights offering of Common Stock at $5.25 per Share, (ii) assist RCPI in identifying standby purchasers for the balance of such offering and (iii) cause a lender to lend RCPI $425 million secured by a first mortgage on the Property. The Board did not consider that this proposal by Gotham was sufficiently definitive to enable the Board to engage in substantive negotiations with Gotham because Gotham's proposal did not (i) set forth a viable structure, (ii) identify standby purchasers for the rights offering or (iii) identify a lender prepared to provide the financing described in the proposal.



    On September 22, 1995, the Board met to consider the Whitehall Group proposal. During the September 22, 1995 Board meeting, the Board reviewed preliminary financial analyses prepared by PaineWebber with respect to the terms of the Zell Combination Agreement and the Whitehall Group proposal. Both proposals were reviewed by PaineWebber on the basis of the discounted equity value methodology and the application of the assumptions described below under "Opinion of PaineWebber", with the exception that the discounted equity valuations assumed RCPI would acquire ownership of the Property from RGI on December 31, 1995 as opposed to December 31, 1996. Using the discounted equity value methodology, PaineWebber preliminarily derived a range of possible equity values for the Zell Combination Agreement of $4.82 to $8.40 per fully diluted share of Common Stock using discount rates of 15.0% to 10.0%. For the Whitehall Group proposal, PaineWebber preliminarily derived a range of possible equity values of $5.21 to $8.24 per fully diluted share of Common Stock using the same discount rates. The analyses are filed as an exhibit to the Schedule 13E-3 filed with the Commission in connection with the Merger. For a description of the qualifications and selection of PaineWebber and a description of certain relationships between PaineWebber and RCPI, see "Opinion of PaineWebber".



    Under the Combination Agreement, RCPI could not exercise its "fiduciary out" upon receipt of a competing proposal, unless the Board determined that such proposal could be financially superior to the transaction contemplated by the Combination Agreement and was a proposal that, based upon the advice of counsel, the Board believed it had a fiduciary duty to the stockholders to pursue. After reviewing with its financial and legal advisors the terms of both the Combination Agreement and the Whitehall Group proposal, the Board determined that the Whitehall Group proposal was not financially superior to the transaction contemplated by the Combination Agreement for substantially the same reasons discussed above in connection with the Board's determination on August 15, 1995 that the Zell Group transaction was superior to RCPI's other options available at such time. In particular, the Board concluded that, although the $6.50 per Share purchase price under the Whitehall Group proposal represented an 18% premium over the $5.50 per Share price under the Combination Agreement at which the Zell Group would acquire a 50% equity interest in NUREIT, the Zell Group proposal would produce a more conservative capital structure and provide for more flexible covenants than those contained in the Whitehall Group proposal, and could permit future deleveraging of the business, the expansion of the business and the borrowing of additional funds in the market. The Board also believed that the Zell Group proposal benefited from EOH's expertise in the office management field and from the retail and entertainment value added by Disney's participation. In addition, the Board believed that, under the Whitehall Group proposal, the Whitehall Group would control many aspects of the operation of RCPI and the Whitehall Group's position as a debt holder would not parallel the interests of the stockholders of RCPI.



    During the summer of 1995, the Whitehall Group approached Mr. Speyer regarding RCPI and the Property with a view towards Mr. Speyer serving as the manager of the Property if the Whitehall Group were to take control of the Property. The Whitehall Group decided to contact Mr. Speyer because the Board had expressed to the Whitehall Group on several occasions in response to the Whitehall Group proposals a concern over who would manage the Property if the Whitehall Group took control of the Property. Toward the end of September 1995, the Whitehall Group and Mr. Speyer began discussing the possibility of making a joint proposal to acquire 100% of the outstanding stock of RCPI. Shortly thereafter, the Whitehall Group and Mr. Speyer agreed that Mr. Rockefeller would be invited to participate in such a proposal, and Mr. Rockefeller in turn presented Exor and Troutlet with the opportunity to participate in discussions concerning such a possible joint proposal.


    On September 27, 1995, the Whitehall Group wrote a letter to RCPI in which it stated to RCPI that any issuance of Common Stock under the Investment
Agreement to the Zell Group at a price of $5.59 per Share would violate Whitehall's rights under the Warrant Agreement because the Warrant Agreement prohibits RCPI from issuing shares of Common Stock at a price below the "fair market value of Common Stock" (as defined in the Warrant Agreement) without Whitehall's consent. In the letter, Whitehall, on behalf of GSMC, also offered to relend to RCPI the $33 million previously repaid by RCPI on September 1 to solve any additional short-term financing needs of RCPI.

    During the last week of September 1995, representatives of the Whitehall Group and Gotham met to discuss again the possibility of jointly proposing a transaction that would include a rights offering to the stockholders of RCPI; however, no specific proposals were discussed and no agreements or understandings were reached.


    On September 28, 1995, Gotham submitted an alternative proposal to RCPI, which provided for a recapitalization of RCPI. Under its proposal, Gotham would
(i) commit to act as a standby purchaser for an unspecified portion of a $105 million rights offering of Common Stock at $5.50 per Share and assist RCPI in identifying standby purchasers for the balance of such offering and (ii) assist RCPI in identifying standby purchasers for rights not purchased in an additional $50 million rights offering and in arranging at least $350 million in senior financing. The Board did not consider that this proposal by Gotham was
sufficiently  definitive  to   enable  the  Board   to  engage  in   substantive
negotiations with Gotham because Gotham's proposal did not (i) set forth a viable structure, (ii) identify standby purchasers for the rights offering or
(iii) identify a lender prepared to provide the financing described in the proposal.



    On September 29, 1995, at the request of the Whitehall Group, representatives of the Whitehall Group, Mr. Rockefeller, Tishman Speyer, Exor and Troutlet met to discuss their possible joint participation in a transaction to acquire RCPI. On September 30, 1995, representatives of the Whitehall

Group,  Mr.  Rockefeller   and  Tishman  Speyer   (collectively,  the   "Initial
Investors") met further to discuss the proposed terms of such a transaction and the basis on which the Initial Investors would participate therein.



    On October 1, 1995, the Initial Investors proposed to the Board a cash merger between RCPI and an affiliate of the Initial Investors, pursuant to which RCPI's public stockholders would receive $7.75 per Share, net in cash. The proposal was subject to RCPI's having, immediately prior to consummation of the transaction, no additional shares of Common Stock outstanding and only those existing liabilities as were set forth on a schedule to the proposal. The Initial Investors' proposal was also conditioned upon (i) the acquisition by RCPI of the Property and related assets pursuant to a confirmed Chapter 11 plan in the Borrower's bankruptcy case satisfactory to the Initial Investors, (ii) the approval by the RCPI stockholders of the merger agreement and (iii) the absence of a material adverse change in the financial condition of RCPI or the Property. The proposal was not subject to the Initial Investors' obtaining financing. In addition, the Initial Investors' proposal provided for a $7.5 million breakup fee and reimbursement of all of their expenses.



    In connection with the merger proposal, the Initial Investors agreed among themselves, effective October 2, 1995, to capitalize the acquiring entity with equity of $440 million, of which the Whitehall Group would contribute $220 million (approximately $38 million to be made through Whitehall's contribution of all of the outstanding Warrants and SARs, which the Initial Investors agreed to value at $4.00 per Warrant and SAR, held by Whitehall to the acquiring entity), Tishman Speyer would contribute $20 million and Mr. Rockefeller (together with any other investors reasonably acceptable to the Whitehall Group) would contribute $200 million. The Initial Investors agreed that if on or prior to October 6, 1995 Mr. Rockefeller had not arranged an investor group reasonably satisfactory to the Whitehall Group to fund a portion of Mr. Rockefeller's investment commitment, then Mr. Rockefeller could terminate his participation in the merger proposal.



    On October 2, 1995, RCPI decided not to exercise RCPI's right to cause ZML to purchase $10 million of Common Stock pursuant to the Investment Agreement. The Board made this decision because the Initial Investors' proposal, which seemed attractive enough to warrant being pursued, was conditioned upon RCPI's not issuing additional shares and because the Board was, in any event, reluctant to issue additional shares at a price below the then current market price unless it was essential for RCPI to do so. RCPI's decision is the subject of threatened litigation. See " -- Certain Litigation".


    Periodically, from October 2, 1995 through October 11, 1995, the Initial Investors held discussions with Exor and Troutlet concerning their possible participation in the Initial Investors' merger proposal to RCPI. On October 6, 1995, Mr. Rockefeller advised the Whitehall Group and Tishman Speyer that he was fully committed to participation in the Initial Investors' merger proposal and he waived any rights to terminate his participation therein. On October 11, 1995, each of Exor and Troutlet agreed to participate in the merger proposal, thus becoming Investors. Of the $200 million that Mr. Rockefeller had agreed to contribute to the acquiring entity, Exor and Troutlet each agreed to contribute $90 million. On November 7, 1995, Rockprop became an Investor when Tishman Speyer designated Rockprop, an affiliate of Tishman Speyer, as its successor to all of its rights and obligations under the various agreements among the Investors.

    On October 3, 1995, the Initial Investors delivered a form of Agreement and Plan of Merger to RCPI incorporating the terms of their merger proposal.

    Beginning October 4, 1995, RCPI and its advisors negotiated with the Initial Investors and their advisors on the terms of the Initial Investors' merger proposal. During the course of these negotiations, RCPI countered with a proposal for an $8.75 per Share all-cash transaction.

    On October 5, 1995, EOH sent RCPI a proposal, which EOH described as an enhancement of the transaction contemplated by the Combination Agreement and which included the following modifications:

        (i) EOH offered to reduce its investment from $250 million to $150 million and to underwrite a $100 million rights offering for shares of NUREIT at $5.50 per share.

        (ii) If the Whitehall Group would agree to waive certain of its rights and consent to a closing under the Combination Agreement prior to December 31, 1995, NUREIT would offer to pay the Whitehall Group $30 million in cash in exchange for cancelation of the Warrants and the SARs and the Whitehall Group's consent to the prepayment in full of the Floating Rate Notes and the 14% Debentures without premium.

    Alternatively, EOH indicated that it would consider restructuring its investment to provide for an outright purchase of the Mortgage Note for a mutually agreeable price in cash or a combination of cash and participating debt securities (which, after making appropriate provision for RCPI's liabilities, could be distributed to RCPI's stockholders).


    On October 6, 1995, Gotham revised its proposal to include up to $150 million in subordinated financing. In addition, Gotham responded to a written request from RCPI's advisors for more detailed information with respect to its proposal, clarifying the structure of the proposed transaction and the transaction sequence, potential sources for debt financing and potential standby purchasers for the rights offering. The Board did not consider that the Gotham proposal was sufficiently definitive to warrant engaging in substantive negotiations with Gotham, however, because the proposal, even as clarified, did not (i) set forth a viable structure, (ii) identify standby purchasers for the rights offering, (iii) identify committed sources of debt financing or (iv) identify an investment, ownership or management strategy for the Property.



    On October 9, 1995, the Initial Investors sent a letter to the Board, stating that the Initial Investors believed that their merger proposal would require a "downward price adjustment" due to the existence of additional liabilities of RCPI that were not known to them at the time they made their original merger proposal, which were comprised of approximately $12 million of unanticipated additional expenses (legal and other professional fees and expenses and swap and related financing costs) that had been incurred by RCPI and between $15 million and $50 million of liabilities that RCPI informed the Initial Investors might have to be assumed, depending upon negotiations with the Borrower, in connection with the transfer of the Property to RCPI under the Chapter 11 Plan. These liabilities included the Borrower's obligations for tenant improvement obligations under leases for the Property, tax-related claims of tenants of the Property and third party vendor and broker claims.


    On October 16, 1995, the Board held a meeting to review all of the then current alternatives with respect to proposed investments in and acquisitions of RCPI. In addition to the proposals of the Zell Group, the Investors and Gotham, the Board reviewed with its financial and legal advisors the possibility of an independent rights offering made by RCPI. The Board instructed PaineWebber and RCPI's legal advisors to continue to evaluate the various proposals RCPI had received.

    Following the Initial Investors' October 1 merger proposal, the Board extensively reviewed with its advisors the desirability of two modifications to the merger proposal: (i) giving each of RCPI's public stockholders the choice of accepting either an all-cash purchase price or a combination of a reduced cash purchase price and a participating security and (ii) requiring the Whitehall Group to agree to a rights offering in the event that RCPI's stockholders failed to approve the Merger Agreement.

    At its meeting on October 16, 1995 and at meetings on October 19 and 23, 1995, the Board discussed a proposal developed by RCPI's advisors under which each stockholder would have the alternative of selecting either (i) a cash payment for each Share held, which was assumed to be in the range from $8.00 to $8.75 or (ii) a combination of an assumed $6.00 per Share in cash and a participating security valued at between $2.00 and $2.75 per Share. Various participating securities were analyzed, including common equity in a new REIT that would own a minority interest in the entity that would own the Property following the Merger; a contingent value right, the value of which would depend on the Property's appraised value at December 31, 2000; a five-year participating subordinated debenture that would pay at maturity its face amount or, if greater, an amount based on the then appraised value of the Property and a five-year convertible subordinated debenture, the terms of which would permit the holders thereof, at maturity, either to receive its face amount or to convert it into publicly traded shares of the entity that then owned the Property. The Board and its advisors recognized that any participating security would be a complex instrument to create and would be difficult to value. In particular, the Board and its advisors were concerned that a security whose value depended on a future appraisal of the Property was subject to the inherent subjectivity of any real estate appraisal and that, if a convertible security were created, the stockholders of RCPI would necessarily be minority stockholders (or future minority stockholders) in the entity that owned the Property. In addition, the Board and its advisors thought that the terms of a participating security whose value depended on an appraisal would have to include constraints on the flexibility of the Investors in managing the Property prior to the appraisal and that such constraints would be difficult to agree upon.

    During October 1995, the Board and its advisors also developed a proposal under which the Whitehall Group would agree to a rights offering by RCPI in the event that RCPI's stockholders failed to approve the Merger Agreement. Under this proposal, the Whitehall Group would agree to permit RCPI to conduct a publicly registered rights offering of Common Stock of up to approximately $230 million at a discount from the market value of the Common Stock. The net proceeds of the rights offering would be used to repay the Floating Rate Notes and for general corporate purposes. The proposal provided that most of the material covenants in the 14% Debentures, the Warrant Agreement and the SAR Agreement would be eliminated or relaxed.


    After initial discussion of these proposals with the Whitehall Group and its advisors, the Investors informed representatives of RCPI that they would be highly unlikely to proceed with a transaction involving a participating security. For these reasons and in view of the disadvantages of a participating security and the interest shown by Gotham and other large RCPI stockholders in a rights offering, the Board concluded that it should pursue the rights offering proposal. Between October 27 and November 7, 1995, RCPI and its advisors and the Whitehall Group and their advisors met on several occasions and exchanged a number of drafts regarding the terms of a rights offering proposal. Throughout the negotiations, RCPI made clear to representatives of the Whitehall Group that an accord on the Rights Offering was an integral component of RCPI's evaluation of the Investors' Merger proposal. In early negotiations, the Whitehall Group had requested, in return for its consent to a rights offering (i) the right to participate fully in the Rights Offering; (ii) the right to maintain up to an 18% equity interest on a fully diluted basis following the Rights Offering;
(iii) the right to fully convert all Warrants to SARs; (iv) the right to reconstitute the Board with nominees of the Investors constituting 50% of the Board; (v) the limitation on subordination of the 14% Debentures to $625 million in senior debt; and (vi) the right to underwrite any Rights Offering.



    The Board did not negotiate the rights offering proposal as an alternative transaction to the Merger. The Board has unanimously recommended (as it agreed to do in the Merger Agreement) that the stockholders of RCPI approve and adopt the Merger Agreement because it believes that such approval and adoption is in the best interests of the stockholders of RCPI. For the reasons set forth below, if the Merger Agreement is not approved and adopted by the stockholders of RCPI, the Board may not decide to conduct the Rights Offering. The Board negotiated the rights offering proposal in conjunction with the Merger Agreement to provide RCPI with a pre-negotiated potential means to raise the funds it would require to be able to acquire the Property and service its obligations if the Merger Agreement were not approved by RCPI's stockholders. The Board recognized that consummation of any transaction that might be considered if the Merger Agreement were not approved by RCPI's stockholders might require either the Whitehall Group's consent, potentially portracted litigation or the commencement of a Chapter 11 case by RCPI. The fact that the Whitehall Group was willing to agree in advance to waive prohibitions in the Goldman Sachs Financing to permit the Rights Offering positively influenced the Board's considerations regarding the Merger.


    On October 27, 1995, EOH, on behalf of the Zell Group, sent RCPI an alternative proposal to purchase the Mortgage Note from RCPI for a price of $1.16 billion, consisting of $1.03 billion in cash and a $135 million note secured by a second mortgage on the Property and guaranteed by GE as to principal only. Such note would bear interest at 6%, payable monthly, and would mature in 12 years. RCPI would have to transfer the Mortgage Note free and clear of all liens and the Zell Group would not assume any of RCPI's debt or other liabilities. The alternative proposal also provided that the Zell Group would be responsible for completing a plan of reorganization with the Borrower's stockholders. In addition, the proposal provided that RCPI would not be entitled to a "fiduciary out", that the Zell Group would be entitled to a breakup fee of $25 million (which amount included the $9.6 million breakup fee provided in the Combination Agreement) and that, if the transaction did not close, RCPI would reimburse certain of the Zell Group's expenses. The proposal was conditioned on, among other things, RCPI's closing within five days on the sale of $10 million of Common Stock to ZML pursuant to the Investment Agreement, final GE approval of the transaction and RCPI's termination of discussions with the Whitehall Group and Gotham. In the proposal, EOH characterized the offer as representing a total value of approximately $9.00 per Share, without accounting for the Warrants and SARs.



    At a Board meeting on October 30, 1995, the Board reviewed a preliminary financial analysis prepared by PaineWebber of the Zell alternative proposal to acquire the Mortgage Note. The methodology used by PaineWebber to value the proposal involved dividing the offer into a cash component and a debt component. To value the cash component, PaineWebber calculated the cash distribution per fully diluted share upon closing, after payment of all of RCPI's debt and other liabilities. To value the debt component of the proposal, the debt was further divided into a principal component and an interest component. The principal component, which would have been guaranteed by GE, was valued by discounting the principal amount per share of Common Stock upon maturity in 12 years at a discount rate of 6.5%, the rate for GE debt obligations of similar maturity. The interest component was valued by discounting such coupon payments at discount rates of 10.0% to 12.0%, which reflected both the lack of a guarantee on the interest payments and the subordination of the debt to a first mortgage. Using this methodology and assuming a closing date of December 31, 1995, PaineWebber preliminarily derived a range of possible values of $7.65 to $7.76 per fully diluted share using discount rates on the interest component of 12.0% to 10.0%. Assuming a closing date of March 31, 1996, PaineWebber preliminarily derived a range of possible values of $7.11 to $7.23 per fully diluted share using the same discount rates on the interest component. The Board did not respond to EOH's alternative proposal and it expired according to its terms. The analyses are filed as an exhibit to the Schedule 13E-3 filed with the Commission in connection with the Merger. For a description of the qualifications and selection of PaineWebber and a description of certain relationships between PaineWebber and RCPI, see "Opinion of PaineWebber".



    Negotiations between RCPI and the Investors were concluded on November 7, 1995. RCPI was represented in these negotiations by Dr. Linneman, Chairman of the Board of RCPI, PaineWebber and Shearman & Sterling. At the end of these negotiations, RCPI and the Investors agreed on a cash merger price of $8.00 per Share and the Investors agreed to reduce their breakup fees from $7.5 million to $6.5 million and to a $2.5 million cap on RCPI's obligation to reimburse the expenses of the Investors and their affiliates if the Merger Agreement were terminated. GSMC agreed to lend RCPI up to $45 million to be evidenced by additional Floating Rate Notes issued upon terms more favorable to RCPI than the terms contained in the GSMC Loan Agreement in order to permit RCPI to repay ZML's loan under the Investment Agreement and to pay certain permitted expenses.



    The Merger Agreement, as did the Combination Agreement, provides for indemnification of agents of RCPI, as well as RCPI's officers and directors. The Combination Agreement had been structured as a sale of assets as opposed to a merger, and indemnification obligations to RCPI's officers, directors and agents (such as PaineWebber, Shearman & Sterling, Weil, Gotshal & Manges and RCPI's litigation counsel) would have been liabilities of RCPI for which provision would have had to be made prior to making any distributions to stockholders of RCPI from the proceeds of such asset sale. Accordingly, it was a major point in the negotiations of the Combination Agreement that the responsibility for any indemnification obligations be assumed by the entity (NUREIT) acquiring RCPI's assets. This approach, which is customary in transactions of this type, was carried over into the negotiation of the Merger Agreement.

    On November 7, 1995, the Board, whose members were neither employees of RCPI nor affiliates of the Whitehall Group, held a meeting to consider the final terms of the Merger Agreement, the Rights Offering Agreement and the other documents to be delivered in connection therewith. At that meeting, PaineWebber made a presentation to the Board in which PaineWebber delivered to the Board certain financial analyses, including the financial analyses described under "Opinion of PaineWebber" below, a review of RCPI and its historical results of operations and stock prices, leasing activity with respect to the Property and information relating to the Midtown Manhattan real estate market, as well as the cash flow estimates provided to PaineWebber by RCPI for the period from November 1995 through March 1996. The analyses are filed as an exhibit to the Schedule 13E-3 filed with the Commission in connection with the Merger. The description of such analyses is qualified in its entirety by reference to the text of such analyses. PaineWebber delivered its oral opinion to the Board that the Merger Agreement was fair from a financial point of view to RCPI's stockholders. See "-- Opinion of PaineWebber". The Board determined that the Merger Agreement, together with the related agreements, were financially superior to the Combination Agreement and superior to the other proposals made by the Zell Group and Gotham and to any independent alternative available to RCPI for the reasons set forth below under "Fairness of the Merger". For these reasons, the Board unanimously voted to terminate the Combination Agreement and to approve the Merger Agreement.


    The Combination Agreement was terminated and the Merger Agreement was executed on November 7, 1995. On November 8, 1995, GSMC made available to RCPI $10.2 million under a supplement to the GSMC Loan Agreement (pursuant to the arrangements described under "The Merger -- The Merger Agreement -- GSMC Loans") and RCPI repaid the principal and accrued interest on ZML's $10 million loan under the Investment Agreement.


    On November 7, 1995, the Whitehall Group and RCPI entered into the Rights Offering Agreement. In the Rights Offering Agreement, the Whitehall Group agreed that, should the stockholders of RCPI fail to approve the Merger Agreement at the Special Meeting (unless such failure is due to RCPI's breach of the Merger Agreement), RCPI would have the right, within 30 days after the Special Meeting, to conduct a $200 million registered rights offering (the "Rights Offering") at a price set by the Board, but in no event less than $6.00 per Share, that Goldman Sachs would have the opportunity, but not the obligation, to underwrite and lead manage the rights offering on customary terms and that PaineWebber would have the opportunity, but not the obligation, to co-underwrite up to 50% of the rights offering on the same terms. The parties further agreed that, in conjunction with the Rights Offering, the Board would be reconstituted to include two of the current directors, Mr. Jerry I. Speyer, one director designated by Goldman Sachs pursuant to the Board Letter and an independent director selected by Whitehall from a list of three potential directors nominated by the current directors. The reconstitution of RCPI's Board would not be subject to a vote or approval by RCPI's stockholders. The parties also agreed that, if the Rights Offering were consummated, the holders of the Warrants and the SARs would not be entitled to participate in the Rights Offering, but would be entitled to additional Warrants and SARs in order to maintain their 19.9% fully diluted equity ownership position in RCPI, and Whitehall would receive additional three-year rights to purchase a number of shares of Common Stock equal to $42 million divided by the rights offering price plus $1.00 for two years and at the rights offering price plus $1.50 for the third year. Assuming the rights offering were fully subscribed, the rights offering price were $6.00 per Share and no additional shares of Common Stock (or rights to purchase Common Stock) were issued by RCPI, the holders of the Warrants, SARs and additional rights would be entitled, upon full exercise thereof, to 24.9% of the equity of RCPI. However, as a result of the Limit, the Whitehall Group would not be able to hold Warrants, additional rights and Shares equalling more than 9.8% of the outstanding Shares at any time; therefore, any other equity related holdings by the Whitehall Group would have to be in the form of SARs (whose conversion into Warrants is subject to compliance with the Limit) or some other form of security that would give the Whitehall Group the economic equivalent of a Share but would not give the Whitehall Group the right generally to vote.

    In the Rights Offering Agreement, the parties have agreed that any Warrants may be converted to SARs at the option of the holders thereof, provided that, once $6 million of 14% Debentures have been issued in connection with the exercise of SARs that had been converted pursuant to this allowance or acquired upon conversion of additional rights, any subsequent 14% Debentures issued in connection with the exercise of SARs that had been converted pursuant to this allowance or acquired upon acquisition of additional rights would be prepayable by RCPI at any time at par. In the Rights Offering Agreement, the parties have also agreed that the proceeds of the Rights Offering would be used to redeem the Floating Rate Notes; in addition, if the Rights Offering were consummated and all of the Shares offered were subscribed for, the cash flow sweep provisions of the Debenture Purchase Agreement would be eliminated and the covenants governing the 14% Debentures would be amended to allow RCPI to (i) increase from $10 million to $30 million the amount of unsecured debt that RCPI is permitted to have outstanding at any time to cover its working capital needs; (ii) permit the incurrence of debt secured by assets acquired with the proceeds of such debt to the extent of 66% of the assets' purchase price in the case of nonrecourse debt and 50% of the assets' purchase price in the case of recourse debt; (iii) eliminate the restrictions on advances and loans made by RCPI; (iv) eliminate the limitations on transactions with affiliates of RCPI and thus allow RCPI to enter into any transactions with affiliates without the transaction having to satisfy the Whitehall Group that the transaction meets a comparable arms-length transaction test; (v) eliminate the restrictions of RCPI incurring operating lease obligations; (vi) eliminate the prohibition on RCPI initiating changes in its governing documents, except to eliminate the Limit; (vii) eliminate the restrictions on RCPI's ability to modify the Mortgage Note; and (viii) eliminate the prohibition on altering the character of RCPI's business. The parties have also agreed that, in connection with the Rights Offering, certain changes would be made in the terms of the Warrants and SARs, including the elimination of the existing required consent of the holders thereof to issuances of Common Stock for cash or property at a price less than the "fair market value of the Common Stock". The Rights Offering Agreement is attached hereto as Annex B and is more fully described in "The Merger -- The Rights Offering Agreement".



    The Board negotiated the Rights Offering Agreement in conjunction with the Merger Agreement to provide RCPI with a pre-negotiated potential means to raise funds it would require to be able to acquire the Property and service its obligations if the Merger Agreement were not approved and adopted by RCPI's stockholders. No decision has been made by the Board as to whether this option would be exercised if RCPI's stockholders do not approve and adopt the Merger Agreement; such a decision will be made in the light of the circumstances obtaining at the time of any such failure to approve and adopt the Merger Agreement, including any alternatives that may than be available to RCPI. The Board believes that, if RCPI's stockholders do not approve and adopt the Merger Agreement, RCPI could be subject to substantial uncertainties. RCPI expects that, in absence of additional financing, its cash resources will be largely exhausted by the end of April 1996. There can be no assurance as to the availability to RCPI of any alternatives to proceeding with the Rights Offering and there can be no assurance that, if the Board elects to proceed with the Rights Offering, Goldman Sachs or PaineWebber will agree to underwrite the Rights Offering or that the Rights Offering can be successfully concluded. RCPI stockholder approval and adoption of the Merger Agreement is, in any event, a condition to the effectiveness of the proposed Chapter 11 Plan and, accordingly, in the event of a rejection of the Merger Agreement, a new Chapter 11 Plan will have to be negotiated. While the Rights Offering is designed to produce proceeds to RCPI of $200 million (before expenses), most of these proceeds would be used to retire the Floating Rate Notes. Thus, the Board believes that, even if the Rights Offering were successful, RCPI would require additional funds in order to demonstrate in the Borrower's Chapter 11 Case that RCPI could successfully operate the Property. While the Whitehall Group agreed in the Rights Offering Agreement to make certain changes in terms of the 14% Debentures to facilitate additional borrowings by RCPI, there can be no assurance that RCPI could obtain the required additional financing on terms satisfactory to it, if at all.



    In the Merger Agreement, the Investors agreed that of the $306.09 million aggregate Merger Consideration, $134.03 million, $15.64 million, $15.64 million, $70.39 million and $70.39 million would be contributed by Whitehall, Rockprop, Mr. Rockefeller, Exor and Troutlet, respectively. As permitted by the Merger Agreement, Mr. Rockefeller intends, prior to the consummation of the Merger, to assign his rights and obligations under the Merger Agreement to one of his controlled affiliates. Additionally, as permitted by the Merger Agreement, Troutlet has designated each of Gribble and Weevil to contribute $27.37 million of the $70.39 million that Troutlet has committed to contribute. Concurrently with the execution of the Merger Agreement, the Investors entered into a letter agreement, establishing certain mechanisms to govern the relationship among the Investors relating to the exercise of Holdings's rights (each, an "Approval Right") under the Merger Agreement to take any action or approve, consent to or waive any action or matter. If an Investor objects to the specific exercise of an Approval Right, Holdings may not exercise the Approval Right unless the remaining Investors assume all of the obligations of the objecting Investor under the Merger Agreement.


RECOMMENDATION OF THE BOARD


    On November 7, 1995, the Board unanimously approved the Merger Agreement, determined that the Merger Agreement is fair to and in the best interests of RCPI and its stockholders and recommended that all stockholders of RCPI approve and adopt the Merger Agreement. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF RCPI VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


FAIRNESS OF THE MERGER


    BOARD.   In  reaching its fairness  determination, the  Board considered the following factors:



        (a) The fact that (i) the $8.00 per Share Merger Consideration represents a 55.4% premium over the $5.15 average closing sales price for the Shares on the NYSE for the 30 calendar days ended August 1, 1995 (the last trading day prior to the publication of a newspaper article stating that Disney and an unnamed investment partner would be bidding against several other companies for the Property), a 28.9% premium over the $6.21 average closing sales price for the Shares on the NYSE for the 30 calendar days ended May 9, 1995 (the last trading day prior to the publication of a newspaper article stating that the Borrower was considering filing for protection under the Bankruptcy Code in the immediate future), and a 6.6% premium over the $7.50 closing sales price on the NYSE on November 6, 1995 (the day preceding the date of announcement of the Merger Agreement) and
    (ii) the Shares did not trade at a price in excess of $6 7/8 per Share during the year preceding the Borrower's bankruptcy filing. The market prices referred to above relating to the premium represented by the Merger Consideration are market prices of the Shares unaffected by, in the case of August 1, 1995 and May 9, 1995, trading based on speculation, and in the case of November 6, 1995, trading based on the announcement of the Merger Agreement. Except for nine days during October 1995 (during which Shares were traded at prices between $8 and $8 3/8), the date following announcement of the letter of intent with respect to the Zell proposal (on which the Shares traded at up to $8 1/8), and the two days following the execution of the Zell Combination Agreement (on which the Shares traded at up to $8), at no time during 1995 did the Shares trade at or above $8 per Share. The Board believed that these prices were achieved as a result of market speculation during the period the Board was considering competing proposals submitted by the Investors, the Zell Group and Gotham. See "Market Prices and Dividends on RCPI Common Stock".



        (b) The  substantial  risk  that the  consummation  of  the  Combination
    Agreement and the other Zell Group proposals might not occur or might be significantly delayed as a result of legal challenges brought by the Whitehall Group.



        (c) The substantial risk that the consummation of the Gotham proposals, or an independent rights offering by RCPI, might not occur or might be significantly delayed as a result of legal challenges brought by the Whitehall Group. In evaluating the possible legal challenges the Whitehall Group might raise to the consummation of the Zell or Gotham proposals or any independent rights offering by RCPI, the Board was mindful, in particular, that all of such proposals involved a need to borrow funds on the security of RCPI's interest in the Property which is represented by the Mortgage Note. The Mortgage Note was pledged to secure the Whitehall Group debt (and the Convertible Debentures), and these financings could not be effected unless and until the lien held by the Whitehall Group had been discharged. The Board concluded that securing a release of this lien without the Whitehall Group's consent would be expensive and time consuming and subject to the inherent uncertainties of the litigation process.



        (d) The substantial risks to RCPI and its stockholders if RCPI filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code, an action which the Special Committee and the Board considered taking as part of their evaluation of RCPI's alternatives and which the Special Committee and the Board believed RCPI might be required to do if it did not enter into a financing or acquisition transaction following the Borrower's bankruptcy.



        (e) The Board's belief that, in the absence of the existence of a possible transaction involving the Shares, it was probable that the Shares would trade at prices significantly below $8.00 per Share. The Board's belief was based on the historical trading activity of the Shares, the potential liquidity problems facing RCPI in the absence of a transaction and the likely impact of an RCPI bankruptcy filing (which the Board believed might be necessary).



        (f) The absence of any firm proposals from prospective purchasers to acquire the Shares for cash at a price equal to or better than the Merger Consideration despite the widespread publicity regarding RCPI that existed following the May 11, 1995 bankruptcy filing by the Borrower, the July 21, 1995 public announcement by RCPI that it was exploring strategic alternatives, the public announcement of the various acquisition proposals made to RCPI and the numerous preliminary indications of interest received by RCPI. See "-- Background of the Merger".



        (g) The Board's belief that the Merger represented a financially superior transaction to the alternate transactions under consideration by the Board, including the Combination Agreement and the various proposals submitted by the Zell Group for the reasons described in factors set forth in paragraphs (a), (b), (c), (k), (l) and (m).



        (h) The opinion of PaineWebber that, as of November 7, 1995, the Merger Consideration was fair from a financial point of view to RCPI and its stockholders. See "-- Opinion of PaineWebber".



        (i) The Board's belief that the fact that the Merger Consideration is less than the historical net book value per Share ($9.03 per Share at September 30, 1995) was not relevant because for the last several years the Common Stock has traded at a substantial discount from book value, which reflects the value at which the Mortgage Note has been carried on RCPI's books.



        (j) The fact that, following consummation of the Merger, the current stockholders of RCPI will no longer be able to participate in any potential increases in value of the Property.



        (k) The fact that the Combination Agreement and later Zell Group proposals were structured as a sale of assets in which the acquiring group was only responsible for certain liabilities of RCPI and, as a consequence, the risk that the consideration ultimately received by the stockholders of RCPI would be significantly reduced by the exposure of RCPI's stockholders to liabilities not assumed by the acquiring group.



        (l) The fact that the Merger Agreement is structured so that the current stockholders of RCPI would not be exposed to any liabilities of RCPI if the Merger is consummated.



        (m) The fact that the Combination Agreement was structured so that the value of the consideration to be received ultimately by RCPI's stockholders could be significantly reduced by the effects of the antidilution provisions of the Warrant Agreement and the SAR Agreement which, in the Board's view, the Whitehall Group was likely to seek to enforce.



        (n) The requirement that the Merger Agreement be approved and adopted by the holders of a majority of the Shares. See "The Merger -- The Merger Agreement -- Conditions to the Merger".

        (o) In the event that the stockholders of RCPI retained an interest in RCPI or its successor, the significant risks to RCPI's stockholders from investing in RCPI after the Property had been transferred to RCPI, including the dependence on a single asset, the continued significant cash flow deficits expected to be generated by the Property and the highly leveraged condition of RCPI or its successor at least in the years immediately following such transaction.



        (p) The fact that the Merger Agreement permits RCPI at any time prior to the Closing to provide information concerning RCPI and the Property to third parties in response to requests therefor and to enter into discussions with any unsolicited third party regarding an alternative transaction if the Board believes, based on advice of outside legal counsel, that it has a fiduciary duty to do so. See "The Merger -- The Merger Agreement -- Exclusivity".



        (q) The fact that the Merger Agreement is not subject to a due diligence or financing condition in favor of the Investors and the consequent likelihood that the Merger Agreement will be consummated expeditiously.



        (r) The negative implications of terminating the Combination Agreement, namely that such termination may result in the payment to the Zell Group of a breakup fee and expenses in an aggregate amount of $11.6 million.



        (s) The Board's belief that further negotiations would not have produced a price higher than $8.00 per Share and might have jeopardized the possibility of reaching an agreement with the Investors with respect to the Merger and the Rights Offering Agreement.



        (t) The agreement of GSMC to supplement the GSMC Loan Agreement to permit RCPI to borrow additional amounts of up to $45 million to pay certain expenses on the terms set forth in the Merger Agreement. See "The Merger -- The Merger Agreement -- GSMC Loans".



    In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Board did not undertake to determine the degree to which each of the enumerated factors was favorable or unfavorable; however, the discussions among the members of the Board evidenced the general view that the factors set forth in paragraphs
(a), (b), (c), (d), (e), (f), (g), (h),  (k), (l), (m), (n), (o), (p), (q),  (s)
and (t) generally were favorable to the Board's determination to approve the Merger Agreement, the factors set forth in paragraphs (j) and (r) generally were unfavorable to the Board's determination and the factor set forth in paragraph
(i) was neither favorable nor unfavorable. The fact that the Whitehall Group was willing to agree in advance to waive prohibitions in the Goldman Sachs Financing to permit the Rights Offering positively influenced the Board's considerations regarding the Merger.



    RCPI's analysis did not accord significant weight to the liquidation value of RCPI because, given that RCPI owns a single asset (the Mortgage Note), a sale of RCPI has essentially the same economic effect as a liquidation.


    Because the members of the Board are not affiliated with the Investors, the Board did not believe it was necessary to retain an unaffiliated representative to act solely on behalf of the public stockholders of RCPI for the purpose of negotiating the Merger Agreement with the Investors. Similarly, no provision has been made in connection with the Merger Agreement to allow stockholders to obtain access to RCPI's corporate files or to obtain counsel or appraisal services at the expense of RCPI or the Investors.


    On February 12, 1996, the Board considered the events that had occurred since its approval of the Merger Agreement, including PaineWebber's current opinion that the Merger is fair from a financial point of view, the fact that no other proposed transactions have been forthcoming despite widespread publicity about the proposed Merger, the allegations made by Charal Investment Company, Inc. ("Charal") (See "Special Factors -- Certain Litigation") and the Board's earlier rejection of Charal's pre-suit demand. Based on such factors and other relevant factors, including the factors described above, the Board reviewed and reiterated its determination that the Merger Agreement is fair to and in the best interests of RCPI and its stockholders, and continued to recommend its adoption by the stockholders.



    WHITEHALL AND GS GROUP. Whitehall and GS Group have reviewed the factors considered by the Board in reaching its determination on the Merger and believe that these factors provide a reasonable basis for Whitehall and GS Group to believe, as they do, that the Merger is fair to the stockholders of RCPI. This belief should not, however, be construed as a recommendation by Whitehall or GS Group to RCPI's stockholders to vote to approve and adopt the Merger Agreement. Whitehall and GS Group have not quantified or assigned specific relative weights to any of these factors; they have relied principally on, and have adopted as their own, the conclusion of the Board that the Merger is fair to RCPI's stockholders.



INTEREST OF CERTAIN PERSONS IN THE MERGER



    DIRECTORS AND OFFICERS



    In considering the recommendation of the Board with respect to the Merger, stockholders should be aware that certain members of management and the Board at the time of approval of the Merger Agreement had certain interests that may present them with potential conflicts of interest in connection with the Merger, as summarized below.



    Upon consummation of the Merger, the Company's executive officers and directors will receive, in the aggregate, $87,456 ($8.00 for each of 10,932 Shares) in Merger Consideration.



    Directors' and officers' indemnification and insurance policies will be in effect for six years from the Effective Time (as defined below) with respect to matters occurring before the Effective Time, provided that, in the case of insurance, such insurance is available on commercially reasonable terms. See "The Merger -- The Merger Agreement -- Indemnification and Insurance".



    RCPI entered into employment agreements with Richard M. Scarlata, President and Chief Executive Officer, Stephanie Leggett Young, Vice President and Secretary, and Janet P. King, Vice President and Treasurer, on May 5, 1995 and with Stevan A. Sandberg, Executive Vice President, on October 2, 1995. These executive officers of RCPI, none of whom is a director of RCPI, will be entitled to certain payments and benefits if the Merger is approved by the stockholders of RCPI.



        (a) If Mr. Scarlata's employment with RCPI is terminated (other than pursuant to three years' notice or for cause) following approval of the Merger by the stockholders of RCPI, he will be entitled to receive from RCPI a lump sum payment equal to the present value of three years' annual salary and if, in the reasonable judgment of the Board, Mr. Scarlata assisted RCPI in consummating the Merger, a cash bonus of $75,000. In addition, Mr.
    Scarlata will be entitled to life, health and dental insurance and retirement benefits for a three-year period beginning on the date of the termination of his employment. Mr. Scarlata's current annual salary is $250,000.



        (b) If Ms. Young's employment with RCPI is terminated (other than pursuant to two years' notice or for cause) following approval of the Merger by the stockholders of RCPI, she will be entitled to receive from RCPI a lump sum payment equal to the present value of two years' annual salary and if, in the reasonable judgment of the Board, Ms. Young assisted RCPI in consummating the Merger, a cash bonus of $20,000. In addition, Ms. Young will be entitled to life, health and dental insurance and retirement benefits for a two-year period beginning on the date of the termination of her employment. Ms. Young's current annual salary is $100,000.



        (c) If Ms. King's employment with RCPI is terminated (other than pursuant to one year's notice or for cause) following approval of the Merger by the stockholders of RCPI, she will be entitled to receive from RCPI a lump sum payment equal to the present value of one year's annual salary and if, in the reasonable judgment of the Board, Ms. King assisted RCPI in consummating the Merger, a cash bonus of $20,000. In addition, Ms. King will be entitled to life, health and dental insurance and retirement benefits for a one-year period beginning on the date of the termination of her employment. Ms. King's current annual salary is $100,000.



        (d) If Mr. Sandberg's employment with RCPI is terminated prior to April 16, 1996 (other than for cause or pursuant to a determination by RCPI that Mr. Sandberg is unable to devote substantially all of his business time to the discharge of his duties to RCPI) or his employment is not extended beyond April 16, 1996, he will be entitled to receive from RCPI a lump sum payment equal to $120,000.



It is anticipated that, upon consummation of the Merger, the employment of each of the above executive officers of RCPI will be terminated.



    On November 28, 1995, the Board agreed to pay Dr. Peter D. Linneman, Chairman of the Board of RCPI, a bonus of $200,000 upon consummation of the Merger or a similar transaction that results in receipt by RCPI stockholders of consideration at least equal value to the RCPI stockholders, in recognition of the substantial services he performed for RCPI in connection with transactions considered by the Board in 1995, including the Merger Agreement.



    Each of the indemnification, insurance, employment, severance and change of control and bonus arrangements described above grants rights to the relevant directors and officers of RCPI that are in addition to the rights such directors and officers enjoy solely in their capacity as stockholders. Therefore, they have interests in these arrangements that potentially conflict with those of RCPI and its other stockholders.



  AFFILIATES



    As a result of their investment in RCPI through the Goldman Sachs Financing (as defined below), GS Group and Whitehall may have interests that conflict with those of the stockholders of RCPI. GS Group and Whitehall believe that, by acquiring the entire equity interest in RCPI (with the other Investors) through the Merger, they will be better able to protect such investment. In addition, Whitehall and GS Group seek to acquire RCPI because they believe that they can more effectively and efficiently manage the property as a privately held company. See "Special Factors -- Reasons for the Transaction". Daniel M. Neidich, a general partner of GS Group, was a director of RCPI from December 29, 1994 until August 8, 1995. Mr. Neidich received directors' fees of $21,500 and was the beneficiary of directors' and officers' indemnification and insurance policies during such period.


VOTE OF DIRECTORS AND OFFICERS OF RCPI

    To RCPI's knowledge after reasonable inquiry, each of RCPI's executive officers and directors (who hold in the aggregate 10,932 Shares (approximately
 .03% of the outstanding Shares)) intends to vote all Shares held of record or beneficially owned by such person for the approval and adoption of the Merger Agreement. Except for the recommendation of the Board contained in this Proxy Statement, to RCPI's knowledge after reasonable inquiry, no executive officer or director of RCPI has made a recommendation to the stockholders of RCPI in support of or opposed to the approval and adoption of the Merger Agreement.

OPINION OF PAINEWEBBER

    RCPI originally engaged Kidder Peabody in 1993 to provide certain financial advisory services to RCPI, which engagement was subsequently assigned to, and assumed by, PaineWebber on December 9, 1994. In connection with the engagement, the Board requested that PaineWebber render an opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock.

    On November 7, 1995, PaineWebber delivered its oral opinion to the Board to the effect that, as of such date, the $8.00 per Share in cash to be received by the holders of Shares pursuant to the Merger Agreement was fair from a financial point of view to RCPI's stockholders. PaineWebber has subsequently confirmed such opinion by delivery of its written opinion dated as of the date of this Proxy

Statement. PaineWebber's opinion does not constitute a recommendation to any stockholder of RCPI as to how such stockholder should vote with respect to the Merger. Additionally, PaineWebber's engagement does not contemplate delivery of any other updated opinion prior to the Special Meeting or consummation of the Merger.

    The full text of the written opinion of PaineWebber, which sets forth the matters considered and limitations on the review undertaken in connection with such opinion, is attached hereto as Annex C and is incorporated by reference herein. HOLDERS OF SHARES ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY.


    In connection with its opinion, PaineWebber, among other things: (i) reviewed certain financial and other information that was publicly available or furnished to PaineWebber by or on behalf of RCPI, including certain internal analyses, financial forecasts and assumptions, reports and other information prepared by RCPI's management and/or its representatives; (ii) held discussions with management of RCPI concerning RCPI's historical and current operations, financial condition and prospects; (iii) reviewed the price and trading history of the Common Stock and compared such price and trading history with that of publicly traded companies which PaineWebber deemed relevant, as described under "Comparative Transaction Analysis" below; (iv) compared the financial position and operating results of RCPI with that of certain publicly traded companies which PaineWebber deemed relevant; (v) reviewed the proposed financial terms of the Merger and compared such terms with the financial terms of certain other transactions that PaineWebber deemed relevant; (vi) reviewed the Merger Agreement and a draft of this Proxy Statement as proposed to be filed with the Commission; and (vii) conducted such other financial studies, analyses and investigations and reviewed such other factors as PaineWebber deemed appropriate for purposes of its opinion.



    In   rendering  its  opinion,   PaineWebber  relied  on   the  accuracy  and
completeness of all financial and other information reviewed by it that was publicly available or furnished or otherwise communicated to it by or on behalf of RCPI, and it has not independently verified such information. PaineWebber assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of RCPI as to the future performance of RCPI and the Property. PaineWebber did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RCPI. PaineWebber was furnished with the Douglas Elliman 1994 Appraisal, upon which PaineWebber relied. PaineWebber assumed that all material liabilities (contingent or otherwise, known or unknown) of RCPI are as set forth in RCPI's consolidated financial statements. In addition, RCPI advised PaineWebber that, in the absence of the Merger or an alternative comparable transaction, RCPI would not, in the reasonably near term, be able to meet its debt service obligations and would not be in compliance with certain of its loan covenants, which could lead to the commencement by RCPI of a case under Chapter 11 of the Bankruptcy Code. PaineWebber assumed, with the consent of RCPI, that certain alternative transactions proposed to RCPI were not feasible due to existing contractual obligations of RCPI. RCPI's Board agreed that PaineWebber could make this assumption for purposes of its opinion because consummation of any of these alternative transactions would have required the consent of the Whitehall Group (which the Whitehall Group had indicated it would not provide) or the institution of litigation against the Whitehall Group (the outcome of which could not be predicted with certainty and which might have been protracted) or the commencement of a Chapter 11 case by RCPI.



    PaineWebber's opinion does not address any possible rights offering by RCPI in the event the stockholders do not approve the Merger and does not address the relative merits of the Merger and any other potential transactions or business strategies discussed by the Board as alternatives to the Merger or the underlying business decision of the Board to accept or reject the Merger. PaineWebber's opinion is directed to the Board and does not constitute a recommendation to any stockholder of RCPI as to how any such stockholder should vote with respect to the Merger. PaineWebber assumed that there had been no material change in RCPI's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to PaineWebber. PaineWebber's opinion is based on the regulatory, economic, monetary and market conditions existing on the date thereof.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RCPI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein, and neither RCPI nor PaineWebber assumes any responsibility for their accuracy. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the price at which businesses may actually be sold.

    The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at its opinion, dated as of the date of this Proxy Statement, presented to the Board.


    STOCK TRADING HISTORY. PaineWebber reviewed the history of the trading prices and volume for the Common Stock, both separately and in relation to market indices and a comparative company index. The comparative company index was comprised of six companies that PaineWebber deemed relevant, including Arbor Property Trust, Beacon Properties Corporation, Carr Realty Corporation, MGI Properties, Mellon Participating Mortgage Trust and Property Capital Trust (the "Comparative Companies"). PaineWebber observed that the Shares had performed unevenly against both the S&P 500 index and a REIT index comprised of the Comparative Companies over the last 22 months and had underperformed when compared to these indices over the past five years. PaineWebber further observed that the Merger Consideration constituted a premium of 18.5% over the $6.75 highest closing price and a premium of 100.0% over the $4.00 lowest closing price for the Shares on the NYSE for the 52-week period ended August 1, 1995 (the last trading day prior to publication of a newspaper article stating that Disney and an unnamed investment partner would be bidding against several other companies for the Property). The Merger Consideration also constituted a 52.4% premium over the $5.25 closing price for the Shares on the NYSE on August 1, 1995 and a 60.0% premium over the $5.00 closing price for the Shares on the NYSE on July 17, 1995 (30 days prior to the announcement of the execution of the letter of intent between RCPI and EOH). It should be noted that the Comparative Companies were not the subject of acquisition transactions during the comparison period, and thus their stock prices did not reflect any value attributable to a control premium.


    SELECTED COMPARATIVE PUBLIC COMPANY ANALYSIS. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of RCPI to the corresponding data of the Comparative Companies.


    With respect to RCPI, PaineWebber compared the implied multiples based on the Merger Consideration for RCPI with the median multiples of the Comparative Companies based on closing stock prices as of November 3, 1995. It should be noted that the Comparative Companies were not the subject of acquisition transactions at such date, and thus their stock prices did not reflect any value attributable to a control premium. PaineWebber compared multiples of latest 12 months ("LTM") revenues; LTM net operating income ("NOI"), after general and administrative expenses ("G&A"); LTM net income; LTM funds from operations ("FFO") per share, as well as book value and 1995 and 1996 estimated (as estimated by research analysts and compiled by First Call) FFO per share. PaineWebber noted that RCPI's implied revenue multiple based on the Merger Consideration was 14.20x versus a median revenue multiple of 6.34x for the Comparative Companies; RCPI's implied

NOI (after G&A) multiple was 15.0x versus a median NOI (after G&A) multiple of 11.0x for the Comparative Companies; RCPI's implied net income and FFO multiples were not meaningful (due to RCPI's negative LTM results); RCPI's implied book value multiple was 0.69x versus a median book value multiple of 1.87x for the Comparative Companies; RCPI's implied 1995 estimated FFO per share multiple was not meaningful (due to negative projections); and RCPI's implied 1996 estimated FFO per share multiple was 18.2x versus a median 1996 estimated FFO per share multiple of 9.1x for the Comparative Companies.


    PaineWebber applied the low multiples of LTM revenues, LTM NOI (after G&A), LTM net income, book value, LTM FFO per share, 1995 estimated FFO per share and 1996 estimated FFO per share and applied the high NOI (after G&A) implicit capitalization rate for the Comparative Companies to the respective results of RCPI, which resulted in a range of possible equity values for RCPI based on the comparative company analysis of $4.15 to $8.11 per fully diluted share of Common Stock. Utilizing the high multiples and the low implicit capitalization rate for the Comparative Companies would have given a range of possible equity values for RCPI that was not meaningful. PaineWebber utilized the low multiples for the Comparative Companies and the high NOI (after G&A) implicit capitalization rate due to the distressed status of RCPI's sole asset, the Mortgage Note. In addition, PaineWebber noted that RCPI has a unique property and structure for which there are no directly comparable companies and, therefore, PaineWebber did not consider the comparative company analysis to be as relevant as the other valuation methodologies PaineWebber employed.



    DISCOUNTED EQUITY VALUE ANALYSIS. A discounted equity value analysis is a traditional valuation methodology used to derive a valuation of a corporate entity by capitalizing the estimated future cash flow and calculating the estimated future dividends of such corporate entity and discounting such aggregated results back to the present. PaineWebber performed a discounted equity value analysis of RCPI based on the fiscal years 1995 to 2000 and 1995 to 2007 financial forecasts for RCPI provided by RCPI management (the "Financial Forecast"). The Financial Forecast was the same as the "Case 2" financial projections described below under "Certain Financial Projections", modified only to reflect actual leasing activity at the Property after June 30, 1995. See "Certain Financial Projections" for a description of the assumptions underlying the Financial Forecast. PaineWebber used a 2007 holding period (i) to be consistent with the Douglas Elliman appraisal and (ii) for comparison with projected results through the stated maturity of the Mortgage Note and its conversion into an equity interest in the Property.



    Using the information set forth in the Financial Forecast, PaineWebber calculated RCPI's estimated "net cash flow" based on Property cash flow projections less operating and debt service expenses. The annual dividends to common stockholders were based upon RCPI's estimated net cash flow and assumptions as set forth by RCPI. To estimate the terminal value of RCPI at the end of the Financial Forecast period, PaineWebber assumed that RCPI would acquire ownership of the Property on December 31, 1996, and accordingly, started with the projected values of the Property on December 31, 2000 ($1.76 billion) and December 31, 2007 ($2.30 billion), and then subtracted the total amount of debt outstanding on the respective terminal dates, and added proceeds from an assumed conversion of all Warrants and SARs. This valuation methodology resulted in terminal value estimates for RCPI of $817 million at December 31, 2000 and $1.37 billion at December 31, 2007. Future Property values were estimated by applying the valuation methodology set forth in the Douglas Elliman 1994 Appraisal, including the use of a terminal capitalization rate of 7.5% and a discount rate of 10% as set forth in the Douglas Elliman 1994 Appraisal. PaineWebber analyzed the Financial Forecast and discounted the stream of dividends and terminal values resulting from the Financial Forecast back to March 31, 1996, using discount rates of 12.0% to 14.0%. Based on this analysis, PaineWebber derived a range of possible equity values of $4.63 to $6.73 per fully diluted share of Common Stock.


    COMPARATIVE TRANSACTION ANALYSIS. PaineWebber also performed an analysis of the multiples paid in selected acquisition transactions including Mid-American Communities, Inc.'s purchase of America First REIT, Horizon Outlet Centers, Inc.'s purchase of McArthur/Glen Realty Corp., Highwoods

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
Properties, Inc.'s purchase of Forsyth Properties, Inc., Liberty Property Trust's purchase of Lingerfelt Development Corp., Property Trust of America's purchase of Security Capital Pacific Inc., Wellsford Residential Property Trust's purchase of Holly Residential Properties, Inc., Simon Property Group's purchase of MSA Realty Corp., Super Valu Inc.'s purchase of Wetterau Properties Inc., an investor group's purchase of CenterMark Properties, and California Real Estate Investment Trust's purchase of Commonwealth Equity Trust USA (the "Comparative Transactions").

    With respect to RCPI, PaineWebber compared the implied multiples based on the Merger Consideration for RCPI with the median multiples of the Comparative Transactions based on the offer price paid in each transaction and the LTM period ending before the announcement of each transaction. PaineWebber compared multiples of LTM revenues, LTM NOI (after G&A), LTM net income, LTM FFO per share and book value. PaineWebber noted that RCPI's implied revenue multiple was 14.20x versus a median revenue multiple of 8.56x for the Comparative Transactions; RCPI's implied NOI (after G&A) multiple was 15.0x versus a median NOI (after G&A) multiple of 12.2x for the Comparative Transactions; RCPI's implied net income and FFO multiples were not meaningful (due to negative LTM results); and RCPI's book value multiple was 0.69x versus a median book value multiple of 1.02x for the Comparative Transactions.

    Based on the $5.00 closing price for the Shares on the NYSE on July 17, 1995 (30 days prior to the announcement of the execution of the letter of intent between RCPI and EOH) PaineWebber calculated the premium represented by the Merger Consideration to be 60.0%. PaineWebber then compared this premium to the median premium paid to the unaffected stock prices for the Comparative Transactions of 28.0% (using closing stock prices for the target companies as of the date 30 days prior to the announcement date of each respective transaction).

    PaineWebber applied the low multiples of LTM revenues, LTM NOI (after G&A), LTM net income, LTM FFO per share, book value and premium paid to the respective results of RCPI which resulted in a range of possible equity values for RCPI based on the Comparative Transaction analysis of $5.28 to $6.14 per fully diluted share of Common Stock. PaineWebber utilized the low multiples for the Comparative Companies due to the distressed status of RCPI's sole asset, the Mortgage Note. In addition, PaineWebber noted that RCPI has a unique property and structure for which there are no directly comparable transactions and, therefore, PaineWebber did not consider the comparative transactions analysis to be as relevant as the other valuation methodologies PaineWebber employed.


    Pursuant to an engagement letter between RCPI and PaineWebber, PaineWebber was paid a fee of $250,000 upon rendering its opinion on November 7, 1995 and will receive a transaction fee of $4.25 million upon the closing of the Merger (which transaction fee will not be paid if the Merger does not close). RCPI originally engaged Kidder Peabody in 1993 to provide certain financial advisory services to RCPI, which engagement was subsequently assigned to, and assumed by, PaineWebber on December 9, 1994. In addition to the fees described above, PaineWebber has earned fees for financial advisory services rendered to RCPI since May 11, 1995 (the date the Board first directed PaineWebber to explore acquisition and financing alternatives on behalf of RCPI) and RCPI has extended PaineWebber's engagement and will continue to pay PaineWebber a monthly advisory fee of $85,000 through the earlier of June 30, 1996 or consummation of the Merger. RCPI has also agreed to reimburse PaineWebber for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Assuming a closing under the Merger Agreement by April 15, 1996, RCPI estimates that, in addition to the fees described in the first sentence of this paragraph, the aggregate payment to PaineWebber for its fees and expenses for the period from May 11, 1995 through the closing will be approximately $1.4 million. In addition, RCPI agreed to indemnify PaineWebber, its affiliates and each of their respective directors, officers, agents and employees, and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.


    PaineWebber has previously provided investment banking services to RCPI and may provide financial advisory or other investment banking services to RCPI in the future. In the normal course of its business, PaineWebber may from time to time trade the debt or equity securities of RCPI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes. RCPI retained Kidder Peabody to act as its financial adviser based on Kidder Peabody's substantial experience in obtaining financing for companies, in mergers and acquisitions and in securities valuation generally, particularly in the real estate field. Kidder Peabody was selected after the Board interviewed a number of investment banks seeking the assignment. The Board was satisfied with the work done by Kidder Peabody and thus agreed to PaineWebber's succession to this engagement in December 1994.


DOUGLAS ELLIMAN 1994 APPRAISAL; THE WEITZMAN GROUP CONCURRENCE REPORT



    On January 11, 1995, Douglas Elliman issued the Douglas Elliman 1994 Appraisal, in which it concluded that, as of December 31, 1994, the fair market value of the Property was $1.25 billion, an increase of $100 million from the value assigned in an appraisal conducted by the same firm as of December 31, 1993. On February 15, 1995, The Weitzman Group issued The Weitzman Group Concurrence Report in which it stated that, based upon the review described in such report, it concurred with the Douglas Elliman 1994 Appraisal and that, in its opinion, the market value estimated by Douglas Elliman did not vary by more than 5% from the market value The Weitzman Group would estimate in a full and complete appraisal of the same interests. The summaries of the Douglas Elliman 1994 Appraisal and The Weitzman Group Concurrence Report are qualified in their entirety by reference to such reports, which were filed as exhibits to RCPI's Current Report on Form 8-K filed on February 22, 1995 and are filed as exhibits to the Schedule 13E-3 filed with the Commission in connection with the Merger.



    Since 1985, RCPI has annually retained an independent appraisal firm to appraise the Property, and such annual appraisals have been performed under the supervision of Abram Barkan, who was a principal at Douglas Elliman at the time of the Douglas Elliman 1994 Appraisal. Mr. Barkan and Douglas Elliman were selected to conduct the Douglas Elliman 1994 Appraisal based upon their expertise and recognized reputation in the real estate appraisal business. In connection with the preparation of the Douglas Elliman 1994 Appraisal, Douglas Elliman (i) made a complete review of the financial information relating to the Property provided to it by the Borrower; (ii) made a physical inspection of the Property; (iii) updated its study of existing conditions and anticipated future trends for the Midtown Manhattan office market, focusing particular attention on higher quality office buildings; (iv) analyzed recent transactions involving the sale of large higher quality office buildings; (v) reviewed summaries provided by the Borrower of new leases that had been concluded subsequent to the appraisal previously prepared by Douglas Elliman; (vi) reviewed capital costs associated with the Property, including tenant concessions and building improvements; and (vii) considered the three approved methods in the valuation of real estate -- the cost, sales comparison and income capitalization approaches.



    The cost approach is an appraisal technique under which the value of a property is derived by estimating the replacement cost of the improvements, and deducting the estimated depreciation. The value of the property as if vacant is added to the depreciated value of the improvements. Douglas Elliman did not include this approach in its appraisal because of the difficulty in accurately estimating physical, functional and economic depreciation and because investors do not typically use this approach to assess an investment opportunity.



    The sales comparison approach is an appraisal technique under which the market value estimate is predicated upon prices paid in actual market transactions. Recent sales of properties similar to a property under review are identified, analyzed and compared to the property under review. In analyzing and comparing the sales data, adjustments are made for factors such as location, time (date of transaction), plot and building size, age and condition. The lack of truly comparable activity, coupled with the large adjustments that would have had to have been made to the sales of similar properties, make accurate comparisons difficult. Douglas Elliman, therefore, did not rely heavily on this approach to determine a market value for the Property, but included a discussion of the transactions that occurred subsequent to its previous appraisal in order to provide an indication of current market activity.



    The income capitalization approach is an appraisal technique used to derive a value estimate based on the anticipated net income to be generated by a property. The value estimate reflects the capital amount an investor would reasonably be likely to pay to receive the anticipated net income. The capital amount, often called the capitalized value, is in effect the present value of the anticipated annual net revenues. Douglas Elliman gave primary emphasis to this approach because it is the approach most often utilized by investors in analyzing income-producing property. Douglas Elliman derived the value estimate of the Property by projecting, on a lease-by-lease basis, the income, expenses and capital costs associated with operating the Property. Given the size and intricacies of the Property as a real estate investment, Douglas Elliman calculated a weighted average net present value based upon six holding periods, in order to derive a more accurate indication of market value. As a result, Douglas Elliman estimated the cash flows before debt service in each year of a 16-year projection period for calendar year 1995 through 2011. Douglas Elliman estimated the residual value of the leased space by capitalizing at an appropriate rate the net operating income in the year following the holding period of the cash flow. The cash flows plus the residual value were then discounted on an annual basis to a present value using a pre-tax market rate of return. In its discounted cash flow analysis, Douglas Elliman used a real estate model developed by the Realtech Group ("Realtech"). Results were generated by the model based on market, economic, leasing and other real estate assumptions provided by Douglas Elliman. For a discussion of the assumptions used, see "Certain Financial Projections". RCPI did not place any limitations on Douglas Elliman with respect to conducting the appraisal.



    RCPI engaged The Weitzman Group to issue a review and concurrence report with respect to the Douglas Elliman 1994 Appraisal because of suggestions by Mitsubishi Estate and J.P. Morgan in the summer of 1994 that the value of the Property was substantially lower than the value shown on the appraisal previously prepared by Douglas Elliman. The Weitzman Group was selected on the basis of its recognized expertise in the real estate appraisal business. In connection with the preparation of The Weitzman Group Concurrence Report, The Weitzman Group (i) conducted an independent analysis of the Property cash flows;
(ii) conducted a detailed analysis of the data and assumptions, as well as of market conditions, identified in the Douglas Elliman 1994 Appraisal; (iii) conducted independent research as to market conditions, market rents and expenses, and prepared independent assumptions and sensitivity analyses of the cash flows utilized in the estimate of the aggregate market value of the Property determined by Douglas Elliman; (iv) conducted physical inspections of the Property and held extensive meetings with management and leasing personnel; and (v) undertook research as to appropriate rates of return (using a securitized financing component) commensurate with the risks involved in acquiring real estate such as the Property. The cash flows were prepared using the Realtech model, modified by assumptions proposed by The Weitzman Group. The Weitzman Group performed limited due diligence on the Douglas Elliman 1994 Appraisal relating only to selected lease-by-lease input. Based on the assumptions, projected cash flows and rates of return developed by The Weitzman Group, which in certain cases differed from those in the Douglas Elliman 1994 Appraisal, The Weitzman Group issued an opinion that the value conclusion in the Douglas Elliman 1994 Appraisal was appropriate and reasonable.



    The preparation of the cash flows (using the Realtech model) included the preparation of detailed assumptions incorporating an eleven-year holding period. Office market rents, depending upon building and location, were in the range of $35 to $47 per square foot of rentable area based on 1968 measurements. Retail market rents were $220 per square foot for Fifth Avenue frontage, $110 per square foot on Sixth Avenue, $70 to $85 per square foot on the side streets and $37 per square foot on the concourse and mezzanine levels. All rents included a 10.0% step-up in the base rent after each five-year period. Lease terms and rent concessions were projected based upon size. Free rent for office tenants ranged from six to twelve months depending upon the size of the space, declining over the subsequent two years to a stabilized level. Tenant work for offices ranged from $20 to $45 per square foot for new leases depending upon size, with lower allowances assigned for renewal leases. A 4.0% growth rate for the tenant work was projected. The renewal probability was projected at 70.0% - 30.0% for office leases. Vacant office space was projected to be absorbed over an 18-month period. Capital improvements were reflective of management estimates through 2004 with a reserve utilized thereafter. The residual capitalization rate was 8.0% of the net operating income before capital expenditures in 2006 less selling and transfer taxes, including a provision for the New York State capital gains tax of 10.0% from the point of purchase (assumed to be the date of value). Discount rates were in the range of 10.0% to 10.5% and were 9.75% assuming the use of securitized debt for a portion of the purchase. RCPI did not place any limitations on The Weitzman Group with respect to conducting the concurrence report.



    Pursuant to an engagement letter between RCPI and Douglas Elliman, Douglas Elliman was paid a fee of $75,000 upon delivery of the Douglas Elliman 1994 Appraisal. Pursuant to an engagement letter between RCPI and The Weitzman Group, The Weitzman Group was paid a fee of $95,000 upon delivery of its concurrence report. RCPI agreed to reimburse The Weitzman Group for its out-of-pocket expenses and to indemnify The Weitzman Group, its stockholders and employees against certain liabilities, including liabilities under the federal securities laws.


PURPOSE AND STRUCTURE OF THE TRANSACTION

    The purpose of the Merger is for the Investors, through Holdings, to acquire all of the outstanding Common Stock of RCPI. The transaction has been structured as a cash merger in order to provide a prompt and orderly transfer of control of RCPI from the public stockholders of RCPI to Holdings. Because of the Limit imposed by the RCPI Charter, the Investors determined that a cash tender offer for all of the Common Stock of RCPI was not a viable alternative.

REASONS FOR THE TRANSACTION


    Whitehall and GS Group seek, through the Merger, to acquire, together with the Investors, the entire equity interest in RCPI at this time because Whitehall and GS Group believe that RCPI and the Property can be more effectively and efficiently managed, and therefore would be more likely to provide the Investors with a return on their investment if it were managed as a privately held company. As a privately held company, RCPI will be managed only in the interests of the Investors. As noted under "Certain Effects of the Merger", the Investors intend to seek the delisting of the Common Stock from the NYSE and the termination of registration of the Common Stock under the Exchange Act as soon as possible after consummation of the Merger, if the requirements for the delisting and termination of registration are met.


    Whitehall and GS Group also seek, through the Merger, to acquire, together with the Investors, the entire equity interest in RCPI at this time because, in the view of Whitehall and GS Group, the investment of the Whitehall Group in RCPI provided through the Goldman Sachs Financing would be protected in the Merger, whereas GS Group and Whitehall would likely have had to resort to litigation in order to protect such interests in the Goldman Sachs Financing under the other transactions that were being considered by the Board during the summer and autumn of 1995. In addition, the bankruptcy of Borrower raised, in the view of Whitehall and GS Group, serious questions concerning RCPI's ability to meet its payment and other obligations under the terms of the Goldman Sachs Financing.

PLANS FOR RCPI AFTER THE MERGER

    It is expected that immediately following the Merger, the Property (and related real and personal property) will be conveyed to the Surviving Corporation or its designee (the "Designee") pursuant to the Borrower's Chapter 11 Plan. Immediately thereafter, it is expected that the Property (and such related real and personal property) or all of the equity interest in the
Designee  will be  contributed to  a newly formed  entity ("Newco").  It is also
expected   that    Newco    will    be    owned    50%    by    the    Surviving

Corporation and 50% by a newly formed limited liability company owned by the Investors. This structure is intended to provide flexibility with respect to financial, operational and tax planning considerations while complying with the provisions of the Convertible Debenture Indenture.



    The Investors currently intend that, following the Merger, at least $430 million in new debt financing would be raised and that a portion of the proceeds thereof would be used to repay the indebtedness outstanding under the Floating Rate Notes and the Current Coupon Convertible Debentures. In addition, the Investors may decide to incur additional financing and use the proceeds to repay the Convertible Debentures. In connection therewith, Whitehall would agree to subordinate the 14% Debentures to the new debt financing. It is further intended that the 14% Debentures would be repaid on December 31, 2000 in accordance with their terms, subject to financial considerations at that time. The Investors' financing plans may change in light of changes in market conditions and other considerations.


    Following the Effective Time, the Investors expect that the board of directors of the Surviving Corporation will consist of four members designated by the Whitehall Group and four members designated by the other Investors. The officers of the Surviving Corporation will be appointed by the directors.

    The Investors expect that Newco will own and operate the Property consistently with past practices but may increase capital expenditures and make such other changes as deemed appropriate by the Investors. The Property will be managed by Tishman Speyer pursuant to a management agreement.

CERTAIN EFFECTS OF THE MERGER


    As a result of the Merger, RCPI's current stockholders will receive $8.00 in cash for each of their shares of Common Stock (other than Excluded Shares), which amount will not be reduced by any expenses or liabilities of RCPI. In addition, as a result of the Merger, stockholders will not have an opportunity to continue their equity interest in RCPI as an ongoing concern and therefore will not share in the future earnings and potential growth of RCPI or the Property, if any. After the Merger, the acquiring entity formed by the Investors will own 100% of the equity interest in, and will have a 100% interest in the net book value and net income or net loss of, RCPI. The Investors, therefore, as the only stockholders of RCPI after the Merger, will benefit from any increases in the value of RCPI and also bear the risk of any decreases in the value of RCPI's assets or operations. Pursuant to agreements among the Investors, Whitehall will have an indirect interest of approximately 50% of the equity in RCPI after consummation of the Merger. Such equity interest will reflect the relative investment of Whitehall in the acquiring entity that will be merged with and into RCPI in the Merger. See "-- Background of the Merger".


    If the Merger is consummated, the Shares will cease to be listed on the NYSE, public trading of the Shares will cease and the registration of the Shares under the Exchange Act will be terminated. The termination of registration of the Common Stock under the Exchange Act will reduce the information required to be furnished by RCPI to the Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of
Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to RCPI.

    THE RECEIPT OF CASH PURSUANT TO THE MERGER WILL BE A TAXABLE TRANSACTION. SEE "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER".

BORROWER'S CHAPTER 11 CASE


    The Borrower filed its petition under Chapter 11 of the Bankruptcy Code on May 11, 1995. On September 12, 1995, in a proceeding held in the Bankruptcy Court, the Borrower stated that it was willing to work with RCPI toward a plan of reorganization in the Borrower's Chapter 11 Case (the "Chapter 11 Plan") that would provide for RCPI to take title to the Property. Thereafter, RCPI began negotiations with the Borrower to develop a consensual Chapter 11 Plan. Since November 7, 1995, the

Investors have also been negotiating with the Borrower and RGI, both directly and jointly with RCPI. The Merger is subject to the satisfaction of certain conditions set forth in the Merger Agreement and summarized below, including the entry of an order confirming the Chapter 11 Plan and the absence of any injunction preventing the effectuation of the Chapter 11 Plan. On October 30, 1995, the Bankruptcy Court approved debtor-in-possession financing for the Borrower of up to $80 million to be provided by Chemical Bank. The availability and uses of any debtor-in-possession financing are subject to certain restrictions set by the Bankruptcy Court or contained in the Merger Agreement.



    The obligations of Holdings and the Investors to consummate the transactions contemplated by the Merger Agreement are subject to the condition (among others) that Holdings be reasonably satisfied with the form and substance of the Chapter 11 Plan confirmed in the Borrower's Chapter 11 Case, the disclosure statement for the Chapter 11 Plan and the proceedings relating to the confirmation of the Chapter 11 Plan. The Chapter 11 Plan will, among other things, provide for the transfer to the Surviving Company (or its designee) of (i) the Property, (ii) all other real property (including leasehold interests) owned by the Borrower and used in connection with the operation of the Property consistent with past practices and (iii) all personal property (including leasehold interests) owned by the Borrower and material to the operation of the Property consistent with past practices. The Chapter 11 Plan may also provide for a transfer directly or indirectly to the Surviving Company (or its designee) of an equity interest in the entity that owns all or a portion of the Property. The maximum amount to be provided (or assumed) by RCPI under the Chapter 11 Plan to be used to fund liabilities of the Borrower or its estate may not exceed (1) $20 million
(exclusive of the debtor-in-possession financing permitted under the Merger Agreement) of liabilities may consist only of liabilities related to administrative expenses, claims entitled to priority under the Bankruptcy Code, cure payments relating to leases and other executory contracts to be assumed (including liabilities for tenant improvements) that are reasonably acceptable to Holdings and the Investors, and certain general unsecured claims reasonably acceptable to Holdings and the Investors and (2) all unpaid allowed ordinary course administrative operating expense claims of the types specified in the Chapter 11 Plan, subject to the right to object to such claims as provided for under the Chapter 11 Plan. See "The Merger -- The Merger Agreement -- Conditions to the Merger".



    An amended Chapter 11 Plan and an amended disclosure statement were filed by the Borrower and RGI on December 12, 1995 and January 22, 1996. The Chapter 11 Plan and disclosure statement may be amended in the future to take into account the results of negotiations between the Investors, RCPI, RGI and the Borrower after January 22, 1995 relating to the Chapter 11 Plan and the transfer of ownership of the Property. In addition, the Bankruptcy Court, after several postponements, has fixed February , 1996 as the date for a hearing to consider the adequacy of the disclosure statement. In the event that RCPI, the Borrower and RGI reach agreement on all of the terms of the Chapter 11 Plan and the related agreements and the Court approves the disclosure statement, the final form of the Chapter 11 Plan will be submitted for a vote to the creditors of the Borrower whose claims are impaired under the Chapter 11 Plan and, assuming that the requisite majorities of two-thirds in amount of the claims and more than 50% in number of the claimants voting in each impaired class vote in favor of the Chapter 11 Plan, it is anticipated that the Chapter 11 Plan would be confirmed by the end of March 1996, which will permit consummation of the Merger to occur by April 30, 1996, as required by the Merger Agreement. In light of the fact that all impaired creditors of the Borrower are to receive payment in full in cash of the allowed amounts of their claims plus post-petition interest at the contract rate or the judgment rate (if there is no existing contractual obligation to pay interest), it is highly probable that the Chapter 11 Plan will be accepted by all classes of impaired creditors of the Borrower. If, however, that does not occur or the Borrower does not enter into a mutually acceptable arrangement with RCPI for the transfer of ownership of the Property to RCPI or its designee, RCPI would have available the following options: RCPI could seek leave of the Bankruptcy Court to (i) file its own Chapter 11 plan for the Borrower, which could be confirmed and consummated without the consent of the Borrower or the acceptance by other classes of creditors or (ii) foreclose the mortgage on the Property that secures payment of the Mortgage Note. In either event, it is anticipated that the Borrower would oppose such actions in the Bankruptcy Court and, in the case of foreclosure, in the court in which such a foreclosure would be sought. In light of the potential delays and additional expenses that would be entailed in either of the alternatives described above (and real estate transfer taxes payable in respect of a foreclosure sale), RCPI believes it would be in its best interests to pursue the Chapter 11 Plan with the support of the Investors pursuant to the Merger Agreement.



    If the Merger is not consummated, RCPI believes that there would be no material tax cost in connection with a transfer of the Property to RCPI pursuant to the Chapter 11 Plan. If, instead, the Property were transferred to RCPI in a foreclosure or other sale outside of a confirmed chapter 11 plan, RCPI could be liable for New York City and State real property transfer tax as a transferee.


ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method of accounting for business combinations, and, accordingly, the purchase price will be allocated to RCPI's underlying net assets in proportion to their respective fair values.

REGULATORY APPROVALS


    HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and the applicable waiting period in connection with such information has expired or been earlier terminated. The Investors have determined that the formation and capitalization of Holdings requires the filing of a notification and report form under the HSR Act ("Notification Form") by certain of the Investors. Whitehall, Exor, Gribble and Weevil each filed a Notification Form with the FTC and the DOJ. The required waiting period under the HSR Act will expire on March 2, 1996, unless such waiting period is earlier terminated by the FTC and the DOJ or extended by a request from the FTC or the DOJ for additional information or documentary material prior to the expiration of the waiting period.



    Holdings and RCPI know of no remaining federal or state regulatory requirements with which they must comply or approvals that they must obtain in order to consummate the Merger, other than the filing of the Certificate of Merger or the Merger Agreement with the Secretary of State of Delaware.


CERTAIN LITIGATION


    On  May  24,  1995,  Jerry  Krim commenced  an  action  encaptioned  KRIM V.
ROCKEFELLER CENTER PROPERTIES, INC. AND PETER D. LINNEMAN. On June 7, 1995, Kathy Knight and Moishe Malamud commenced an action encaptioned KNIGHT ET AL. V. ROCKEFELLER CENTER PROPERTIES, INC. AND PETER D. LINNEMAN. Both actions were filed in the United States District Court for the Southern District of New York and purport to be brought on behalf of a class of plaintiffs comprising all persons who purchased Common Stock between March 20, 1995 and May 10, 1995. The complaints allege that RCPI and Dr. Linneman violated the federal securities laws by their purported failure to disclose prior to May 11, 1995 that the Borrower would file for bankruptcy protection. The cases have been consolidated. On July 28, 1995, RCPI and Dr. Linneman filed answers to the complaints denying plaintiffs' substantive allegations and asserting numerous affirmative defenses. On September 22, 1995, plaintiffs served an Amended Class Action Complaint adding RCPI's remaining directors and its president as defendants. In addition to the foregoing claims, the Amended Complaint also asserts a cause of action for breach by RCPI's directors and its president of their fiduciary duties by approving the Combination Agreement. The plaintiffs are seeking damages in such amounts as may be proved at trial and are also seeking injunctive relief, plus costs, attorneys' fees and interest. RCPI intends to vigorously contest these actions.



    On July 6, 1995, Charal commenced a derivative action against certain of RCPI's present and former directors in the Court of Chancery of the State of Delaware in and for New Castle County. RCPI was named as a nominal defendant. The plaintiff alleges that the directors breached their fiduciary duties by: (1) using commercial paper proceeds to repurchase Convertible Debentures in

1987-1992; (2) entering into interest rate swaps; and (3) making capital distributions to stockholders during the years 1990 through 1994. On February 21, 1995, prior to the commencement of the action, the Board appointed a special committee of the Board to review Charal's February 3, 1995 pre-suit demand that the Board institute litigation on RCPI's behalf with respect to such claims and recommend a course of action to the full Board. Plaintiff nevertheless commenced the action, asserting that circumstances did not permit further delay. On November 7, 1995, the Delaware Court of Chancery dismissed this action without prejudice due to the plaintiff's failure to comply with the requirements of the Delaware Court of Chancery Rule 23.1.


    On November 14, 1995, Charal moved to amend and supplement its complaint and/or to amend or alter the Delaware Court's judgment so as to permit the filing of additional derivative allegations, as well as class allegations that the Board had approved the proposed Merger without considering the value to RCPI of the matters set forth in Charal's pre-suit demand. The Delaware Court has not ruled on Charal's motion.



    On November 28, 1995, the special committee reviewed the report of its counsel and, after deliberation, determined to recommend to the Board that Charal's pre-suit demand be rejected because it would not be in the best interest of RCPI to pursue the matters set forth in such demand. On December 5, 1995, after considering the recommendation of the special committee and the report of the special committee's counsel, the Board voted to reject Charal's pre-suit demand.



    On July 31, 1995, L.L. Capital Partners, L.P. commenced an action against RCPI in the United States District Court in the Southern District of New York. The plaintiff alleges that, in an RCPI prospectus dated November 3, 1993, RCPI failed to disclose its purported belief that the Rockefeller Interests and Mitsubishi Estate would cease to fund the Borrower's cash flow shortfalls. The plaintiff seeks recovery under Section 12(2) of the Securities Act of 1933,
Section 10(b) of, and Rule 10b-5 under the Exchange Act and the common law. RCPI intends to vigorously contest this action. In September 1995, counsel for RCPI filed a motion to dismiss this action for failure to state a claim.



    On September 13 and 14, 1995, five class action complaints, captioned FAEGHEH MOEZINIA V. PETER D. LINNEMAN, BENJAMIN D. HOLLOWAY, PETER G. PETERSON, WILLIAM F. MURDOCH, JR. AND ROCKEFELLER CENTER PROPERTIES, INC.; MARTIN ZACHARIAS V. B.D. HOLLOWAY, P.G. PETERSON, W.F. MURDOCH, P.D. LINNEMAN AND ROCKEFELLER CENTER PROPERTIES, INC.; JAMES COSENTINO V. PETER D. LINNEMAN, BENJAMIN D. HOLLOWAY, PETER G. PETERSON, WILLIAM F. MURDOCH, JR. AND ROCKEFELLER CENTER PROPERTIES, INC.; MARY MILLSTEIN V. PETER D. LINNEMAN, PETER G. PETERSON, BENJAMIN D. HOLLOWAY, WILLIAM F. MURDOCH, JR. AND ROCKEFELLER CENTER PROPERTIES, INC.; and ROBERT MARKEWICH V. PETER D. LINNEMAN AND DANIEL M. NEIDICH, ET AL., were filed in the Delaware Court of Chancery. On October 11, 1995, an additional complaint encaptioned HOGAN V. ROCKEFELLER CENTER PROPERTIES, INC., ET AL., was filed in the Delaware Court of Chancery. Each of the complaints purports to be brought on behalf of a class of plaintiffs comprised of stockholders of RCPI who have been or will be adversely affected by the Combination Agreement. All of the complaints allege that RCPI's directors breached their fiduciary duties by approving the Combination Agreement. The complaints seek damages in such amount as may be proved at trial. Plaintiffs also seek injunctive relief, plus costs and attorneys' fees. On November 8, 1995, the Delaware Court of Chancery entered an order consolidating these actions. RCPI intends to contest these actions vigorously.


    On January 23, 1995, Bear Stearns and DLJ commenced an action against RCPI in the Supreme Court of New York, County of New York. The plaintiffs allege that RCPI breached a contract relating to the plaintiffs' provision of investment banking services to RCPI in connection with the proposed 1994 Deucalion transaction referred to above. The plaintiffs seek $5,062,500 in damages, plus costs, attorneys' fees and interest. The Supreme Court of New York denied RCPI's motion to dismiss the complaint on September 21, 1995. On October 10, 1995, RCPI filed an answer to the complaint that denied the plaintiffs' allegations and asserted numerous affirmative defenses. RCPI intends to vigorously contest the plantiffs' claims. RCPI does not expect the outcome of this litigation to have a material adverse effect on its financial condition.

    On December 1, 1995, counsel to ZML wrote to counsel to RCPI claiming that RCPI had wrongfully refused to sell to ZML 1,788,908 Shares at a price of $5.59 per Share under the Investment Agreement on October 2, 1995. On December 8, 1995, counsel to RCPI wrote to counsel to ZML stating that RCPI had not defaulted on its obligations under the Investment Agreement. RCPI does not believe that the dispute will have a material adverse effect on its financial condition.

    For a description of other legal proceedings to which RCPI is a party, see RCPI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.

FEES AND EXPENSES


    Estimated fees and expenses incurred or to be incurred in connection with the Merger and related transactions are approximately as follows, assuming the Merger closes on April 15, 1996:



                                                                                             PAID OR
                                                                             PAID OR       TO BE PAID
                                                                            TO BE PAID    BY WHITEHALL
                                                                             BY RCPI      AND GS GROUP
                                                                          --------------  -------------
Zell Group fees and expenses (1)........................................  $   16,042,000   $   --
Investment banking fees and expenses....................................       6,650,000       --
Legal fees and expenses.................................................       4,126,000     3,000,000
Printing and mailing fees...............................................         407,000       --
Exchange Agent fees.....................................................         129,000       --
Accounting fees.........................................................          80,000       --
SEC filing fee..........................................................          61,218       --
Proxy solicitation agent fees...........................................          10,000       --
Miscellaneous expenses..................................................          35,000        50,000
                                                                          --------------  -------------
    Total...............................................................  $   27,540,218   $ 3,050,000
                                                                          --------------  -------------
                                                                          --------------  -------------


------------------------
(1) Amounts either previously paid to, or claimed by, the Zell Group as fees and expenses in connection with the Combination Agreement and Investment Agreement.

    Investment banking fees and expenses include $750,000 payable to the Whitehall Group by RCPI as reimbursement for certain of its expenses incurred in 1995 pursuant to the terms of the Goldman Sachs Financing. In addition, the above fees and expenses do not include the fees and expenses incurred by RCPI that are directly attributable to the Borrower's bankruptcy or any fees and expenses that may be payable to the attorneys for the plaintiffs as described in "Certain Litigation" above. For information regarding PaineWebber's engagement by RCPI, see "Opinion of PaineWebber".

                                   THE MERGER

GENERAL

    As a result of the Merger, holders of certificates formerly representing Shares will cease to have any equity interest in RCPI. At the Effective Time, each Share, other than the Excluded Shares outstanding immediately prior to the Merger, will be canceled and converted automatically into the right to receive $8.00 net to the holder thereof in cash, without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such Share in the manner described herein.

THE MERGER AGREEMENT

    The following is a summary of the material provisions of the Merger Agreement, a conformed copy of which is included with this Proxy Statement as Annex A. Such summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference. All stockholders of RCPI are urged to read the Merger Agreement in its entirety.


    GENERAL TERMS OF THE MERGER. To effect the transactions contemplated by the Merger Agreement, the Investors have organized Holdings and own all of its outstanding capital stock. Upon the terms and subject to the conditions of the Merger Agreement, Holdings will be merged into RCPI, Holdings will cease to exist and RCPI will continue as the Surviving Corporation in the Merger and the separate corporate existence of RCPI with all its rights, privileges and franchises shall continue unaffected by the Merger. The Merger will become effective at the Effective Time referred to below. At the Effective Time, each Share, other than any Excluded Shares outstanding immediately prior to the Merger, will, by virtue of the Merger and without any action by the holders thereof, be converted into the right to receive an amount equal to $8.00 net to the holder thereof in cash, without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such Share in the manner provided in the Merger Agreement, and each such Share shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each registered owner or holder of a certificate representing any such Shares shall thereafter have only the right to receive the Merger Consideration, without interest, less any required withholding taxes, for such Shares upon the surrender of such certificate in accordance with the Merger Agreement. Each dissenting stockholder shall thereafter have the rights set forth under "Rights of Dissenting Stockholders", provided that if any dissenting stockholder shall cease to be entitled to appraisal rights under the DGCL such dissenting stockholder shall thereafter have only the right to receive the Merger Consideration for such Shares.



    At the Effective Time, each Share, if any, that is owned by RCPI or Holdings or any subsidiary of Holdings shall, by virtue of the Merger and without any action by the holder thereof, automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. At the Effective Time, each share of Holdings common stock will, by virtue of the Merger and without any action by the holders thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.


    As promptly as practicable after the approval of the Merger Agreement and the satisfaction or waiver of the other conditions to consummation of the Merger, the parties will file the Merger Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time when such filing is made or at such later time specified in the Certificate of Merger (the "Effective Time").


    EXCHANGE OF SHARES. Prior to the Effective Time, Holdings shall designate a bank or trust company reasonably satisfactory to RCPI to act as exchange agent in the Merger (the "Exchange Agent"). At or prior to the Effective Time, Holdings will deposit with the Exchange Agent an amount in cash sufficient to pay the aggregate Merger Consideration.


    As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each record holder of a certificate that immediately prior to the Effective Time represented outstanding

Shares, other than Excluded Shares (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of Certificates for payment therefor. STOCKHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES ALONG WITH THEIR PROXY CARDS FOR THE SPECIAL MEETING. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, and any other required documents, and upon acceptance thereof by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by $8.00 less any withholding taxes, and such Certificate will then be canceled. No interest will be required to be paid or accrued on the cash payable upon the surrender of the Certificate. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the person requesting such payment will pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered, each Certificate will represent for all purposes only the right to receive $8.00 net in cash, without any interest thereon, less any required withholding taxes. Any funds remaining with the Exchange Agent six months following the Effective Time will be delivered to the Surviving Corporation, after which time former holders of Shares, subject to applicable law, must look only to the Surviving Corporation for payment of their claims for the Merger Consideration, without interest thereon, less any required withholding taxes, and will have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.


    AGREEMENTS OF  RCPI,  HOLDINGS AND  THE  INVESTORS.   The  Merger  Agreement
provides that, at the Effective Time (or, at the election of Holdings, immediately following the Effective Time), the RCPI Charter will be amended and restated to be substantially in the form of the Certificate of Incorporation attached as Exhibit A to the Merger Agreement. The Merger Agreement also provides that the By-laws of Holdings, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation. The Merger Agreement provides that the directors and officers of Holdings immediately prior to the Effective Time will be the initial directors and officers of the Surviving Corporation.


    The Merger Agreement provides that each Warrant and SAR issued and outstanding immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    The Merger Agreement provides that from the date thereof through the earlier of the Effective Time and the termination thereof, (i) Whitehall will cause Goldman Sachs to refrain from, among other things, exercising its rights to designate a nominee to the Board and (ii) Whitehall will not exercise, and will cause each holder of SARs not to exercise, any SARs unless RCPI has taken any action and as a result the failure to exercise such SARs would adversely affect the rights of Whitehall or such holder with respect to the SARs, the value of the SARs to Whitehall or such holders or the position of Whitehall, such holders or GSMC in RCPI. Any conversion of such SARs into 14% Debentures during this period will be deemed not to be an incurrence of debt in violation of the Merger Agreement, and such new 14% Debentures will be deemed not to be additional debt for purposes of determining the satisfaction of the conditions in the Merger Agreement.


    GSMC LOANS. Pursuant to the Merger Agreement, GSMC has agreed to supplement the GSMC Loan Agreement to permit RCPI to borrow additional amounts of up to $47.5 million to pay certain permitted expenses. By January 31, 1996, RCPI had borrowed $39 million of such amounts. Such loans will be made under the terms of the GSMC Loan Agreement provided that (i) such loans may be prepaid by RCPI at any time (without penalty), (ii) once prepaid, the amount of such repaid loans may not be reborrowed by RCPI and (iii) any such loans will accrue interest at a rate equal to 10% per annum (compounded quarterly), and provided further that, if any such amount has not been repaid by the earlier of (i) April 30, 1996, and (ii) the termination of the Merger Agreement in certain circumstances, then any such amount that remains outstanding will be subject to all terms and conditions (including interest and repayment provisions) of the GSMC Loan Agreement. Except as described above, such loans will be made on the same terms as the GSMC Loan Agreement.



    CONDITIONS TO THE MERGER. The Merger will occur only if the Merger Agreement is approved and adopted at the Special Meeting by the affirmative vote of the holders of a majority of the Shares, in accordance with Section 251 of the DGCL. In addition, the respective obligations of Holdings and the Investors, on the one hand, and RCPI, on the other, to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof), including (i) the absence of any action by any governmental authority or court that has the effect of restraining or preventing the consummation of the Merger or subjecting any party or any of its affiliates to substantial damages as a result of the consummation of the Merger; (ii) the termination or expiration of any waiting period applicable to the Merger under the HSR Act; (iii) the accuracy in all material respects, as of the date made and as of the Effective Time, of the representations and warranties of the other parties provided in the Merger Agreement; and (iv) the performance in all material respects by the other parties of all obligations required to be performed by them under the Merger Agreement. The obligations of Holdings and the Investors to consummate the transactions contemplated by the Merger Agreement are also subject to the satisfaction of the following conditions (any of which may be waived by Holdings in its sole discretion):



        (i) the absence of any material adverse change since December 31, 1994 in the financial condition of RCPI or the financial or physical condition of the Property, provided that changes in the financial condition of RCPI will not be considered material to the extent the changes are attributable to (A) the initiation of certain litigation (including enumerated pending, threatened or potential litigation, certain other litigation that would not have a material adverse effect on RCPI, and certain ordinary course litigation arising after the execution of the Merger Agreement that will not result in an uninsured material recovery), (B) any acceleration or attempted acceleration of indebtedness of RCPI (or any attempt to exercise any rights consequent thereto) as a result of any of the transactions contemplated by the Merger Agreement or (C) any event or condition the occurrence of which is reasonably foreseeable based on the disclosures made in RCPI's Annual Report on Form 10-K for the year ended December 31, 1994 or its quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 (other than filing for relief under the Bankruptcy Code by RCPI, unless such filing is made with the consent of Holdings);



        (ii) the absence of any outstanding debt or other liabilities of RCPI or its subsidiaries other than (A) debt and other liabilities specified on Schedule B to the Merger Agreement in an aggregate amount up to $835.16 million, together with any accrued but unpaid interest thereon accruing after December 31, 1995, (B) up to $14.5 million borrowed from GSMC after December 31, 1995 to pay certain permitted expenses, (C) certain pending litigation (including enumerated pending, threatened or potential litigation, certain other litigation that would not have a material adverse effect on RCPI and its subsidiaries, and certain ordinary course litigation arising after the execution of the Merger Agreement that will not result in an uninsured material recovery), and (D) other DE MINIMIS liabilities (as of February , 1996, neither the Company nor the subsidiaries had outstanding debts or liabilities other than those described in clauses (A) through (D) above);



       (iii) Holdings's reasonable satisfaction with the form and substance of the Chapter 11 Plan and the disclosure statement relating thereto and the proceedings relating to the confirmation thereof. The Chapter 11 Plan shall provide (A) for the transfer to RCPI following the Merger or its designee of
    (1) the Property, (2) all other real property (including leasehold interests) owned by the Borrower and used in connection with the operation of the Property consistent with past practices and (3) all personal property (including leasehold interests) owned by the Borrower and material to the operation of the Property consistent with past practices, and (B) that the maxi-mum amount to be provided (or assumed) by RCPI under the Chapter 11 Plan to be used to fund liabilities of the Borrower or its estate will not exceed
    (1) $20 million (exclusive of the debtor-in-possession financing permitted under the Merger Agreement) of liabilities related to administrative expenses, claims entitled to priority under the Bankruptcy Code, cure payments relating to leases and other executory contracts to be assumed (including liabilities for tenant improvements) reasonably acceptable to Holdings, and certain general unsecured claims reasonably acceptable to Holdings and (2) all unpaid allowed ordinary course administrative operating expense claims of the types specified in the Chapter 11 Plan, subject to the right to object to such claims as provided for under the Chapter 11 Plan;


       (iv) RCPI's having taken all steps reasonably requested by Holdings to terminate the Investment Agreement and the Combination Agreement with the Zell Investor Group;

        (v) the absence of (A) certain violations of law relating to the Property, (B) structural defects in the Property that would require the expenditure of more than $25 million to cure, repair or replace, (C) except for certain permitted liens, defects of title to the Property and (D) violations by the Borrower under the Mortgage Note (other than defaults in the payment of principal or interest thereunder) that would have a material adverse effect on the physical or financial condition of the Property;


       (vi) the absence of certain environmental conditions relating to the Property, the compliance with all applicable environmental laws and the receipt of all required environmental permits and compliance therewith;



       (vii) Holdings and the Investors being reasonably satisfied that immediately after the Effective Time the Property (and other real property (including leasehold interests)) owned by the Borrower and used in connection with the operation of the Property consistent with past practices and all personal property (including leasehold interests) owned by Borrower and material to the operation of the Property consistent with past practices will be conveyed to RCPI or its designee pursuant to the Chapter 11 Plan; and



      (viii) the occurrence of the effective date of the Chapter 11 Plan.


    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains representations and warranties by each of the parties regarding, among other things, its organization (if it is not an individual), authority to enter into the transactions, requisite consents and approvals, information in the Proxy Statement, non-contravention of organizational documents, material contracts or applicable laws and brokers and finders. In addition, RCPI makes certain representations and warranties regarding, among other things, its capitalization, compliance with applicable laws, the content and submission of forms and reports required to be filed by RCPI with the Commission, the absence of certain changes in RCPI's business since December 31, 1994, litigation to which RCPI is a party, intellectual property, material contracts, certain agreements, employee benefit plans, tax matters, title to its properties and assets, approval by the Board of the Merger Agreement and the recommendation by the Board of the Merger to the stockholders of RCPI, the opinion of PaineWebber, governmental regulation, subordination of certain leases and adequacy of insurance. The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.

    COVENANTS. In the Merger Agreement, each of the parties thereto has agreed to certain covenants regarding the satisfaction of conditions, confidentiality and publicity. In addition, RCPI has agreed that, except as otherwise contemplated by the Merger Agreement, prior to the Effective Time, RCPI will conduct its operations only in the ordinary course of business consistent with past practices; provide Holdings and its agents reasonable access to RCPI and its facilities, properties, books and records; submit all new leases and lease renewals with respect to the Property to Holdings for approval; upon obtaining knowledge thereof, promptly give written notice to Holdings of the occurrence of any default under any material contract of RCPI, the pendency or commencement of any material litigation, arbitration or governmental proceeding against RCPI, any levy of an attachment, execution or other process against RCPI's assets in excess of $1,000,000 in the aggregate, the occurrence of any event that would prevent RCPI from qualifying as a REIT, or the occurrence of any event or condition that would have a material adverse effect on the financial condition of RCPI and file a Chapter 11 plan of the Borrower pursuant to which the Property will be transferred to RCPI and other motions and pleadings in connection therewith, with the approval of Holdings. In addition, RCPI agreed to take all steps reasonably requested by Holdings to terminate the Combination Agreement, prepay all borrowings made under the Investment Agreement, take all steps reasonably requested by Holdings to terminate the Investment Agreement and, except for payments or actions described in this sentence, not to make any payments under the Combination Agreement and the Investment Agreement without the prior written consent of Holdings and not to take any action with respect to the Combination Agreement or the Investment Agreement without the prior written consent of Holdings, which may not be unreasonably withheld.


    In addition, prior to the Effective Time, RCPI will not, without the prior written consent of Holdings: (a) declare, set aside or pay any dividend or distribution (whether in cash, stock or property or combination thereof) in respect of its capital stock, unless and to the extent required to meet qualification rules for a REIT under the Internal Revenue Code; (b) authorize or effect the issuance, sale, pledge, disposition or encumbrance (whether through the issuance or granting of options, warrants, convertible securities or otherwise) of any capital stock of RCPI; (c) subject to certain exceptions, adopt or amend in any material respect any employment, consulting or severance agreement with any present or former director, officer, consultant or other employee of RCPI or any of RCPI's subsidiaries; (d) subject to certain exceptions, establish any new benefit plan, or amend any existing benefit plan, for any directors, officers, consultants or employees; (e) amend the RCPI Charter or the RCPI By-laws; (f) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets that are material to RCPI; (g) sell, dispose or otherwise subject to a lien any of its real property or material assets; (h) except as specified in the Merger Agreement, incur any debt or assume, guarantee or endorse or otherwise become responsible for the obligations of any person, or make any loans, advances or investments; (i) create or acquire any subsidiary; (j) except as specified in the Merger Agreement, incur any expenses; (k) except as specified in the Merger Agreement, amend, modify or cancel, or waive any rights under, any material agreement; (l) adopt any plan of complete or partial liquidation or merger, consolidation, restructuring, recapitalization or reorganization; (m) amend, waive or modify the Mortgage Note in any manner adverse to RCPI or the Investors; (n) change any accounting principles of RCPI except as required by the Commission or in accordance with the Financial Accounting Standards Board;
(o) settle any shareholder claims; (p) enter into any transactions with affiliated parties other than on terms and conditions at least as favorable to RCPI as would be obtainable by RCPI with an unaffiliated party; (q)consent to or approve (i) any debtor-in-possession financing other than the debtor-in-possession financing previously approved by the bankruptcy court in the Borrower's Chapter 11 proceeding (except that RCPI may not consent to certain borrowings under the stipulation relating thereto) or (ii) any application of the proceeds of any debtor-in-possession financing that deviates from the uses approved by such bankruptcy court and such stipulation; or (r) agree to take any of the actions described above.



    INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that subsequent to the Effective Time the Surviving Corporation will indemnify and hold harmless each present and former director, officer, employee, fiduciary and agent of RCPI against all losses in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as director or officer occurring before the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, for a period of six years after the Effective Time, in each case to the fullest extent permitted under applicable law (and shall pay any expenses in advance of the final disposition of such action or proceeding to the fullest extent permitted under Delaware law).

    Section 145 of the DGCL provides, in summary, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that he or she is or was a director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful; PROVIDED that no indemnification may be made against expense in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article TWELFTH of the RCPI Charter provides that no director of RCPI shall be personally liable to RCPI or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to RCPI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends or unlawful purchase or redemption) or (iv) for any transaction from which such director derived any improper personal benefit. Article V of RCPI's By-laws entitles officers, directors, employees and agents of RCPI to indemnification if and to the extent authorized by applicable law.



    The Merger Agreement provides that for a period of six years after the Effective Time, the Surviving Corporation will maintain in effect policies of directors' and officers' liability insurance in substantially the same form with substantially the same terms and conditions as contained in RCPI's current policies of directors' and officers' liability insurance in an amount not less than the amount currently maintained by RCPI with respect to claims arising from facts or events that occurred prior to the Effective Time, provided that, in the case of insurance, such insurance is available on commercially reasonable terms. If the Surviving Corporation consolidates with or merges into any other person and will not be the surviving corporation of such consolidation or merger, or transfers all or substantially all of its assets to any person, the successors and assigns of the Surviving Corporation must assume the obligations relating to insurance and indemnification.



    EXCLUSIVITY. Prior to the termination of the Merger Agreement, and except as provided below, neither RCPI nor any of its affiliates, nor any of their respective agents (collectively, the "RCPI Parties"), will, directly or indirectly, solicit, pursue or attempt to engage in or enter into any discussions with any person (including the Borrower and its affiliates) other than the Investors, GSMC, Holdings or Mergerco (or any of their affiliates), with a view toward entering into an Alternate Transaction (as defined in the Merger Agreement). Notwithstanding the foregoing, RCPI may respond to and pursue an unsolicited proposal to consummate an Alternate Transaction (an "Alternate Transaction Proposal") that the Board determines could be financially superior to the Merger, if, based on the advice of outside legal counsel, the Board believes it has a fiduciary duty to the holders of Common Stock under applicable law to respond to and pursue such Alternate Transaction Proposal, provided that RCPI must inform Holdings of such Alternate Transaction Proposal (but not the identity of the person making the Alternate Transaction Proposal or the terms thereof) prior to responding thereto. In addition, RCPI may provide at any time information concerning RCPI and the Property to third parties in response to requests for such information (but may not provide information about Holdings, GSMC (or their affiliates), any Investor or the Merger Agreement or anything contained therein or relating thereto unless and to the extent required by law).


    TERMINATION; FEES AND EXPENSES. The Merger Agreement provides that it may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of RCPI, in the following circumstances: (a) by mutual written consent of Holdings and RCPI; (b) by Holdings if there has been a material breach of any representation, warranty, covenant or agreement on the part of RCPI; (c) by RCPI if there has been a material breach of any representation, warranty, covenant or agreement on the part of Holdings, GSMC or any Investor;
(d) by either Holdings or RCPI if the Merger has not been consummated before April 30, 1996, provided that such failure has not been caused by the material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (e) by either Holdings or RCPI if the stockholders of RCPI fail to approve and adopt the Merger Agreement at the Special Meeting; (f) by Holdings if (i) the Board withdraws, modifies or changes its recommendation to the stockholders in any manner adverse to Holdings, (ii) the Board recommends to the stockholders of RCPI, or enters into, an Alternate Transaction, (iii) a tender offer is commenced that would result in any person or group owning in excess of 50% of the Shares or (iv) any person or group acquires or has the right to acquire beneficial ownership of more than 50% of the outstanding Shares; (g) by RCPI, at any time prior to the occurrence of a vote by the stockholders of RCPI, if (i) RCPI has received an Alternate Transaction Proposal that RCPI's Board of Directors determines in good faith could be financially superior to the Merger,
(ii) based on the advice of outside legal counsel, RCPI's Board of Directors believes that it is required to respond to and pursue such Alternate Transaction Proposal in order to comply with its fiduciary obligations and (iii) RCPI has entered into a definitive agreement to consummate an Alternate Transaction or
(h) by Holdings or RCPI if a court or governmental entity issues an order, decree or ruling or takes any action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action becomes final and nonappealable.



    The Merger Agreement provides that RCPI will pay Holdings $6.5 million (including any amounts paid Holdings in accordance with the final sentence of this paragraph) (i) if the Merger Agreement is terminated due to any events described in clause (b), (f) or (g) in the preceding paragraph and, within 30 months after the date on which the Merger Agreement is terminated, RCPI consummates an Alternate Transaction or (ii) if the Merger Agreement is terminated due to any of the events described in clause (d) (if each of Holdings, GSMC and each Investor (x) is not in material breach of any covenant, representation or warranty; (y) is willing and able to consummate the Merger; and (z) has satisfied in all material respects the conditions set forth in the Merger Agreement applicable to it) or clause (e), if at the time the Merger Agreement is terminated there exists an Alternate Transaction Proposal and, within 30 months after the date on which the Merger Agreement is terminated, RCPI consummates an Alternate Transaction. In any event, RCPI will pay to Holdings $2.925 million if the Merger Agreement is terminated due to the RCPI stockholders' failure to approve and adopt the Merger Agreement as described in clause (e) in the preceding paragraph.



    If the Merger Agreement is terminated for any reason (other than as a result of a material breach of any representation, warranty, covenant or agreement on the part of Holdings, GSMC or any Investor), RCPI will reimburse Holdings for expenses of up to an aggregate amount of $2.5 million incurred by Holdings and the Investors in connection with the preparation, execution and performance of the Merger Agreement and the transactions contemplated thereby, including fees and expenses of counsel.


SOURCE AND AMOUNT OF FUNDS


    The total amount of funds required by Holdings to acquire the Shares pursuant to the Merger is estimated to be $306.09 million. Of such amount, Whitehall, Rockprop, Mr. Rockefeller, Exor and Troutlet have committed to fund $134.03 million, $15.64 million, $15.64 million, $70.39 million and $70.39 million, respectively. As permitted by the Merger Agreement, Mr. Rockefeller intends, prior to the consummation of the Merger, to assign his rights and obligations under the Merger Agreement to one of his controlled affiliates. Additionally, as permitted by the Merger Agreement, Troutlet has designated each of Gribble and Weevil to contribute $27.37 million of the $70.39 million that Troutlet has committed to contribute.

    The funds to be used by Whitehall to meet its funding commitments are expected to come from capital contributions from the partners in Whitehall.

    The funds to be used by Rockprop to meet its funding commitments are expected to come from capital contributions or loans from the members of Rockprop.


    The funds to be used by the affiliate of Mr. Rockefeller to meet its funding commitments are expected to come from capital contributions of its equity holders.



    The funds to be used by Troutlet to meet its funding commitments are expected to come from capital contributions by its stockholders and from Gribble and Weevil. The funds to be used by Gribble and Weevil are expected to come from capital contributions by their respective stockholders.


    The funds to be used by Exor to meet its funding commitments are expected to come from currently available working capital of Exor.


    While the Investors have not yet received the capital contributions to be raised from their respective equity holders, each of the Investors has represented in the Merger Agreement that, as of November 7, 1995 it had, and as of the Effective Time it will have, funds available to satisfy its funding commitments. In addition, the Investors' obligations under the Merger Agreement are not subject to the Investors' obtaining financing.


THE RIGHTS OFFERING AGREEMENT


    The following is a summary of the material provisions of the Rights Offering Agreement, a conformed copy of which is included with this Proxy Statement as Annex B. Such summary is qualified in its entirety by reference to the Rights Offering Agreement, which is incorporated herein by reference. Any election by RCPI to proceed with a rights offering would not require prior approval of the RCPI stockholders.


    At the time of the execution of the Merger Agreement, RCPI entered into the Rights Offering Agreement with Goldman Sachs and Whitehall, which agreement sets forth the agreement of the parties with respect to the matters summarized below in the event that the stockholders of RCPI fail to approve the Merger Agreement at the Special Meeting (unless such failure results from RCPI's breach of the Merger Agreement).

    RIGHTS OFFERING. If the stockholders of RCPI fail to approve the Merger Agreement at the Special Meeting (unless such failure results from RCPI's breach of the Merger Agreement) and RCPI so elects within 30 days after the Special Meeting, RCPI will conduct a $200 million registered public rights offering (the "Rights Offering") in which each holder of Common Stock as of the record date therefor would be offered the right to acquire newly issued shares of Common Stock, at a price per share (the "Rights Offering Price") set by the Board in its discretion, which in no event will be less than $6.00 per share, but which may be less than the "fair market value of Common Stock" (as defined in the Warrant Agreement). The rights (the "Rights") offered in the Rights Offering would be freely transferable and participants in the Rights Offering would be offered the right to oversubscribe. In addition, appropriate measures would be taken to ensure, to the extent practicable, compliance with the "Limit" contained in the RCPI Charter.

    If RCPI decides to engage an underwriter for the Rights Offering, Goldman Sachs would have the opportunity to underwrite and lead manage the Rights Offering on customary terms, which would include a fee of 3% of the amount underwritten and an additional fee of 3% of the Rights Offering Price for each Right taken up by the underwriters. PaineWebber would have the opportunity to co-underwrite up to 50% of the Rights Offering on the same terms (proportionate to its participation).

    The net proceeds of the Rights Offering would be used to redeem the Floating Rate Notes (as supplemented by the additional GSMC Loans made pursuant to the Merger Agreement), at the redemption price (with the prepayment premium) in effect at the time of repayment, and any balance of the net proceeds would be available to RCPI for working capital purposes and to reimburse the Whitehall Group for the $750,000 of expenses incurred by it in connection with the enforcement of its rights under the Goldman Sachs Financing.


    RECONSTITUTION OF RCPI'S BOARD OF DIRECTORS. Prior to the implementation of the debt restructuring referred to below, the Board would be reconstituted (without a stockholder vote) to include the following five members: (i) two of the current directors, (ii) a director designated by Goldman Sachs pursuant to their December 1994 agreement with RCPI, (iii) Mr. Speyer and (iv) an independent director selected by Whitehall from a list of three new potential directors (who have stature in the real estate industry and are not affiliated with direct competitors of Goldman Sachs in the principal investing business or in the real estate investment banking business) nominated by the current directors of RCPI. The reconstituted Board would elect a new Chairman.



    WHITEHALL GROUP PARTICIPATION. Immediately following the closing of the Rights Offering, the holders of the Warrants and SARs would be issued additional Warrants and SARs, so that they would hold, on account only of their holdings of the Warrants and the SARs, a 19.9% fully diluted equity ownership position in RCPI (or such lower percentage as may exist as a result of any exercise of Warrants or SARs prior to such closing). In addition, Whitehall would be granted rights (the "Additional Rights") to purchase a number of shares of Common Stock equal to 42,000,000 divided by the sum of the Rights Offering Price plus $1. The Additional Rights will be issued pursuant to an agreement containing substantially the same terms as set forth in the Warrant Agreement as amended at the time of their issuance. Under no circumstances will the issuance of the Additional Rights entitle the holders of the Warrants and the SARs to any additional Warrants or SARS. The exercise price of such rights would equal the Rights Offering Price plus $1 per share of Common Stock until the second anniversary of the closing of the Rights Offering and the Rights Offering Price plus $1.50 per share of Common Stock for the period beginning on the second anniversary of such closing and ending on the third anniversary of such closing. Any such rights that are not exercised by the third anniversary of such closing would expire. Assuming the Rights Offering was fully subscribed, the Rights Offering Price were $6.00 and no additional shares of Common Stock (or rights to purchase Common Stock) were issued by RCPI, the holders of the Warrants, SARs and the Additional Rights would be entitled, upon full exercise thereof, to 24.9% of the equity of RCPI. However, as a result of the Limit, the Whitehall Group would not be able to hold Warrants, additional rights and Shares equalling more than 9.8% of the outstanding Shares at any time; therefore, any other equity related holdings by the Whitehall Group would have to be in the form of SARs (whose conversion into Warrants is subject to compliance with the Limit) or some other form of security that would give the Whitehall Group the economic equivalent of a Share but would not give the Whitehall Group the right generally to vote.



    DEBT RESTRUCTURING. If the Rights Offering were closed and all of the shares offered were subscribed for, certain of RCPI's debt would be restructured. The Debenture Purchase Agreement would be amended to permit RCPI to issue up to $375 million principal amount of senior debt or, if the Board determines that the Zero Coupon Convertible Debentures should not remain outstanding, up to $700 million principal amount of senior debt. Except as set forth in the following paragraph, the 14% Debentures would be subordinated to the senior debt and this senior debt could be secured under the Collateral Trust Agreement under which the 14% Debentures, the Floating Rate Notes and the Convertible Debentures are currently secured. However, if the Zero Coupon Convertible Debentures were refinanced, the "pay-in-kind" or accrual feature of the 14% Debentures would be terminated.


    In addition, RCPI would be permitted to enter into a credit lease financing arrangement relating to a lease from, or guaranteed by, GE. The portion of the Property covered by the lease financing would be released from the Collateral Trust Agreement. GE and its subsidiaries, including NBC, currently lease approximately 21.4% of the Property. If a lease financing were consummated, the 14% Debentures would no longer be subordinated to any other debt of RCPI. In connection with any such lease financing, Goldman Sachs would have the opportunity to lead-manage the financing and PaineWebber would have the opportunity to co-manage 25% of the financing, in each case on customary terms.

    Additionally, the cash flow sweep provisions of the Debenture Purchase Agreement would be eliminated. The covenants contained in the Debenture Purchase Agreement would be further amended (without a stockholder vote) to (i) increase from $10 million to $30 million the amount of unsecured debt that RCPI is permitted to have outstanding at any time to cover its working capital needs;
(ii) permit the incurrence of debt secured by assets acquired with the proceeds of such debt to the extent of 66% of the assets' purchase price in the case of nonrecourse debt and 50% of the assets' purchase price in the case of recourse debt; (iii) eliminate the restrictions on advances and loans made by RCPI; (iv) eliminate the limitations on transactions with affiliates of RCPI and thus allow RCPI to enter into any transactions with affiliates without the transaction having to satisfy the Whitehall Group that the transaction meet a comparable arms-length transaction test; (v) eliminate the restrictions on RCPI incurring operating lease obligations; (vi) eliminate the prohibition on RCPI initiating changes in its governing documents, except to eliminate the Limit; (vii) eliminate the restrictions on RCPI's ability to modify the Mortgage; and (viii) eliminate the prohibition on altering the character of RCPI's business.



    CHANGES IN THE WARRANTS AND SARS. In connection with Rights Offering, certain changes would be made in the terms of the Warrants and SARs. The Warrant Agreement and the SAR Agreement would be amended to provide that (i) the SARs would no longer be automatically convertible into Warrants in the event of certain changes to the Limit; rather SARs would be convertible into Warrants only at the option of the holders and subject to the Limit and (ii) all Warrants may be converted into SARs at the option of the holders thereof, provided that, once $6 million of 14% Debentures have been issued in connection with the exercise of SARs issued upon conversion of Warrants or acquired upon conversion of Additional Rights, any subsequent 14% Debentures issued in connection with the exercise of SARs issued upon conversion of Warrants or acquired upon acquisition of Additional Rights would be prepayable by RCPI at any time at par.



    After completion of the Rights Offering, the Warrants and SARs would be amended (i) to eliminate the existing requirement for consent of the holders of the Warrants and the SARs to issuances of Common Stock for cash or property at a price less than the "fair market value of Common Stock" and the existing "anti-dilution protection" with respect to issuances of Common Stock for cash or property at a price at least equal to the then "fair market value of Common Stock", (ii) to base the "fair market value of Common Stock" on a 30-day, rather than a 90-day, trailing average and (iii) to make changes to the covenants in the Warrant Agreement and the SAR Agreement corresponding to the changes (described under "Debt Restructuring" above) to like covenants in the Debenture Purchase Agreement.



    DECISION TO CONDUCT RIGHTS OFFERING UNDER RIGHTS OFFERING AGREEMENT. No decision has been made by the RCPI Board as to whether the option to conduct the Rights Offering will be exercised if the RCPI stockholders do not approve the Merger Agreement; such a decision would be made in the light of the circumstances obtaining at the time of a failure to approve the Merger Agreement.



    MISCELLANEOUS. The December 1994 agreement among RCPI, Whitehall and Goldman Sachs providing for a 62.5% special supermajority voting requirement for certain stockholder actions would be amended to provide that the voting percentage would be equal to 0.5006 mulitplied by a fraction the denominator of which is the aggregate number of shares of Common Stock then outstanding and the numerator of which is the sum of (a) the aggregate number of shares of Common Stock then outstanding, (b) the aggregate number of Warrants then outstanding and (c) the aggregate number of SARs then outstanding. The voting percentage would be recalculated upon any change in any of (a), (b) or (c).



    RCPI would appoint Tishman Speyer as the exclusive managing agent for the Property for a three-year term, subject to renewal at the option of RCPI for two successive one-year terms, and for a fee of 1.5% of gross revenues plus a one-half standard commission override. In addition, Tishman Speyer would have the right to provide cleaning and other property-related services on customary terms as approved by the Board.

                       RIGHTS OF DISSENTING STOCKHOLDERS

    If the Merger is consummated, holders of shares are entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established by Section 262.

    SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRELY AS ANNEX D TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SECTION 262 OF THE DGCL ATTACHED AS ANNEX D. THIS DISCUSSION AND SECTION 262 OF THE DGCL ATTACHED AS ANNEX D SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

    A record holder of Shares who makes the demand described below with respect to such Shares, who continuously is the record holder of such Shares through the Effective Time, who otherwise complies with the statutory requirements of
Section 262 and who neither votes in favor of the approval and adoption of the Merger Agreement nor consents thereto in writing will be entitled to receive from RCPI the fair value of such holder's Shares as determined in an appraisal proceeding conducted by the Delaware Court of Chancery (the "Delaware Court"). Except as set forth herein, stockholders of RCPI will not be entitled to appraisal rights in connection with the Merger.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Special Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice to the record holders of the Shares.


    Holders of Shares who desire to exercise their appraisal rights must not vote in favor of approval and adoption of the Merger Agreement and must deliver a separate written demand for appraisal to RCPI BEFORE the vote by the stockholders of RCPI on the Merger Agreement. A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that such stockholder's Shares be voted against the proposal or that an abstention be registered with respect to such stockholder's Shares in connection with the proposal will have thereby effectively waived such stockholder's appraisal rights because, in the absence of express contrary instructions, such Shares will be voted in favor of the proposal. Accordingly, a stockholder who desires to perfect appraisal rights must either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or attend the Special Meeting and either affirmatively vote in person against the proposal or abstain from voting thereon. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform RCPI of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of such stockholder's Shares. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for the stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.


    A record owner, such as a broker, fiduciary or other nominee, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner.


    A stockholder who elects to exercise appraisal rights should mail or deliver such stockholder's written demand to Rockefeller Center Properties, Inc., 1270 Avenue of the Americas, New York, New York 10020, Attention: Stephanie Leggett Young, Vice President and Secretary.



    The written demand for appraisal should specify the stockholder's name and mailing address, the number of Shares owned, and that the stockholder is thereby demanding appraisal of such stockholder's Shares. A proxy or vote against the approval and adoption of the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262.


    Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the Shares of all dissenting stockholders. There is no present intent on the part of the Investors to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any petitions with respect to the fair value of such Shares. Accordingly, stockholders who desire to have their Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voting in favor of the approval and adoption of the Merger Agreement and with respect to which demands for appraisal were received by the RCPI and the number of holders of such Shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

    If a petition for an appraisal is timely filed, at the hearing on such petition the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their Shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the Shares owned by such stockholders, determining the fair value of such Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In WEINBERGER V. UOP INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which would be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered". Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger".

    Holders of Shares considering seeking appraisal should recognize that the fair value of their Shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their Shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of RCPI, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal.

    Any  holder of  Shares who  has duly  demanded appraisal  in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose any Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.


    At any time within 60 days after the Effective Time, any stockholder electing to demand an appraisal of Shares under Section 262 of the DGCL will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal will cease, and all holders of Shares will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and the Investors have no present intention to do so, any holder of Shares who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal and accept the Merger Consideration, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (ii) no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                           CONSEQUENCES OF THE MERGER


    The receipt of cash for Shares in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes and generally will also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder who disposes of all of such stockholder's Shares in connection with the Merger will recognize gain or loss for such purposes equal to the difference between the cash received for the Shares and such stockholder's tax basis for the Shares such stockholder sells in the Merger. For federal income tax purposes, such gain or loss will be capital gain or loss if the Shares are a capital asset in the hands of the stockholder, and long-term capital gain or loss if the stockholder's holding period is more than one year as of the Effective Time. There are significant limitations on the deductibility of capital losses. Gain or loss will be calculated separately for each block of Shares canceled and converted into the right to receive the Merger Consideration or with respect to which dissenters' appraisal rights are exercised.


    Legislative proposals have been under consideration that would reduce the rate of federal income taxation of certain capital gains. Such legislation, if enacted, might apply only to gain realized on sales occurring after a date specified in the legislation. It cannot be predicted whether any such legislation ultimately will be enacted and, if enacted, what its effective date will be.

    In general, in order to prevent backup federal income tax withholding at a rate of 31% on the Merger Consideration to be received, each RCPI stockholder who is not otherwise exempt from such requirements must provide such holder's correct taxpayer identification number (and certain other information) by completing a Substitute Form W-9, which will be provided to each stockholder.

    THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN TYPES OF TAXPAYERS, SUCH AS BROKER-DEALERS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OR WHO ARE FOREIGN CORPORATIONS.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON PRESENT LAW. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND OF ANY STATE, LOCAL AND FOREIGN LAWS.

                         CERTAIN FINANCIAL PROJECTIONS

    RCPI does not, as a matter of course, make public forecasts or projections as to future performance, earnings or cash flows. However, in connection with the Board's review of strategic alternatives following the bankruptcy of the Borrower, certain projections, set forth below (the "Projections"), of future net cash flows before debt service of the Property were submitted to the Board at a meeting held on August 3, 1995 at which Daniel Neidich, who was still at that time a member of the Board, was present.

    THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE COMMISSION REGARDING PROJECTIONS AND FORECASTS. RCPI'S INDEPENDENT AUDITORS HAVE NOT EXAMINED, COMPILED OR APPLIED AGREED-UPON
PROCEDURES TO THE PROJECTIONS AND HAVE NO RESPONSIBILITY FOR THE INFORMATION CONTAINED THEREIN. IN ADDITION, THE PROJECTIONS ARE BASED UPON MANY ESTIMATES AND ASSUMPTIONS, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE OWNER OF THE PROPERTY. ACCORDINGLY, ACTUAL CASH FLOW MAY BE MATERIALLY HIGHER OR LOWER THAN THAT PROJECTED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY RCPI OR ANY OTHER PERSON THAT THE PROJECTIONS WILL PROVE TO BE CORRECT.

    The Realtech Group ("Realtech") has provided exclusive valuation services to Rockefeller Center since 1985. Realtech has prepared a model containing data on all existing leases at Rockefeller Center and on the Property's expenses, from which it can generate projections of various financial statement items based on inputted assumptions. In completing its 1994 appraisal, Douglas Elliman utilized the Realtech model to prepare projections based on leasing data as of November 30, 1994 and a series of assumptions specified by Douglas Elliman. In preparing the Projections, RCPI utilized the Realtech model to calculate the projected net cash flow before debt service of the Property based on the same assumptions utilized by Douglas Elliman, except that the lease data was updated to June 30, 1995 ("Case 1") and based on two sets of specified changes to the Douglas Elliman assumptions ("Case 2" and "Case 3", respectively).


    A summary of Cases 1, 2 and 3 is set forth below, together with the principal assumptions used in the Douglas Elliman 1994 Appraisal.


ROCKEFELLER CENTER PROJECTED NET CASH FLOW BEFORE DEBT SERVICE


(CASE 1: SIX MONTH LEASE-UP)



                                         1995
                                      PARTIAL (1)    1996         1997         1998         1999         2000
                                      ----------  -----------  -----------  -----------  -----------  -----------
                                                                    (IN THOUSANDS)
Effective gross income..............  $   87,814  $   208,443  $   256,175  $   282,031  $   293,085  $   298,208
Total operating expense (2).........      71,343      148,179      153,893      161,320      169,119      177,307
                                      ----------  -----------  -----------  -----------  -----------  -----------
  Net operating income..............      16,471       60,264      102,282      120,711      123,966      120,900
Tenant work.........................      41,288        2,071        1,369        2,705        4,118       14,052
Leasing commissions.................      17,562        2,340          914        1,411        2,126        6,608
Capitalized expense (3).............      48,411       14,644       12,485       14,167       20,825       11,775
                                      ----------  -----------  -----------  -----------  -----------  -----------
  Total property investment.........     107,261       19,055       14,768       18,283       27,069       32,435
                                      ----------  -----------  -----------  -----------  -----------  -----------
Net cash flow before debt
 service (4)........................  $  (90,790) $    41,209  $    87,513  $   102,428  $    96,897  $    88,465
                                      ----------  -----------  -----------  -----------  -----------  -----------
                                      ----------  -----------  -----------  -----------  -----------  -----------



                                                   (FOOTNOTES ON FOLLOWING PAGE)

(CASE 2: 2.5 YEAR LEASE-UP)

                                         1995
                                      PARTIAL (1)    1996         1997         1998         1999         2000
                                      ----------  -----------  -----------  -----------  -----------  -----------
                                                                    (IN THOUSANDS)
Effective gross income..............  $   87,698  $   194,725  $   234,713  $   283,374  $   294,428  $   300,436
                                      ----------  -----------  -----------  -----------  -----------  -----------
Total operating expense (2).........      71,343      148,179      153,893      161,320      169,119      177,307
                                      ----------  -----------  -----------  -----------  -----------  -----------
  Net operating income..............      16,356       46,546       80,820      122,054      125,309      123,129
                                      ----------  -----------  -----------  -----------  -----------  -----------
Tenant work.........................       5,616       21,908       21,900        2,705        4,118        5,664
Leasing commissions.................       2,775       10,103        9,230        1,411        2,126        3,673
Capitalized expense (3).............      48,411       14,644       12,485       14,167       20,825       11,775
  Total property investments........      56,802       46,655       43,615       18,283       27,069       21,112
                                      ----------  -----------  -----------  -----------  -----------  -----------
Net cash flow before debt service
 (4)................................  $  (40,447) $      (110) $    37,204  $   103,771  $    98,240  $   102,017
                                      ----------  -----------  -----------  -----------  -----------  -----------
                                      ----------  -----------  -----------  -----------  -----------  -----------


(CASE 3: 5.5 YEAR LEASE-UP)



                                         1995
                                      PARTIAL (1)    1996         1997         1998         1999         2000
                                      ----------  -----------  -----------  -----------  -----------  -----------
                                                                    (IN THOUSANDS)
Effective gross income..............  $   88,449  $   194,875  $   222,935  $   258,536  $   274,515  $   282,127
Total operating expense (2).........      71,343      146,806      151,050      155,421      159,923      164,560
                                      ----------  -----------  -----------  -----------  -----------  -----------
  Net operating income..............      17,106       48,069       71,885      103,115      114,592      117,567
Tenant work.........................       5,616       10,836        9,907       10,464       11,253        6,009
Leasing commissions.................       2,775        5,661        4,263        4,465        4,907        3,647
Capitalized expense (3).............      48,411       14,644       12,485       14,167       20,825       11,775
                                      ----------  -----------  -----------  -----------  -----------  -----------
  Total property investment.........      56,802       31,141       26,655       29,096       36,985       21,431
                                      ----------  -----------  -----------  -----------  -----------  -----------
Net cash flow before debt
 service (4)........................  $  (39,697) $    16,928  $    45,229  $    74,020  $    77,607  $    96,135
                                      ----------  -----------  -----------  -----------  -----------  -----------
                                      ----------  -----------  -----------  -----------  -----------  -----------


------------------------
(1) Reflects a partial year beginning July 1, 1995.

(2) Does not include New York City tax rebates expected in 1995 and 1996, due to the uncertainty of the net impact on the Property after reimbursements to tenants.

(3) Includes $39.8 million of pre-petition tenant improvement obligations of the Borrower. Capital expenditures represent the amounts budgeted by the Borrower.

(4) Does not include the Property's cash balance ($7.9 million) on June 30, 1995. During the three years ended December 31, 1994, the Borrower's interest expense averaged $115.3 million per year, a portion of which was not payable in cash.


    Case 1 uses the assumptions incorporated in the Douglas Elliman 1994 Appraisal, which are set forth below, as updated to reflect all 1995 leasing and property activity through June 30, 1995. The Douglas Elliman 1994 Appraisal assumed that the 926,000 square feet of vacant space at the Property at the end of 1994 and the 465,000 square feet of space under leases expiring during 1995 would be leased by December 1995, and that thereafter the Property would maintain a 100% occupancy level (effectively 96% after credit loss and downtime assumptions). Case 1 assumes that the 979,000 square feet of vacant space on June 30, 1995 is leased up within six months and a 100% occupancy level (effectively 96%) is maintained thereafter. The actual Case 1 given to the Board projected net cash flow before debt service through 2014, showing annual net cash flow before debt service of between $101.3 million and $149.0 million for the period 2001 to 2011 (except for $59.8 million in 2005) and higher amounts thereafter.

    Case 2 assumes that the 979,000 square feet of vacant space at the Property on June 30, 1995 is leased over the next 2.5 years and that thereafter the Property achieves a 100% occupancy level (effectively 96% after credit loss and downtime assumptions). The actual Case 2 given to the Board projected net cash flow before debt service through 2014, showing annual net cash flow before debt service of between $93.4 million and $111.3 million for the period 2001 to 2009 (except for increased amounts in 2003 and 2008) and of between $129.9 million and $157.8 million for the five years thereafter.



    Case 3 changed several assumptions included in the Douglas Elliman 1994 Appraisal, the most important of which were that the vacant space at June 30, 1995 was leased up over 5.5 years and that the maximum occupancy achieved was 97% (effectively 93% after credit loss and downtime assumptions). The actual Case 3 given to the Board projected net cash flow before debt service through 2014, showing annual net cash flow before debt service of between $93.7 million and $126.5 million for the period 2001 to 2014.



    In the course of discussions among the Board and RCPI's management and advisors, members of the Board indicated that, subject to the various caveats expressed above regarding financial projections, it was their belief that the future net cash flow before debt service of the Property was most probably closer to Case 2 than to Case 1 or Case 3. The Board concluded that Case 1's assumption that lease-up could be completed by December 31, 1995 was overly optimistic, given the slower than expected pace of leasing activity at the Property during the first six months of 1995 and the continuing impact of the Borrower's bankruptcy proceeding. On the other hand, the Board also concluded that Case 3's assumed lease-up over 5.5 years was unduly pessimistic. Case 2, with a 2.5 year projected lease-up period, was selected as the most reasonable. The assumptions underlying the Projections were otherwise the same as those developed by Douglas Elliman in connection with its 1994 Appraisal, as described below. Douglas Elliman, in turn, developed its assumptions regarding projected capital expenditures, tenant improvements, occupancy rates and other property specific data through its discussions with the Borrower's management and it own analysis of local market conditions. In adopting such assumptions for use in developing the Projections, the Board concluded that there was no reason to believe that such assumptions were unreasonable.



                         DOUGLAS ELLIMAN 1994 APPRAISAL
                             PRINCIPAL ASSUMPTIONS



1995 MARKET RENTS
  Office                                    Range of $37.50 to $45.00 per square foot
                                            ("psf")
  Retail:
    Fifth Avenue                            $210.00 psf
    Avenue of the Americas                  $110.00 psf
    Side Streets                            $60.00-$100.00 psf
    Concourse                               $42.00 psf
    Mezzanine                               $42.00 psf
  Storage space                             $22.00 psf

LEASES SIGNED AFTER 1995                    5% compounded increase over 1995 market
                                            rents

TENANT RENT CONCESSIONS (IN MONTHS)                     1995/96        1997        Thereafter
---------------------------------------------------  -------------     -----     ---------------
  Office:
    50,000 sq ft & over                                       11            10              4
    10,000 to 50,000 sq ft                                    11             7              2
    Less than 10,000 sq ft                                     9             4              2

  Retail                                                       4             2              2
  Storage                                                      0             0              0



TENANT IMPROVEMENTS
  1995                                      Average of $45 psf for new and renewal
                                            space
  New 1996                                  $35 psf
  New thereafter                            5% compounded increase
  Renewal after 1995                        25% of new improvement allowance for new
                                            leases

REQUIRED RATE OF RETURN DISCOUNT RATE       9.5% - 10.0%: emphasis on 10.0%

RESIDUAL CAPITALIZATION RATE                7.5%

INITIALLY VACANT SPACE                      Vacant space, as well as all turnover
                                            space will be leased in 12 months in
                                            accordance with other vacancy assumptions.

VACANCY DOWNTIME                            12 months of downtime assumed for 1995
                                            Average vacancy between new tenancies
                                            equal 5% of lease term (3 to 9 months)

STEP-UPS IN RENT
  Leases signed through 1996                10% step every 5 years
  Leases signed after 1996                  15% step every 5 years



TENANT RENEWAL PROBABILITY & TERM                       Renewal Probability   Term (years)
------------------------------------------------------  -------------------  --------------
  Office:
    50,000 sq ft & over                                         70%                15
    10,000 to 50,000 sq ft                                      60                 10
    Less than 10,000 sq ft                                      50                 5

    Retail                                                      50                 15
    Storage associated with office                        Same as office     Same as office
    Storage - other                                             50%                10



CAPITAL IMPROVEMENTS                        Management budgets used through 2004,
                                            thereafter 5% compounded increases

                                BUSINESS OF RCPI


    RCPI was formed in 1985 to permit public investment in two convertible participating mortgages on the 12 original landmarked buildings in Rockefeller Center. RCPI's principal asset is the Mortgage Note issued by the two partnerships that together own most of the land and buildings known as Rockefeller Center in Midtown Manhattan in New York City. Rockefeller Center is one of the best-known business and entertainment complexes in the world. Occupying most of three blocks, the Property includes 12 landmarked buildings, all but one of which were completed between 1932 and 1940, having approximately
6.2 million square feet of rentable office, retail, storage and studio space. Rockefeller Center contains a wide range of amenities, including the Channel Gardens landscaped promenade, the lower plaza used as an ice skating rink during colder weather and at other times for outdoor dining, a six-story 725-car parking garage and extensive off-street truck delivery areas, an underground retail and pedestrian concourse connecting all of the buildings and providing direct access to a subway station, roof gardens and Radio City Music Hall. Retail space within Rockefeller Center includes approximately 200 shops and 35 restaurants.


    RCPI qualifies and has elected to be treated as a REIT under the Internal Revenue Code.

    The Borrower filed for protection under Chapter 11 of the Bankruptcy Code on May 11, 1995. In September 1995, the Borrower and RCPI commenced working together to develop a consensual plan of reorganization that would provide for RCPI to take title to the Property.

                MARKET PRICES AND DIVIDENDS ON RCPI COMMON STOCK


    The Common Stock is listed on the NYSE under the symbol "RCP". As of the close of business on February 8, 1996, there were 38,260,704 Shares outstanding, held of record by 9,867 holders. The following table sets forth the high and low per-share sales prices of Common Stock as reported on the NYSE Composite Tape for the periods indicated and the cash dividends per Share declared by RCPI for each of such periods.



                                                                                            SALES PRICES
                                                                                        --------------------   DIVIDENDS
                                                                                          HIGH        LOW      DECLARED
                                                                                        ---------  ---------  -----------
1993:
  1st Quarter.........................................................................  $  10 1/8  $   6 7/8   $   .25
  2nd Quarter.........................................................................      8 3/4      6 3/4       .25
  3rd Quarter.........................................................................      7 1/2      6 7/8       .25
  4th Quarter.........................................................................      7 1/4      6 1/2       .25
1994:
  1st Quarter.........................................................................      8 3/8      5 1/2       .175
  2nd Quarter.........................................................................      5 7/8      5 1/8       .175
  3rd Quarter.........................................................................          6      5 1/8       .15
  4th Quarter.........................................................................      5 3/4      3 3/4       .15
1995:
  1st Quarter.........................................................................      6 7/8          5       .15
  2nd Quarter.........................................................................      6 5/8      4 1/8       .00
  3rd Quarter.........................................................................      8 1/8      4 5/8       .00
  4th Quarter.........................................................................      8 3/8      7 1/8       .00
1996:
  1st Quarter (through February 9, 1996)..............................................      7 7/8      7 1/2       .00



    On August 1, 1995, the last trading day prior to the publication of a newspaper article stating that Disney and an unnamed investment partner were bidding against several other companies for the Property, the closing sale price per Share on the NYSE Composite Tape was $5 1/4. On November 6, 1995, the last trading day prior to the date the execution of the Merger Agreement was announced, the closing sale price per Share on the NYSE Composite Tape was $7 1/2. On February 9, 1996, the last trading day prior to the printing of this Proxy Statement for which quotations were available, the closing price per Share on the NYSE Composite Tape was $ . STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.



    In order to maintain its qualification as a REIT under the Internal Revenue Code, RCPI is obligated to distribute to its stockholders at least 95% of its annual taxable income. Historically, RCPI has distributed to its stockholders substantially all of its annual cash flow in excess of interest and operating expenses, reserves and investments. On June 6, 1995, RCPI announced that it would suspend its quarterly dividend of $.15 per share for the quarter ended June 30, 1995, primarily because of the interruption in payments on the Mortgage Note and uncertainties resulting from the Borrower's Chapter 11 Case. RCPI has not paid any dividend since the first quarter of 1995 and does not anticipate that it will pay any dividends on the Common Stock during the next year and, in any event, until the later of the termination of the Merger Agreement and the completion of the Borrower's bankruptcy case.



    If the Merger is not approved and adopted by the RCPI stockholders, it is anticipated that RCPI will continue to qualify for taxation as a REIT. In order for RCPI to continue to so qualify, it would be required to pay dividends in respect of its taxable year to the extent of 95% of its REIT taxable income for such year. Under current conditions, RCPI is operating at a taxable loss due to nonaccrual of interest income. If, however, the Merger is not approved and adopted and it were to acquire the Property, it could be expected to have REIT taxable income for 1996 or subsequent years. RCPI expects that, for any taxable year in which RCPI has REIT taxable income, it will pay dividends in amounts at least sufficient to maintain its qualification as a REIT. Such required dividends are permitted under the Merger Agreement and the terms of the Goldman Sachs Financing.

                        SELECTED FINANCIAL DATA OF RCPI

    The following selected financial data have been derived from RCPI's financial statements. The financial statements for each of the five years in the period ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP's report dated February 3, 1995 on RCPI's financial statements for the year ended December 31, 1994 included an emphasis paragraph regarding the status of RCPI's principal asset and is incorporated by reference herein. Financial data as of September 30, 1994 and 1995 and for the nine-month periods then ended are derived from RCPI's unaudited financial statements, which, in the opinion of RCPI's management, include all normal recurring adjustments necessary for a fair presentation of such data. The following selected financial data should be read in conjunction with the financial statements and the related notes that have been included or incorporated by reference in the reports filed by RCPI under the Exchange Act and that are incorporated by reference in this Proxy Statement.


                                                                                                 NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                 ----------------------------------------------------------  -------------------------
                                    1990        1991        1992        1993        1994         1994          1995
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues (1).................  $  123,513  $  123,182  $  122,414  $  113,560  $  109,285  $    81,949    $   21,342
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
  Interest expense.............      82,024      80,784      80,799      78,343      77,501       61,301        64,275
  General and administrative...       2,990       3,349       4,299       3,728       4,170        3,611         6,112
  Amortization of deferred debt
   issuance and letter of
   intent costs (2)............         800         760         705         705         705          529         8,116
  Cost of evaluating
   alternative financings......      --          --          --          --           1,942       --            --
  Stock appreciation rights
   liability (3)...............      --          --          --          --          --           --            10,050
  Effects of the execution and
   delivery of the Merger
   Agreement (2)...............      --          --          --          --          --           --            99,163
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
                                     85,814      84,893      85,803      82,776      84,318       65,441       187,716
  Income (loss) before non-
   recurring income and
   extraordinary item..........      37,699      38,289      36,611      30,784      24,967       16,508      (166,374)
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
  Non-recurring income (gain on
   sales of portfolio
   securities).................      --          --          --           8,593          31           31        --
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
  Extraordinary (loss) gain on
   debt extinguishment.........        (360)         38       2,537      (3,451)     (9,855)      --            --
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
  Net income (loss)............  $   37,339  $   38,327  $   39,148  $   35,926  $   15,143  $    16,539    $ (166,374)
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
  Income (loss) per share
   before extraordinary item...  $     1.01  $     1.02  $     0.97  $     1.05  $     0.66  $      0.43    $    (4.35)
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
  Net income (loss) per
   share.......................  $     1.00  $     1.02  $     1.04  $     0.96  $     0.40  $      0.43    $    (4.35)
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
                                 ----------  ----------  ----------  ----------  ----------  -------------  ----------
BALANCE SHEET DATA (AT END OF
 PERIOD):
  Total assets (1)(2)..........  $1,460,617  $1,450,103  $1,432,210  $1,317,509  $1,319,995  $ 1,324,343    $1,206,347
  Total debt...................     859,462     876,959     879,284     756,936     760,394      740,194       761,820
  Total liabilities............     880,831     904,009     910,360     792,344     802,528      801,769       860,993
  Total stockholders' equity...     579,786     546,094     521,850     525,165     517,467      522,574       345,354
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed
   charges (4).................       1.46X       1.47X       1.45X       1.50X       1.32X        1.27X        --
  Net cash provided by (used
   in) operating activities....  $   56,356  $   57,909  $   62,735  $   58,231  $   57,198  $    38,359    $   (2,387)
  Net cash provided by
   investing activities........      23,162      17,200      23,560     126,668      14,331       14,331        50,000
  Dividends paid...............      70,894      72,019      63,392      37,697      24,869       19,130(5)      5,739
  Dividends paid per share.....        1.89        1.92        1.69        1.00        0.65          .50(5)        .15
  Portion of dividends
   representing a return of
   capital (6).................        46.7%       46.8%       38.2%        7.4%       39.4%
  Book value per share.........  $    15.46  $    14.56  $    13.91  $    13.73  $    13.52  $     13.65    $     9.03
  Repurchase of convertible
   debentures (7)..............      23,845      10,000      30,410      --          --           --            --


                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------
(1) On May 11, 1995, the Borrower filed for protection under Chapter 11 of the Bankruptcy Code. RCPI's only significant source of income is interest received on the Mortgage Note from the Borrower.

    Due to the significant uncertainties created by the Borrower's Chapter 11 Case, RCPI has limited recognition of income on the Mortgage Note for the nine months ended September 30, 1995 to the cash actually received from the Borrower during this period. In the second quarter of 1995, RCPI drew down $50 million under letters of credit supporting the Borrower's obligations under the Mortgage Note and reduced the carrying value of the Mortgage Note to $1,250,000,000.

(2) RCPI has reflected at September 30, 1995 a valuation reserve, totaling $74,000,000, to reduce the carrying value of its Mortgage Note to reflect the economics of the transactions contemplated by the Merger Agreement. In addition, RCPI has recorded certain deal expenses and transaction costs aggregating $25,200,000, as well as recognizing as expense certain deferred debt issuance and letter of intent costs totaling $4,400,000.

(3) Due to the increase in the market price of RCPI's stock during the nine months ended September 30, 1995, RCPI was required to increase its liability for the SARs issued in December 1994 and record a current noncash charge to earnings of $10,050,000 in the first nine months of 1995.

(4) For the nine months ended September 30, 1995, earnings were inadequate to cover fixed charges by $166,374,000 due to RCPI's net loss for this period. The loss was due primarily to the Borrower's failure to pay interest on the Mortgage Note after commencement of the Borrowers' Chapter 11 Case (see (1) above).


(5) Amount includes dividends of $5,739,000 declared during the third quarter of 1994 but paid during the fourth quarter of 1994. Due to the significant uncertainties created by the Borrower's Chapter 11 Case, the Board has not declared a dividend since the first quarter of 1995. Moreover, since November 7, 1995, the Merger Agreement has prohibited the payment of dividends on the Common Stock unless and to the extent required to meet qualification rules for a REIT under the Internal Revenue Code.


(6) The portion of dividends representing a return of capital has not been calculated for interim periods.

(7) As of September 30, 1995, the aggregate face value of the Convertible Debentures repurchased since 1987 was $487,895,000.

                    SELECTED FINANCIAL DATA OF THE PROPERTY

    The following selected financial data have been derived from the combined financial statements of Rockefeller Center Properties and RCP Associates. The financial statements for each of the five years in the period ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP's report, dated February 3, 1995 except for Note 4 as to which the date is November 11, 1995, which is incorporated by reference herein, has been modified with respect to the 1994 financial statements to indicate that there was substantial doubt as to the Borrower's ability to continue as a going concern. Financial data as of September 30, 1994 and 1995 and for the nine-month periods then ended are derived from the unaudited financial statements of RCP and RCPA, which, in the opinion of management, include all normal and recurring adjustments necessary for the fair presentation of such data, however, these statements do not include any adjustments which will be required as a result of the transactions described in Note 1 below. The selected financial data should be read in conjunction with the financial statements and the related notes that have been included or incorporated by reference in the reports filed by RCPI under the Exchange Act and that are incorporated by reference in this Proxy Statement.

                                                                                                NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                  ----------------------------------------------------------  ----------------------
                                     1990        1991        1992        1993        1994        1994      1995(1)
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                (DOLLARS IN THOUSANDS)             (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  GROSS REVENUE:
  Fixed and percentage rents....  $  150,328  $  152,289  $  150,197  $  148,960  $  156,314  $  114,207  $  132,073
  Operating and real estate tax
   escalation...................      51,926      57,224      57,029      55,643      42,201      36,724      11,509
  Consideration revenues........       3,630         984       3,295       3,227       3,443       3,157         948
  Sales and service revenues....      19,932      19,700      18,479      18,767      18,893      14,625      12,997
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                     225,816     230,197     229,000     226,597     220,851     168,713     157,527
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  OPERATING EXPENSES:
  Real estate taxes.............      37,922      42,725      44,481      44,336      40,884      30,953      25,703
  Real estate tax refund........      --          --          --          --          --          --          (7,388)
  Utilities.....................      15,288      16,092      16,360      16,553      16,386      12,842      13,207
  Maintenance and engineering...      28,907      30,037      30,509      33,657      32,062      24,112      23,096
  Other operating expenses......      40,677      40,927      40,792      40,639      39,839      30,070      29,212
  Depreciation and
   amortization.................      14,008      17,137      19,834      21,821      25,761      17,615      20,559
  Management fee................       2,267       2,402       2,491       2,579       2,636       1,971       2,036
  General and administrative....       4,715       4,285       6,231       5,871       4,322       3,228       3,708
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                     143,784     153,605     160,698     165,456     161,890     120,791     110,133
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Earnings before interest and
   reorganization items.........      82,032      76,592      68,302      61,141      58,961      47,922      47,394
  Interest expense, net (1).....     113,835     114,481     114,040     114,599     117,328      87,327      45,038
  Earnings (loss) before
   reorganization items.........     (31,803)    (37,889)    (45,738)    (53,458)    (58,367)    (39,405)      2,356
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  REORGANIZATION ITEMS:
  Professional fees and
   expenses.....................      --          --          --          --          --          --             547
  Interest income...............      --          --          --          --          --          --            (274)
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net (loss) income.............  $  (31,803) $  (37,889) $  (45,738) $  (53,458) $  (58,367) $  (39,405) $    2,083
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA (AT END OF
 PERIOD):
  Total assets..................  $  702,808  $  737,527  $  747,220  $  774,030  $  878,320  $  840,620  $  969,135
  Liabilities not subject to
   compromise (1)...............   1,390,597   1,463,205   1,518,636   1,598,904   1,761,561   1,704,899       9,132
  Liabilities subject to
   compromise (1)...............      --          --          --          --          --          --       1,841,161
  Partners' capital
   deficiency...................    (687,789)   (725,678)   (771,416)   (824,874)   (883,241)   (864,279)   (881,158)
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed
   charges (2)..................        .72X        .67X        .60X        .53X        .50X        .55X      --
  Net cash provided by (used in)
   operating activities.........  $    9,167  $   (8,486) $  (18,316) $  (17,723) $  (41,672) $  (17,581) $   13,698
  Net cash used by investing
   activities...................     (48,719)    (47,214)    (31,275)    (43,675)    (63,160)    (31,273)    (49,591)
  Net cash provided by financing
   activities...................      39,552      55,701      49,591      61,395     104,831      48,853      55,664

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------
(1) On May 11, 1995, the partnerships that comprise the Borrower filed for protection under Chapter 11 of the Bankruptcy Code and discontinued accrual and payment of interest on the Mortgage Note. The separate Chapter 11 cases of RCP and RCPA have been assigned case numbers 95 B 42089 and 95 B 42088
    (PBA), respectively, have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the Bankruptcy Court. A statutory unsecured creditors' committee has been appointed for RCP. In the second quarter of 1995, RCPI drew down $50 million under letters of credit supporting the Borrower's obligations under the Mortgage Note. These payments were accounted for by the Borrower as reductions in the principal amount of the Mortgage Note.

    Subsequent to the Petition Date, the Borrower has continued in possession of its properties and is operating and managing its business as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Borrower has sought and obtained orders from the Bankruptcy Court intended to continue to allow the Borrower to maintain operations and obtain new business and otherwise minimize the disruption caused by the Chapter 11 Case, including orders: (i) authorizing the Borrower to pay certain prepetition liabilities, wages and other employee obligations and (ii) approving the use of cash collateral.

    On September 12, 1995, the Borrower reported to the Bankruptcy Court that it intended to transfer the Property to the mortgage holder, RCPI. The date of transfer is uncertain at this time.


    On October 30, 1995, the Bankruptcy Court approved an $80 million Debtor-in-Possession Revolving Credit Agreement (the "Facility"), which may be used to fund tenant improvements, leasing commissions, required capital expenditures and other permitted working capital needs of the Borrower. The Facility is secured by a first mortgage on the Property, which is senior to the mortgages securing the Mortgage Note. The Facility matures on the earlier of December 31, 1996 and the substantial consummation of a plan of reorganization for the Borrower.


    For financial reporting purposes, the Borrower has applied the provisions of the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), in preparing the unaudited combined financial statements as of and for the period May 11, 1995 through September 30, 1995. In accordance with SOP 90-7, those liabilities and obligations whose disposition is dependent upon the outcome of the Chapter 11 Case have been segregated and classified as "Liabilities Subject to Compromise" in the unaudited combined balance sheet at September 30, 1995.

    In the opinion of the Borrower, the unaudited combined financial statements for the current reporting period include all operating adjustments, which comprise the normal accruals (exclusive of certain effects of bankruptcy) required to reflect the operations of the Borrower in the ordinary course, necessary for a fair presentation of the results for the period.


    The Bankruptcy Court set September 13, 1995 as the last day for filing proofs of claim for pre-petition claims. With certain exceptions, creditors have been barred from filing pre-petition claims subsequent to that date. The Borrower has received claims involving aggregate amounts substantially in excess of those recorded at the Petition Date. The Borrower is reconciling these claims to its records and does not expect that the resolution of these matters will result in liabilities materially in excess of those recorded at May 11, 1995.


    The financial statements, from which the selected financial data were derived, have been prepared on a going concern basis and reflect the combined historical cost basis of the Borrower in its assets and liabilities. The transfer of the Property to RCPI is subject to the approval of the Bankruptcy Court. The transfer of the Property and related release of the Mortgage Note and cancelation of indebtedness of the Borrower to RCPI and to RGI and its affiliates, if consummated, will result in substantial noncash gains to the Borrower. Further, upon consummation of these transactions, either the Borrower will cease its business activities or control of the Borrower will vest with parties other than RGI. The Borrower's financial statements do not include any adjustments that would be required to reflect the transfer of the Property to RCPI, the release or cancelation of indebtedness, the wind-down of the affairs of the Borrower or any change in control that may occur with respect to the Borrower. In the event that a Chapter 11 Plan is not consummated and, as a result, the Property is foreclosed upon, other adjustments would be required. All such adjustments could be material.

    Certain   items  in  the  1994   combined  financial  statements  have  been
    reclassified in the 1995 combined financial statements in accordance with SOP 90-7.

(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income plus fixed charges. Fixed charges consist of interest expense and amortization of debt issuance cost and mortgage recording tax cost. Except for the nine months ended September 30, 1995, earnings were inadequate to cover fixed charges by $31,803,000, $37,889,000, $45,738,000, $53,458,000, $58,367,000 and $39,405,000 for the years ended
    December 31, 1990, 1991, 1992, 1993 and 1994 and in the nine months ended September 30, 1994, respectively. The inadequacy of coverage is due to high interest expense and operating losses generated by the Property. Due to the Borrower's Chapter 11 Case, the Borrower ceased on May 11, 1995 accruing and paying interest on the Mortgage Note, and thus its ratio of earnings to fixed charges for the nine months ended September 30, 1995 is not meaningful.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows, as of December 13, 1995, the number of Shares beneficially owned by each person who since January 1, 1995 served as a director or executive officer of RCPI and all directors and officers of RCPI as a group.

                                                                          AMOUNT AND NATURE OF
                                                                               BENEFICIAL         PERCENT OF SHARES
NAME OF BENEFICIAL OWNER                                                     OWNERSHIP (1)           OUTSTANDING
-----------------------------------------------------------------------  ----------------------  --------------------
Benjamin D. Holloway...................................................           3,734(2)                *
Peter D. Linneman......................................................           1,000(3)                *
William F. Murdoch, Jr.................................................           3,000                   *
Daniel M. Neidich......................................................       4,155,927(4)(5)              9.8%
Peter G. Peterson......................................................           1,000                   *
Stevan A. Sandberg.....................................................           1,125                   *
Richard M. Scarlata....................................................           1,071(6)                *
All directors and officers as a group (8 persons)......................          10,932(7)                *

------------------------
(1) The table lists beneficial ownership in accordance with the definitions contained in Rule 13d-3 adopted by the Commission under the Exchange Act. All shares listed are subject to the sole investment and voting power of the named beneficial owner, except as set forth in footnotes (2) and (3) below. The table excludes executive officers who beneficially own no Shares or an immaterial number of Shares.

(2) These Shares are held by Mr. Holloway as a joint tenant with his spouse with whom he shares voting and investment powers.

(3) These Shares are held by Dr. Linneman as a joint tenant with his spouse with whom he shares voting and investment powers.


(4) Mr. Neidich is a general partner of GS Group and Goldman Sachs. GS Group, as the direct beneficial owner of all of the capital stock of the general partners of Whitehall and certain other investment funds under the indirect control of GS Group, may be deemed to beneficially own the 4,155,927 currently exercisable Warrants owned by such funds (4,045,102 of which are owned by Whitehall). Whitehall and such other funds also own an aggregate of 5,349,341 SARs (5,206,887 of which are owned by Whitehall) exchangeable for 14% Debentures or Warrants on a one-for-one basis, unless such exchange for Warrants would cause the holder of such Warrants to exceed the Limit. When effect is given to all of the Warrants and SARs beneficially owned by GS Group, GS Group has a 19.9% fully diluted equity interest in RCPI. Because the SARs are not currently convertible within 60 days into shares of Common Stock, GS Group is not deemed to have beneficial ownership of the shares of Common Stock into which such SARs might be converted. See "Special Factors -- Background of the Merger". As a general partner of GS Group, Mr. Neidich could be deemed to beneficially own the Warrants and SARs beneficially owned by Whitehall and such other investment funds; however, Mr. Neidich disclaims beneficial ownership of such Warrants and SARs. The Shares attributed to Mr. Neidich in the table do not include 3,000 Shares owned by David M. Silfen and 100 Shares owned by Thomas J. Healey, both of whom are partners of GS Group.


(5) On August 8, 1995, Mr. Neidich resigned as a director of RCPI.

(6) Does not include 106 shares held by an officer's daughter. The officer has no voting or investment powers and disclaims beneficial ownership of such shares.

(7) See footnotes (2), (3) and (7). All directors and officers as a group excludes Mr. Neidich.

* Shares of Common Stock beneficially owned represent less than 1% of the shares outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information as of the date of this Proxy Statement concerning the beneficial ownership of the outstanding Shares by each person known by the Company to own more than 5% of the outstanding Shares on December 13, 1995.

NAME AND ADDRESS                                                           AMOUNT AND NATURE OF   PERCENT OF SHARES
 OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP      OUTSTANDING
-------------------------------------------------------------------------  --------------------  -------------------
The Goldman Sachs Group, L.P.                                                   4,155,927(1)              9.80%
 85 Broad Street
 New York, New York 10004
Whitehall Street Real Estate Limited                                            4,045,102(1)              9.54
 Partnership V
 85 Broad Street
 New York, New York 10004
Leucadia National Corporation                                                   2,714,000(2)              7.10
 315 Park Avenue South
 New York, New York 10010
Gotham Partners L.P.                                                            2,124,900(3)              5.55
 237 Park Avenue
 Ninth Floor
 New York, New York 10017
Goodman & Company Ltd.                                                          1,917,300(4)              5.00
 40 King St. West
 55th Floor
 Toronto, Ontario M5H 4A9
 Canada
Elliott Associates, L.P.                                                        1,507,700(5)              3.94
 712 Fifth Avenue
 36th Floor
 New York, New York 10019
Westgate International, L.P.                                                      531,500(5)              1.39
 Martley International, Inc.
 222 Cedar Lane
 Suite 111
 Teaneck, New Jersey 07666

------------------------

(1) GS Group, as the direct beneficial owner of all of the capital stock of the general partners of Whitehall and certain other investment funds under the indirect control of GS Group, may be deemed to beneficially own the 4,155,927 currently exercisable Warrants owned by such funds (4,045,102 of which are owned by Whitehall). Whitehall and such other funds also own an aggregate of 5,349,541 SARs (5,206,887 of which are owned by Whitehall) exchangeable for 14% Debentures or Warrants on a one-for-one basis, unless such exchange for Warrants would cause the holder of such Warrants to exceed the Limit. When effect is given to all of the Warrants and SARs beneficially owned by GS Group, GS Group has a 19.9% fully diluted equity interest in RCPI. Because the SARs are not currently convertible within 60 days into shares of Common Stock, GS Group is not deemed to have beneficial ownership of the shares of Common Stock into which such SARs might be converted. See "Special Factors -- Background of the Merger". The amount shown in the table does not include 3,000 Shares owned by David M. Silfen and 100 Shares owned by Thomas J. Healey, both of whom are partners of GS Group.

(2) In a statement of Beneficial Ownership on Schedule 13D dated June 21, 1995 filed by Leucadia National Corporation, Leucadia Inc. and LNC Investments Inc., such persons reported that funds controlled by Leucadia National Corporation beneficially owned 2,714,000 Shares.

(3) In a statement of Beneficial Ownership  on Schedule 13D dated September  29,
    1995   filed  by  Gotham  Partners  L.P.,   such  person  reported  that  it
    beneficially owned 2,124,900 Shares.

(4) In a statement of Beneficial Ownership on Schedule 13D dated September 14, 1995 filed by Goodman & Company Ltd., such person reported that it beneficially owned 1,917,300 Shares.

(5) In a statement of Beneficial Ownership on Schedule 13D dated December 8, 1995 filed by Elliot Associates, L.P., Westgate International, L.P. ("Westgate") and Martley International, Inc. ("Martley"), such persons reported that they constitute a "group" as defined in Rule 13d-5(b)(1) of the Exchange Act with respect to their beneficial ownership of the Shares and that they beneficially owned an aggregate of 2,039,200 Shares or 5.33% of Shares outstanding. Martley expressly disclaims equitable ownership of and pecuniary interest in any Shares. Westgate and Martley have shared voting and dispositive power with respect to the shares owned by Westgate.

                   TRANSACTIONS BY CERTAIN PERSONS IN SHARES

    On October 2, 1995, Mr. Rockefeller and his wife sold 97,501 Shares on the NYSE at a price of $8.00 per Share, or an aggregate of $780,008. Except as set forth above, since October 16, 1995, 60 days prior to the filing of the Schedule 13E-3, none of the Investors, Holdings, Mergerco, GS Group, RCPI, any subsidiary thereof, any director or executive officer thereof, and no pension, profit sharing or similar plan of Holdings, Mergerco, GS Group, Whitehall or RCPI has effected any purchases or sales of Shares. On October 2, 1995, certain officers and managing directors of the general partner of Tishman Speyer sold 38,700 Shares on the NYSE at a price of $8.00 per share, or an aggregate of $309,600. None of the Investors, Holdings, Mergerco or RCPI has purchased any Shares since January 1, 1993; however, on December 18, 1994, Whitehall acquired the Warrants and the SARs, and after December 18, 1995 neither GS Group nor Whitehall has purchased any Shares. See "Special Factors -- Background of the Merger".

                             REVOCATION OF PROXIES

    If the Special Meeting is adjourned, for whatever reason, the approval of the Merger Agreement will be considered and voted upon by stockholders at the subsequent "adjourned meeting" (as such term is used in Section 222 of the DGCL), if any.

    You may revoke your proxy at any time prior to its exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), by giving notice of revocation of your proxy at the Special Meeting or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Special Meeting and bearing a later date to the Secretary of RCPI at 1270 Avenue of the Americas, New York, New York 10020. Unless revoked in the manner set forth above, proxies in the form enclosed will be voted at the Special Meeting in accordance with your instructions.

                              INDEPENDENT AUDITORS


    The financial statements as of December 31, 1994 and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for each of the three fiscal years in the period ended December 31, 1994, included in this Proxy Statement, have been audited by Ernst & Young LLP, independent accountants, as stated in their report appearing in RCPI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference. A representative of Ernst & Young LLP will be at the Special Meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement if so desired.


                             STOCKHOLDER PROPOSALS


    RCPI's 1996 Annual Meeting of Stockholders is anticipated to be held in June 1996. If the Merger is consummated, the 1996 Annual Meeting of Stockholders will not occur. If the Merger is not consummated, proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must have been received by RCPI on or before January 2, 1996 in order to be eligible for inclusion in RCPI's Proxy Statement and form of proxy for such Annual Meeting.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents, which have been filed by RCPI with the Commission, are incorporated herein by reference:

        (1) RCPI's Annual Report on Form 10-K for the year ended December 31, 1994;

        (2) RCPI's definitive Proxy Statement dated May 1, 1995 for the 1995 Annual Meeting of Stockholders;

        (3) RCPI's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

        (4) RCPI's Current Reports on Form 8-K filed February 22, 1995, August 22, 1995, September 18, 1995, November 13, 1995 and December 14, 1995.

    All documents and reports filed by RCPI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Proxy Statement and prior to the date of the Special Meeting will be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. RCPI WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS THERETO THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED TO ROCKEFELLER CENTER PROPERTIES, INC., 1270 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020, ATTENTION:
STEPHANIE LEGGETT YOUNG, VICE PRESIDENT AND SECRETARY, TELEPHONE NUMBER (212) 698-1440. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST MUST BE RECEIVED BY MARCH 18, 1996.

                             AVAILABLE INFORMATION

    RCPI, Whitehall and GS Group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the Commission with respect to the Merger described in this Proxy Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3 and exhibits thereto. Such additional information can be inspected at and obtained from the Commission and the NYSE in the manner set forth below. For further information pertaining to RCPI, Whitehall and GS Group, reference is made to the Schedule 13E-3 and the exhibits thereto, of which the material aspects are summarized in this Proxy Statement. Statements contained herein concerning any such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by such reference.

    RCPI is subject to the informational requirements of the Exchange Act, and, in accordance therewith files reports, proxy statements and other information with the Commission.

    Each report, opinion and appraisal filed as an exhibit to the Schedule 13E-3 filed with the Commission in connection with the Merger shall be available for inspection and copying at the principal executive offices of RCPI during its regular business hours by any interested stockholder of RCPI or such stockholder's representative who has been so designated in writing.

    The Schedule 13E-3 and the exhibits thereto, as well as such reports, proxy statements and other information filed by RCPI with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is quoted on the NYSE, and certain of RCPI's reports and other information may be available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG
                              RCPI HOLDINGS INC.,
                               RCPI MERGER INC.,
                          THE INVESTORS LISTED HEREIN
                                      AND
                      ROCKEFELLER CENTER PROPERTIES, INC.
                          DATED AS OF NOVEMBER 7, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                   PAGE
                                                                                                                 ---------
ARTICLE 1  THE MERGER..........................................................................................        A-1
       Section  1.1        The Merger..........................................................................        A-1
       Section  1.2        Closing.............................................................................        A-2
       Section  1.3        Effective Time......................................................................        A-2
       Section  1.4        Certificate of Incorporation and By-laws............................................        A-2
       Section  1.5        Directors and Officers..............................................................        A-2

ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF RCPI AND SUB;
             PAYMENT FOR SHARES................................................................................        A-2
       Section  2.1        Effect on Capital Stock.............................................................        A-2
                (a)        Conversion of Shares of Common Stock................................................        A-2
                (b)        Cancellation of Common Stock Owned by RCPI, Parent and Sub..........................        A-2
                (c)        Conversion of Shares of Sub Common Stock............................................        A-3
       Section  2.2        Payment for Common Stock............................................................        A-3
                (a)        Exchange Agent......................................................................        A-3
                (b)        Payment Procedures..................................................................        A-3
                (c)        Further Ownership Rights in Common Stock............................................        A-3
                (d)        Termination of Exchange Fund........................................................        A-3
                (e)        No Liability........................................................................        A-4
       Section  2.3        Dissenting Shares...................................................................        A-4
       Section  2.4        Treatment of Warrants and SARs......................................................        A-4

ARTICLE 3  REPRESENTATIONS AND WARRANTIES......................................................................        A-4
       Section  3.1        Representations and Warranties of RCPI..............................................        A-4
                (a)        Organization, Standing and Corporate Power..........................................        A-4
                (b)        Capitalization......................................................................        A-4
                (c)        SEC Documents; Financial Statements; Liabilities; Etc...............................        A-5
                (d)        Authority...........................................................................        A-6
                (e)        Compliance with Applicable Laws.....................................................        A-6
                (f)        Government Approvals; Required Consents.............................................        A-6
                (g)        Non-Contravention...................................................................        A-7
                (h)        Litigation..........................................................................        A-7
                (i)        Taxes and Related Tax Matters.......................................................        A-7
                (j)        Certain Agreements..................................................................        A-8
                (k)        Employee Benefits...................................................................        A-8
                (l)        The "Rockefeller Center" Name.......................................................        A-9
                (m)        Contracts...........................................................................        A-9
                (n)        Absence of Certain Changes or Events................................................        A-9
                (o)        Recommendation of Board of Directors; Vote Required.................................       A-10
                (p)        Opinion of Financial Advisor........................................................       A-10
                (q)        Accuracy of Information Supplied....................................................       A-10
                (r)        Proxy Statement.....................................................................       A-10
                (s)        Brokers or Finders..................................................................       A-11
                (t)        Government Regulation...............................................................       A-11
                (u)        No Pending Condemnation or Eminent Domain...........................................       A-11
                (v)        Subordination of Certain Leases.....................................................       A-11
                (w)        No Insolvency Proceeding............................................................       A-11
                (x)        Insurance...........................................................................       A-11

                                                                                                                   PAGE
                                                                                                                 ---------
       Section  3.2        Representations and Warranties of Parent, Sub, Investors and GSMC...................       A-12
                (a)        Organization, Standing and Corporate Power..........................................       A-12
                (b)        Authority...........................................................................       A-12
                (c)        Government Approvals; Required Consents.............................................       A-12
                (d)        Non-Contravention...................................................................       A-13
                (e)        Financing...........................................................................       A-13
                (f)        Proxy Statement.....................................................................       A-13
                (g)        Brokers or Finders..................................................................       A-13
                (h)        No Agreement........................................................................       A-13

ARTICLE 4 COVENANTS............................................................................................       A-13
       Section  4.1        Mutual Covenants of RCPI, Parent, Sub, GSMC and Each Investor.......................       A-13
                (a)        Satisfaction of Conditions; Additional Agreements...................................       A-13
                (b)        Confidentiality.....................................................................       A-14
                (c)        Publicity...........................................................................       A-14
                (d)        Advice of Breach....................................................................       A-14
       Section  4.2        Covenants of RCPI...................................................................       A-14
                (a)        Access to Information and Facilities................................................       A-14
                (b)        Ordinary Course.....................................................................       A-15
                (c)        Stockholders' Meeting; Fiduciary Duties.............................................       A-17
                (d)        Preparation of the Proxy Statement..................................................       A-17
                (e)        Exclusivity.........................................................................       A-18
                (f)        New Leases; Approval Rights.........................................................       A-18
                (g)        Notice of Default...................................................................       A-18
                (h)        Bankruptcy Cases....................................................................       A-19
                (i)        Prepayment of Zell/Merrill Lynch Loans; Termination of Zell Agreements..............       A-20
                (j)        Release.............................................................................       A-20
       Section  4.3        Covenants of the Investors..........................................................       A-20
                (a)        Releases............................................................................       A-20
                (b)        Investor Commitments................................................................       A-20
       Section  4.4        Covenants of GSMC and Whitehall.....................................................       A-20
                (a)        GS Board Nominee....................................................................       A-20
                (b)        GSMC Loans..........................................................................       A-20
                (c)        No Exercise of SARs.................................................................       A-21

ARTICLE 5 CONDITIONS PRECEDENT.................................................................................       A-21
       Section  5.1        Conditions to the Obligations of Parent, Sub, the Investors and RCPI to Effect the
                            Merger.............................................................................       A-21
                (a)        Stockholder Approval................................................................       A-21
                (b)        No Injunctions or Restraints........................................................       A-21
                (c)        HSR Act.............................................................................       A-21
                (d)        Governmental Approvals..............................................................       A-21
                (e)        Required Consents...................................................................       A-21
       Section  5.2        Conditions to the Obligations of Parent, Sub and the Investors......................       A-22
                (a)        Accuracy of Representations and Warranties..........................................       A-22
                (b)        Performance of Agreements...........................................................       A-22
                (c)        No Material Adverse Change..........................................................       A-22
                (d)        Liabilities of RCPI.................................................................       A-22
                (e)        Satisfactory Chapter 11 Plan........................................................       A-22
                (f)        Termination of Zell Agreements......................................................       A-23
                (g)        Condition of the Property...........................................................       A-23

                                                                                                                   PAGE
                                                                                                                 ---------
                (h)        Environmental Matters...............................................................       A-23
                (i)        Conveyance of Property..............................................................       A-23
                (j)        No Taxes............................................................................       A-24
                (k)        Employee Benefits...................................................................       A-24
       Section  5.3        Conditions to the Obligations of RCPI...............................................       A-24
                (a)        Accuracy of Representations and Warranties..........................................       A-24
                (b)        Performance of Agreements...........................................................       A-24

ARTICLE 6 TERMINATION..........................................................................................       A-25
       Section  6.1        Termination.........................................................................       A-25
       Section  6.2        Effect of Termination...............................................................       A-25

ARTICLE 7 GENERAL PROVISIONS...................................................................................       A-26
       Section  7.1        Certain Definitions.................................................................       A-26
       Section  7.2        Notices.............................................................................       A-30
       Section  7.3        Interpretation......................................................................       A-33
       Section  7.4        Waivers and Amendments..............................................................       A-33
       Section  7.5        Expenses and Other Payments.........................................................       A-33
       Section  7.6        Assignment..........................................................................       A-34
       Section  7.7        Directors' and Officers' Insurance; Indemnity.......................................       A-34
       Section  7.8        Non-Survival of Representations and Warranties......................................       A-35
       Section  7.9        Entire Agreement; No Third Party Beneficiaries......................................       A-35
       Section  7.10       Governing Law.......................................................................       A-35
       Section  7.11       Counterparts........................................................................       A-35

                             EXHIBITS AND SCHEDULES

 Schedule A  Cash Flow Requirements

 Schedule B  Maximum Permitted RCPI Liabilities

             Attachment 1 -- Other Liabilities

  Exhibit A  Form of Certificate of Incorporation

  Exhibit B  Form of Release

  Exhibit C  Investor Commitments

RCPI Disclosure Schedule
    Section  3.1(b)(ii) Capitalization
    Section  3.1(c)(iii) Leases with Nondisturbance Agreements
    Section  3.1(c)(v)  Subsidiaries
    Section  3.1(e)     Investigation and Reviews by Governmental Entities
    Section  3.1(f)(i)  RCPI Governmental Approvals
    Section  3.1(f)(ii) RCPI Required Consents
    Section  3.1(h)     Litigation
    Section  3.1(i)(ii) Taxes and Related Tax Matters
    Section  3.1(j)     Certain Agreements
    Section  3.1(k)     Employee Benefits
    Section  3.1(m)     Contracts
    Section  3.1(n)     Absence of Certain Changes or Events
    Section  3.1(x)     Insurance
    Section  4.2(b)(C)  Bonuses, Etc.
    Section  4.2(b)(K)  Waivers, Etc.
    Section  5.2(h)     Environmental Matters

P&S Disclosure Schedule
    Section  3.2(c)(i)  Government Approvals; Required Consents

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of November 7, 1995, among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation ("RCPI"), WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V, a Delaware limited partnership
("Whitehall"), ROCKPROP, L.L.C., a Delaware limited liability company ("Rockprop"), DAVID ROCKEFELLER ("Rockefeller"), EXOR GROUP S.A., a Luxembourg investment holding company ("Exor"), TROUTLET INVESTMENTS CORPORATION, a British Virgin Islands private company ("Troutlet"), RCPI HOLDINGS INC., a Delaware corporation ("Parent"), RCPI MERGER INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"). Whitehall, Rockprop, Rockefeller, Exor and Troutlet are sometimes referred to herein collectively as the "Investors" and individually as an "Investor." (Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in Section 7.1.)

    WHEREAS, RCPI owns a $1.3 billion loan secured by a mortgage on property in New York, New York, commonly known as "Rockefeller Center," which is owned by Rockefeller Center Properties ("RCP") and RCP Associates ("RCPA" and together with RCP, the "Borrower"), each a New York partnership under the control of Rockefeller Group, Inc., a New York corporation ("RGI");

    WHEREAS, the Borrower has filed for protection under Chapter 11 of the Bankruptcy Code in proceedings (the "Borrower's Chapter 11 Case") pending in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 95B42088 and 95B42089), has stopped making payments under the 1985 Loan Agreement and is consequently in default thereunder;

    WHEREAS, the Board of Directors of RCPI has determined that the merger of Sub with and into RCPI (the "Merger") on the terms and subject to the conditions set forth in this Agreement would be fair to, and in the best interests of, RCPI's stockholders, and the Board of Directors of RCPI has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby;

    WHEREAS, the Board of Directors of each of Parent and Sub has determined that the Merger on the terms and subject to the conditions set forth in this Agreement would be fair to, and in the best interests of, its stockholders, and the Board of Directors of each of Parent and Sub has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby; and

    WHEREAS, each of RCPI, the Investors, Parent and Sub wish to make certain representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into RCPI at the Effective Time. Upon and after the Effective Time, the separate corporate existence of Sub shall cease and RCPI shall be the surviving corporation in the Merger (the "Surviving Company"). In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of RCPI and Sub shall vest in the Surviving Company, and all of the debts, liabilities, obligations and duties of RCPI and Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

    Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York City at 10:00 a.m. on the fifth Business Day following the date on which the conditions set forth in Article 5 (other than the delivery of the certificates of RCPI and Parent referred to therein) have been satisfied or waived by the party entitled to the benefit of such conditions, or at such other place, time and date as Parent and RCPI may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

    Section 1.3 EFFECTIVE TIME. On the Closing Date (or on such other date as Parent and RCPI may agree), Parent, Sub and RCPI shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

    Section 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Restated Certificate of Incorporation of RCPI shall be amended and restated as of the Effective Time (or, at the election of Parent, immediately following the Effective Time Parent shall amend and restate the Restated Certificate of Incorporation) to be substantially in the form attached hereto as Exhibit A and as so amended and restated shall be the Certificate of Incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law. The By-laws of Sub at the Effective Time shall be the By-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

    Section 1.5 DIRECTORS AND OFFICERS. The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Company.

                                   ARTICLE 2
                          EFFECT OF THE MERGER ON THE
               CAPITAL STOCK OF RCPI AND SUB; PAYMENT FOR SHARES

    Section 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of RCPI ("Common Stock") or the holder of any shares of common stock, par value $.01 per share, of Sub ("Sub Common Stock"):

        (a) CONVERSION OF SHARES OF COMMON STOCK. Each issued and outstanding share of Common Stock (other than (i) shares of Common Stock held by RCPI or any of its Subsidiaries as treasury shares, (ii) any shares of Common Stock held by Parent or any of its Subsidiaries (including Sub) and (iii) any Dissenting Shares (as defined below)) shall be converted into the right to receive $8.00 per share net in cash (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such shares in accordance with Section 2.2, without interest thereon, less any required withholding taxes. Each such share of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with
    Section 2.2, without interest thereon, less any required withholding taxes.

        (b) CANCELLATION OF COMMON STOCK OWNED BY RCPI, PARENT AND SUB. Each share of Common Stock that is owned by, or by any Subsidiary of, RCPI or by Parent or any Subsidiary of Parent (including Sub) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF SHARES OF SUB COMMON STOCK. Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Company.

    Section 2.2  PAYMENT FOR COMMON STOCK.

        (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to RCPI to act as exchange agent in the Merger (the "Exchange Agent"). At or prior to the Effective Time, Parent or Sub shall deposit with the Exchange Agent the funds necessary to make the payments contemplated by Section 2.1(a) hereof (the "Exchange Fund").

        (b) PAYMENT PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Company shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, each holder of a Certificate shall receive in exchange therefor the Merger Consideration specified in Section 2.1(a) hereof, without interest thereon, less any required withholding taxes, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the books and records of RCPI or its transfer agent of Certificates, and if Certificates are presented to RCPI for transfer, they shall be canceled against payment of the Merger Consideration as herein provided. If any payment of Merger Consideration is to be made to a Person other than the Person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Surviving Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest thereon, less any required withholding taxes.

        (c) FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Company or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
    Article 2.

        (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the former stockholders of RCPI for six months after the Effective Time shall be delivered to the Surviving Company upon demand, and any former stockholders of RCPI who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Company for payment of their claim for any Merger Consideration, without interest thereon, less any required withholding taxes.

        (e) NO LIABILITY. None of Parent, Sub, RCPI or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 2.3 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any required withholding taxes. RCPI shall give prompt notice to Parent of any demands received by RCPI for appraisal of shares of Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, RCPI shall not make any payment with respect to, or settle or offer to settle, any such demands.

    Section 2.4  TREATMENT OF WARRANTS AND SARS.

    As of the Effective Time, each Warrant and SAR issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

    Section  3.1  REPRESENTATIONS  AND WARRANTIES OF RCPI.   RCPI represents and
warrants to each of the Investors, Parent and Sub as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of RCPI and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to engage in its business as currently conducted and to own the assets and properties currently owned by it. Each of RCPI and each of its Subsidiaries is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary or advisable for the carrying out of its business. True, correct and complete copies of the certificate of incorporation and by-laws of each of RCPI and each of its Subsidiaries as in effect on the date hereof, and all minutes of all meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of RCPI shall have been made available to Parent on or prior to the Closing.

        (b)  CAPITALIZATION.

           (i) The authorized capital stock of RCPI consists of 150,000,000 shares of Common Stock, par value $.01 per share, 38,260,704 of which are currently issued and outstanding. All of such shares of Common Stock (A) are validly issued, fully paid and nonassessable and (B) are free of preemptive rights. There are no shares of capital stock of RCPI held in the treasury of RCPI, and except in respect of the outstanding Warrants and SARs, RCPI's Dividend Reinvestment Plan and the RCPI Indenture, no shares of capital stock of RCPI are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

           (ii) Except as set forth on Section 3.1(b)(ii) of the RCPI Disclosure Schedule, no shares of capital stock or other equity securities of RCPI are issued or outstanding or reserved for any other purpose, and there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character to which RCPI is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of RCPI (or the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting thereof).

           (iii) Except as provided in Article ELEVENTH of the Restated Certificate of Incorporation of RCPI, RCPI has no outstanding bonds, debentures, notes or other obligations whose holders have the right to vote with the holders of Common Stock on any matter.

        (c)  SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES; ETC.

           (i) RCPI has made available to Parent a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by RCPI with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "RCPI SEC Documents"), which are all the documents (other than preliminary material) that RCPI was required to file with the SEC since such date. As of their respective dates, the RCPI SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the RCPI SEC Documents (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (ii) The financial statements (including the notes thereto) of RCPI included in the RCPI SEC Documents comply as to form in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly in accordance with GAAP the financial position of RCPI as of the dates thereof and the results of operations and cash flows of RCPI for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments).

           (iii) RCPI has good title to all of its real property and material assets, including, without limitation, the Mortgage Note and the Mortgage, free and clear of all Liens (other than Permitted Liens and the restrictions on transfer contained in the 1985 Loan Agreement). RCPI has not granted to any Person (other than any holder of a Permitted Lien) any rights, recorded or unrecorded, in the Mortgage or the Mortgage Note. To RCPI's knowledge, no Person, other than RCPI or any holder of a Permitted Lien, has any right or option, recorded or unrecorded, to acquire the Property or any portion thereof or interest therein (except for (x) presently existing rights to renew leases and to lease additional space and (y) rights to renew leases and to lease additional space under leases entered into in accordance with the terms of this Agreement after the date hereof). Section 3.1(c)(iii) of the RCPI Disclosure Schedule sets forth or describes, as of the date hereof, each lease for space in the Property in respect of which RCPI has entered into a nondisturbance agreement, and RCPI has made available to Parent all such nondisturbance agreements. The Mortgage is a valid lien on all the Property and on the Lessor's interest in all Leases (each as defined in the Mortgage), with a priority in all material respects no less than its priority as of September 19, 1985, except for any Permitted Liens and as such priority may be affected by the subordination referred to in Clause (ii) of Recital G to the Amendment and Restatement of the Mortgage, dated as of December 1, 1988, and the execution and delivery of Leases (as so defined) after the date of recordation of the Assignment of Rents. Except for breaches and defaults described on

       Section 3.1(c)(iii) of the RCPI Disclosure Schedule, to the knowledge of RCPI, no Person has materially breached any term of the Mortgage or the Mortgage Note, and no circumstance exists that constitutes (with or without notice or lapse of time or both) a default under the Mortgage or the Mortgage Note. The outstanding aggregate principal amount of the Mortgage Note is $1,300,000,000.

           (iv) RCPI is the beneficiary under the Title Insurance and, subject to the Collateral Trust Agreement, has the right to assign its rights under the Title Insurance as provided for therein.

           (v) Except as set forth on Section 3.1(c)(v) of the RCPI Disclosure Schedule, RCPI does not have (nor has it ever had) any direct or indirect Subsidiaries, either wholly or partially owned, and RCPI does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person.

           (vi) Other than (A) the Combination Agreement and (B) nondisturbance agreements with respect to the leases set forth or described on Section 3.1(c)(iii) of the RCPI Disclosure Schedule and nondisturbance agreements in form reasonably satisfactory to Parent with respect to leases entered into in accordance with the terms of this Agreement after the date hereof, RCPI has never been a party to a merger or consolidation and has not otherwise assumed or become liable for the obligations of any other Person.

        (d) AUTHORITY. RCPI has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the Merger, to the approval of this Agreement by the stockholders of RCPI in accordance with the DGCL. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of RCPI, and no other corporate proceedings on the part of RCPI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject in the case of the Merger, to the approval of this Agreement by the stockholders of RCPI and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by RCPI and constitutes a valid and binding obligation of RCPI enforceable against RCPI in accordance with its terms, subject in the case of the Merger, to the approval of this Agreement by the stockholders of RCPI in accordance with the DGCL, and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        (e) COMPLIANCE WITH APPLICABLE LAWS. Each of RCPI and each of its Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities required in connection with the operation of the businesses of RCPI and its Subsidiaries (the "RCPI Permits"); RCPI and its Subsidiaries are in material compliance with the terms of all RCPI Permits; and, except as RCPI has previously disclosed in writing to Parent, the businesses of RCPI and its Subsidiaries are not being conducted in violation of any Law in any material respect. As of the date of this Agreement, except as set forth on Section 3.1(e) of the RCPI Disclosure Schedule, no investigation or review by any Governmental Entity with respect to RCPI or any of its Subsidiaries is pending or, to the knowledge of RCPI, threatened, nor to the knowledge of RCPI, has any Governmental Entity indicated an intention to conduct the same.

        (f)  GOVERNMENT APPROVALS; REQUIRED CONSENTS.

           (i) No material consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of RCPI is required in connection with the execution or delivery by RCPI of this Agreement, the consummation by RCPI of the transactions contemplated hereby or compliance by RCPI with the provisions hereof, other than

       (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable national securities exchange, (C) filings under state securities or "Blue Sky" laws, (D) filings under the HSR Act and (E) as otherwise set forth on Section 3.1(f)(i) of the RCPI
       Disclosure Schedule (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as the "RCPI Governmental Approvals").

           (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) is required in connection with the execution or delivery by RCPI of this Agreement, consummation by RCPI of the transactions contemplated hereby or compliance by RCPI with the provisions hereof, other than (A) the approval of this Agreement by the holders of the Common Stock in accordance with the DGCL, (B) as set forth on Section 3.1(f)(ii) of the RCPI Disclosure Schedule and (C) any consent, approval, action, filing or notice that if not obtained or made would not, individually and in the aggregate, have a Material Adverse Effect on RCPI (any such consents, approvals, actions, filings or notices specified in clauses (A) and (B) being referred to as the "RCPI Required Consents").

        (g) NON-CONTRAVENTION. The execution and delivery of this Agreement by RCPI do not, and the consummation of the transactions contemplated hereby and compliance by RCPI with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Restated Certificate of Incorporation or By-laws of RCPI; (ii) if the RCPI Required Consents are obtained or given, as the case may be, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under any material Contract to which RCPI is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any Lien upon the properties of RCPI, in each case pursuant to the terms of any such Contract; (iii) if the RCPI Governmental Approvals are obtained, result in any violation of any Law applicable to RCPI in any material respect; or (iv) if the RCPI Governmental Approvals and the RCPI Required Consents are obtained or given, as the case may be, result in the violation, revocation or suspension of any RCPI Permit.

        (h) LITIGATION. Except as set forth on Section 3.1(h) of the RCPI Disclosure Schedule and except for Permitted Litigations, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of RCPI, threatened against or affecting RCPI or any of its Agents in their capacity as such, or any of RCPI's properties or businesses. RCPI is not subject to any order, judgment, decree, injunction, stipulation or consent order specifically naming RCPI of any court or other Governmental Entity. RCPI has not entered into any agreement to settle or compromise any proceeding pending or threatened against it that has involved any obligation other than the payment of money or for which RCPI has any continuing obligation.

        (i)  TAXES AND RELATED TAX MATTERS.

           (i) For all taxable years from and after the year in which RCPI was organized through the most recent December 31, RCPI has been subject to taxation as a real estate investment trust (a "REIT") under Subchapter M of the Code and has satisfied all requirements to qualify as a REIT for such years. In addition, assuming hypothetically that (i) RCPI's taxable year in which the Merger occurs were to close immediately prior to the Closing, and (ii) all recordkeeping and notice requirements in respect of such year will be complied with, then, without giving effect to the Merger, RCPI will be for such hypothetical short year subject to taxation as a REIT under Subchapter M of the Code and will satisfy all requirements to qualify as a REIT for such year. RCPI is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing so to qualify until the time immediately prior to the Closing (without giving effect to the Merger).

           (ii) Except as set forth on Section 3.1(i)(ii) of the RCPI Disclosure Schedule or as would not, individually and in the aggregate, have a Material Adverse Effect on RCPI:

               (A) All Taxes required to be paid on or before the date hereof by or with respect to RCPI and its Subsidiaries have been timely paid, and any Taxes required to be paid by or with respect to RCPI and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be timely paid.

               (B) All Tax Returns required to be filed by or with respect to RCPI or its Subsidiaries on or before the date hereof have been timely filed. All Tax Returns required to be filed by or with respect to RCPI or any of its Subsidiaries after the date hereof and on or before the Effective Time shall be prepared and timely filed in a manner consistent with prior years and applicable Laws. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of RCPI or any of its Subsidiaries or payment of any Tax of RCPI or any of its Subsidiaries required to be filed or paid on or before the Effective Time.

               (C) With respect to all Tax Returns filed by or with respect to RCPI and any of its Subsidiaries, no audit is in progress and no waiver or agreement for an extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax.

               (D)  There are no liens for Taxes  upon the assets of RCPI or any
           of  its  Subsidiaries  except  liens   for  current  Taxes  not   yet
           delinquent.

               (E) RCPI has provided Parent copies of all revenue agent reports and related schedules related to pending Tax audits of RCPI or any of its Subsidiaries or any predecessor thereof or any of its Subsidiaries. Neither RCPI nor any of its Subsidiaries has received any notice of deficiency, assessment or proposed deficiency or assessment from any federal, state, local or foreign taxing authority, and neither RCPI nor any of its Subsidiaries has been advised by any such authority that any such notice is forthcoming.

               (F) RCPI has not filed a consent to the application of Section 341(f) of the Code.

               (G) Neither RCPI nor any of its Subsidiaries has made or become obligated to make, or will become obligated as a result of any event connected with any transaction contemplated herein to make, any "excess parachute payment" as defined in Section 280G of the Code.

               (H) Neither RCPI nor any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for Federal income tax purposes.

        (j) CERTAIN AGREEMENTS. Except as set forth on Section 3.1(j) of the RCPI Disclosure Schedule and except for this Agreement, as of the date of this Agreement, neither RCPI nor any of its Subsidiaries is a party to any oral or written plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of whose benefits will be increased, or the vesting of whose benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of whose benefits will be calculated on the basis of any of the transactions contemplated by this Agreement. RCPI has made available to Parent copies of the plans listed on Section 3.1(j) of the RCPI Disclosure Schedule.

        (k)  EMPLOYEE BENEFITS.

           (i) Except as set forth on Section 3.1(k) of the RCPI Disclosure Schedule, neither RCPI nor any of its Subsidiaries is a party to or participates in or has any liability or contingent liability with respect to (A) any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA (collectively, the "Plans"); (B) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former Agent, whether pursuant to contract, arrangement, custom or informal understanding, that does not constitute an "employee benefit plan" (as defined in section 3(3) of ERISA); or (C) any employment, consulting or similar agreement. RCPI has made available to Parent true and complete copies of all plans, arrangements and agreements set forth on Section 3.1(k) of the RCPI Disclosure Schedule.

           (ii) Except as set forth on Section 3.1(k) of the RCPI Disclosure Schedule, neither RCPI nor any of its Subsidiaries contributes to, has contributed to, or has any liability or contingent liability with respect to, any multiemployer plan (as defined in section 3(37) of ERISA).

           (iii) Except for violations or instances of noncompliance or nonperformance specifically described on Section 3.1(k) of the RCPI Disclosure Schedule, each of RCPI and each of its Subsidiaries (A) is in compliance with and not in default with respect to statutes, orders, rules and regulations under ERISA and the Code applicable to any Plans sponsored by RCPI; (B) has performed all obligations required to be performed by it with respect to such Plans; (C) is not in violation, and has no knowledge of any default or violation of any third party, in respect of any of the Plans; and (D) has properly and timely made all required contributions, has fully funded on a termination basis the Plans and has maintained and operated each Plan intended to qualify under section 401(a) of the Code in compliance with the requirements of section 401(a) of the Code (and has maintained and operated any related trust in compliance with the requirements of section 501(a) of the Code.)

           (iv) Except pursuant to any agreement set forth on Section 3.1(k) of the RCPI Disclosure Schedule or in the RCPI SEC Documents, the consummation of the transactions contemplated by this Agreement will not, without additional discretionary action by RCPI, any of RCPI's Subsidiaries, Parent or Sub with respect to current or former Agents of RCPI, entitle any individual to severance pay or accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual.

        (l) THE "ROCKEFELLER CENTER" NAME. RCPI has not sold, conveyed, assigned, pledged or otherwise transferred or disposed of any rights in or to the "Rockefeller Center" name or any variation thereof, nor has RCPI granted to any Person any license or any other right to use the "Rockefeller Center" name or any variation thereof. The foregoing shall not imply that RCPI has or has had any such rights.

        (m)  CONTRACTS.   Section 3.1(m) of the  RCPI Disclosure Schedule  lists
    (i) all the material Contracts to which RCPI or any of its Subsidiaries is a party or by which RCPI or any of its Subsidiaries is bound or to which any of the assets or properties of RCPI or any of its Subsidiaries is subject and (ii) any material licenses, certificates or permits that RCPI or any of its Subsidiaries holds or to which RCPI or any such Subsidiary is subject. RCPI has made available true and complete copies of each document listed on
    Section 3.1(m) of the RCPI Disclosure Schedule and a written description of each oral arrangement so listed. Except for defaults, breaches or violations described on Section 3.1(m) or Section 3.1(c)(iii) of the RCPI Disclosure Schedule, neither RCPI nor any of its Subsidiaries is, and, to the knowledge of RCPI, no other parties thereto are, in default, breach or violation of any such contracts. Except for the Combination Agreement and the Investment Agreement, RCPI is not a party to any agreement, arrangement or understanding of any kind with Samuel Zell ("Zell"), any of Zell's
    Affiliates or any party to the Combination Agreement or the Investment Agreement.

        (n) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for any change, occurrence or circumstance described on Section 3.1(n) of the RCPI Disclosure Schedule and except as contemplated by this Agreement, since December 31, 1994, RCPI has conducted its businesses only in the ordinary course of business consistent with past practices, and as of the date of this Agreement, there has not been (i) unless and to the extent required to meet the qualification rules for a REIT under Section 857(a) of the Code or to avoid any excise tax under Section 4981 of the Code, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of RCPI's capital stock or any return of any capital or other distribution of assets to stockholders of RCPI; (ii) any investment by RCPI either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (iii) any sale, disposition or other transfer of assets or properties of RCPI in excess of $250,000 individually or $1,000,000 in the aggregate (other than the repayment of Debt or other liabilities as required by the agreements with respect thereto and subject to the terms of RCPI's other agreements as in effect as of the date hereof); or (iv) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have a Material Adverse Effect on RCPI. For the purposes of the foregoing, the phrase "ordinary course of business consistent with past practices" shall include changes in the ordinary course of business of RCPI instituted as a result of, and shall take into account the effects of, the Borrower's Chapter 11 Case (it being understood that such construction shall not relieve RCPI of any of its obligations under this Agreement).

        (o) RECOMMENDATION OF BOARD OF DIRECTORS; VOTE REQUIRED. The Board of Directors of RCPI has unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and, subject to Section 6.1(g) hereof, has determined to recommend to its stockholders (the "Recommendation") that its stockholders vote in favor of the adoption and approval of this Agreement. The provisions of clause (a)(ii) of paragraph A of Article EIGHTH of the Restated Certificate of Incorporation of RCPI have been satisfied. Assuming that the holders of at least 62.5% of the Warrants and SARs approve this Agreement pursuant to the sixth paragraph of the December 1994 Letter, the affirmative vote of a majority of the votes that the holders of the outstanding shares of Common Stock are entitled to cast with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of RCPI necessary to approve the Merger and the other transactions contemplated hereby.

        (p) OPINION OF FINANCIAL ADVISOR. RCPI has received the opinion of PaineWebber Incorporated, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the RCPI stockholders from a financial point of view, and such opinion has not been withdrawn.

        (q) ACCURACY OF INFORMATION SUPPLIED. Neither this Agreement nor any schedule, exhibit, written statement, list, document or certificate furnished or to be furnished by or on behalf of RCPI to Parent, Sub or any of their Agents or Affiliates in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

        (r)  PROXY STATEMENT.

           (i) On the date the Proxy Statement is first mailed to RCPI's stockholders, at the time of the Stockholders' Meeting (as hereinafter defined) and at the Effective Time, the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and will not contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting that shall have become false or misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished to RCPI in writing by or on behalf of Parent, Sub or any Investor (or any Affiliate of any Investor) expressly for use in the Proxy Statement.

           (ii) The accountants who certified the financial statements and supporting schedules of RCPI included (or incorporated by reference) or to be included (or incorporated by reference) in the Proxy Statement are independent public accountants as required by the Securities Act.

           (iii) The financial statements of RCPI included (or incorporated by reference) or to be included (or incorporated by reference) in the Proxy Statement present or will present fairly the financial position of RCPI and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods specified in accordance with GAAP (subject, in the case of unaudited financial statements, to normal year-end adjustments), and the supporting schedules included (or incorporated by reference) or to be included (or incorporated by reference) in the Proxy Statement present or will present fairly the information required to be stated therein in accordance with GAAP. Except as otherwise stated in the Proxy Statement, such financial statements have been or will have been prepared in conformity with GAAP consistently applied.

        (s) BROKERS OR FINDERS. Except as otherwise disclosed herein or in the Schedules attached hereto, no broker, finder or investment banker (other than PaineWebber Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of RCPI. RCPI has heretofore made available to Parent a complete and correct copy of all agreements between RCPI and PaineWebber Incorporated pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

        (t) GOVERNMENT REGULATION. RCPI is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, RCPI is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "subsidiary company" or a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (u) NO PENDING CONDEMNATION OR EMINENT DOMAIN. RCPI has no knowledge of any pending or threatened condemnation or eminent domain proceedings that would affect the Property.

        (v) SUBORDINATION OF CERTAIN LEASES. To the knowledge of RCPI, each of the lease, dated July 1, 1982, between RCP and Radio City Music Hall Productions, Inc., and the lease, dated July 15, 1985, between RCP and Rockefeller Center Management Corporation ("RCMC") relating to the parking garage located at the Property, if and as each such lease has been amended and supplemented, is subject and subordinate to the Mortgage, and none of the tenants under such leases has any rights of nondisturbance under such leases. RCPI has not entered into any agreement pursuant to which RCPI has agreed to recognize the rights of Rockefeller Center Telecommunications Corporation ("RCTC") under that certain Franchise Agreement, dated September 7, 1985, for the Provision of Telecommunications Services between RCMC and RCTC, as it may be amended, notwithstanding a foreclosure on the Property pursuant to the Mortgage.

        (w)   NO INSOLVENCY  PROCEEDING.   No proceeding  for relief  under  the
    Bankruptcy Code or for similar relief under the laws of any state has been commenced by or against RCPI.

        (x)  INSURANCE.   Section 3.1(x)  of the RCPI  Disclosure Schedule  sets
    forth a list of all policies or binders of fire, liability, product liability and other insurance held by or on behalf of RCPI or any of its Subsidiaries (the "Insurance Policies"), and a brief description of each Insurance Policy, including (i) the amount of any deductible under such Insurance Policy, (ii) a description of each pending claim under such Insurance Policy of more than $50,000, (iii) the aggregate amounts paid out under such Insurance Policy through the date hereof and (iv) the aggregate limit, if any, of the insurer's liability under such Insurance Policy. The Insurance Policies insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by RCPI. RCPI and its Subsidiaries are not in default with respect to any provision contained in any Insurance Policy and have not failed to give any notice or present any claim under any such Insurance Policy in a due and timely fashion. Except with respect to any Insurance Policies that are to be replaced as indicated on Section 3.1(x) of the RCPI Disclosure Schedule, RCPI and its Subsidiaries have received no notice of cancellation or non-renewal of, or denial of coverage under, any Insurance Policy. RCPI has made available to Parent copies of each Insurance Policy.

    Section 3.2 REPRESENTATIONS AND WARRANTIES OF PARENT, SUB, INVESTORS AND GSMC. Each Investor represents and warrants to RCPI (with respect to itself and each of Parent and Sub), Parent represents and warrants to RCPI (with respect to itself and Sub) and each of Sub and Goldman Sachs Mortgage Company ("GSMC") represents and warrants (with respect to itself) (provided that in the case of GSMC, all references to this Agreement throughout this Section 3.2 shall mean only the Sections of this Agreement by which GSMC is bound as indicated on the signature pages hereof) as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent, Sub, GSMC and each of the Investors (other than Rockefeller) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        (b) AUTHORITY. Each of Parent, Sub, GSMC and each of the Investors has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, if any, on the part of each of Parent, Sub, GSMC and each of the Investors and no other organizational proceedings on the part of any of Parent, Sub, GSMC or any of the Investors are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Sub, GSMC and each of the Investors and constitutes a valid and binding obligation of each of Parent, Sub, GSMC and each of the Investors enforceable against each of Parent, Sub, GSMC and each of the Investors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        (c)  GOVERNMENT APPROVALS; REQUIRED CONSENTS.

           (i) No material consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of Parent, Sub, GSMC or any Investor is required in connection with the execution or delivery by any of them of this Agreement, or the consummation by Parent, Sub, GSMC or any Investor of the transactions contemplated hereby or compliance by Parent, Sub, GSMC or any Investor with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings under the HSR Act and (C) as otherwise set forth in Section 3.2(c)(i) of the P&S Disclosure Schedule (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (C) being referred to as "P&S Governmental Approvals").

           (ii) No material consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) is required in connection with the execution or delivery by Parent, Sub, GSMC or any Investor of this Agreement, the consummation by Parent, Sub,

       GSMC or any Investor of the transactions contemplated hereby or compliance by Parent, Sub, GSMC or any Investor with the provisions hereof, other than those that if not obtained or made would not, individually and in the aggregate, have a material adverse effect on the ability of Parent, Sub, GSMC or such Investor, as the case may be, to consummate the Merger or the other transactions contemplated hereby.

        (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by each of Parent, Sub, GSMC and each of the Investors do not, and the consummation of the transactions contemplated hereby and compliance by each of Parent, Sub, GSMC and each of the Investors with the provisions hereof will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or equivalent organizational documents, in each case as amended to date, of Parent, Sub, GSMC or any Investor (other than Rockefeller); (ii) result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any material Contract to which Parent, Sub, GSMC or any Investor is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of Parent, Sub, GSMC or any Investor in each case pursuant to the terms of any such Contract; or
    (iii) if the P&S Governmental Approvals are obtained, result in any violation of any Law applicable to Parent, Sub, GSMC or any Investor in any material respect.

        (e)   FINANCING.   Each Investor  has,  and at  the Closing  will  have,
    available  to it  all the  funds necessary  to satisfy  its obligation under
    Section 4.3(b).

        (f) PROXY STATEMENT. The information supplied by each of Parent, Sub and each of the Investors for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders of RCPI, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any information previously supplied by any of Parent, Sub or any Investor for inclusion in the Proxy Statement that shall have become false or misleading.

        (g) BROKERS OR FINDERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent, Sub or any Investor.

        (h) NO AGREEMENT. As of the date hereof, there is no agreement between any of the Investors, Parent, Sub or any of their respective Affiliates, on the one hand, and Mitsubishi Estates Corporation, RGI or any of their respective Affiliates, on the other hand, with respect to the transactions contemplated hereby.

                                   ARTICLE 4
                                   COVENANTS

    Section 4.1 MUTUAL COVENANTS OF RCPI, PARENT, SUB, GSMC AND EACH INVESTOR. With respect to itself only, each of RCPI, each of the Investors, Parent, Sub and, with respect to Sections 4.1(a) and (b) only, GSMC agrees that, except as expressly contemplated or permitted by this Agreement, it shall comply with the following covenants:

        (a) SATISFACTION OF CONDITIONS; ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable best efforts to cause the conditions set forth in Article 5 of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable

    Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including cooperating fully with the other parties, including by provision of information and making of all necessary filings in connection with, among other things, the HSR Act.

        (b) CONFIDENTIALITY. From and after the date hereof, each party hereto shall, and shall use its best efforts to cause its Affiliates and its and their respective Agents to, keep secret and hold in strictest confidence any and all documents and information identified by any other party as confidential and furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its Agents; (ii) information that has become available to such party or an Agent of such party on a nonconfidential basis from a third party having, to the knowledge of such party (after reasonable inquiry), no obligation of confidentiality or other legal or fiduciary obligation of secrecy to a party to this Agreement and that has not itself, to the knowledge of such party (after reasonable inquiry), received such information directly or indirectly in breach of any such obligation; (iii) information that is required to be disclosed by applicable Law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such Affiliate are listed or traded; (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the RCPI Required Consents; and (v) disclosures required in connection with the Borrower's Chapter 11 Case. If any party hereto is required to disclose any such confidential information pursuant to applicable Law, such party shall promptly notify each other party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other party to preserve the confidentiality of such information consistent with applicable Law. In the event the transactions contemplated by this Agreement are not consummated, each party hereto shall return all materials in its possession containing confidential information belonging to another party and shall not use any such information for any purpose whatsoever.

        (c) PUBLICITY. Except as otherwise required by applicable Law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of each other party, and in any event, each party agrees that it shall give each other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

        (d) ADVICE OF BREACH. RCPI, on the one hand, and Parent, on the other hand (the "notifying party"), shall promptly notify the other in writing of any material breach of any covenant hereunder by the notifying party (and, in the case of Parent, by Sub, GSMC or any Investor) and of any event occurring subsequent to the date of this Agreement of which the notifying party becomes aware that renders any representation or warranty of the notifying party (and, in the case of Parent, of Sub, GSMC or any Investor) contained herein untrue or inaccurate in any material respect. Information provided to a party pursuant to this Section shall not be deemed to cure any breach of any representation, warranty or covenant of the notifying party (and, in the case of Parent, of Sub, GSMC or any Investor) made in this Agreement.

    Section 4.2 COVENANTS OF RCPI. During the period from the date of this Agreement and continuing until the earlier of the Closing and the termination of this Agreement in accordance with Section 6.1, RCPI agrees that, except as expressly permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing:

        (a) ACCESS TO INFORMATION AND FACILITIES. RCPI shall give Parent and its Agents reasonable access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of RCPI and shall make the officers of RCPI available to Parent and its Agents as Parent shall from time to time reasonably request pursuant to reasonable notice. RCPI shall make available to Parent and its Agents (x) all financial statements, rent rolls, environmental reports, engineering reports and other similar documents relating to the Property upon receipt thereof from the Borrower (or, with respect to any such documents received prior to the date hereof, promptly following the date hereof), (y) all filings with the SEC made by or relating to RCPI as promptly as reasonably practicable after filing, in the case of filings made by RCPI, or receipt, in the case of filings made by unrelated third parties, and (z) all information concerning RCPI that Parent and its Agents may reasonably request (provided that such information shall not be required to include any information related to the consideration by RCPI's Board of Directors of the Merger or any Alternate Transaction, except as required by Section 4.2(e) hereof). Notwithstanding the foregoing, to the extent that making any documents or information available to Parent and its Agents pursuant to clause (x) or (z) would violate any confidentiality agreement to which RCPI is a party as of the date hereof, RCPI shall not be obligated to do so; provided, however, that RCPI shall, in such event, (A) use reasonable best efforts to obtain waivers of any such confidentiality agreement to the extent necessary to permit RCPI to make such documents and information available to Parent and its Agents and (B) notify Parent promptly to the extent that it is prohibited from making any such documents or information available to Parent and its Agents under any such confidentiality agreement.

        (b) ORDINARY COURSE. Except as may otherwise be expressly provided by the terms of this Agreement, RCPI shall (and shall cause each of its Subsidiaries to) (i) operate only in the ordinary course of business consistent with past practices, (ii) not take or permit any action or omission that would cause any of the representations or warranties of RCPI contained herein to become inaccurate in any material respect or any of the covenants of RCPI to be breached in a material manner, and (iii) take such reasonable steps as may be within its power prior to the Closing so that it shall continue to qualify to be taxed as a REIT, based on the income and assets of RCPI for the periods prior to the Closing, as long as a REIT is accorded substantially the same treatment under the United States income tax laws from time to time in effect as under Sections 856-860 of the Code, in effect at the date of this Agreement, as originally executed. For the purposes of the foregoing, the phrase "ordinary course of business consistent with past practices" shall include changes in the ordinary course of business of RCPI instituted as a result of, and shall take into account the effects of, the Borrower's Chapter 11 Case (it being understood that such construction shall not relieve RCPI of any of its obligations under this Agreement).

        Except as may be required by Law or as expressly provided by the terms of this Agreement, RCPI shall not (and shall cause each of its Subsidiaries not to):

           (A) declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, Common Stock or other equity securities unless and to the extent required to meet qualification rules for a REIT under Section 857(a) of the Code or to avoid any excise tax under Section 4981 of the Code;

           (B) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

           (C) except as described on Section 4.2(b)(C) of the RCPI Disclosure Schedule or except with respect to annual bonuses made in the ordinary course of business consistent with past practice, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment, consulting or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any current or former director, officer, consultant or employee of RCPI or increase in any manner the compensation or fringe benefits of any current or former director, officer, consultant or employee of RCPI or any of its Subsidiaries, or pay any benefit not required by any existing arrangement or agreement or place any assets in any trust for the benefit of any director, officer or employee of RCPI;

           (D) amend its Restated Certificate of Incorporation or By-laws;

           (E) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to RCPI;

           (F) (x) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of or transfer any of its real property or material assets, whether now owned or hereafter acquired (other than the repayment of Debt or other liabilities as required by the agreements with respect thereto and subject to the terms of RCPI's other agreements as in effect as of the date hereof), (y) sell any of its real property or material assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to it) or (z) assign any right to receive income;

           (G) incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of RCPI or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for Debt permitted to be incurred after December 31, 1995 under Section 4.4(b) hereof to fund Permitted Expenses (as hereinafter defined);

           (H) make any loans, advances or capital contributions to, or investments in, any other Person;

           (I) form, create or acquire any Subsidiary;

           (J) incur or make payments with respect to any general and administrative expenses or any other expenditures or commitments of any kind, except for (x) the payment of interest on any Debt pursuant to the terms of the agreements with respect thereto, (y) general and administrative expenses in amounts not to exceed the amounts identified as "Total G&A Expenses" on Schedule A incurred or paid during the months set forth on Schedule A and (z) payments required to be made under interest rate swap agreements to which RCPI is a party as of the date hereof in amounts not to exceed the amounts identified as "Swap Expenses" on Schedule A paid during the months set forth on Schedule A (together with any "Transaction Costs" set forth on Schedule B, the payments referred to in clauses (x), (y) and (z) being referred to as "Permitted Expenses"); provided that any amounts to be incurred or paid pursuant to clause (y) or (z) in any month in accordance with Schedule A may be paid in any subsequent month rather than in the scheduled month;

           (K) except as described on Section 4.2(b)(K) of the RCPI Disclosure Schedule, waive, release, grant, or transfer any rights of value or modify or change in any material respect any material existing license, lease, Contract or other document (including, without limitation, the RCPI Indenture);

           (L) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

           (M) (x) amend or in any way waive or modify in any manner adverse to RCPI or the Investors (other than in connection with any debtor-in-possession financing permitted by clause (Q) below) any provision of the Mortgage or the Mortgage Note or the 1985 Loan Agreement or the Purchase Option or (y) exercise the rights granted to it in the Purchase Option and Article X of the 1985 Loan Agreement;

           (N) change any of its accounting principles, unless required by the SEC or the Financial Accounting Standards Board;

           (O) settle or compromise any shareholder derivative or class action suits arising out of the transactions contemplated hereby or any other litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, individually in an amount in excess of $100,000 and in the aggregate in an amount in excess of $1,000,000, other than in consultation and cooperation with Parent, and with respect to any such settlement, with the prior written consent of Parent (which consent shall not be unreasonably withheld);

           (P) enter into any transaction or series of transactions with any Affiliate of RCPI or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to RCPI as would be obtainable by RCPI at the time of such transaction with a Person that is not an Affiliate of RCPI;

           (Q) consent to or approve (x) any debtor-in-possession financing other than the debtor-in-possession financing approved by order of the Bankruptcy Court on October 30, 1995 (the "DIP Facility"), as limited by that certain Stipulation and Order Supplementing Cash Collateral Orders in Connection with Debtor in Possession Financing (the "Stipulation"), except that RCPI shall not consent to any borrowings under subparagraph 1(iii) or (iv) of the Stipulation, or (y) any application of the proceeds of any debtor-in-possession financing that deviates from the uses approved by the Bankruptcy Court or permitted by the Stipulation, in either case, without Parent's written consent, which shall not be unreasonably withheld or delayed; or

           (R) agree to take any of the actions described in clauses (A) through
       (Q) above.

        (c) STOCKHOLDERS' MEETING; FIDUCIARY DUTIES. Promptly after the date hereof, RCPI shall give notice of and take all other action necessary in accordance with the DGCL, its Restated Certificate of Incorporation and By-laws and the Exchange Act to convene and hold a meeting of RCPI's stockholders (the "Stockholders' Meeting") as promptly as practicable after the date hereof to, among other things, consider and vote upon this Agreement, and RCPI shall consult with Parent with respect to the date, time and location of, agenda for, and all other arrangements with respect to such meeting. The Board of Directors of RCPI shall not withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Sub the Recommendation, unless the Board of Directors of RCPI concludes in good faith based on the advice of outside legal counsel that such action is necessary for the Board of Directors of RCPI to comply with its fiduciary obligations to stockholders under applicable Law. Unless the Recommendation shall have been withdrawn or modified in a manner adverse to Parent, RCPI shall use its reasonable best efforts to solicit from stockholders of RCPI proxies in favor of the approval and adoption of this Agreement and to secure the vote or the consent of the stockholders required by the DGCL and its Restated Certificate of Incorporation and By-laws to approve and adopt this Agreement.

        (d)  PREPARATION OF THE PROXY STATEMENT.

           (i) As soon as practicable following the date of this Agreement, with all reasonably necessary assistance from Parent, RCPI shall prepare and cause to be filed with the SEC the Proxy Statement. The Proxy Statement shall comply with all applicable provisions of the Exchange Act, including, without limitation, Rule 14a-9 thereunder. RCPI shall provide Parent and its Agents with reasonable opportunity to review and comment upon the Proxy

       Statement prior to the filing thereof with the SEC or the distribution thereof to the stockholders of RCPI, and shall make all reasonable changes thereto requested by Parent or its Agents, and shall not file the Proxy Statement or any amendments thereto to which Parent or its Agents shall reasonably object.

           (ii) RCPI will file promptly all reports and any other definitive proxy or information statements required to be filed by RCPI with the SEC pursuant to the Exchange Act for so long as the delivery of a proxy statement is required in connection with the solicitation of the holders of Common Stock pursuant to the Proxy Statement.

           (iii) If any event shall occur as a result of which it is necessary, in the opinion of legal counsel to Parent or RCPI, to amend the Proxy Statement in order to make the Proxy Statement not misleading in the light of the circumstances existing at the time it is delivered to a holder of Common Stock, RCPI shall forthwith amend the Proxy Statement (in form and substance reasonably satisfactory to legal counsel to Parent) so that, as so amended, the Proxy Statement will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a holder of Common Stock, not misleading.

        (e) EXCLUSIVITY. Prior to the termination of this Agreement pursuant to Article 6 hereof, and except as hereinafter provided, neither RCPI nor any Affiliate thereof, nor any of their respective Agents (collectively, the "RCPI Parties"), shall, directly or indirectly, solicit, pursue or attempt to engage in or enter into any discussions with any Person (including the Borrower and Affiliates thereof) other than the Investors, GSMC, Parent or Sub (or any of their respective Affiliates), with a view toward entering into an Alternate Transaction. Notwithstanding the foregoing, RCPI may respond to and pursue an unsolicited proposal to consummate an Alternate Transaction (an "Alternate Transaction Proposal") that RCPI's Board of Directors determines could be financially superior to the Merger, if, based on the advice of outside legal counsel, RCPI's Board of Directors believes it has a fiduciary duty to the holders of Common Stock under applicable Law to respond to and pursue such Alternate Transaction Proposal; provided that RCPI shall notify Parent of such Alternate Transaction Proposal prior to responding thereto (but RCPI shall not be obligated to disclose the identity of the Person making such Alternate Transaction Proposal or any of the terms thereof). In addition, RCPI may provide at any time information concerning RCPI and the Property to third parties in response to requests for same (but may not provide information about Parent, Sub, GSMC (or its Affiliates), any Investor or this Agreement or anything contained herein or relating hereto unless and to the extent required by Law).

        (f) NEW LEASES; APPROVAL RIGHTS. Prior to the termination of this Agreement pursuant to Section 6.1 hereof, (i) RCPI shall not, without the prior written consent of Parent, approve the terms of any lease for space in the Property and will object to any such lease submitted to it for approval unless otherwise instructed in writing by Parent, but Parent shall not unreasonably object to, withhold or delay its approval as to any such lease and any objection or disapproval shall be based solely on economic considerations (provided that the form of such lease shall be consistent with the forms of leases for space in the Property in effect as of the date hereof) and (ii) RCPI shall not exercise any other approval rights in its capacity as mortgagee under the Mortgage without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed. A failure by Parent to object to any proposed exercise of an approval right by RCPI within five Business Days after a written request for approval by Parent is received by Parent shall be deemed an approval by Parent.

        (g) NOTICE OF DEFAULT. Upon RCPI's obtaining knowledge thereof, it shall give written notice to Parent promptly, but in any event within five Business Days, of the occurrence of any of the following with respect to each of RCPI and any of its Subsidiaries: (i) the occurrence of an event or condition that constitutes a default or an event of default under any material Contract of RCPI or any of its Subsidiaries, specifying the nature and existence thereof and what action RCPI proposes to take with respect thereto; (ii) the pendency or commencement of any material litigation, arbitral or governmental proceeding against RCPI or any of its Subsidiaries; (iii) any levy of an attachment, execution or other process against their respective assets in excess of $1,000,000 in the aggregate; (iv) any development in its business or affairs that has resulted in, or that RCPI reasonably believes may result in, a Material Adverse Effect on RCPI; (v) the institution of any proceedings against RCPI, or the receipt of notice of potential liability or responsibility of RCPI for any violation, or alleged violation of any Law the violation of which could give rise to a material liability, or have a Material Adverse Effect on RCPI;
    (vi) the occurrence of an event or condition that may render RCPI unable to qualify as a REIT under the Code or (vii) the occurrence of any other event or condition that would have a Material Adverse Effect on RCPI.

        (h)  BANKRUPTCY CASES.

           (i) RCPI has filed with the Bankruptcy Court in the Borrower's Chapter 11 Case its Motion Pursuant to Bankruptcy Code Section 1121(d) to Terminate Exclusivity and for Authority to Conduct Bankruptcy Rule 2004 Examinations (the "Bankruptcy Motion") (x) requesting that the Borrower's exclusive solicitation period be terminated and (y) seeking authorization for RCPI to file its own plan of reorganization for the Borrower. Following a hearing on the Bankruptcy Motion, Borrower has agreed that it will transfer the Property to RCPI pursuant to a chapter 11 plan to be proposed and filed jointly by RGI, Borrower and RCPI in Borrower's Chapter 11 Case (the "Joint Plan for Borrower"). RCPI shall file the Joint Plan for Borrower, which shall be reasonably acceptable to Parent, as promptly as reasonably practicable. In addition, a motion requesting the Bankruptcy Court to set a hearing on approval of the disclosure statement and authorizing commencement of solicitation of acceptances of the Joint Plan for Borrower shall be filed as soon as possible after the filing of the Joint Plan for Borrower and the related disclosure statement, but in any event so as to allow the Joint Plan for Borrower to be confirmed by February 29, 1996.

           (ii) Except as specifically set forth in subparagraph (h)(i) above with respect to the Bankruptcy Motion or subparagraph (h)(iii) below with respect to "emergency" matters, RCPI shall not file or support any material applications, motions, pleadings, chapter 11 plans, disclosure statements or other documents ("RCPI Pleadings") or take any other material action (including, without limitation, accepting or approving any chapter 11 plan or affirming or disaffirming any lease or contract) relating to the Borrower's Chapter 11 Case (it being understood that whether any pleading, document or other action is "material" for purposes of this paragraph shall be reasonably determined by Parent), without the prior consent (in writing, to the extent practicable) of Parent (which consent shall not be unreasonably withheld or delayed).

           (iii) Any and all RCPI Pleadings filed by RCPI in the Borrower's Chapter 11 Case that are material (as reasonably determined by Parent) shall be in form and substance reasonably satisfactory to Parent. RCPI shall not file any material RCPI Pleadings, nor take any other action that is material (as reasonably determined by Parent) in any way relating to the Borrower's Chapter 11 Case without the prior consent (in writing, to the extent practicable) of Parent (which consent shall not be unreasonably withheld or delayed). RCPI shall provide Parent copies of all RCPI Pleadings proposed to be filed by RCPI in the Borrower's Chapter 11 Case and shall fully advise Parent of any material action proposed to be taken by RCPI in any way relating to the Borrower's Chapter 11 Case no less than 48 hours prior to any such proposed filing or action unless there shall not be sufficient time to permit such 48-hour notice, in which event RCPI shall fully advise Parent orally if any such action is to be taken on a short term or "emergency" basis.

           (iv) RCPI shall as promptly as reasonably practicable advise Parent of any "emergency" matters relating to or arising in Borrower's Chapter 11 Case.

           (v) Without limiting the foregoing, as promptly as reasonably practicable, RCPI shall provide Parent with all notices, amendments, stipulations, waivers, requests and consents relating to the DIP Facility.

        (i) PREPAYMENT OF ZELL/MERRILL LYNCH LOANS; TERMINATION OF ZELL AGREEMENTS. Concurrently with the execution of this Agreement, RCPI shall take all steps reasonably requested by Parent to terminate the Combination Agreement, and upon receipt of the proceeds of the initial GSMC Loans (as hereinafter defined), RCPI shall repay any and all amounts borrowed by RCPI pursuant to the terms of the Investment Agreement, and shall thereafter take all steps reasonably requested by Parent to terminate the Investment Agreement. Except as permitted by this Section 4.2(i), RCPI shall not, (i) without the prior written consent of Parent, make any payments under or (ii) without the prior written consent of Parent, which shall not be unreasonably withheld, take any action with respect to the Combination Agreement or the Investment Agreement.

        (j) RELEASE. Concurrently with the execution of this Agreement, RCPI shall execute a release substantially in the form of Exhibit B.

    Section 4.3 COVENANTS OF THE INVESTORS. Each Investor agrees (with respect to itself only) as follows:

        (a) RELEASES. Concurrently with the execution of this Agreement, each of the Investors shall (and Whitehall shall cause GSMC and Goldman, Sachs & Co. ("GS") to) execute a release substantially in the form of Exhibit B.

        (b) INVESTOR COMMITMENTS. Immediately prior to the Effective Time, each of the Investors (or its designee) shall contribute to the capital of Parent or Sub an amount in cash equal to the amount set forth opposite such Investor's name on Exhibit C, the sum of which amounts shall be sufficient to satisfy the obligations of Parent and Sub to pay the Merger Consideration to the holders of Common Stock pursuant to Section 2.1(a).

    Section 4.4  COVENANTS OF GSMC AND WHITEHALL.

        (a) GS BOARD NOMINEE. From the date hereof through the earlier of (i) the Effective Time and (ii) the termination of this Agreement pursuant to
    Section 6.1, Whitehall shall cause GS to refrain from exercising its rights under the December 1994 Letter to (x) designate the GS Nominee (as defined in the December 1994 Letter) to the Board of Directors of RCPI and (y) enforce RCPI's obligations under the December 1994 Letter to use its best efforts to cause the Board and each committee thereof to include the GS Nominee.

        (b) GSMC LOANS. Concurrently with the execution of this Agreement, GSMC shall make available to RCPI additional credit (secured pursuant to existing security arrangements provided for in the Loan Documents) in an amount up to a total of (A) $33 million plus (B) $12 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before December 31, 1995, in each case under the terms of the Goldman Loan Agreement (the "GSMC Loans"); provided that (1) of the amount described in clause (A), an amount sufficient to pay all interest that will become due from RCPI to Whitehall and GSMC on or before December 31, 1995 shall be available only to pay such interest and (2) of the amount described in clause (B), an amount sufficient to pay all interest that will become due from RCPI to Whitehall and GSMC on or before March 31, 1996 shall be available only to pay such interest. Notwithstanding the provisions of the Goldman Loan Agreement, (i) such additional amounts may be borrowed by RCPI at any time and from time to time after the date hereof, (ii) once borrowed, such amounts may be prepaid by RCPI at any time (without penalty), (iii) once prepaid, such amounts may not be reborrowed by RCPI and (iv) any such amounts shall accrue interest at a rate equal to 10% per annum (compounded quarterly); provided that if any such additional borrowings shall not have been repaid by the earlier of March 31, 1996 and the termination of this Agreement pursuant to Sections 6.1(b), 6.1(f) or 6.1(g), then any such borrowings that remain outstanding shall thereafter be subject to all of the terms and conditions (including interest rate and prepayment provisions) contained in the Goldman Loan Agreement. In consideration of the transactions contemplated by this Agreement, GSMC, on behalf of the Lenders (as defined in the Goldman Loan Agreement), hereby agrees that (x) RCPI shall not be required to use the proceeds of the GSMC Loans to make the prepayments required by Section 2.05(b) of the Goldman Loan Agreement and
    (y) RCPI shall be deemed not to have breached the Goldman Loan Agreement by reason of having spent amounts reserved for payment of interest (and thus deducted from Net Cash Flow as such term is defined in the Goldman Loan Agreement) for purposes other than payment of interest, provided that such amounts were used to pay expenses of the type included in Permitted Expenses as such term is defined herein.

        (c) NO EXERCISE OF SARS. Whitehall shall not (and shall cause each holder of SARs not to), prior to the earlier of the Effective Time and the termination of this Agreement pursuant to Section 6.1, exercise the SARs, unless RCPI has taken any action and as a result the failure to exercise such SARs would adversely affect the rights of Whitehall or such holders with respect to the SARs, the value of the SARs to Whitehall or such holders or the position of Whitehall, such holders or GSMC in RCPI. The conversion by Whitehall or such holders of any SARs into 14% Debentures (as such term is defined in the Stock Appreciation Rights Agreement) shall be deemed not to be (i) an incurrence of Debt by RCPI in violation of this Agreement or
    (ii) additional Debt for purposes of determining the satisfaction of the conditions set forth in Section 5.2 of this Agreement.

                                   ARTICLE 5
                              CONDITIONS PRECEDENT

    Section 5.1 CONDITIONS TO THE OBLIGATIONS OF PARENT, SUB, THE INVESTORS AND RCPI TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of a majority of the votes that the holders of the outstanding shares of Common Stock are entitled to cast.

        (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (an "Injunction") restraining or preventing the consummation of the Merger or subjecting any party or any of its Affiliates to substantial damages as a result of the consummation of the Merger shall be in effect, provided that the party invoking this condition shall have used reasonable best efforts to have such Injunction vacated.

        (c)  HSR ACT.   All HSR Act waiting periods  shall have expired or  been
    terminated.

        (d)   GOVERNMENTAL APPROVALS.   The RCPI  Governmental Approvals and the
    P&S Governmental Approvals shall have been obtained and shall be in full force and effect.

        (e)   REQUIRED  CONSENTS.   The RCPI  Required Consents  (other than any
    consents  and  approvals  of  the  Investors,  GSMC  and  their   respective
    Affiliates) shall have been obtained and be in full force and effect.

    Section 5.2 CONDITIONS TO THE OBLIGATIONS OF PARENT, SUB AND THE INVESTORS. The obligations of Parent, Sub and each of the Investors under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Parent, Sub and each of the Investors and any one of more of which may be expressly waived by Parent, in its sole discretion, except as otherwise required by law:

        (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of RCPI contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects (without regard to any "knowledge" qualifier contained therein) at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct in all material respects (without regard to any "knowledge" qualifier contained therein) as of such specific date). For purposes of this Section 5.2(a), the requirement that the representations and warranties of RCPI shall be true and correct in "all material respects" is not intended to establish a different or higher materiality standard with respect to any representation or warranty that is already qualified by a materiality or a Material Adverse Effect standard by the terms thereof. Parent shall have received a certificate of RCPI dated the Closing Date and signed by an officer of RCPI certifying, to the knowledge of RCPI, to the fulfillment of this condition.

        (b) PERFORMANCE OF AGREEMENTS. RCPI shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date, and Parent shall have received a certificate of RCPI dated the Closing Date and signed by an officer of RCPI certifying, to the knowledge of RCPI, to the fulfillment of this condition.

        (c) NO MATERIAL ADVERSE CHANGE. Since December 31 1994, no material adverse change in the financial condition of RCPI or the financial or physical condition of the Property shall have occurred and be continuing, it being understood that changes in the financial condition of RCPI shall not be considered material for this purpose to the extent such changes are attributable to (i) the initiation of any Permitted Litigation, (ii) any acceleration or attempted acceleration of indebtedness of RCPI (or any attempt to exercise any rights consequent thereto) as a result of any of the transactions contemplated hereby, or (iii) any event or condition the occurrence of which is reasonably foreseeable based on the disclosures made in RCPI's Annual Report on Form 10-K for the year ended December 31, 1994 or its quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 (other than a filing for relief under the Bankruptcy Code by RCPI, unless such filing is made with the consent of Parent).

        (d) LIABILITIES OF RCPI. Except for (i) the liabilities set forth or described on Schedule B, (ii) any liabilities incurred after December 31, 1995 in accordance with Section 4.2(b)(G) to fund Permitted Expenses incurred after December 31, 1995, (iii) any accrued but unpaid interest on the outstanding Debt set forth or described on Schedule B accruing after December 31, 1995, and (iv) Permitted Litigations, as of the Closing Date, there shall be no outstanding Debt or other liabilities or claims (including, without limitation, guaranty obligations) of or against RCPI or any of its Subsidiaries (other than liabilities and claims that, individually and in the aggregate, are de minimis).

        (e) SATISFACTORY CHAPTER 11 PLAN. The Joint Plan for Borrower or any other chapter 11 plan (an "Alternative Chapter 11 Plan") confirmed in the Borrower's Chapter 11 Case, shall, among other things, provide for the transfer to the Surviving Company (or its designee approved by Parent) of
    (i) the Property, (ii) all other real property (including leasehold interests) owned by the Borrower and used in connection with the operation of the Property consistent with past practices and (iii) all personal property (including leasehold interests) owned by the Borrower and material to the operation of the Property consistent with past practices and shall otherwise be filed on a date and be in form and substance reasonably satisfactory to Parent. The maximum amount to be provided (or assumed) by RCPI under the Joint Plan for Borrower or under any Alternative Chapter 11 Plan to be used to fund liabilities of the Borrower or its estate shall not exceed $20 million (exclusive of the debtor-in-possession financing permitted under Section 4.2(b)(Q)), and such funded liabilities shall consist only of liabilities related to administrative expenses, claims entitled to priority under the Bankruptcy Code, cure payments relating to leases and other executory contracts to be assumed (including tenant improvements) reasonably acceptable to Parent, and certain general unsecured claims reasonably acceptable to Parent. The disclosure statement for, and the proceedings relating to confirmation of, the Joint Plan for Borrower or for any Alternative Chapter 11 Plan also shall be in form and substance reasonably satisfactory to Parent.

        (f) TERMINATION OF ZELL AGREEMENTS. RCPI shall have taken all steps reasonably requested by Parent to terminate the Investment Agreement and the Combination Agreement.

        (g)  CONDITION OF THE PROPERTY.  As of the Closing Date,

           (i) there shall not exist any violations of Law relating to the Property or structural defects in the Property that would require the expenditure of more than $25 million to cure, repair or replace (as applicable);

           (ii) except for Permitted Liens, there shall exist no defect of title to the Property arising since the date of the Title Insurance that would materially adversely affect the value of the Property or the ability to operate the Property for its current use; and

           (iii) the Borrower shall not have violated or taken any action inconsistent with any of the covenants set forth in the 1985 Loan Agreement or the Mortgage (other than any covenants relating to the payment of principal or interest on the Mortgage Note), except to the extent that such violation or action together with any other such violations and actions would not have and would not be reasonably likely to have a material adverse effect on the physical or financial condition of the Property.

        (h)  ENVIRONMENTAL MATTERS.

           (i) Except as set forth on Section 5.2(h) of the RCPI Disclosure Schedule, (A) no portion of the real property owned, operated or subject to any mortgage or security interest held by RCPI shall have been used for the generation, storage, transportation or disposal, if any, of Hazardous Materials and (B) no Hazardous Materials shall be present in, on or under any portion of any such property except to the extent that any such use or presence, individually and in the aggregate, would not have and would not be reasonably likely to have a material adverse effect on the physical or financial condition of the Property.

           (ii) Except as set forth on Section 5.2(h) of the RCPI Disclosure Schedule, RCPI and its Affiliates, and all portions of the real property owned, operated or subject to any mortgage or security interest held by RCPI or its Affiliates, (A) shall be in compliance with all applicable Environmental Laws, (B) shall have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) shall be in compliance with all terms and conditions of any such permit, license or approval, except to the extent that any such noncompliance or failure to receive, individually and in the aggregate, would not have and would not be reasonably likely to have a material adverse effect on the physical or financial condition of the Property.

        (i) CONVEYANCE OF PROPERTY. Parent, Sub and each Investor shall be reasonably satisfied that immediately after the Effective Time (or such later time as shall be reasonably determined by Parent) (i) the Property,
    (ii)  all other real  property (including leasehold  interests) owned by the

    Borrower and used in connection with the operation of the Property consistent with past practices and (iii) all personal property (including leasehold interests) owned by the Borrower and material to the operation of the Property consistent with past practices will be conveyed to the Surviving Company (or its designee approved by Parent) pursuant to the Joint Plan for Borrower.

        (j) NO TAXES. Prior to the date on which the Proxy Statement is first mailed to the stockholders of RCPI, Parent, Sub and each Investor shall be reasonably satisfied that neither the Merger nor the conveyance of the Property to the Surviving Company (or its designee approved by Parent) will subject the Surviving Company (or its designee approved by Parent) to any liabilities for transfer tax or gains tax under the laws of the City of New York or the State of New York. Notwithstanding any other provision of this Agreement to the contrary, this Section 5.2(j) is intended to be the exclusive provision in this Agreement relating to any liabilities for the taxes referred to in this Section 5.2(j) that may arise from the Merger or the conveyance of the Property to the Surviving Company (or its approved designee).

        (k) EMPLOYEE BENEFITS. Prior to the date on which the Proxy Statement is first mailed to the stockholders of RCPI, Parent, Sub and each Investor shall be reasonably satisfied that, following the consummation of the transactions contemplated hereby, the Surviving Company will not have, at or any time following the Effective Time, whether arising by operation of law or otherwise, any direct or indirect, actual or contingent liability (as a successor employer or otherwise) arising out or relating to the employment (including the performance of services by any consultant) on or prior to the Effective Time of any individual in connection with the operation of the Property (whether or not employed by the Surviving Company at or following the Effective Time), including, but not limited to, under any federal or state labor or tax law, any employment, consulting, severance or other compensatory agreement or arrangement, any collective bargaining agreement or any benefit plan, practice or arrangement, whether such direct or indirect, actual or contingent liability arises prior to, at the time of or following the Effective Time.

    Section 5.3 CONDITIONS TO THE OBLIGATIONS OF RCPI. The obligations of RCPI to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of RCPI and any one or more of which may be expressly waived by RCPI, in its sole discretion, except as otherwise required by law:

        (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent, Sub, GSMC and the Investors contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). For purposes of this Section 5.3(a), the requirement that the representations and warranties of Parent, Sub, GSMC and the Investors shall be true and correct in "all material respects" is not intended to establish a different or higher materiality standard with respect to any representation or warranty that is already qualified by a materiality or a Material Adverse Effect standard by the terms thereof. RCPI shall have received a certificate of Parent dated the Closing Date and signed by an officer of Parent certifying, to the knowledge of Parent, to the fulfillment of this condition.

        (b) PERFORMANCE OF AGREEMENTS. Each of Parent, Sub, GSMC and each of the Investors shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date, and RCPI shall have received a certificate of Parent dated the Closing Date and signed by an officer of Parent certifying, to the knowledge of Parent, the fulfillment of this condition.

                                   ARTICLE 6
                                  TERMINATION

    Section 6.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the date on which the Proxy Statement is first mailed to the stockholders of RCPI, in the case of
Section 6.1(b)(ii), and at any time prior to the Effective Time, whether before or after approval by the stockholders of RCPI, in all other cases:

        (a) by mutual written consent of Parent and RCPI;

        (b) by Parent if (i) there has been a material breach of any representation, warranty, covenant or agreement on the part of RCPI set forth in this Agreement that, if not a willful breach, has not been cured within 30 days following receipt by RCPI of notice of such breach from Parent or (ii) the condition set forth in Section 5.2(j) or Section 5.2(k) shall not have been satisfied prior to the date on which the Proxy Statement is first mailed to the stockholders of RCPI;

        (c) by RCPI if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent, Sub, GSMC or any Investor set forth in this Agreement that, if not a willful breach, has not been cured within 30 days following receipt by Parent, Sub or such Investor of notice of such breach from RCPI;

        (d) by either Parent or RCPI, if the Merger shall not have been consummated before March 31, 1996 (or such later date as may be agreed to by Parent and RCPI), provided that neither party may terminate this Agreement under this Section 6.1(d) if the failure has been caused by such party's material breach of this Agreement;

        (e) by either Parent or RCPI, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of RCPI at the Stockholders' Meeting;

        (f) by Parent, if (i) the Board of Directors of RCPI shall withdraw, modify or change the Recommendation in a manner adverse to Parent or shall have resolved to do any of the foregoing; (ii) the Board of Directors of RCPI shall have recommended to the stockholders of RCPI, or agreed to enter into, an Alternate Transaction; (iii) a tender offer or exchange offer for shares of capital stock of RCPI that would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 50% of the outstanding shares of any class of capital stock of RCPI is commenced; or (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed that beneficially owns, or has the right to acquire "beneficial ownership" of, more than 50% of the then-outstanding shares of any class of capital stock of RCPI;

        (g) by RCPI, prior to the occurrence of the vote of the stockholders of RCPI with respect to this Agreement, if (i) RCPI has received an Alternate Transaction Proposal that RCPI's Board of Directors determines in good faith could be financially superior to the Merger, (ii) based on the advice of outside legal counsel, RCPI's Board of Directors believes that it is required to respond to and pursue such Alternate Transaction Proposal in order to comply with its fiduciary obligations to holders of Common Stock under applicable Law, and (iii) RCPI has entered into a definitive agreement to consummate such Alternate Transaction Proposal; or

        (h) by Parent or RCPI, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action shall have become final and nonappealable.

    Section 6.2 EFFECT OF TERMINATION. If this Agreement is terminated and the Merger abandoned pursuant to Section 6.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 4.1(b), 4.1(c) and 4.4(b), this Section 6.2 and Section 7.5 shall survive; provided, however, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                                   ARTICLE 7
                               GENERAL PROVISIONS

    Section 7.1 CERTAIN DEFINITIONS. As used in this Agreement, unless the context otherwise requires or unless another meaning is specifically indicated, the following terms shall have the meanings set forth in this Section:

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Agent"  means,  with respect  to  any Person,  such  Person's officers,
    directors,  employees,  fiduciaries,   attorneys,  accountants,   investment
    bankers, consultants or advisors or other representatives or agents.

        "Agreement" means this Agreement and Plan of Merger, including all exhibits and schedules hereto, as it may be amended from time to time.

        "Alternate Transaction" means (i) whether pursuant to or in the context of a proceeding in a Bankruptcy Court or otherwise, (A) a sale of stock or other equity securities or a material portion of assets, tender offer (including a self tender offer) or exchange offer, financing, refinancing, recapitalization, restructuring, liquidation, dissolution, reorganization, merger, consolidation, transfer, foreclosure, deed in lieu of foreclosure or other business combination or similar transaction (or series of transactions) involving RCPI, the Borrower, the Mortgage Note, the Mortgage or the Property and involving or having a value of at least $50 million, in the case of any issuance, repurchase or transfer of stock or other equity securities of RCPI, or $100 million, in the case of any other transaction, or (B) any other material corporate transaction whose consummation would reasonably be expected to prevent or materially delay the Merger or (ii) a confirmed plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code for RCPI or RCP or RCPA. It is understood and agreed that, without limiting the generality of the foregoing, (x) a reinstatement, restructuring or "cram down" pursuant to 11 U.S.C. Section 1129(b) of the Mortgage Note and the Mortgage would constitute an Alternate Transaction and (y) the rights offering to be effectuated pursuant to the Rights Offering Agreement would not constitute an Alternate Transaction.

        "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code.

        "Bankruptcy Court" means the applicable court presiding over the Borrower Chapter 11 Case.

        "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and other than a day on which
    (i) banks in the State of New York are authorized or required to be closed or (ii) the New York Stock Exchange, Inc. is closed.

        "By-laws" means the By-laws of RCPI, as amended or otherwise modified from time to time.

        "Closing" means the consummation of the transactions contemplated herein in accordance with Section 1.2.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of December 29, 1994, by and among RCPI and Bankers Trust Company and Gary R. Vaughan, Trustees.

        "Combination Agreement" means the Agreement and Plan of Combination, dated as of September 11, 1995, between Equity Office Holdings, L.L.C., a Delaware limited liability company, and RCPI.

        "Contract" means any contract, lease, commitment, understanding, sale, stipulation, order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument or plan, whether written or oral.

        "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (iv) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (v) all Debt of others referred to in clauses (i) through (iv) above guaranteed directly or indirectly in any manner by such Person; and (vi) all Debt of others referred to in clauses
    (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

        "December 1994 Letter" means the letter agreement, dated December 18, 1994, among GS, Whitehall and RCPI.

        "Environmental Laws" means all Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles in the United States at the time in effect.

        "Goldman Loan Agreement" means the Loan Agreement between RCPI, the lender parties thereto and Goldman Sachs Mortgage Company, as Agent, dated as of December 18, 1994.

        "Governmental Entity" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions.

        "Hazardous Materials" includes, without limitation, any hazardous substance, pollutant or contaminant regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 2601 et seq.; asbestos, polychlorinated biphenyls, and other substances regulated under the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq; source material, special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Investment Agreement" means the Investment Agreement, dated as of August 18, 1995, between RCPI and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III.

        "knowledge" of any Person means actual knowledge of a responsible officer of such person, and, unless otherwise specified, without inquiry having been made by such Person or such officer of such Person.

        "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Entity.

        "Lien" means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, easement, encroachment or encumbrance.

        "Loan Documents" means the "Loan Documents" as defined in the Goldman Loan Agreement.

        "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages, penalties and expenses (including, without limitation, attorneys' fees and expenses and costs of investigation and litigation).

        "Material Adverse Effect" means, with respect to any Person, any effect that is or is reasonably likely to be materially adverse to the financial condition of such Person and its Subsidiaries taken as a whole.

        "Mortgage" means, collectively, (i) the Mortgage and Security Agreement, dated as of September 19, 1985, by RCPA and RCP to RCPI, (ii) the Consolidation, Extension, Modification and Spreader Agreement, dated as of September 19, 1985, among RCPA, RCP and RCPI, recorded with the City Register of the City of New York, and (iii) the Assignment of Rents, dated as of September 19, 1985, by RCPA and RCP to RCPI, recorded with the City Register of the City of New York, each as amended from time to time.

        "Mortgage Note" means, collectively, the Mortgage Note, dated as of September 19, 1985, in the amount of $1,255,160,004, in favor of RCPI and the Consolidated Mortgage Note, dated as of September 19, 1985, in the amount of $44,839,996, each as amended from time to time.

        "1985 Loan Agreement" means the Loan Agreement, dated as of September 19, 1985, among RCPI, RCPA and RCP, as amended from time to time.

        "P&S Disclosure Schedule" means the disclosure schedule delivered to RCPI by Parent and Sub concurrently with the execution of this Agreement.

        "Permitted Liens" means (i) all exceptions to title to the Mortgage set forth in the Title Insurance; (ii) Liens created in connection with the Goldman Loan Agreement or the "Loan Documents" as defined therein, including Liens created to secure loans contemplated by Section 4.4(b) hereof; (iii) all nondisturbance agreements set forth on Section 3.1(c)(iii) of the RCPI Disclosure Schedule, and all other nondisturbance agreements hereafter entered into by RCPI in accordance with the terms of this Agreement; (iv) Liens created pursuant to the terms of this Agreement; (v) Liens for taxes not yet due or as otherwise provided in clause (xiii) below; (vi) easements, rights-of-way, restrictive covenants and concourse, subway and franchise agreements of record as set forth on Schedule B-1 to the Title Report of
    Ticor Title Insurance Company and Ticor Title Guarantee Company No. 4193-00483 dated October 10, 1995 ("Title Report"), but no other matters set forth in the Title Report other than as covered by clause (i) above or provided for in clause (vii) below; (vii) Liens (other than those described in clause (viii) below) in respect of property imposed by law arising in the ordinary conduct of business, such as materialmen's, mechanics', warehousemen's and other like Liens, which are set forth in the Title Report and the disposition of which (whether by payment, cancellation or otherwise) is provided for in the Joint Plan for Borrower or an Alternative Chapter 11 Plan provided in Section 5.2(e) (the "Approved Plan"); (viii) mechanics', materialmen's and similar Liens filed by reason of work performed by or on behalf of tenants of space in the Property if (A) under the terms of the leases of such tenants, such tenants are obligated to remove and discharge such Liens and to pay for the work that gives rise to such Liens (whether or not such tenants are entitled to an allowance or other reimbursement from their landlord) and (B) the disposition of such Liens (whether by payment, cancellation or otherwise) is provided for in the Approved Plan; (ix) unpaid water charges, sewer rents and vault charges, the disposition of which is provided for in the Approved Plan; (x) leases or subleases granted to others (under which RCP or RCPA is the landlord or sublandlord, as applicable) existing as of the date hereof and those hereafter entered into which are approved pursuant to this Agreement and/or by the Bankruptcy Court; (xi) any Lien approved by the Bankruptcy Court in the Borrower's Chapter 11 Case, including any Lien securing debtor-in-possession financing permitted under
    Section 4.2(b)(Q), which is to be paid in full under the terms of the Approved Plan; (xii) the Mortgage; and (xiii) any other Liens (including, but not limited to, Liens for taxes and Liens in respect of property imposed by law arising in the ordinary conduct of business such as materialmen's, mechanic's, warehousemen's and other like Liens), the disposition (whether by payment, cancellation or otherwise) of which is provided for in the Approved Plan or is otherwise approved by Parent; provided, however, that when used in respect of the Mortgage, as opposed to the Property, "Permitted Liens" shall mean only those matters set forth in this definition which are paramount and superior to the lien of the Mortgage.

        "Permitted Litigations" means (i) the pending, threatened and potential litigation described on Section 3.1(h) of the RCPI Disclosure Schedule, (ii) any derivative or class action suit not described on Section 3.1(h) of the RCPI Disclosure Schedule alleging a breach by the Board of Directors of RCPI of its fiduciary duty to stockholders in connection with a significant corporate transaction; provided that the suits contemplated by this clause
    (ii) would not, individually and in the aggregate, have a Material Adverse Effect on RCPI and (iii) litigations arising after the date hereof to which RCPI is a party, in the ordinary course of business, involving property, personal injury or contract claims that will not result in any material recovery that is not covered by insurance.

        "Person" means any individual, corporation, partnership, firm, group (as such term is used in Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

        "Property" shall mean the real and personal property covered by the Mortgage.

        "Proxy Statement" means the proxy statement filed with the SEC by RCPI in connection with the Stockholders' Meeting, including any amendments thereto.

        "Purchase Option" means the Purchase Option, dated as of September 19, 1985, among RCPA, RCP and RCPI, as amended.

        "RCPI Disclosure Schedule" means the disclosure schedule delivered to Parent and Sub by RCPI concurrently with the execution of this Agreement.

        "RCPI Indenture" means the Indenture, dated as of September 15, 1985, between RCPI and Manufacturers Hanover Trust Company, as amended.

        "Regulation G, T, U or X" shall mean, respectively, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of RCPI, as amended.

        "Rights Offering Agreement" means the letter agreement, dated the date hereof, between RCPI, GS and Whitehall relating to the effectuation of a rights offering in the event that the stockholders of RCPI do not approve this Agreement, as amended from time to time.

        "SARs" means the stock appreciation rights issued pursuant to the Stock Appreciation Rights Agreement.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Stock Appreciation Rights Agreement" means the Stock Appreciation Rights Agreement, dated December 18, 1994, between RCPI and Chemical Bank, as amended.

        "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

        "Taxes" means federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related, property, real property transfer and real property gains taxes, import duties and other governmental charges and assessments), whether or not measured or based in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

        "Tax Return" means any report, return or other information required to be supplied to a Governmental Entity in connection with any Taxes.

        "Title Insurance"  means (i)  the title  insurance policy  set forth  in
    Schedule III to the Collateral Trust Agreement and (ii) the title insurance policy described in the Letter Agreement dated as of December 29, 1994 regarding the assignment by RCPI of its title insurance benefits to the Trustees referred to in clause (i) above.

        "Warrant Agreement" means the Warrant Agreement dated December 18, 1994 between RCPI and Chemical Bank, as amended.

        "Warrants" means the warrants for the purchase of shares of Common Stock issued pursuant to the Warrant Agreement.

    Section 7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmittal confirmation if sent by facsimile or like transmission and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

        (a) If to RCPI, to:

            Rockefeller Center Property, Inc.
           1270 Avenue of the Americas
           New York, New York 10020
           Attention: Secretary
           Facsimile: (212) 698-1453
            with a copy to:

            Shearman & Sterling
           599 Lexington Avenue
           New York, New York 10022
           Attention: Cornelius J. Dwyer, Jr.
           Facsimile: (212) 848-7179

        (b) If to Parent or Sub, to:

            Whitehall Street Real Estate
            Limited Partnership V
           85 Broad Street
           New York, New York 10004
           Attention: Daniel Neidich
           Facsimile: (212) 902-3000

            with copies to:
           Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, New York 10019-6064
           Attention: Robert B. Schumer
           Facsimile: (212) 757-3990
           and

            Each of the Investors and their respective counsel at the addresses set forth in paragraphs (c) - (g) below:

        (c) If to Whitehall, to:

            Whitehall Street Real Estate
            Limited Partnership V
           85 Broad Street
           New York, New York 10004
           Attention: Daniel Neidich
           Facsimile: (212) 902-3000

            with copies to:
           Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, New York 10019-6064
           Attention: Robert B. Schumer
           Facsimile: (212) 757-3990

            and
           Sullivan & Cromwell
           250 Park Avenue
           New York, New York 10177
           Attention: Joseph Shenker
           Facsimile: (212) 558-3792

        (d) If to Rockprop, to:

            Tishman Speyer Properties, L.P.
           520 Madison Avenue
           New York, New York 10022
           Attention: Jerry I. Speyer
           Facsimile: (212) 319-1745
           with a copy to:
           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, New York 10017
           Attention: Thomas P. Dore, Jr.
           Facsimile: (212) 450-5738

        (e) If to Rockefeller, to:

            Spears, Benzak, Salomon & Farrell, Inc.
           45 Rockefeller Plaza, 33rd Floor
           New York, New York 10111
           Attention: Richard E. Salomon
           Facsimile: (212) 586-6652

            with a copy to:
           Milbank, Tweed, Hadley & McCloy
           1 Chase Manhattan Plaza
           New York, New York 10005
           Attention: Peter W. Herman
           Facsimile: (212) 530-5219

        (f) If to Exor, to:

            Exor Group S.A.
           Voltastrasse, 61
           Zurich, SWITZERLAND CH804-1
           Attention: Siegfried Maron
           Facsimile: 011-41-1-262-4212

            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, New York 10019-6064
           Attention: Ernest Rubenstein
           Facsimile: (212) 757-3990

        (g) If to Troutlet, to:

            Troutlet Investments Corporation
           c/o Villa Bijou
           19, Avenue de la Costa
           Monte Carlo M.C. 98000
           MONACO
           Attention: Alois Jurt
           Facsimile: 011-33-93-301-672
            with copies to:
            Andreas C. Dracopoulos
           39 East 51st Street
           New York, New York 10022
           Facsimile: (212) 832-9732
           and
           Milbank, Tweed, Hadley & McCloy
           1 Chase Manhattan Plaza
           New York, New York 10005
           Attention: Squire N. Bozorth
           Facsimile: (212) 530-5219

    Section 7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 7, 1995. Dollar amounts referred to in this Agreement shall not be deemed to establish any standard of materiality.

    Section 7.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

    Section 7.5  EXPENSES AND OTHER PAYMENTS.

        (a) Except as otherwise specifically provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Agents.

        (b) RCPI agrees that if this Agreement shall be terminated pursuant to:

           (i) Section 6.1(b)(i), 6.1(f) or 6.1(g) and within 30 months after the date on which this Agreement is terminated RCPI shall consummate an Alternate Transaction; or

           (ii) Section 6.1(d) (if (x) each of Parent, Sub, GSMC and each of the Investors is not in material breach of any covenant, representation or warranty; (y) each of Parent, Sub and each of the Investors is ready, willing and able to consummate the Merger; and (z) each of Parent, Sub, GSMC and each of the Investors has satisfied in all material respects the conditions set forth in Section 5.3 applicable to it) or 6.1(e) and (A) at the time this Agreement is terminated there shall exist an Alternate Transaction Proposal or any Person shall have publicly announced its intention to make an Alternate Transaction Proposal and (B) within 30 months after the date on which this Agreement is terminated RCPI shall consummate an Alternate Transaction; then RCPI shall pay to Parent an amount equal to $6.5 million less any amounts paid to Parent pursuant to
       Section 7.5(c).

        (c) RCPI agrees that if this  Agreement shall be terminated pursuant  to
    Section 6.1(e), then RCPI shall pay to Parent an amount equal to $2.925 million.

        (d) In addition, RCPI agrees that if this Agreement shall be terminated pursuant to Section 6.1 (other than Section 6.1(c)), then RCPI shall pay to Parent all expenses up to an aggregate amount of $2.5 million incurred by Parent, Sub and the Investors in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Agents.

        (e) Any payment required to be made pursuant to Section 7.5(b) shall be made concurrently with the consummation of the applicable Alternate Transaction, and any payment required to be made pursuant to Section 7.5(c) or (d) shall be made promptly following any termination to which Section 7.5(c) or (d), as the case may be, applies.

    Section 7.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party and any such assignment made without such consent shall be void and of no effect; provided that each of Parent and Sub shall have the right to assign its rights, interests and obligations hereunder to one or more entities (each a "New Entity") which shall be formed, capitalized and owned by the Investors, and upon such assignment, the parties shall amend this Agreement to provide (a) that, at the election of the Investors, a New Entity (and not RCPI) shall be the Surviving Company of the Merger and (b) for such other modifications to the terms hereof as shall be necessary to reflect the revised structure (it being understood that any such amendment shall not affect the Merger Consideration or any other economic terms of this Agreement); provided further that any Investor may assign any of its rights, interests or obligations hereunder to any of its Affiliates so long as (i) any such Affiliate assignee enters into an agreement by which it agrees to become a party to, and be bound by the terms of, this Agreement and (ii) the Investor making such an assignment is not relieved of its obligations under this Agreement.

    Section 7.7 DIRECTORS' AND OFFICERS' INSURANCE; INDEMNITY. (a) For a period of six years after the Effective Time, the Surviving Company shall maintain in effect policies of directors' and officers' liability insurance in substantially the same form with substantially the same terms and conditions as contained in RCPI's current policies of directors' and officers' liability insurance in an amount not less than the amount currently maintained by RCPI with respect to claims arising from facts or events that occurred prior to the Effective Time; provided that such insurance is available on commercially reasonable terms.

    (b) Subsequent to the Closing, Parent shall cause the Surviving Company to indemnify and hold harmless each present and former director, officer, employee, fiduciary and agent of RCPI (collectively, the "Special Indemnified Parties") against all losses in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as director or officer occurring before the Closing, whether asserted or claimed prior to, at or after the Closing Date, for a period of six years after the Closing Date in each case to the fullest extent permitted under applicable law (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Special Indemnified Party to the fullest extent permitted under applicable law, upon receipt from the Special Indemnified Party to whom expenses are advanced of an undertaking to repay such advances as required under applicable law). In the event of any such claim, action, suit, proceeding or investigation, the Surviving Company, at its expense, shall have the right to defend such claim, action, suit, proceeding or investigation, unless there is, as determined by counsel to the Surviving Company, a conflict or reasonable likelihood of a conflict such that the representation of one or more of the Special Indemnified Parties would be impermissible under applicable standards of professional conduct, in which case, or in the case that the Surviving Company elects not to defend such claim, suit, proceeding or investigation, then the Surviving Company shall pay the reasonable fees and expenses of one counsel selected by the Special Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received and the Surviving Company shall cooperate in the defense of any such matter; provided, however, that, if any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. For the purposes solely of this Section 7.7(b), the corporate law of the State of Delaware shall be assumed to be the "applicable law" referred to in this Section 7.7(b).

    (c) For a period of six years after the Effective Time, the Surviving Company shall not amend or otherwise modify Article SEVENTH of its Amended and Restated Certificate of Incorporation or otherwise amend or modify its Amended and Restated Certificate of Incorporation to the extent that such amendment or modification would restrict the Surviving Company's ability to fulfill its obligations under Section 7.7(b).

    (d) In the event the Surviving Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, provision shall be made so that the successors and assigns of the Surviving Company shall assume the obligations set forth in this Section 7.7.

    Section  7.8    NON-SURVIVAL  OF   REPRESENTATIONS  AND  WARRANTIES.     The
representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time.

    Section 7.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (it being understood that except as expressly provided herein, this Agreement shall not affect the Goldman Loan Agreement, the Warrant Agreement, the Stock Appreciation Rights Agreement, the documents executed in connection therewith or the Rights Offering Agreement) and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder (except as provided in Section 7.7).

    Section 7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby); provided, however, that with respect to matters of corporate law, the DGCL shall govern.

    Section 7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of the parties has signed or caused this Agreement to be signed as of the date first above written.

                                          ROCKEFELLER CENTER PROPERTIES, INC.

                                          By:       /s/ STEVEN A. SANDBERG

                                             -----------------------------------
                                              Name: Steven A. Sandberg
                                             Title: Executive Vice President

                                          RCPI HOLDINGS INC.

                                          By:        /s/ DANIEL M. NEIDICH

                                             -----------------------------------
                                              Name: Daniel M. Neidich
                                             Title: President

                                          RCPI MERGER INC.

                                          By:        /s/ DANIEL M. NEIDICH

                                             -----------------------------------
                                              Name: Daniel M. Neidich
                                             Title: President

                                          WHITEHALL STREET REAL ESTATE
                                           LIMITED PARTNERSHIP V

                                          By: W.H. Advisors L.P. V,
                                             General Partner
                                             By: WH Advisors, Inc. V,
                                                General Partner

                                          By:        /s/ DANIEL M. NEIDICH

                                             -----------------------------------
                                              Name: Daniel M. Neidich
                                             Title:

                                          ROCKPROP, L.L.C.

                                          By: Tishman Speyer Crown Equities
                                             its Managing Member

                                          By: Tishman Speyer Associates
                                                Limited Partnership,
                                                General Partner

                                          By:         /s/ JERRY I. SPEYER

                                             -----------------------------------
                                              Name: Jerry I. Speyer
                                             Title: General Partner

                                              By: TSE Limited Partnership,
                                             General
                                                Partner

                                          By:       /s/ CHARLES H. GOODMAN

                                              ----------------------------------
                                              Name: Charles H. Goodman
                                             Title: General Partner

                                                  /s/ DAVID ROCKEFELLER*

                                          --------------------------------------
                                          David Rockefeller
                                          * By Peter W. Herman, Attorney-in-Fact

                                          EXOR GROUP S.A.

                                          By:        /s/ ERNEST RUBENSTEIN

                                             -----------------------------------
                                              Name: Ernest Rubenstein
                                             Title: Attorney-in-Fact

                                          TROUTLET INVESTMENTS CORPORATION

                                          By:        /s/ SQUIRE N. BOZORTH

                                             -----------------------------------
                                              Name: Squire N. Bozorth
                                             Title: Attorney-in-Fact

                                          For Purposes of Sections 3.2, 4.1(a),
                                          4.1(b), 4.3(a) and 4.4(b) only:

                                          GOLDMAN SACHS MORTGAGE COMPANY

                                          By:        /s/ STEVEN T. MNUCHIN

                                             -----------------------------------
                                              Name: Steven T. Mnuchin
                                             Title: President of Goldman Sachs
                                              Real
                                              Estate Funding Corp, General
                                              Partner.

                                                                      SCHEDULE A
                      ROCKEFELLER CENTER PROPERTIES, INC.
                        PROJECTED CASH FLOW REQUIREMENTS
                                 (IN MILLIONS)

PROJECTED REIT CASH FLOW (1)

                                                        1995                                          1996
                                     ------------------------------------------  ----------------------------------------------
                                       SEPT.      OCT.       NOV.       DEC.       JAN.       FEB.        MAR.         TOTAL
                                     ---------  ---------  ---------  ---------  ---------     ---        -----     -----------
CASH SOURCES
Beginning Cash Balance.............             $    16.4  $    13.3  $    34.6  $    24.6  $     6.6   $     5.0    $    16.4
Estimated Interest Income..........                   0.1        0.1        0.1     --            0.0         0.0          0.3
GSMC Loan (2)......................                --           33.0     --           12.0     --          --             45.0
                                                ---------  ---------  ---------  ---------        ---         ---        -----
                                                $    16.5  $    46.3  $    34.7  $    36.6  $     6.6  $      5.0   $     61.7
CASH REQUIREMENTS
Interest Expense
  Current Coupon Convertible
   Debentures (3)..................             $  --      $  --      $  --      $    27.7  $  --      $   --       $     27.7
  Zero Coupon Convertible
   Debentures......................                --         --         --         --         --          --           --
  Floating Rate Notes..............                --         --            2.9     --         --             2.9          5.8
  14% Debentures...................                --         --            5.4     --         --          --              5.4
  Working Capital..................                --         --         --         --         --          --           --
                                                ---------  ---------  ---------  ---------        ---         ---        -----
Total Interest Expense.............             $  --      $  --      $     8.3  $    27.7  $  --      $      2.9   $     38.9
Total G&A Expenses.................                   2.4        1.6        1.9        1.7        1.7         1.7         10.8
Swap Expenses......................                   0.8     --         --            0.6     --             0.4          1.8
Repayment of Unsecured Debt (2)....                --           10.2     --         --         --          --             10.2
                                                ---------  ---------  ---------  ---------        ---         ---        -----
Total Cash Requirements............             $     3.2  $    11.8  $    10.1  $    30.0  $     1.7  $      5.0   $     61.7
Ending Cash Balance (Deficit)
 (4)...............................  $    16.4  $    13.3  $    34.6  $    24.6  $     6.6  $     5.0  $      0.0   $      0.0

------------------------------

(1) All numbers have been rounded to the nearest $100,000.

(2) Assumes concurrent funding of GSMC Loan and termination of Investment Agreement on November 10, 1995.

(3) Interest payment on the Current Coupon Convertible Debentures scheduled for December 31, 1995 is payable on January 2, 1996.

(4) Assumes waiver of the net cash flow sweep and interest reserve requirements upon signing of the Merger Agreement.

                                   SCHEDULE A

                                                                      SCHEDULE B
                        MAXIMUM PERMITTED RCPI LIABILITIES
                              AS OF DECEMBER 31, 1995

OUTSTANDING DEBT: (1)
  Current Coupon Convertible Debentures......................................  $ 213,170,000
  Zero Coupon Convertible Debentures.........................................    360,283,410
  Floating Rate Notes........................................................    117,285,234
  GSMC Loan (2)..............................................................     33,467,500
  14% Debentures.............................................................     75,787,500
                                                                               -------------
TOTAL OUTSTANDING DEBT.......................................................  $ 799,993,644

OTHER LIABILITIES:
  Swaps (3)..................................................................     10,000,000
  Transaction Costs (4)......................................................      8,000,000
  Liquidation Expenses and Other Liabilities
   (see Attachment 1)........................................................      5,588,196
  Zell Breakup Fee and Related Expenses (5)..................................     11,575,000
                                                                               -------------
TOTAL OTHER LIABILITIES (6)..................................................  $  35,163,196

TOTAL LIABILITIES............................................................  $ 835,156,840
                                                                               -------------
                                                                               -------------

------------------------

(1) Includes accrued interest, except in the case of the Current Coupon Convertible Debentures which is payable on January 2, 1996.

(2) Assumes 10% per annum fixed rate interest accrual, compounded quarterly.

(3) Subject to adjustment to reflect changes in interest rates following the date of this Agreement.

(4) Includes  only professional  fees to  PaineWebber, Weil,  Gotshal &  Manges,
    Shearman & Sterling, and expense liabilities payable to GS, GSMC and Whitehall under existing agreements. This amount will be increased by the amount, if any, by which the expense liabilities payable to GS, GSMC and Whitehall under existing agreements exceed $750,000.

(5) Such amount shall be increased by the interest accrued from the 90th day after termination of the Combination Agreement on a portion of such amount equal to $9,575,000 at 8% per annum, compounded semiannually.

(6) Such liabilities do not include Property-related bankruptcy costs and expenses of the Borrower to be assumed by RCPI pursuant to Section 5.2(e) hereof.

                                   SCHEDULE B

                                                                    ATTACHMENT 1

                               OTHER LIABILITIES
                  (AMOUNTS ESTIMATED AS OF DECEMBER 31, 1995)

    All Permitted Litigation and any expenses incurred by RCPI in connection therewith and any indemnity payments due from RCPI to its officers and directors in connection therewith.

Audit Fees.....................................................................  $  150,000
Property Appraisal.............................................................     150,000
Investor Relations Consulting..................................................     150,000
Consulting Fees................................................................      20,000
Office space lease (future cash rent to the end of the lease)..................     770,000
Tax Return Preparation Fees....................................................      10,000
Directors' Fees and Expenses...................................................       5,000
Property Inspection............................................................       7,500
Registrar and Transfer Agent Fees..............................................      35,000
Dividend Reinvestment Plan.....................................................       2,000
Investor Communications........................................................      50,000
Taxes..........................................................................       2,500
Data Processing................................................................       5,000
Travel and Reimbursable Expenses...............................................       3,000
Telephone Service..............................................................       3,000
Miscellaneous..................................................................     127,000
Office Equipment Leases........................................................      26,100
EDGAR Filings -- Merrill Corporation...........................................      25,000
Payroll -- Salaries............................................................      20,745
Payroll -- Taxes...............................................................      19,702
Payroll -- Incentive Savings Plan..............................................       3,166
Contractual Severance Pay......................................................   1,602,000
Contractual Severance Benefits.................................................     152,429
Retirement Plan................................................................     513,000
Directors' and officers' insurance.............................................   1,736,054
                                                                                 ----------
    Total......................................................................  $5,588,196
                                                                                 ----------
                                                                                 ----------

                                  ATTACHMENT 1

                                                                       EXHIBIT A

                                    FORM OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            [THE SURVIVING COMPANY]

    1.  NAME.  The name of the corporation is [Name] (the "Corporation").

    2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

    3.  PURPOSES.  The purpose of the Corporation is to engage in any lawful act
or   activity  for  which  corporations  may  be  organized  under  the  General
Corporation Law.

    4.   NUMBER OF  SHARES.   The  total  number of  shares  of stock  that  the
Corporation shall have authority to issue is: One thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

    5. ELECTION OF DIRECTORS. The number of directors shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Members of the Board of Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

    6. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

    Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    7.  INDEMNIFICATION.

    7.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or its predecessor, or at the request of the Corporation or its predecessor, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including, without limitation, attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation or its predecessor (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or its predecessor or to an Other Entity at the request of the Corporation or its predecessor to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 7.

    7.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General

                                   EXHIBIT A

Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

    7.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    7.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

    7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

    7.6 The provisions of this Section 7 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 7 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 7 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    7.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

    7.8 Any director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or
(b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                                   EXHIBIT A

    7.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 7 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

    8. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

                                   EXHIBIT A

                                                                       EXHIBIT B

                                FORM OF RELEASE

    RELEASE,  dated as of November    , 1995, made by [RCPI][Investor][GSMC][GS]
(together with its predecessors, successors and assigns, the "Releasor") in favor of each of the Released Parties (as defined herein).

    This Release is being executed and delivered pursuant to Section [4.2(j)] [4.3(a)] of the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Rockefeller Center Properties, Inc., a Delaware corporation, RCPI Holdings Inc., a Delaware corporation, RCPI Merger Inc., a Delaware corporation and a wholly owned subsidiary of RCPI Holdings Inc., and the Investors named therein. Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

    The Releasor does hereby release and forever discharge (on behalf of itself and its Affiliates) the Released Parties from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands of any kind relating to RCPI (collectively, "Claims"), whether in law, admiralty, or equity, that the Releasor or any of its Affiliates ever had, now has, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing from the beginning of the world until the execution of this Release arising from or relating to (a) any breach of contract by any Released Party, but only if such breach occurred prior to the date of this Release, or (b) to the extent not arising out of a breach of contract, actions or omissions of any Released Party with respect to the Releasor or any of its Affiliates, but only if such actions or omissions occurred prior to the date of this Release. For purposes of this Release, the term "Released Parties" means [RCPI] [each of GSMC, GS and each of the Investors] and its Affiliates and Agents (each in its capacity as such) and their respective predecessors, successors and assigns.

    Notwithstanding anything to the contrary herein, the Releasor does not hereby release any Released Party from the performance of any continuing obligation that such Released Party has under or relating to any agreement, arrangement or understanding (whether oral or written) whose terms provide that the beneficiary of any such obligation is the Releasor or any of its Affiliates, including, without limitation, the Merger Agreement, the Loan Documents and any other agreements executed in connection with the Loan Documents, and the Releasor does not hereby release any Released Party from any Claims arising from and after the execution hereof relating to such Released Party's performance of any such obligations.

    This Release is not intended to confer upon any person other than each of the Released Parties any rights or remedies hereunder.

    This Release shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby).

    IN WITNESS WHEREOF, the Releasor has caused this Release to be signed by its officer thereto duly authorized as of the date first above written.

                                          [RELEASOR]
                                          By: __________________________________
                                             Name:
                                             Title:

                                   EXHIBIT B

                                                                       EXHIBIT C

                              INVESTOR COMMITMENTS

INVESTOR                                                                                             COMMITMENT
------------------------------------------------------------------------------------------------  ----------------
Whitehall Street Real Estate Limited Partnership V..............................................  $    134,031,880
Rockprop, L.L.C. ...............................................................................  $     15,639,686
David Rockefeller...............................................................................  $     15,639,686
Exor Group S.A. ................................................................................  $     70,387,190
Troutlet Investments Corporation................................................................  $     70,387,190

                                   EXHIBIT C

                                                                         ANNEX B
                                          November 7, 1995

Goldman, Sachs & Co.
Whitehall Street Real Estate Limited Partnership V
85 Broad Street
New York, N.Y.
Attention: Daniel M. Neidich

Dear Dan:

    The Board of Directors of Rockefeller Center Properties, Inc. ("RCPI") has approved the execution and delivery by RCPI of the Agreement and Plan of Merger in the form attached hereto (the "Agreement") and, subject to the terms and conditions thereof, has determined to recommend to stockholders of RCPI approval of the Agreement. In connection with the execution of the Agreement, Goldman, Sachs & Co. ("Goldman") and Whitehall Street Real Estate Limited Partnership V ("Whitehall") have agreed that, should the stockholders of RCPI fail to approve the Agreement at the Stockholders' Meeting called for such purpose (unless such failure results from RCPI's breach of the Agreement), and should RCPI elect (within thirty days of such Meeting) to make a rights offering upon the terms described herein (the "Rights Offering"), RCPI, Goldman and Whitehall will take or cause to be taken the following.

    1) RCPI would conduct a $200 million publicly registered Rights Offering in which each stockholder as of the record date of the Rights Offering would be offered the right to acquire newly issued shares of RCPI common stock ("Common Stock"), at a price per share (the "Rights Offering Price") set by the Board in its discretion, which in no event will be less than $6.00 per share but which may be less than the "fair market value of Common Stock" as defined in Section 6.2(f) of the Warrant Agreement, dated as of December 18, 1994, between RCPI and Chemical Bank, Warrant Agent, as amended (the "Warrant Agreement"), as of the date of the Rights Offering and as of the date of the closing of the Rights Offering. The rights offered in the Rights Offering would be freely transferable and participants in the Rights Offering would be offered the right to oversubscribe. Appropriate measures would be included in the Rights Offering to ensure, to the extent practicable, compliance with the Limit contained in Article NINTH of RCPI's Restated Certificate of Incorporation, as amended.

    2) The Warrant Agreement and the SAR Agreement, dated as of December 18, 1994, between the Company and Chemical Bank, as SAR Agent, as amended (the "SAR Agreement"), would be amended to provide (i) that any and all Stock Appreciation Rights ("SARs") are convertible to Warrants under the Warrant Agreement ("Warrants") only at the option of the Holders thereof exercised from time to time and subject to the limitations contained in the RCPI Restated Certificate of Incorporation, as amended and (ii) any and all Warrants may be converted to SARs at the option of the Holder thereof exercised from time to time, provided that to the extent the aggregate 14% Debentures issued in connection with SARs issued upon any such conversions to SARs and conversions to SARs of rights issued pursuant to paragraph 8 of this letter agreement exceed the principal amount of $6,000,000, such excess 14% Debentures will be prepayable by the Company at any time at par.

    3) Proceeds of the Rights Offering would be applied to redeem, at the redemption price (with the prepayment premium) in effect at the time of repayment, the Floating Rate Notes ("Floating Rate Notes") outstanding under the Loan Agreement, dated as of December 18, 1994, among RCPI, the Lenders parties thereto and Goldman Sachs Mortgage Company, as Agent, as amended and supplemented, to provide RCPI with working capital and to reimburse

Goldman, Sachs & Co.                                            November 7, 1995

        Goldman, Whitehall and their affiliates the $750,000 of expenses incurred in connection with the enforcement of their rights (including the proposed securitization of the Floating Rate Notes).

    4) Any 14% Debentures ("14% Debentures") issued pursuant to the Debenture Purchase Agreement between RCPI and Whitehall, dated as of December 18, 1994, as amended (the "Debenture Purchase Agreement") would remain outstanding (subject to the modifications in the terms thereof described below).

    5) The registration rights provisions contained in section four of the Warrant Agreement, and section five of the SAR Agreement shall not be applicable to the registration statement filed in connection with the Rights Offering.

    6) The provisions contained in section six of the Warrant Agreement shall continue to be applicable so that immediately following the closing, the holders of the Warrants and SARs hold, on account only of their holdings of Warrants and SARs, a 19.9% fully diluted equity ownership position in RCPI (or such lower percentage as may exist as a result of any exercises of Warrants or SARs prior to the closing of the Rights Offering).
        Thereafter, section 6 of the Warrant Agreement will be amended to provide that (i) the "fair market value of Common Stock" shall be based on a 30-day, rather than a 90-day, trailing average, (ii) in the event of issuances of Common Stock for cash or property at a price less than the "fair market value of Common Stock" the consent of the holders of the Warrants will not be required, and (iii) in the future, the Warrants and SARs will not receive "anti-dilution protection" with respect to issuances of Common Stock for cash or property at a price at least equal to the then "fair market value of Common Stock".

    7) In the event RCPI decides to engage an underwriter with respect to the Rights Offering, Goldman will have the opportunity (to be exercised within a reasonable period of time) to underwrite and lead manage the Rights Offering on customary terms (I.E., at a 3% fee for the underwriting commitment and an additional 3% fee for any Rights taken up pursuant thereto). PaineWebber will have the opportunity (to be exercised within a reasonable period of time) to co-underwrite and co-manage such percentage as PaineWebber shall determine (within such reasonable period of time) up to 50% of the Rights Offering on the same pro rata terms.

    8) In connection with the Rights Offering, Whitehall will be granted rights to purchase that number of shares of Common Stock as shall equal 42,000,000 divided by the Rights Offering Price plus $1. The exercise price of such rights shall equal the Rights Offering Price plus $1 per share of Common Stock until the second anniversary of the closing of the Rights Offering and the Rights Offering Price plus $1.50 per share of Common Stock for the period beginning on the second anniversary of such closing and ending on the third anniversary of such closing. Any such rights to purchase Common Stock (i) shall be issued pursuant to an agreement containing terms identical to those contained in the Warrant Agreement, as amended pursuant to this letter agreement, except that such agreement shall not contain any of the rights contained in Sections 11.2, 11.3 and 11.4 of the Warrant Agreement, and (ii) upon any conversion to SARs, shall not be entitled to the rights contained in
        Article 3 and Section 10.1 of the SAR Agreement. Any issuance of Common Stock pursuant to such rights to purchase Common Stock shall be deemed to be issued at the "fair market value of Common Stock" under the Warrant Agreement. In addition, any such additional rights to purchase Common Stock that are not exercised by the third anniversary of such closing shall expire.

Goldman, Sachs & Co.                                            November 7, 1995

    9) The following would occur simultaneously with closing of, and only upon the full subscription under, the Rights Offering:

        (a) The subordination of the 14% Debentures upon the terms provided in the Intercreditor Agreement attached hereto as Exhibit A to up to $375 million principal amount of existing or subsequently issued senior debt of RCPI which may be secured pursuant to the Collateral Trust Agreement. If the Company's Board of Directors (as reconstituted pursuant to (f) below) determines that the Company's Zero Coupon Convertible Debentures will not remain outstanding, the 14% Debentures may be subordinated to up to a total $700,000,000 principal amount of senior RCPI debt which may be secured pursuant to the Collateral Trust Agreement; in such event the "pay-in-kind" or accrual feature of the Debentures (as set forth in Section 2.03
             (b) of the Debenture Purchase Agreement) will be deleted.

             Following the closing, RCPI may effect, by action of its Board of Directors reconstituted in accordance with paragraph 9(f) of this letter agreement, a credit lease financing with a lease from, or guaranteed by, General Electric Company that would involve the release from the Collateral Trust Agreement of property subject to such lease and the elimination of the subordination of the 14% Debentures to any other debt of RCPI. In connection with any such credit lease financing, Goldman shall have the opportunity (to be exercised within a reasonable period of time) to lead-manage the financing and PaineWebber shall have the opportunity (to be exercised within a reasonable period of time) to co-manage 25% of the financing (and receive 25% of the fees in connection therewith), in each case on customary terms.

        (b) The amendment of the Debenture Purchase Agreement in accordance with Exhibit B hereto.

        (c)  The  amendment  of   the  Warrant  Agreement   and  SAR   Agreement
             corresponding with amendments to the Debenture Purchase Agreement set forth in (b) above.

        (d) The Letter Agreement, dated December 18, 1994, by and among RCPI, Whitehall and Goldman shall be amended to provide that the 62.5% special supermajority voting requirement for certain stockholder action be reduced upon conversions or exercises of SARs or Warrants from time to time to a percentage determined in accordance with the following formula:

                         C + W + S
             0.5006  X  ____________
                              C

             where:

             C =  Aggregate number of shares of common stock then outstanding

             W =  Aggregate number of Warrants then outstanding

             S =  Aggregate number of SARs then outstanding.

        (e) The appointment by RCPI of Tishman Speyer Properties, L.P. as the exclusive Managing Agent for the Rockefeller Center Properties for a three-year term, subject to renewal at the option of the Company for two successive one-year terms, and for a fee of 1.5% of gross revenues plus a one-half standard commission override. In addition, Tishman Speyer Properties, L.P. will provide cleaning and other property related services on customary terms as approved by the RCPI Board.

Goldman, Sachs & Co.                                            November 7, 1995

        (f) The appointment to the RCPI Board of Directors of Jerry Speyer and of an independent director selected by Whitehall from among a list of three new potential directors (who have stature in the real estate industry and are not affiliated with direct competitors of Goldman in the principal investing business or in real estate investment banking) nominated by the existing Board, the filling by Goldman of its existing seat on the Board, and the continuation on the Board of two of the current directors. The reconstituted Board will elect a new Chairman.

        (g)  Any and all conforming changes necessary to effect the foregoing.

    Please indicate the agreement of Goldman and Whitehall to the foregoing by signing and returning to me the enclosed copy of this letter agreement.

                                          Sincerely,

                                          /s/ Stevan A. Sandberg
                                          ________________________
                                          Stevan A. Sandberg
                                          Executive Vice President

Agreed:
Goldman, Sachs & Co.

By /s/ Goldman, Sachs & Co.
   _________________________
Whitehall Street Real
Estate Limited Partnership V

      By  Whitehall Advisors L.P. V
          General Partner

          By  Whitehall Advisors, Inc. V
               General Partner

              By  /s/ Daniel M. Neidich
                   _____________________

                                                                         ANNEX C


                      OPINION OF PAINEWEBBER INCORPORATED



February   , 1996


Board of Directors
Rockefeller Center Properties, Inc.
1270 Avenue of the Americas
New York, NY 10020

Gentlemen:


    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share ("Common Stock"), of Rockefeller Center Properties, Inc. (the "Company"), other than shares of Common Stock held by the Investors (defined below) or any of their affiliates, of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of RCPI Holdings Inc. ("Holdings") with and into the Company, pursuant to the Agreement and Plan of Merger dated as of November 7, 1995 (as amended on February , 1996 and as it may be further amended from time to time, the "Merger Agreement"), among the Company, Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop, L.L.C. ("Rockprop"), David Rockefeller ("Rockefeller"), Exor Group S.A. ("Exor"), Troutlet Investments Corporation ("Troutlet"), Holdings and RCPI Merger Inc. (Whitehall, Rockprop, Rockefeller, Exor and Troutlet are referred to collectively as the "Investors"). In the Merger, each issued and outstanding share of Common Stock (subject to certain exceptions) will be converted into the right to receive $8.00 per share in cash. The terms and conditions of the Merger are more fully outlined in the Merger Agreement.


    In connection with our opinion, we have reviewed the Merger Agreement and a draft of the Company's Proxy Statement to be delivered by the Company to its stockholders in connection with the Merger as proposed to be filed with the Securities and Exchange Commission. We have also reviewed certain financial and other information that was publicly available or furnished to us by or on behalf of the Company, including certain internal analyses, financial forecasts, reports and other information prepared by the Company's management and/or its representatives. We have held discussions with senior management of the Company concerning the Company's historical and current operations, financial condition and prospects. In addition, we have: (i) reviewed the price and trading history of the Company's shares of common stock and compared such price and trading history with that of publicly traded companies we deemed relevant; (ii) compared the financial position and operating results of the Company with that of certain publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Merger to certain financial terms of selected other transactions we deemed relevant; and (iv) conducted such other financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.

    In rendering this opinion, we have relied on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished or otherwise communicated to us by or on behalf of the Company, without assuming any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company's management as to the future performance of the Company and the real property assets constituting the collateral pledged to the Company (the "Property"). We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. We have been furnished with an appraisal of the Property, dated December 31, 1994, prepared by Douglas Elliman Appraisal and Consulting Division, upon which we have relied with your consent. We have assumed, with your consent, that all material liabilities (contingent or otherwise, known or unknown) are as set forth on the consolidated financial statements of the Company. In addition, you have advised us that in the absence of the Merger or an alternative comparable transaction, the Company would not, in the near term, be able to meet its debt service obligations and would not be in compliance with certain of its loan covenants, which would likely lead to the commencement by the Company of a case under Chapter 11 of the Federal Bankruptcy Code. We have also assumed, with your consent, that certain alternative transactions proposed to the Company are not feasible due to existing contractual obligations of the Company.


    This opinion does not address any possible rights offering by the Company in the event the stockholders do not approve the Merger and does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors as alternatives to the Merger or the underlying business decision of the Board of Directors as to whether to accept or reject the Merger. Our opinion is addressed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. Our opinion is based upon economic, monetary and market conditions existing on the date hereof.


    This opinion has been prepared for the use of the Board of Directors of the Company and shall not be reproduced, summarized, described or referred to, or given to any other person or otherwise made public, without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement to be delivered by the Company to its stockholders in connection with the Merger.


    As you are aware, PaineWebber Incorporated has worked closely with the Company as financial advisor for a considerable period of time, and is currently acting as financial advisor to the Company and will receive a fee for rendering this opinion and will receive a fee upon consummation of the Merger. We may provide financial advisory services to, and act as an underwriter or placement agent for, the Company in the future.

    In the ordinary course of our business, we may trade the equity and debt securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Common Stock (other than the Investors or any of their respective affiliates) in connection with the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

PAINEWEBBER INCORPORATED

By: _____________________________

                                                                         ANNEX D

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION262. APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251, 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) or (g) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provide. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing of such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 79, L. '95, effective 7-l-95.)

                                   SCHEDULE I
                    DIRECTORS AND EXECUTIVE OFFICERS OF RCPI

    Set forth below is the name, business address and five-year employment history of each of the directors and executive officers of RCPI. Each person listed below is a citizen of the United States. The business address of each of the individuals listed below is care of Rockefeller Center Properties, Inc., 1270 Avenue of the Americas, New York, New York, 10020.

NAME                                         PRESENT PRINCIPAL OCCUPATION AND FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------  -----------------------------------------------------------------------------
Peter D. Linneman (a)..............  Peter  D. Linneman has been Chairman of  the Board of RCPI since December 29,
                                     1994 and a  director of  RCPI since  April 26,  1993. Dr.  Linneman has  been associated  with The Wharton  School of the  University of Pennsylvania since
                                     1979, where he  is currently  the Albert  Sussman Professor  of Real  Estate,
                                     Finance  and Public Policy. Dr.  Linneman also serves as  the Director of The
                                     Wharton Real Estate Center and Chariman of the Real Estate Unit. Dr. Linneman
                                     is a Director of Gables Residential Property Trust, Kranzco Realty Trust  and
                                     Universal Health Realty Income Trust.

Benjamin D. Holloway (b)(c)........  Benjamin  D. Holloway has been a director  of RCPI since the incorporation of
                                     RCPI on July 17, 1985. Mr. Holloway is currently a financial consultant. From
                                     September 1988 to  March 1990,  he was Vice  Chairman of  The Equitable  Life
                                     Assurance  Society of the United States  ("The Equitable"). From June 1987 to
                                     1988, he was President  and Chief Executive  Officer of Equitable  Investment
                                     Corporation,  the  holding company  for  the investment  subsidiaries  of The
                                     Equitable. From  1984 to  1987, he  served as  Chairman and  Chief  Executive
                                     Officer  of  Equitable Real  Estate  Group, Inc.  He  is also  a  Director of
                                     Alliance Capital Management Corporation.

William F. Murdoch (a).............  William F. Murdoch, Jr. has been a director of RCPI since February 17,  1994.
                                     Mr.  Murdoch has  been Principal  of Murdoch  and Associates  since 1990. Mr.
                                     Murdoch  was  previously  President  and  Chief  Executive  Officer  of   HRE
                                     Properties,  a real estate  investment trust, from 1974  to 1989, and Trustee from 1974 to 1994.

Peter G. Peterson (d)(e)...........  Peter G. Peterson has been a director of RCPI since the incorporation of RCPI on July 17, 1985. Mr. Peterson has  been Chairman of The Blackstone Group,  a private  investment banking firm, since its founding in 1985. Mr. Peterson is a director of Sony Corporation and Transtar, Inc.

Richard M. Scarlata................  Richard M. Scarlata has  been President and Chief  Executive Officer of  RCPI since  October 1, 1994.  He was previously  Senior Vice President-Finance and
                                     Administration of RCPI from  June 1992 through  September 1994 and  Treasurer from  June 1993 to May 1994, and was a Vice President of RCPI from March 1990 through June  1992 and  Treasurer  from March  1991  through June  1992.  Mr.
                                     Scarlata  was Director-Financial Services Group  of Cushman & Wakefield, Inc.
                                     and Managing  Director of  Cushman &  Wakefield Realty  Advisors, Inc.  ("C&W
                                     Realty") from 1985 to June 1993.

NAME                                         PRESENT PRINCIPAL OCCUPATION AND FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------  -----------------------------------------------------------------------------
Stevan A. Sandberg.................  Stevan  A. Sandberg has  been Executive Vice President  of RCPI since October
                                     16, 1995.  He was  previously  General Counsel  and  Secretary of  Cushman  &
                                     Wakefield, Inc. from September 1987 through October 1995.

Stephanie Leggett Young............  Stephanie  Leggett Young has been a Vice  President of RCPI since December 6,
                                     1994 and Secretary of RCPI since June 1993. She previously was Assistant Vice
                                     President of  RCPI from  March  1990 through  December  1994. Ms.  Young  was associated  with  C&W  Realty from  1985  to  June 1993,  where  she directed investor relations for RCPI.

Janet P. King......................  Janet P. King  has been a  Vice President of  RCPI since March  16, 1995  and
                                     Treasurer  since May  24, 1994. She  previously was Director  of Finance from
                                     September 1993 through  May 1994.  From April 1993  to August  1993, she  was
                                     Eastern  Regional  Controller  of GFS/Northstar,  which  has  residential and commercial real  estate interests  in various  states. From  January 1989  to
                                     March  1993, she  was associated with  Trammell Crow  Residential Services as
                                     Assistant Controller and Accounting Manager.

------------------------
(a) Member of the Audit Committee

(b) Member of the Compensation Committee

(c) Chairperson of the Audit and Nominating Committees

(d) Member of the Nominating Committee

(e) Chairperson of the Compensation Committee

                                  SCHEDULE II
             DIRECTORS AND EXECUTIVE OFFICERS OF WH ADVISORS, INC.

    The following table sets forth the name of each director and executive officer of WH Advisors, Inc. Unless otherwise indicated, the business address of each person listed below is 85 Broad Street, New York, New York 10004 and, unless otherwise indicated, each natural person listed below is a citizen of the United States of America. The principal occupation of each person listed below is the position set forth next to his name at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

                                 PRESENT PRINCIPAL
                              OCCUPATION AT GOLDMAN,
NAME AND BUSINESS ADDRESS           SACHS & CO.
--------------------------  ---------------------------
David T. Hamamoto             General Partner

Daniel M. Neidich             General Partner

Michael D. Fascitelli         General Partner

Ralph F. Rosenberg            Vice President

David M. Weil                 Vice President

Todd A. Williams              Vice President

G. Douglass Gunn              Vice President

Douglas A. Kessler            Vice President

Angie Madison                 Vice President

Kevin D. Naughton             Vice President

Kim Bonfield                  Vice President

Paul Vogel                    Vice President

Edward M. Siskind             Vice President

Kraig A. Danielson            Associate

Richard E. Georgi III         Associate

                                  SCHEDULE III
                          GENERAL PARTNERS OF GS GROUP

    The following table sets forth the name of each of the general partners of GS Group and Goldman Sachs who is a natural person. Each person listed below is a general partner of both GS Group and Goldman Sachs. Unless otherwise indicated, the business address of each person listed below is 85 Broad Street, New York, New York 10004, and, unless otherwise indicated, each natural person listed below is a citizen of the United States of America. The principal occupation of each person listed below is a general partner of Goldman Sachs. The persons listed below who have an asterisk marked next to their names are members of the Management Committee of GS Group.

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Roy J. Zuckerberg*

David M. Silfen*

Jon S. Corzine*

Eugene V. Fife*                      133 Fleet Street
                                     London EC4A 2BB, England

Richard M. Hayden                    133 Fleet Street
                                     London EC4A 2BB, England

Robert J. Hurst*

Howard C. Katz

Peter K. Barker                      333 South Grand Avenue
                                     Los Angeles, CA 90071

Eric S. Dobkin

Willard J. Overlock, Jr.*
Henry M. Paulson, Jr.*

Jonathan L. Cohen
Fredric B. Garonzik

Kevin W. Kennedy

William C. Landreth                  4900 Sears Tower
                                     Chicago, IL 60609

Daniel M. Neidich

Edward Spiegel

Fischer Black

Robert F. Cummings, Jr.

Angelo De Caro

Steven G. Einhorn

David B. Ford

David M. Leuschen

Michael R. Lynch

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Michael D. McCarthy

Donald C. Opatrny, Jr.

Thomas E. Tuft

Robert J. Katz*

Michael P. Mortara

Lloyd C. Blankfein

John P. Curtin, Jr.                  150 King St. West
                                     Suite 1201
                                     Toronto, Ontario M5H 1J9
                                     Canada

Gavyn Davies                         133 Fleet Street
United Kingdom                       London EC4A 2BB, England

Dexter D. Earle

J. Christopher Flowers
Gary Gensler

Charles T. Harris III

Thomas J. Healey

Stephen Hendel

Robert E. Higgins

Ernest S. Liu

Eff W. Martin                        555 California Street
                                     San Francisco, CA 94104

Charles S. Mayer, Jr.

Michael J. O'Brien                   133 Fleet Street
United Kingdom                       London EC4A 2BB, England

Mark Schwartz

Stephen M. Semlitz

Robert K. Steel                      133 Fleet Street
                                     London EC4A 2BB, England

John A. Thain*

John L. Thornton                     133 Fleet Street
                                     London EC4A 2BB, England

Bracebridge H. Young, Jr.            133 Fleet Street
                                     London EC4A 2BB, England

Joseph R. Zimmel

Barry L. Zubrow

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Gary L. Zwerling

Jonathan R. Aisbitt                  133 Fleet Street
United Kingdom                       London EC4A 2BB, England

Andrew M. Alper

William J. Buckley

Frank L. Coulson, Jr.

Connie Kadrovach Duckworth           4900 Sears Tower
                                     Chicago, IL 60606

Richard A. Friedman

Alan R. Gillespie                    133 Fleet Street
United Kingdom                       London EC4A 2BB, England

Joseph H. Gleberman

Jacob D. Goldfield

Steven M. Heller

Ann F. Kaplan

Robert S. Kaplan

Peter D. Kiernan III

T. Willem Mesdag                     133 Fleet Street
                                     London EC4A 2BB, England

Gaetano J. Muzio

Robin Illgen Neustein

Timothy J. O'Neill

Scott M. Pinkus

John J. Powers

Stephen D. Quinn

Arthur J. Reimers                    133 Fleet Street
                                     London EC4A 2BB, England

James P. Riley, Jr.

Richard A. Sapp                      133 Fleet Street
                                     London EC4A 2BB, England

Donald F. Textor

Thomas B. Walker III

Patrick J. Ward                      133 Fleet Street
                                     London EC4A 2BB, England

Jeffrey M. Weingarten                140 Fleet Street
                                     London EC4A 2BJ, England

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Jon Winkelried

Richard Witten

Gregory K. Palm                      133 Fleet Street
                                     London EC4A 2BB, England

Carlos A. Cordeiro                   133 Fleet Street
                                     London EC4A 2BB, England

John O. Downing                      1 New York Plaza
                                     New York, NY 10004

W. Mark Evans                        3 Garden Road Central
Canada                               Hong Kong

Michael D. Fascitelli

Sylvain M. Hefes                     2, rue de Thann
France                               75017 Paris, France

Reuben Jeffery III                   133 Fleet Street
                                     London EC4A 2BB, England

Lawrence H. Linden

Jun Makihara                         12-32 Akasaka 1-chome
Japan                                Minato-ku, Tokyo 107,
                                     Japan

Masanori Mochida                     12-32 Akasaka 1-chome
Japan                                Minato-ku, Tokyo 107,
                                     Japan

Robert B. Morris III                 133 Fleet Street
                                     London EC4A 2BB, England

Philip D. Murphy                     MesseTurm, D-6000
                                     Frankfurt am Main 1, Germany

Suzanne M. Nora Johnson              333 South Grand Avenue
                                     Los Angeles, CA 90071

Terence M. O'Toole

Carl G.E. Palmstierna                133 Fleet Street
Sweden                               London EC4A 2BB, England

Michael G. Rantz

J. David Rogers

Joseph Sassoon                       133 Fleet Street
Israel                               London EC4A 2BB, England

Peter Savitz                         12-32 Akasaka 1-chome
                                     Minato-ku, Tokyo 107,
                                     Japan

Charles B. Seelig Jr.

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Ralph F. Severson                    555 California Street
                                     San Francisco, CA 94104

Gene T. Sykes                        333 South Grand Avenue
                                     Los Angeles, CA 90071

Gary A. Syman                        12-32, Akasaka 1-chome
                                     Minato-ku, Tokyo 107,
                                     Japan

Leslie C. Tortora

John L. Townsend

Lee G. Vance                         133 Fleet Street
                                     London EC4A 2BB, England

David A. Viniar

John S. Weinberg

Peter A. Weinberg

Laurence M. Weiss

George W. Wellde Jr.                 12-32, Akasaka 1-chome
                                     Minato-ku, Tokyo 107,
                                     Japan

Jaime E. Yordan

Sharmin Mossavar-Rahmani
United Kingdom

Hideo Ishihara                       12-32, Akasaka 1-chome
Japan                                Minato-ku, Tokyo 107,
                                     Japan

Paul M. Achleitner                   MesseTurm, D-6000
                                     Frankfurt am Main 1, Germany

Armen A. Avanessians

Joel S. Beckman

David W. Blood                       133 Fleet Street
                                     London EC4A 2BB, England

Zachariah Cobrinik                   133 Fleet Street
                                     London EC4A 2BB, England

Gary D. Cohn                         133 Fleet Street
                                     London EC4A 2BB, England

Christopher A. Cole

Henry Cornell                        3 Garden Road Central
                                     Hong Kong

Robert V. Delaney

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Joseph Della Rosa

J. Michael Evans                     133 Fleet Street
                                     London EC4A 2BB, England

Lawton W. Fitt

Joseph D. Gatto

Peter C. Gerhard

Nomi P. Ghez

David T. Hamamoto

Walter H. Haydock                    Munsterhof 4
                                     8022 Zurich, Switzerland

David L. Henle

Francis J. Ingrassia

Scott B. Kapnick                     133 Fleet Street
                                     London EC4A 2BB, England

Kevin M. Kelly

John C. Kleinert

Jonathan L. Kolatch

Peter S. Kraus

Robert Litterman

Jonathan M. Lopatin

Thomas J. Macirowski

Peter G.C. Mallinson                 3 Garden Road Central
                                     Hong Kong

Oki Matsumoto                        12-32 Akasaka 1-chome
                                     Minato-ku, Tokyo 107,
                                     Japan

E. Scott Mead                        133 Fleet Street
                                     London EC4A 2BB, England

Eric M. Mindich

Steven T. Mnuchin

Thomas K. Montag

Edward A. Mule

Kipp M. Nelson                       133 Fleet Street
                                     London EC4A 2BB, England
Christopher K. Norton

Robert J. O'Shea

       NAME AND CITIZENSHIP                       BUSINESS ADDRESS
-----------------------------------  ------------------------------------------
Wiet H. Pot                          133 Fleet Street
                                     London EC4A 2BB, England

Jack L. Salzman

Eric S. Schwartz

Michael F. Schwerin

Richard S. Sharp                     133 Fleet Street
                                     London EC4A 2BB, England

Richard G. Sherlund

Michael S. Sherwood                  133 Fleet Street
                                     London EC4A 2BB, England

Cody J. Smith

Daniel W. Stanton

Esta E. Stecher
Fredric E. Steck

Byron D. Trott                       4900 Sears Tower
                                     Chicago, IL 60606

Barry S. Volpert

Peter S. Wheeler                     3 Garden Road Central
                                     Hong Kong

Anthony G. Williams                  133 Fleet Street
                                     London EC4A 2BB, England

Gary W. Williams

Tracy R. Wolstencroft                100 Crescent Court, Suite 1000
                                     Dallas, Texas 75201

Danny O. Yee                         3 Garden Road Central
                                     Hong Kong

Michael J. Zamkow

Mark A. Zurack

                                  SCHEDULE IV
 DIRECTORS AND EXECUTIVE OFFICERS OF EACH CORPORATE GENERAL PARTNER OF GS GROUP

    The name, business address, present principal occupation or employment and citizenship of each controlling person, if any, director and executive officer of each general partner of GS Group or Goldman Sachs that is a corporation are set forth below.

I.  NOBUYOSHI JOHN EHARA INC.

    Nobuyoshi John Ehara Inc. is controlled by Nobuyoshi John Ehara, its President and one of its directors. The business address of each person listed below other than Nobuyoshi John Ehara is 85 Broad Street, New York, New York 10004, and each such person is a citizen of the United States of America. The business address of Nobuyoshi John Ehara, a citizen of Japan, is the Ark Mori Building, 12-32, Akasaka 1-chome, Minato-ku, Tokyo 107, Japan.

                                                                    PRESENT PRINCIPAL
 NAME AND BUSINESS ADDRESS               POSITION                       OCCUPATION
---------------------------  ---------------------------------  --------------------------
Robert J. Katz               Chairman of the Board              General Partner of
                                                                Goldman, Sachs & Co.
Joel S. Beckman              Vice Chairman of the Board and     General Partner of
                              Treasurer                         Goldman, Sachs & Co.
Nobuyoshi John Ehara         President and Director             General Partner of
                                                                Goldman, Sachs & Co.
James B. McHugh              Secretary                          Vice President of Goldman,
                                                                Sachs & Co.

II.  MASANORI MOCHIDA INC.

    Masanori Mochida Inc. is controlled by Masanori Mochida, its President and one of its directors. The business address of each person listed below other than Masanori Mochida is 85 Broad Street, New York, New York 10004, and each such person is a citizen of the United States of America. The business address of Masanori Mochida, a citizen of Japan, is 12-32, Akasaka 1-chome, Minato-ku, Tokyo 107, Japan.

                                                                  PRESENT PRINCIPAL
NAME AND BUSINESS ADDRESS              POSITION                       OCCUPATION
-------------------------  ---------------------------------  --------------------------
Robert J. Katz             Chairman of the Board              General Partner of
                                                              Goldman, Sachs & Co.
Joel S. Beckman            Vice Chairman of the Board and     General Partner of
                            Treasurer                         Goldman, Sachs & Co.
Masinori Mochida           President and Director             General Partner of
                                                              Goldman, Sachs & Co.
James B. McHugh            Secretary                          Vice President of Goldman,
                                                              Sachs & Co.

III.  JUN MAKIHARA INC.

    Jun Makihara Inc. is controlled by Jun Makihara, its President and one of its directors. The business address of each person listed below other than Jun Makihara is 85 Broad Street, New York, New York 10004, and each such person is a citizen of the United States of America. The business address of Jun Makihara, a citizen of Japan, is 333 South Grand Avenue, Los Angeles, California 90071.

                                                                  PRESENT PRINCIPAL
NAME AND BUSINESS ADDRESS              POSITION                       OCCUPATION
-------------------------  ---------------------------------  --------------------------
Robert J. Katz             Chairman of the Board              General Partner of
                                                              Goldman, Sachs & Co.
Joel S. Beckman            Vice Chairman of the Board and     General Partner of
                            Treasurer                         Goldman, Sachs & Co.
Jun Makihara               President and Director             General Partner of
                                                              Goldman, Sachs & Co.
James B. McHugh            Secretary                          Vice President of Goldman,
                                                              Sachs & Co.

IV.  HIDEO ISHIHARA INC.

    Hideo Ishihara Inc. is controlled by Hideo Ishihara, its President and one of its directors. The business address of each person listed below other than Hideo Ishihara is 85 Broad Street, New York, New York 10004, and each such person is a citizen of the United States of America. The business address of Hideo Ishihara, a citizen of Japan, is the Ark Mori Building, 12-32, Akasaka 1-chome, Minato-ku, Tokyo 107, Japan.

                                                                  PRESENT PRINCIPAL
NAME AND BUSINESS ADDRESS              POSITION                       OCCUPATION
-------------------------  ---------------------------------  --------------------------
Robert J. Katz             Chairman of the Board              General Partner of
                                                              Goldman, Sachs & Co.
Joel S. Beckman            Vice Chairman of the Board and     General Partner of
                            Treasurer                         Goldman, Sachs & Co.
Hideo Ishihara             President and Director             General Partner of
                                                              Goldman, Sachs & Co.
James B. McHugh            Secretary                          Vice President of Goldman,
                                                              Sachs & Co.

                       ROCKEFELLER CENTER PROPERTIES, INC.
                           1270 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                    Proxy for Special Meeting of Stockholders
                                 March 25, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Stephanie Leggett Young and Janet P. King, jointly and severally, proxies for the undersigned with full power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side of this card, all shares of the Common Stock of Rockefeller Center Properties, Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on March 25, 1996 in the Auditorium at The Equitable Center, 787 Seventh Avenue, New York City, commencing at 9:30 a.m., Eastern Standard Time, or at any postponement or adjournment thereof. The proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1.
                                                          PLEASE MARK
                                                  / X /   YOUR VOTES
                                                          AS THIS


Item 1--Approve and adopt the Merger         FOR   AGAINST   ABSTAIN
Agreement as described in RCPI's Proxy       / /     / /       / /
Statement. The Board of Directors recommends a vote FOR the Merger Agreement.


Item 2--In their discretion upon such other business as may be properly brought before the Special Meeting or any postponement or adjournment thereof.

                               If you plan to attend the Special  / /
                               Meeting, please check this box.

                                        COMMENTS/ADDRESS CHANGE
                                        Please mark this box if you have / /
                                        written comments/address change
                                        on the reverse side.

                                Receipt is hereby acknowledged of Rockefeller Center Properties, Inc. Notice of Special Meeting and Proxy Statement

Signature(s)                                                 Date
            ------------------------------------------------      ------------
Please mark, date and sign as your name appears opposite and return it in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign full corporate name.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

                                     [LOGO]

                         SPECIAL MEETING OF STOCKHOLDERS

                 THIS IS YOUR ADMISSION CARD FOR THE FORTHCOMING
                        SPECIAL MEETING OF STOCKHOLDERS.

                IT WILL SAVE YOU UNNECESSARY DELAY IF YOU PRESENT
                    THIS CARD WHEN YOU ARRIVE AT THE MEETING.


                              DATE:  MARCH 25, 1996

                              TIME:  9:30 A.M.

                              PLACE: THE EQUITABLE CENTER
                                     AUDITORIUM
                                     787 SEVENTH AVENUE
                                     NEW YORK, NEW YORK